As filed with the Securities and Exchange Commission on January 16, 2020
File No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934
TRINITY CAPITAL INC.
(Exact name of registrant as specified in charter)
Maryland	35-2670395
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3075 West Ray Road Suite 525 Chandler, Arizona	85226
(Address of principal executive offices)	(Zip Code)
(480) 374 5350
(Registrant’s telephone number, including area code)
with copies to:
Cynthia M. Krus
Stephani M. Hildebrandt
Eversheds Sutherland (US) LLP
700 Sixth Street, NW
Washington, DC 20001
(202) 383-0100
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share
(Title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE
Trinity Capital Inc. is filing this registration statement on Form 10 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in order to permit it to file an election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community and to comply with applicable requirements in the event of the future quotation or listing of its securities on a national securities exchange (an “Exchange Listing”) or other public trading market.
In this Registration Statement, except where the context suggests otherwise:
•
the terms “we,” “us,” “our,” and “Company,” refer to Trinity (as defined below) prior to the consummation of the Formation Transactions (as defined below) and Trinity Capital Inc. after the consummation of the Formation Transactions;

•
“Legacy Funds” refers collectively to TCI, Fund II, Fund III, Fund IV and Sidecar Fund (each as defined below);

•
“Legacy Investors” refers to the investors that received shares of our common stock through the Formation Transactions, which include the investors of the Legacy Funds and the general partners, managers and managing members, as applicable, of such funds; and

•
“Trinity” refers collectively to the Legacy Funds, Trinity Capital Holdings, LLC and its management company subsidiaries, and their respective affiliates.

This Registration Statement registers the Company’s common stock, par value $0.001 per share (“Common Stock”) under the Exchange Act; however:
•
the shares of Common Stock are not currently listed on an exchange, and it is uncertain whether they will be listed or whether a secondary market will develop; and

•
an investment in the Company may not be suitable for investors who may need the return of money they invest in the Company in a specified time frame.

We are an emerging growth company as defined in the Jumpstart Our Business startups Act of 2012 (the “JOBS Act”) and we intend to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”).
Once this Registration Statement becomes effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.
Immediately following the filing of this Registration Statement with the SEC, we intend to file with the SEC an election to be regulated as a BDC under the 1940 Act. Upon the filing of such election, we will become subject to the 1940 Act requirements applicable to BDCs.
FORWARD-LOOKING STATEMENTS
This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement, including the following factors, among others:
•
our status as a recently formed corporation;

•
our dependence upon our management team and key investment professionals;

•
our ability to manage our business and future growth;

•
risks related to investments in growth stage companies, other venture capital-backed companies and generally U.S. companies;

•
risks related to the uncertainty of the value of our portfolio investments;

•
risks related to changes in interest rates, our expenses and other general economic conditions and the effect on our net investment income; and

•
our business prospects and the prospects of our prospective portfolio companies.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Registration Statement. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

ITEM 1.
BUSINESS

Trinity Capital Inc.
Overview
Trinity Capital Inc., a Maryland corporation formed on August 12, 2019, is a leading provider of debt and equipment lease financing to growth stage companies, including venture-backed companies and companies with institutional equity investors. We are an internally managed, closed-end, non-diversified management investment company that intends to elect to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes.
Our investment objective is to generate current income and, to a lesser extent, capital appreciation through our investments. We will seek to achieve our investment objective by making investments consisting primarily of term debt and equipment lease financing investments and, to a lesser extent, working capital loans, equity and equity-related investments. In addition, we may obtain warrants or contingent exit fees at funding from many of our portfolio companies, providing an additional potential source of investment returns.
We expect to target investments in growth stage companies, which are typically private companies, including venture-backed companies and companies with institutional equity investors. We define “growth stage companies” as companies that have significant ownership and active participation by sponsors and annual revenues of up to $100 million. We will not be limited to investing in any particular industry or geographic area and will seek to invest in under-financed segments of the private credit markets.
We generally seek to invest in loans and equipment lease financings to growth stage companies that we believe have proven they have progressed beyond technology or product risk and are in need of capital to fund revenue growth. As of September 30, 2019, the portfolio companies comprising our Legacy Portfolio had median annual revenues equal to approximately $20 million. We believe a lack of profitability often limits these companies’ ability to access traditional bank financing and our in-house engineering and operations experience allows us to better understand this risk and earn what we believe to be higher overall returns and better risk-adjusted returns than those associated with traditional bank loans.
We expect our loans and equipment lease financings in the near future to range from $2 million to $30 million. We believe investments of this scale are generally sufficient to support near-term growth needs of most growth stage companies. We expect to generally limit each loan and equipment lease financing to approximately five percent or less of our total assets. We seek to structure our loans and leases such that amortization of the amount invested quickly reduces our risk exposure. Leveraging the experience of our investment professionals, we will target companies at the growth stage of development and seek to identify financing opportunities ignored by the traditional direct lending community.
Legacy Funds
On January 16, 2020, we acquired Trinity Capital Investment, LLC ( “TCI”), Trinity Capital Fund II, L.P. (“Fund II”), Trinity Capital Fund III, L.P. (“Fund III”), Trinity Capital Fund IV, L.P. (“Fund IV”) and Trinity Sidecar Income Fund, L.P. (“Sidecar Fund”) (collectively, the “Legacy Funds”) as discussed in more detail below under “— Formation Transaction”. The Legacy Funds were providers of debt and equipment lease financing to growth stage companies, including venture capital-backed companies and companies with institutional equity investors, primarily in the United States. Prior to January 10, 2020, each of Fund II and Fund III were licensed by the U.S. Small Business Administration (“SBA”) to operate as a small business investment company (“SBIC”). Each of Fund II and Fund III surrendered its respective SBIC license on January 10, 2020.
As of September 30, 2019, the combined net asset value of the Legacy Funds was $232.1 million, which includes the payment of distributions in an aggregate amount of approximately $23.4 million for the nine months ended September 30, 2019. For the nine months ended September 30, 2019, the combined net investment income of the Legacy Funds was $26.7 million.

Credit Agreement
Prior to the Formation Transactions, on January 8, 2020, Fund II, Fund III and Fund IV entered into a $300 million Credit Agreement (the “Credit Agreement”), with Credit Suisse AG (“Credit Suisse”). On January 9, 2020, the initial proceeds received under the Credit Agreement were used to repay the outstanding leverage due to the SBA by Fund II and Fund III in aggregate amounts of  $64.2 million and $150.0 million, respectively, and Fund II and Fund III surrendered their respective SBIC licenses, which was accepted and approved by the SBA on January 10, 2020.
An aggregate amount of approximately $190 million was outstanding under the Credit Agreement prior to the completion of the Formation Transactions and the Private Offerings (as defined below). We will use a portion of the proceeds of the Private Offerings to repay a portion of such aggregate amount outstanding in an amount of approximately $65 million. As a result, an aggregate amount of  $125 million is expected to be outstanding under the Credit Agreement.
On January 16, 2020, in connection with the Formation Transactions, through our wholly-owned subsidiary, Trinity Funding 1, LLC, we became a party to, and assumed, the Credit Agreement and may utilize the leverage available thereunder to finance future investments. The Credit Agreement matures on January 8, 2022, unless extended, and we will have the ability to borrow up to an aggregate of  $300.0 million. Borrowings under the Credit Agreement generally will bear interest at a rate of the three-month LIBOR plus 3.25%. See “— Formation Transactions.”
Private Common Stock Offering
On January 16, 2020, we completed a private offering of shares of our Common Stock in reliance upon the available exemptions from the registration requirements of the Securities Act, pursuant to which we issued and sold 7,000,000 shares of our Common Stock for aggregate gross proceeds of approximately $105 million (the “Private Common Stock Offering”). Keefe, Bruyette & Woods, Inc. (“KBW”) acted as the initial purchaser and placement agent in connection with the Private Common Stock Offering pursuant to a Purchase/Placement Agreement, dated January 8, 2020 (the “Private Common Stock Purchase Agreement”), by and between us and KBW. Pursuant to the Private Common Stock Purchase Agreement, we granted KBW an option to purchase or place up to an additional 1,333,333 shares of our Common Stock within 30 days of the date of the Private Common Stock Purchase Agreement to cover additional allotments, if any, made by KBW.
Concurrently with the closing of the Private Common Stock Offering, we entered into a registration rights agreement, dated as of January 16, 2020 (the “Common Stock Registration Rights Agreement”), for the benefit of the purchasers of the shares of our Common Stock in the Private Common Stock Offering and the Legacy Investors that received shares of our Common Stock in connection with the Formation Transactions. See “Item 2. Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Private Common Stock Offering”.
144A Note Offering
Concurrent with the completion of the Private Common Stock Offering, on January 16, 2020, we completed a private offering of  $105 million in aggregate principal amount of our 7.00% Notes due 2025 (the “Notes”) in reliance upon the available exemptions from the registration requirements of the Securities Act (the “144A Note Offering,” and together with the Private Common Stock Offering, the “Private Offerings”). KBW acted as the initial purchaser in connection with the 144A Note Offering pursuant to a Purchase Agreement, dated January 8, 2020 (the “144A Note Purchase Agreement”), by and between us and KBW. Pursuant to the 144A Note Purchase Agreement, we granted KBW an option to purchase or place up to an additional $20,000,000 in aggregate principal amount of the Notes within 30 days of the date of the 144A Note Purchase Agreement to cover additional allotments, if any, made by KBW.
The Notes were issued pursuant to an Indenture dated as of January 16, 2020 (the “Base Indenture”), between us and U.S. Bank National Association, as trustee (the “Trustee”), and a First Supplemental Indenture, dated as of January 16, 2020 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between us and the Trustee. The Notes mature on January 16, 2025 (the “Maturity Date”), unless repurchased or redeemed in accordance with their terms prior to such date. The

Notes are redeemable, in whole or in part, at any time, or from time to time, at our option, on or after January 16, 2023 at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption. The holders of the Notes do not have the option to have the Notes repaid or repurchased by us prior to the Maturity Date of the Notes.
The Notes bear interest at a rate of 7.00% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2020. The Notes are direct, general unsecured obligations of us and will rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes. The Notes will rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior. The Notes will rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities including, without limitation, borrowings under the Credit Agreement (as defined below). See “— Credit Agreement.”
The Indenture contains certain covenants, including covenants requiring us to (i) comply with the asset coverage requirements of the 1940 Act, whether or not we are subject to those requirements, and (ii) provide financial information to the holders of the Notes and the Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the Indenture.
Concurrently with the closing of the 144A Note Offering, we entered into a registration rights agreement, dated as of January 16, 2020 (the “Notes Registration Rights Agreement”), for the benefit of the purchasers of the Notes in the 144A Note Offering. See “Item 2. Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — 144A Note Offering”.
Formation Transactions
On January 16, 2020, immediately following the consummation of the Private Offerings, we used a portion of the proceeds of the Private Offerings to acquire, through a series of transactions (collectively, the “Formation Transactions”), the Legacy Funds, which were managed by the members of our management team and our Investment Committee (the “Investment Committee”) and Trinity Capital Holdings, LLC, a holding company whose subsidiaries manage and/or have the right to receive fees from certain of the Legacy Funds (“Trinity Capital Holdings”).
In the Formation Transactions, the Legacy Funds were merged with and into the Company, and we issued 9,183,185 shares of our Common Stock and paid approximately $108.7 million in cash to the Legacy Investors to acquire the Legacy Funds and all of their respective assets (the “Legacy Assets”), including their respective investment portfolios (collectively, the “Legacy Portfolio”). The merger consideration of the Formation Transactions was based on valuations as of September 30, 2019, as adjusted for assets that were disposed of by the Legacy Funds, as well as earnings, capital contributions and distributions paid to the Legacy Investors and material events affecting the portfolio companies of the Legacy Funds subsequent to September 30, 2019 and through the closing date of the Formation Transactions.
As part of the Formation Transactions, we also used a portion of the proceeds of the Private Offerings to acquire 100% of the equity interests of Trinity Capital Holdings, the sole member of Trinity Management IV, LLC, the investment manager to Fund IV and the sub-adviser to Fund II and Fund III, for an aggregate purchase price of  $10.0 million, which was comprised of 533,332 shares of our Common Stock and approximately $2.0 million in cash. The valuation of Trinity Capital Holdings as of September 30, 2019 was based upon a valuation of Trinity Capital Holdings prepared by an independent third-party valuation expert. As a result of this transaction, Trinity Capital Holdings became a wholly-owned subsidiary of the Company.

Set forth below is a diagram of our organizational structure following the Formation Transactions:
As of September 30, 2019, the portfolio companies comprising the Legacy Portfolio had median annual revenues equal to approximately $20 million. The following table illustrates each of the Legacy Funds’ total funded investments since inception and total assets as of September 30, 2019:
Legacy Fund	Inception Date	Total Funded Investments (Since Inception)(1)	Total Assets (As of September 30, 2019)
TCI	January 2008	$92.7 million	$28.2 million
Fund II	October 2010	$401.3 million	$139.5 million
Fund III	March 2016	$306.9 million	$251.5 million
Fund IV	May 2018	$33.6 million	$41.7 million
Sidecar Fund	April 2019	$11.3 million	$11.9 million
Total:		$845.8 million	$472.8 million

(1)
The sum of total funded investments may not add to the total due to rounding.

Management Team
Upon our election to be regulated as a BDC, we will be an internally managed BDC employing 26 dedicated professionals who were previously employed by Trinity. Our management team has extensive management experience, including with early stage tech startups, and employs a highly systematized approach. Our senior management team, led by Steven L. Brown, comprises the majority of the senior management team that sourced and managed the Legacy Portfolio, and we believe is well positioned to take advantage of the potential investment opportunities available in the marketplace.
Steven L. Brown, our founder, is our Chairman and Chief Executive Officer and has 25 years of experience in venture equity and venture debt investing and working with growth stage companies. Gerald Harder, our Chief Credit Officer, has been with Trinity since 2016 and we believe his prior 30 years of engineering and operations experience adds significant value in analyzing investment opportunities. Kyle Brown, our President and Chief Investment Officer, has been with Trinity since 2015 and is responsible for managing Trinity’s investment activities and has historically managed relationships with potential investment partners, including venture capital firms and technology bank lenders, allowing us to nearly triple the number of investment opportunities reviewed by our senior management after Mr. Brown joined the senior management of Trinity. Ron Kundich, our Senior Vice President — Loan Originations, is responsible for developing relationships with our referral partners, sourcing potential investments and evaluating investment opportunities. David Lund, our Executive Vice President of Finance and Strategic Planning, has over 35 years of finance and executive leadership experience working with both private and publicly traded companies, including serving as Chief Financial Officer at an internally managed venture lending, publicly traded BDC during its initial stage and subsequent years of growth in assets.

All investment decisions will be made by the Investment Committee, whose members consist of Steven L. Brown, Gerald Harder, Kyle Brown and Ron Kundich. The Investment Committee will approve proposed investments by majority consent, which majority must include Steven L. Brown, in accordance with investment guidelines and procedures established by the Investment Committee.
Potential Competitive Advantages
We believe that we are one of only a select group of specialty lenders that has our depth of knowledge, experience, and track record in lending to growth stage companies. Further, we are one of an even smaller subset of specialty lenders that offers both loans and equipment lease financings. Our other potential competitive advantages include:
•
In-house engineering and operations expertise to evaluate growth stage companies’ business products and plans.

•
We have a history of employing technology experts, including those with engineering and operations expertise, who have developed proven technology and hold patents in their names, as well as executives and other employees who have experience with the products and business plans of growth stage companies. The expertise, knowledge and experience of these individuals allows them understand and evaluate the business plans, products and financing needs of growth stage companies, including the risks related thereto.

•
Direct origination networks that benefit from relationships with venture banks, institutional equity investors and entrepreneurs built during the term of operations of the Legacy Funds, which began in 2008.

•
We seek to be the first contact for venture bankers who focus on growth stage companies and who have a portfolio company that would benefit from term debt or equipment lease financing. We have established relationships with the major technology banks over the last 10 years in every major market across the United States and have established standard intercreditor and subordination agreements, which we believe make working with technology banks seamless in most regions across the United States. These banks often will provide revolving credit facilities to emerging growth companies and we seek to provide term debt and or equipment lease financing to their portfolio companies.

•
We also focus on sourcing deals from the partners of growth stage institutional investors, including growth stage venture capital firms and private equity firms. We focus on building relationships with investors who have raised recent funds and have the ability to provide ongoing support to their portfolio companies.

•
We receive referrals directly to the executive officers of emerging growth companies from these various stakeholders. Most of these stakeholders have board seats on the portfolio companies referred to us, are intimately involved in the business of such portfolio companies and generally serve as our advocates when term sheets are negotiated.

•
A dedicated staff of professionals covering credit origination and underwriting, as well as portfolio management functions.

•
We have a broad team of professionals focused on every aspect of the investment lifecycle. We have a credit origination and underwriting team that manages and oversees our investment process from identification of investment opportunity through negotiations of final term sheet and investment in a portfolio company. Our investment management and oversight activities are separate from our origination and underwriting activities. The team members serving our investment management and oversight functions have significant operating experience and are not associated with our origination function to avoid any biased views of performance. This structure helps our originators focus on identifying investment opportunities and building relationships with our portfolio companies.

•
A proprietary credit rating system and regimented process for evaluating and underwriting prospective portfolio companies.

•
Historically, our management team has received significant prospective investment opportunities. In order to quickly review investment opportunities and evaluate risks, we have developed a detailed and consistent credit rating system. This system allows our analysts to receive a full set of financial statements and projections and quickly fill out a rating sheet for each potential investment, which includes using a series of weighted calculations to provide an initial “pass” or “fail” rating on the potential investment, as well as identifying specific risks for further consideration.

•
Scalable software platforms developed during the term of operations of the Legacy Funds, which support our underwriting processes and loan monitoring functions.

•
We have an internally developed pipeline management tool which gives us a detailed look at the our performance in real time. We believe our historical metrics generally predict our quarterly funding needs based upon the number of prospective investment opportunities we have at varying stages of our origination process. We believe this granular look at our underwriting process gives us the ability to increase or decrease marketing efforts in order to manage available capital and achieve our deployment goals.

Market Opportunity
We believe that an attractive market opportunity exists for providing debt and equipment lease financing to growth stage companies for the following reasons:
•
growth stage companies have generally been underserved by traditional lending sources;

•
unfulfilled demand exists for debt and equipment lease financing to growth stage companies due to the complexity of evaluating risk in these investments;

•
debt investments with warrants are less dilutive than traditional equity financing and complement equity financing from venture capital and private equity funds;

•
equity funding of growth stage companies, including venture capital backed companies, has increased steadily over the last ten years, resulting in new lending and equipment lease financing opportunities. During the last economic downturn from 2007 – 2009, new venture capital fundings in the United States decreased less than 15% annually, and totaled almost $60.0 billion. The total investment opportunities we have generated for review increased from approximately $1.14 billion in 2015 to $3.28 billion in 2018, and $2.86 billion for the nine months ended September 30, 2019. The total investment opportunities we have generated for review from inception through September 30, 2019 were approximately $12.0 billion. We believe that our potential investment opportunities year to date signal a continuing robust market for investment in growth stage companies. Notably, our equipment lease financing business has seen substantial growth in potential investment opportunities from $50 million in 2016 to $880.0 million in 2018, with more growth projected in 2019 and beyond; and

•
we estimate that the annual U.S. venture debt and equipment lease financing market in 2018 exceeded $16 billion, with the top three largest venture debt lenders comprising less than 15% of the total market. We believe that the equipment lease financing market is even more fragmented, with the majority of lease providers unable to fund investments for more than $10 million. We believe there are significant growth opportunities for us to expand our market share in the venture debt market and become a one-stop shop for debt and equipment lease financing for growth stage companies.

Growth Stage Companies are Underserved by Traditional Lenders.   We believe many viable growth stage companies have been unable to obtain sufficient growth financing from traditional lenders, including financial services companies such as commercial banks and finance companies, because traditional lenders have continued to consolidate and have adopted a more risk-averse approach to lending. More importantly, we believe traditional lenders are typically unable to underwrite the risk associated with these companies effectively.

The cash flow characteristics of many growth stage companies include significant research and development expenditures and high projected revenue growth, thus often making such companies difficult to evaluate from a credit perspective. In addition, the balance sheets of many of these companies often include a disproportionately large amount of intellectual property assets, which can be difficult to value. Finally, the speed of innovation in technology and rapid shifts in consumer demand and market share add to the difficulty in evaluating these companies.
Due to the difficulties described above, we believe traditional lenders generally refrain from lending and/or providing equipment lease financing to growth stage companies, instead preferring the risk-reward profile of traditional fixed asset-based lending. We believe traditional lenders generally do not have flexible product offerings that meet the needs of growth stage companies. The financing products offered by traditional lenders typically impose restrictive covenants and conditions on borrowers, including limiting cash outflows and requiring a significant depository relationship to facilitate rapid liquidation.
Unfulfilled Demand for Debt and Equipment Lease Financing to Growth Stage Companies.   Private capital in the form of debt and equipment lease financing from specialty finance companies continues to be an important source of funding for growth stage companies. We believe that the level of demand for debt and equipment lease financing is a function of the level of annual venture equity investment activity, and can be as much as 20% to 30% of such investment activity. We believe this market is largely served by a handful of venture banks, with whom our products generally do not compete, and a relative few term lenders and lessors.
We believe that demand for debt and equipment lease financing to growth stage companies is currently underserved, given the high level of activity in venture capital equity market for the growth stage companies in which we invest. Therefore, to the extent we have capital available, we believe this is an opportune time to invest in the debt and equipment lease financing for growth stage companies. We believe certain venture lending companies have begun to focus on larger investment opportunities, potentially creating additional opportunities for us in the near term. Our senior management team has seen a significant increase in the number of potential investment opportunities over the last ten years.
Debt Investments with Warrants Complement Equity Financing from Venture Capital and Private Equity Funds.   We believe that growth stage companies and their financial sponsors will continue to view debt and equipment lease financing as an attractive source of capital because it augments the capital provided by venture capital and private equity funds. We believe that our debt investments and equipment lease financings will provide access to growth capital that otherwise may only be available through incremental equity investments by new or existing equity investors. As such, we intend to provide portfolio companies and their financial sponsors with an opportunity to diversify their capital sources. Generally, we believe many growth stage companies target a portion of their capital to be debt and equipment lease financing in an attempt to minimize ownership dilution to existing investors and company founders. In addition, because growth stage companies generally reach a more mature stage prior to reaching a liquidity event, we believe our investments could provide the capital needed to grow or recapitalize during the extended growth period sometimes required prior to liquidity events.
Investment Philosophy, Strategy and Process
Overview
We intend to lend money in the form of term loans and equipment lease financings and, to a lesser extent, working capital loans to growth stage companies. Investors may receive returns from three sources — the loan’s interest payments or lease financing payments and the associated contractual fees; the final principal payment; and, contingent upon a successful change of control or initial public offering, proceeds from the equity positions or contingent exit fees obtained at loan or lease financing origination.
We generally seek to invest in loans and equipment lease financings to growth stage companies that we believe have proven they have progressed beyond technology or product risk and are in need of capital to fund revenue growth. As of September 30, 2019, the portfolio companies comprising our Legacy Portfolio had median annual revenues equal to approximately $20 million. We believe a lack of profitability often limits these companies’ ability to access traditional bank financing and our in-house engineering and operations experience allows us to better understand this risk and earn what we believe to be higher overall returns and better risk-adjusted returns than those associated with traditional bank loans.
Historically, the Legacy Funds made loans and equipment lease financings of up to $30 million with a current average investment size of approximately $8.1 million. We expect our loans and equipment lease financings in the near future to range from $2 million to $30 million. We believe investments of this scale are generally sufficient to support near-term growth needs of most growth stage companies. We expect to generally limit each loan and equipment lease financing to approximately five percent or less of our total assets. We seek to structure our loans and leases such that amortization of the amount invested quickly reduces our risk exposure. Leveraging the experience of our investment professionals, we will target companies at the growth stage of development and seek to identify financing opportunities ignored by the traditional direct lending community.
Subject to the requirements under the 1940 Act, which require that we invest at least 70% of our total assets in qualifying assets, we may also engage in other lending activities, including asset-backed lending, which may constitute up to 30% of our total assets.
We believe good candidates for loans and leases appear in all business sectors. We will not be limited to investing in any particular industry or geographic area and will seek to invest in under-financed segments of the private credit markets. We believe in diversification and do not intend to specialize in any one sector, and we expect portfolio companies to be selected from a wide range of industries, technologies and geographic regions. Since we focus on investing in portfolio companies alongside venture capital firms and technology banks, we anticipate that most of our opportunities will come from sectors that those sources finance.
The following chart summarize the Legacy Portfolio’s mix of investments by security type based on fair value as of September 30, 2019.
Mix of Investments by Security Type
Security Type	As of September 30, 2019	Percentage of Portfolio
	($ in millions)
Loans	$344.2	78.5%
Equipment Lease Financing	57.0	13.0
Equity and Equity-Related	37.1	8.5
Total:	$438.3	100.0%
The following chart summarize the Legacy Portfolio’s mix of investments by region based on fair value as of September 30, 2019.
Mix of Investments by Region
Region	As of September 30, 2019	Percentage of Portfolio
	($ in millions)
West	$237.6	54.2%
Northeast	118.2	27.0
Southeast	34.4	7.8
Midwest	15.4	3.5
Mountain	14.7	3.4
Canada	13.4	3.1
South	4.6	1.0
Total:	$438.3	100.0%

The following chart summarize the Legacy Portfolio’s mix of investments by industry based on fair value as of September 30, 2019.
Mix of Investments by Industry
Industry	As of September 30, 2019	Percentage of Portfolio
	($ in millions)
Professional, Scientific, and Technical Services	$98.0	22.3%
Manufacturing	95.9	22.0
Retail Trade	77.0	17.6
Information	43.5	9.9
Wholesale Trade	16.3	3.7
Real Estate and Rental and Leasing	21.2	4.8
Health Care and Social Assistance	17.9	4.1
Educational Services	14.2	3.2
Utilities	14.4	3.3
Finance and Insurance	7.9	1.8
Construction	6.8	1.5
Administrative and Support and Waste Management	7.5	1.7
Agriculture, Forestry, Fishing and Hunting	17.7	4.1
Total:	$438.3	100.0%
Characteristics of Target Portfolio Companies
We seek to invest in a cross-section of growth stage companies. In addition to the criteria discussed in this Registration Statement, we may consider other factors such as portfolio company size, industry, historical revenue growth, management’s revenue growth projections, relevant operating margins, competition, management capabilities and geographic concentration. We will evaluate prospective portfolio companies quantitatively and qualitatively, and determine investments based on the key factors, including the following items:
Recent, Concurrent, or Future Funding by a Venture Capital Firm
We intend to target companies that commonly require ongoing additional capital to support growth or to complete current expansion. This capital is generally obtained through venture capital firms, with loan or lease financing playing a supporting role. We believe that recent, concurrent, or future funding of a portfolio company by a venture capital firm contributes significantly to the success of most of our investments. When a loan or lease financing is made to a portfolio company that has received venture equity capital, the loan or lease financing can be structured to tie the amortization of the loan or lease financing to the portfolio company’s projected cash balances while cash is still available for operations. As such, the loan or lease financing may have a reduced risk of default. We believe the borrower also benefits under this scenario, as its equity holders experience less dilution than if the entire amount of capital required were raised from the venture capital firm. Venture lenders typically do not receive rights to purchase equity securities as do venture capital firms. Therefore, including venture debt or lease financing as part of the total capital required provides the necessary capital with a significant reduction in dilution for the portfolio company and its stakeholders.
Strong and Flexible Management Team
We prefer to finance portfolio companies with experienced management teams that also have significant ownership at stake. We believe a strong management team decreases the risk of default and helps position us for successful exit opportunities, which may enhance returns for investors.

Successful Product and/or Service, and Intellectual Property
A prospective portfolio company generally must have a market-proven product (or suite of products) and/or service. The portfolio company’s product line will ideally possess some proprietary characteristics, with either patented (or patent pending) technology; significant know-how that is not easily replicated, enabling the portfolio company to have a competitive advantage in its industry; or measurable brand awareness. However, we will consider other successful non-proprietary product/service companies if other factors are generally positive. The presence of a market-proven product (or suite of products) and/or service is heavily considered when taking warrants in a portfolio company and/or investment.
Technology
We believe the application of new technologies will continue to provide significant opportunities for traditional and new businesses to improve their margins. We believe many of the companies offering these new technologies represent excellent investment opportunities. We will typically invest in companies applying proven technology that enables their customers to reduce costs, improve strategic positioning, or fundamentally change the competitive nature of their industries. We may invest in companies whose survival depends on the development of new technology, but will prefer investing in well-established and market-tested technology companies possessing a strong management team and a substantial installed base of customers. Attractive portfolio companies generally will have materially completed their initial research and development activity, and the technology risks of the product will be resolved to the point where revenues are being generated and customer satisfaction is high. In some cases, however, we may invest in well-financed companies with early stage technologies.
Business Model and Plan
Portfolio companies should have developed a detailed business plan and multi-year financial projection that covers the full term of the investment. They should have a cash management and forecasting model that they use and share with the board of directors and investors. Management should have a strategic and financial planning process in place or be willing to implement and maintain one post-funding.
Exit Strategy
Although lease financing investments do not rely on a portfolio company’s exit strategy in order to achieve our return objectives, subordinated debt and associated equity enhancements do rely on an exit strategy. Therefore, an exit analysis is necessary in order to determine the portfolio company’s attractiveness to the mergers and acquisitions or initial public offering market. Moreover, in our experience, companies that have a defined exit strategy tend to have highly motivated management teams that focus on achieving and exceeding growth projections. We will favor investments in companies that have a defined exit strategy and have identified a number of potential acquirers.
Investment Structure
We intend to structure each portfolio investment to mitigate risk and provide attractive risk-adjusted returns for our investors while meeting the portfolio company’s financing needs. Typically, our debt investments, equipment lease financing and equity and equity-related investments will take one of the following forms:
•
Term Debt and Working Capital Loans. Term debt and working capital loans typically involve an initial interest-only period of 0 to 24 months, followed by an amortization period of 24 to 60 months. The average annual interest rate on these loans typically ranges from 8% to 14% and may include fees paid at loan maturity ranging from 0% and 8% of invested principal. We typically target a 14 – 15% internal rate of return on our term debt and working capital loans.

•
Equipment Lease Financing. Typically, an equipment lease financing is structured as fully amortizing over a period of up to 60 months. The specific terms of each lease depend on the creditworthiness of the portfolio company and the projected value of the leased assets. Occasionally, we will offer an initial period of lower lease factor to companies with stronger creditworthiness, which is analogous to an interest-only period on a term loan. The average annual interest rate on equipment lease financings typically ranges from 7% to 14%, plus residual payments at the end of the lease term ranging from 3% to 20% of the aggregate investment. We typically target a 14 – 15% internal rate of return on our equipment lease financings.
•
Additional Deal Considerations. Additional deal considerations typically include application and/or upfront fees of between 0% and 2% of invested principal, upfront interim rent of up to four months for equipment lease financings, upfront security deposit of up to three months for equipment lease financings, and final payments of 0% and 6% of invested principal.

•
Equity and Equity-Related Securities. We may also seek to obtain warrants entitling us to purchase preferred or common ownership shares of a portfolio company. We typically target the amount of such warrants to scale in proportion to the amount of the debt or equipment lease financing. We also attempt to structure such warrants so that the exercise price of the warrants will either be the price paid by venture capital investors in the most recent financing round or a current option price set by the portfolio company. Our typical exercise period for warrants is seven to 10 years. In addition, we may obtain rights to purchase additional shares of our portfolio companies in subsequent equity financing rounds.

Impact of Taking Equity
Targeting returns greater than those of traditional venture lenders, we may seek to secure warrants in certain of our portfolio companies. We will often ask for the right to make a direct equity investment, typically in a future equity fundraising round. We also believe we can obtain equity in the form of preferred or common warrants to purchase the portfolio company’s stock at an advantageous future price. We will target obtaining warrants at the time of initial funding entitling us to purchase shares equal in value to approximately $250,000 to $1 million. The price to exercise the warrants will either be the price paid by venture capital investors in the last financing round or a current option price set by the portfolio company. In addition, we may obtain the right to purchase additional shares of our portfolio companies.
Concentration Limits; Security
We expect to maintain reasonable limits of concentration to specific industries, technologies and geographic regions. By their nature, these limits will be subjective and will be applied solely at the discretion of management.
In all our loans, we seek to take a security position in all of the assets of the portfolio company, including intellectual property, if available. From time to time, we may agree to take a security position in less than the total amount of assets. In the case of equipment lease financing, for instance, the security interest may extend only to the asset(s) financed. As of September 30, 2019, the Legacy Funds were in first position or second position on all assets or first position on equipment leased in nearly all of their loans.
In addition, we expect to enter into standard intercreditor agreements in place with the major technology banks that we anticipate we will engage with, making work-out situations much easier and less contentious. Where and when possible, we will execute deposit account control agreements with our portfolio companies giving us ongoing access to their bank accounts for purposes of ensuring access to our collateral in a default.
In all cases, we intend to put in place Uniform Commercial Code filings to perfect our position, and to update these filings frequently to reflect changes in our collateral.
Investment Process
Investment Originations; New Deals Referred
We have a multi-channel sourcing strategy focused primarily on growth stage venture capital firms, private equity firms and technology banks as well as brokers who focus on our business. We seek to interact directly with the portfolio companies of these groups, and we typically negotiate investment terms directly with potential portfolio companies. We focus on venture and private equity firms with strong management teams, access to and availability of capital, as well as a history of supporting their portfolio companies. We have a nationwide network and have built relationships with these equity investors one relationship at a time establishing a positive track record of working with their portfolio companies. We have established relationships with the major technology banks and have established standard intercreditor and subordination agreements, which make working with technology banks seamless in most regions across United States.
Since 2015, we have expanded our originations team internally in order to continue to focus on building relationships with individuals at top tier venture capital firms as well as building out connections to a nationwide network of technology bankers. We have developed proprietary internal systems and technology to give our originations and marketing team real time information about the broader market and our investment pipeline, which we leverage to attempt to become and maintain our relationship as the first call for our referral sources. We believe this proactive marketing approach has generated significant opportunity growth above and beyond the Legacy Funds’ current funding capacity and positions us for potential portfolio growth.
Initial Rating
The following illustrates our transaction rating methodology for terms loans.
The following illustrates our transaction rating methodology for equipment lease financings.
When a new investment opportunity is identified, a member of our originations team typically speaks with the prospective portfolio company to gather information about the business and its financing and capital needs. If, following this call, we see an opportunity as a potential fit with our investment strategy and underwriting criteria, we ask the prospective portfolio company to submit an information package, which includes detailed information regarding the portfolio company’s products or services, capitalization, customers, historical financial performance, and forward looking financial projections.
Once received, the portfolio company’s information package is then reviewed by our due diligence team, and an initial rating of the opportunity is developed. The rating is based on six factors:
(1)
the portfolio company’s investors, specifically their ability and likelihood to provide ongoing financial support as needed;

(2)
the experience and strength of the portfolio company’s management team and board of directors;

(3)
the portfolio company’s products or services and the market needs that they fulfill;

(4)
the portfolio company’s historical and projected financial performance, including a review of revenue potential, growth, gross margins and other metrics;

(5)
debt structure and cash life; and

(6)
other factors such as intellectual property, collateral, corporate governance, or other items that are deemed to be relevant by the due diligence team.

Investment opportunities that score an acceptable initial rating are moved on for further consideration.
Preliminary Due Diligence and Executive Summary
The next phase of the due diligence process involves a structured call with the management team of the prospective portfolio company. A set of pre-determined questions is covered, as well as additional opportunity-specific questions that we identify during the initial rating process, including a discussion of the prospective portfolio company’s products or services, market dynamics, business model, historical financial performance and projections, management team, existing investors and capital structure and debt. Following the management call, if the opportunity still appears to be worthy of consideration, an executive summary memorandum is prepared by the due diligence team for consideration and voting by the Investment Committee. The executive summary memorandum is distributed to the Investment Committee, and the deal terms for the investment are defined. If approved by the Investment Committee, we issue a term sheet to the prospective portfolio company.
Confirmatory Due Diligence and On-Site Meeting
If the term sheet offered by us is accepted by the prospective portfolio company, the process of obtaining additional confirmatory due diligence begins. The confirmatory due diligence process typically includes calls with the venture capital partners responsible for the equity financing of the portfolio company, as well as key customers, suppliers, partners, or other stakeholders as may be deemed relevant by the due diligence team. Additional financial analysis is performed, in order to confirm the cash life assumptions that were made prior to term sheet issuance. In the case of a lease financing, or term loan in which fixed assets make up a significant portion of our collateral, the due diligence team completes an analysis of the equipment or fixed assets being financed, which may include calls to the original manufacturer and/or any dealers, resellers, or refurbishing companies, to evaluate the value of the equipment at inception, as well as the useful life and anticipated value throughout the life of our holding period. Occasionally, we may engage the assistance of an appraiser to assist in valuations.
The final step in the confirmatory diligence process involves an on-site meeting, at which members of our due diligence team meet with the management team of the prospective portfolio company for a final review of the portfolio company’s financial performance and forward-looking plans. This meeting is typically held at the business offices of the portfolio company; however, occasionally the meeting will be held via video teleconference if travel to the portfolio company is not possible. One or more members of the Investment Committee will attend the on-site meeting if possible.

Underwriting Report and Investment Committee Vote
Assuming that the confirmatory due diligence process reveals no issues that would cause the due diligence team to recommend against the proposed investment, the due diligence team prepares an Investment Underwriting Report (“IUR”), which is distributed to the Investment Committee. The Investment Committee then meets to discuss and review the deal terms and IUR regarding the proposed investment and a vote takes place. A majority of the Investment Committee, which majority must include Steven L. Brown, is required to approve the transaction.
Investment Management and Oversight
Our investment management and oversight activities are separate from our origination and underwriting activities. The team members serving our investment management and oversight functions have significant operating experience and are not associated with our origination function to avoid any biased views of performance. Beyond the dedicated portfolio management team, all of our management team members and investment professionals are typically involved at various times with our portfolio companies and investments. Our portfolio management team reviews our portfolio companies’ monthly or quarterly financial statements and compares actual results to the portfolio companies’ projections. Additionally, the portfolio management team may initiate periodic calls with the portfolio company’s venture capital partners and its management team, and may obtain observer rights on the portfolio company’s board of directors. Our management team and investment professionals anticipate potential problems by monitoring reporting requirements and having frequent calls with the management teams of our portfolio companies.
Investment Risk Rating System
Our portfolio management team uses an ongoing investment risk rating system to characterize and monitor our outstanding loans and lease financings. Our portfolio management team monitors and, when appropriate, recommends changes to the investment risk ratings. Our Investment Committee reviews the recommendations and/or changes to the investment risk ratings, which are submitted on a quarterly basis to the Audit Committee (the “Audit Committee”) of our Board of Directors (the “Board”) and the Board.
From time to time, we will identify investments that require closer monitoring or become work-out assets. We will develop a workout strategy for workout assets and our Investment Committee will monitor the progress against the strategy. We may incur losses from our investing activities; however, we work with our troubled portfolio companies in order to recover as much of our investments as is practicable, including possibly taking control of the portfolio company. There can be no assurance that principal will be recovered.
For our investment risk rating system, we review seven different criteria and, based on our review of such criteria, we assign a risk rating on a scale of 1 to 5, as set forth in the following illustration.
At September 30, 2019, the Legacy Portfolio had a weighted average risk rating score of 3.0.

Managerial Assistance
As a BDC, we are required to offer, and provide upon request, managerial assistance to our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. We may, from time to time, receive fees for these services. In the event that such fees are received, we expect that they will be incorporated into our operating income and passed through to our stockholders, given the nature of our structure as an internally managed BDC. See “— Regulation as a Business Development Company — Significant Managerial Assistance” for additional information.
Employees
As of September 30, 2019, we had 26 employees, including eight investment, originations and portfolio management professionals, all of whom have extensive experience working on investment and financing transactions.
Emerging Growth Company
The Company is an emerging growth company as defined in the JOBS Act and is eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Although we have not made a determination whether to take advantage of any or all of these exemptions, we expect to remain an emerging growth company for up to five years following the completion of our IPO or until the earliest of:
•
the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion;

•
December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act which would occur if the market value of the shares of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months; or

•
the date on which the we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period.

In addition, we will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.
Distribution Reinvestment Plan
We adopted a distribution reinvestment plan that provides for the reinvestment of our stockholder distributions, unless a stockholder elects to receive cash as provided below. As a result, if our Board authorizes, and we declare, a cash distribution, then our stockholders who have not “opted out” of such distribution reinvestment plan have their cash distribution automatically reinvested in additional shares of our Common Stock, rather than receiving the cash distribution.
No action is required on the part of a registered stockholder to have its cash distribution reinvested in shares of our Common Stock. American Stock Transfer & Trust Company, LLC, the plan administrator (the “Plan Administrator”) and our transfer and dividend paying agent and registrar will set up an account for shares acquired through the plan for each stockholder and hold such shares in non-certificated form.
A registered stockholder may elect to receive an entire distribution in cash by notifying the Plan Administrator in writing so that such notice is received by the Plan Administrator no later than 10 days prior to the record date for the applicable distributions to stockholders. Such election will remain in effect until the stockholder notifies the Plan Administrator in writing of such stockholder’s desire to change its election, which notice must be delivered to the Plan Administrator no later than 10 days prior to the record date for the first distribution for which such stockholder wishes its new election to take effect.

There are no brokerage charges or other charges to stockholders who participate in the Plan. The Plan Administrator’s fees are paid by us. If a participant elects by written notice to the Plan Administrator prior to termination of his or her account to have the Plan Administrator sell part or all of the shares held by the Plan Administrator in the participant’s account and remit the proceeds to the participant, the Plan Administrator is authorized to deduct a $15.00 transaction fee plus a $0.12 per share brokerage commission from the proceeds.
The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any stockholder distribution by us.
Regulation as a Business Development Company
The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.
Qualifying Assets.   Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to our business are any of the following:
(1)
Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a)
is organized under the laws of, and has its principal place of business in, the United States;

(b)
is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)
satisfies any of the following:

(i)
does not have any class of securities that is traded on a national securities exchange;

(ii)
has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(iii)
is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or

(iv)
is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million;

(2)
Securities of any eligible portfolio company controlled by us;

(3)
Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements;

(4)
Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company;

(5)
Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities; or

(6)
Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.
Significant Managerial Assistance.   A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance. However, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.
Temporary Investments.   Pending investment in other types of qualifying assets, as described above, our investments can consist of cash, cash equivalents, U.S. government securities or high quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of our assets would be qualifying assets.
Issuance of Derivative Securities.   Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options, restricted stock or rights to purchase shares of capital stock that it may have outstanding at any time. In particular, the amount of capital stock that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase capital stock cannot exceed 25% of the BDC’s total outstanding shares of capital stock. This amount is reduced to 20% of the BDC’s total outstanding shares of capital stock if the amount of warrants, options or rights issued pursuant to an executive compensation plan would exceed 15% of the BDC’s total outstanding shares of capital stock. We intend to apply for exemptive relief from the SEC to permit us to issue restricted stock and restricted stock units to our employees, officers and directors subject to the above conditions, among others; although there can be no assurance or guarantee that such exemptive relief will be received from the SEC.
Senior Securities; Coverage Ratio.   We are generally permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our Common Stock if our asset coverage, as defined in the 1940 Act, is at least equal to 150% immediately after each such issuance. In connection with the organization of the Company, the Board and our initial sole stockholder authorized us to adopt the 150% asset coverage ratio. This means we are permitted to borrow $2 for investment purposes for every $1 dollar of investor equity.
In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any dividend distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the dividend distribution or repurchase. We will also be permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.
Through our wholly-owned subsidiary, Trinity Funding 1, LLC, we became a party to, and assumed, the Credit Agreement in connection with the Formation Transactions and may establish one or more credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of expenses. We cannot assure stockholders that it will be able to enter into any future credit facility. Stockholders will indirectly bear the costs associated with any borrowings under a credit facility or otherwise. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations. We may pledge up to 100%

of its assets and may grant a security interest in all of its assets under the terms of any debt instrument that we enter into with lenders. In addition, from time to time, our losses on leveraged investments may result in the liquidation of other investments held by us and may result in additional drawdowns to repay such amounts.
Code of Ethics.   We will adopt a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements.
Affiliated Transactions.   We are prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, the prior approval of the SEC.
Other.   We will be periodically examined by the SEC for compliance with the 1940 Act, and be subject to the periodic reporting and related requirements of the Exchange Act.
We are also required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.
We are also required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.
We are not permitted to change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company.
Proxy Voting Policies and Procedures
Our Proxy Voting Policies and Procedures are set forth below. The guidelines will be reviewed periodically by our non-interested directors, and, accordingly, are subject to change.
Proxy Policies
We will vote all proxies relating to our portfolio securities in the best interest of our stockholders. We will review on a case-by-case basis each proposal submitted to a stockholder vote to determine its impact on the portfolio securities held by us. Although we will generally vote against proposals that may have a negative impact on our portfolio securities, we may vote for such a proposal if there exists compelling long-term reasons to do so. We will abstain from voting only in unusual circumstances and where there is a compelling reason to do so.
Our proxy voting decisions are made by members of the Investment Committee who are responsible for monitoring each of our investments. To ensure that our vote is not the product of a conflict of interest, we will require that: (i) anyone involved in the decision making process disclose to our Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (ii) officers and employees involved in the decision-making process or vote administration are prohibited from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties.
Proxy Voting Records
You may obtain information about how we voted proxies by making a written request for proxy voting information to: Trinity Capital Inc., Attention: Chief Compliance Officer, 3075 West Ray Road, Suite 525, Chandler, AZ 85226.

Privacy Policy
The following information is provided to help investors understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.
We may collect nonpublic personal information regarding investors from sources such as subscription agreements, investor questionnaires and other forms; individual investors’ account histories; and correspondence between us and individual investors. We may share information that we collect regarding an investor with our affiliates and the employees of such affiliates for everyday business purposes, for example, to service the investor’s accounts and, unless an investor opts out, provide the investor with information about other products and services offered by us or our affiliates that may be of interest to the investor. In addition, we may disclose information that we collect regarding investors to third parties who are not affiliated with us (i) as authorized by the investors in investor subscription agreements or our organizational documents; (ii) as required by applicable law or in connection with a properly authorized legal or regulatory investigation, subpoena or summons, or to respond to judicial process or government regulatory authorities having property jurisdiction; (iii) as required to fulfill investor instructions; or (iv) as otherwise permitted by applicable law to perform support services for investor accounts or process investor transactions with us or our affiliates.
Any party not affiliated with us that receives nonpublic personal information relating to investors from us is required to adhere to confidentiality agreements and to maintain appropriate safeguards to protect investor information. Additionally, for our officers, employees and agents and our affiliates, access to such information is restricted to those who need such access to provide services to us and investors. We maintain physical, electronic and procedural safeguards to seek to guard investor nonpublic personal information.
Reporting Obligations
We will furnish our stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC voluntarily with the intention of establishing the Company as a reporting company under the Exchange Act. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the Exchange Act.
Stockholder reports and other information about the Company are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.
Certain U.S. Federal Income Tax Considerations
The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in the shares of our Common Stock. This discussion does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, this discussion does not describe tax consequences that we have assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold our Common Stock as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire shares of our Common Stock in connection with the performance of services, and financial institutions. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of an investment in our Common Stock, which may differ substantially from those described herein. This discussion assumes that stockholders hold our Common Stock as capital assets (within the meaning of the Code).

The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service regarding any matter discussed herein. Prospective investors should be aware that, although we intend to adopt positions it believes are in accord with current interpretations of the U.S. federal income tax laws, the Internal Revenue Service (“IRS”) may not agree with the tax positions taken by us and that, if challenged by the IRS, our tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or foreign, state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
For purposes of this discussion, a “U.S. Stockholder” generally is a beneficial owner of the Company’s Common Stock that is for U.S. federal income tax purposes:
•
a citizen or individual resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the U.S. or of any political subdivision thereof;

•
a trust that is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. Stockholder” is a beneficial owner of the Company’s Common Stock that is not a U.S. stockholder or a partnership for U.S. tax purposes.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner of a partnership holding shares of our Common Stock should consult its tax advisers with respect to the purchase, ownership and disposition of such shares of our Common Stock.
Tax matters are very complicated and the tax consequences to an investor of an investment in shares of our Common Stock will depend on the facts of his, her or its particular situation.
Taxation as a Regulated Investment Company
As soon as practicable after our election to be a BDC, we intend to elect to be treated and to qualify each year thereafter as a RIC. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to stockholders as distributions. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax benefits, we must distribute to stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally its ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).
If we:
•
qualify as a RIC; and

•
satisfy the Annual Distribution Requirement,

then we will not be subject to U.S. federal income tax on the portion of income we distribute (or are deemed to distribute) to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to stockholders.
We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of  (i) 98% of net ordinary income for each calendar year, (ii) 98.2% of the amount by which capital gains exceeds capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year and (iii) certain undistributed amounts from previous years on which we paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). While we intend to distribute any income and capital gains in order to avoid imposition of this 4% U.S. federal excise tax, we may not be successful in avoiding entirely the imposition of this tax. In that case, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•
continue to qualify as a BDC under the 1940 Act at all times during each taxable year;

•
derive in each taxable year at least 90% of gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to the business of investing in such stock or securities (the “90% Income Test”); and

•
diversify our holdings so that at the end of each quarter of the taxable year:

•
at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•
no more than 25% of the value of our assets is invested in the (i) securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) securities of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more “qualified publicly traded partnerships” (the “Diversification Tests”).

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with payment-in-kind, or PIK, interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received the corresponding cash amount.
Although we do not presently expect to do so, we are authorized to borrow funds, to sell assets and to make taxable distributions of our stock and debt securities in order to satisfy distribution requirements. Our ability to dispose of assets to meet distribution requirements may be limited by (i) the illiquid nature of our portfolio and/or (ii) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous. If we are unable to obtain cash from other sources to satisfy the Annual Distribution Requirement, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.
Under the 1940 Act, we are not permitted to make distributions to our stockholders while debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. If we are prohibited from making distributions, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test described above. We will monitor our transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.
A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may, for tax purposes, have aggregate taxable income for several years that we are required to distribute and that is taxable to stockholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, a stockholder may receive a larger capital gain distribution than it would have received in the absence of such transactions.
Failure to Qualify as a RIC
While we intend to elect to be treated as a RIC as soon as practicable following our election to be a BDC, we anticipate that we may have difficulty satisfying the Diversification Tests as we ramp up our portfolio. To the extent that we have net taxable income prior to qualification as RIC, we will be subject to U.S. federal income tax on such income. We would not be able to deduct distributions to stockholders, nor would distributions be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate stockholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate stockholders would generally be able to treat such distributions as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all previously undistributed earnings and profits attributable to any period prior to becoming a RIC by the end of the first year that we intend to qualify as a RIC. To the extent that we have any net built-in gains in our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) as of the beginning of the first year that we qualify as a RIC, we would be subject to a corporate-level U.S. federal income tax on such built-in gains if and when recognized over the next five years. Alternatively, we may choose to recognize such built-in gains immediately prior to qualification as a RIC.
If we have previously qualified as RIC, but are subsequently unable to qualify for treatment as a RIC, and certain amelioration provisions are not applicable, we would be subject to tax on all of our taxable income (including net capital gains) at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would distributions be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate stockholders would be eligible to claim a dividend received deduction with respect to such dividend and non-corporate stockholders would generally be able to treat such distributions as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all previously undistributed earnings attributable to the period we failed to qualify as a RIC by the end of the first year that we intend to requalify as a RIC. If we fail to requalify as a RIC for a period greater than two taxable years, we may be subject to regular corporate tax on any net built-in gains with respect to certain assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.
The remainder of this discussion assumes that we qualify as a RIC for each taxable year.
Acquisition of Portfolio Assets of the Legacy Funds
We anticipate that, for tax purposes, our acquisition of the Legacy Funds, including the Legacy Assets, in exchange for shares of our Common Stock and cash will generally be treated as if each Legacy Fund transferred its assets to the Company in exchange for cash and shares of our Common Stock and then each Legacy Fund distributed the cash and shares of our Common Stock to its investors in liquidation of such fund. We anticipate that these transactions will constitute taxable transactions and that the Legacy Funds, and possibly the investors in the Legacy Funds, will recognize gain or loss in connection with these transactions.
Taxation of U.S. Shareholders
Distributions by us generally are taxable to U.S. Stockholders as ordinary income or capital gains. Distributions of  “investment company taxable income” (which is, generally, net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Stockholders to the extent of current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our Common Stock. To the extent such distributions paid by us to stockholders taxed at individual rates are attributable to distributions from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a current maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by us will generally not be attributable to distributions and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Stockholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of stockholders taxed at individual rates, regardless of the U.S. Stockholder’s holding period for his, her or its shares of our Common Stock and regardless of whether paid in cash or reinvested in additional Common Stock. Distributions in excess of earnings and profits first will reduce a U.S. Stockholder’s adjusted tax basis in such stockholder’s shares of our Common Stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Stockholder.
We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. Stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. Stockholder, and the U.S. Stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. If the amount of tax that a U.S. Stockholder is treated as having paid exceeds the tax such stockholder owes on the capital gain distribution, such excess generally may be refunded or claimed as a credit against the U.S. Stockholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. Stockholder’s cost basis for his, her or its shares of our Common Stock. In order to utilize the deemed distribution approach, we must provide written notice to stockholders prior to the expiration of 60 days after the close of the relevant taxable year.
For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to our stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Stockholders on December 31 of the year in which the dividend was declared.

Under our reinvestment of distributions policy, if a U.S. Stockholder owns shares of our Common Stock registered in its own name, the U.S. Stockholder will have all cash distributions automatically reinvested in additional shares of our Common Stock if the U.S. Stockholder does not “opt out” of the reinvestment of distributions by delivering a written notice to us prior to the record date of the next dividend or distribution. Any distributions reinvested will nevertheless remain taxable to the U.S. Stockholder. The U.S. Stockholder will have an adjusted basis in the additional shares of our Common Stock purchased through the reinvestment equal to the amount of the reinvested distribution. The additional shares of our Common Stock will have a new holding period commencing on the day following the day on which the shares of our Common Stock are credited to the U.S. Stockholder’s account.
If an investor purchases shares of our Common Stock shortly before the record date of a distribution, the price of the shares of our Common Stock will include the value of the distribution. However, the stockholder will be taxed on the distribution as described above, despite the fact that, economically, it may represent a return of his, her or its investment.
A U.S. Stockholder generally will recognize taxable gain or loss if the U.S. Stockholder sells or otherwise disposes of his, her or its shares of our Common Stock. The amount of gain or loss will be measured by the difference between such U.S. Stockholder’s adjusted tax basis in shares of our Common Stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Stockholder has held his, her or its shares of our Common Stock for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares of our Common Stock. In addition, all or a portion of any loss recognized upon a disposition of shares of our Common Stock may be disallowed if other shares of our Common Stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.
In general, U.S. Stockholders taxed at individual rates currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of recognized net long-term capital gains over recognized net short-term capital losses, subject to certain adjustments), including any long-term capital gain derived from an investment in shares of our Common Stock. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. Stockholders. In addition, individuals with modified adjusted gross incomes in excess of  $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes gross income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses), reduced by certain deductions allocable to such income. Corporate U.S. Stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year. Any net capital losses of a non-corporate U.S. Stockholder in excess of  $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
Under applicable Treasury regulations, if a U.S. Stockholder recognizes a loss with respect to shares of our Common Stock of  $2 million or more for a non-corporate U.S. Stockholder or $10 million or more for a corporate U.S. Stockholder in any single taxable year (or a $20 million loss over a combination of years), the U.S. Stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. Stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.

We (or the applicable withholding agent) will send to each of its U.S. Stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. Stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of distributions, if any, eligible for the 20% maximum rate). Distributions paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Stockholder’s particular situation.
We may be required to withhold U.S. federal income tax (“backup withholding”) from all distributions to certain U.S. Stockholders (i) who fail to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies us that such stockholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Stockholder’s federal income tax liability, provided that proper information is provided to the IRS.
A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. Prior to conducting an IPO, we anticipate that we likely will not qualify as a publicly offered RIC. We expect that we will qualify as a publicly offered RIC if we conduct an IPO. For any period that we are not a publicly offered RIC, a U.S. non-corporate stockholder’s allocable portion of our affected expenses will be treated as an additional distribution to the stockholder and will be deductible by such stockholder only to the extent permitted under the limitations described below. For U.S. non-corporate stockholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC. In particular, these expenses, which are “miscellaneous itemized deductions”, are currently not deductible by individuals (and beginning in 2026, will be deductible only to the extent they exceed 2% of such a stockholder’s adjusted gross income), and are not deductible for alternative minimum tax purposes.
Taxation of Tax-Exempt Stockholders
A U.S. Stockholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. Stockholder of the activities we propose to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Stockholder generally should not be subject to U.S. taxation solely as a result of the stockholder’s ownership of our Common Stock and receipt of distributions with respect to such Common Stock. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. Stockholder. Therefore, a tax-exempt U.S. Stockholder should not be treated as earning income from “debt-financed property” and distributions we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Legislation has been introduced in Congress in the past, and may be introduced again in the future, which would change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments if enacted. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of distributions payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, which we do not currently plan to do, that could result in a tax-exempt U.S. Stockholder recognizing income that would be treated as UBTI.

Taxation of Non-U.S. Shareholders
The following discussion only applies to certain Non-U.S. Stockholders. Whether an investment in the shares of our Common Stock is appropriate for a Non-U.S. Stockholder will depend upon that person’s particular circumstances. An investment in the shares of our Common Stock by a Non-U.S. Stockholder may have adverse tax consequences. Non-U.S. Stockholders should consult their tax advisers before investing in our Common Stock.
Distributions of our “investment company taxable income” to Non-U.S. Stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Stockholders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. No withholding is required with respect to certain distributions if  (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of our distributions will be reported as eligible for this exemption. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. Stockholder, we will not be required to withhold federal tax if the Non-U.S. Stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. Stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)
Actual or deemed distributions of net capital gains to a Non-U.S. Stockholder, and gains realized by a Non-U.S. Stockholder upon the sale of our Common Stock, will generally not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Stockholder.
Under our reinvestment of distributions policy, if a Non-U.S. Stockholder owns shares of our Common Stock registered in its own name, the Non-U.S. Stockholder will have all cash distributions automatically reinvested in additional shares of our Common Stock if such stockholder does not “opt out” of the reinvestment of distributions policy by delivering a written notice to us prior to the record date of the next dividend or distribution. If the distribution is a distribution of our investment company taxable income, is not reported as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), the amount distributed (to the extent of current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in our Common Stock. The Non-U.S. Stockholder will have an adjusted basis in the additional shares of our Common Stock purchased through the reinvestment equal to the amount reinvested. The additional shares of our Common Stock will have a new holding period commencing on the day following the day on which the shares of our Common Stock are credited to the Non-U.S. Stockholder’s account.
The tax consequences to Non-U.S. Stockholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Stockholders are urged to consult their tax advisers with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.
If we distribute net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Stockholder must obtain a U.S. taxpayer identification number and file a refund claim even if the Non-U.S. Stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. Stockholder, distributions (both actual and deemed), and gains realized upon the sale of our Common Stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares of our Common Stock may not be advisable for a Non-U.S. Stockholder.
We must generally report to Non-U.S. Stockholders and the IRS the amount of distributions paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Stockholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Stockholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate. Backup withholding, however, generally will not apply to distributions to a Non-U.S. Stockholder of our Common Stock, provided the Non-U.S. Stockholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. Stockholder’s federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any related laws or regulations. The types of income subject to the tax include U.S. source interest and distributions. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to a foreign entity that is not a financial institution unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Stockholder and the status of the intermediaries through which they hold their shares of our Common Stock, Non-U.S. Stockholders could be subject to this 30% withholding tax with respect to distributions on their shares of our Common Stock. Under certain circumstances, a Non-U.S. Stockholder might be eligible for refunds or credits of such taxes.
Non-U.S. Stockholders should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares of our Common Stock.

ITEM 1A.
RISK FACTORS

Investments in the Company involve a high degree of risk. There can be no assurance that our investment objective will be achieved, or that a stockholder of the Company will receive a return of its capital. The following considerations should be carefully evaluated before making an investment in shares of our Common Stock. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected, and stockholders of the Company may lose all or part of your investment.
Risks Related to Our Business and Structure
We have no operating history.
We were formed in August 12, 2019 and have no operating history. As a result, we are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective and the value of a stockholder’s investment could decline substantially or become worthless. In addition, we may be unable to generate sufficient revenue from our operations to make or sustain distributions to our stockholders.
We will depend upon our senior management team and investment professionals, including the members of the Investment Committee, for our success.
Our ability to achieve our investment objective and to make distributions to our stockholders will depend upon the performance of our senior management. We will depend on the investment expertise, skill and network of business contacts of our senior management team and investment professionals, including the members of the Investment Committee, who will evaluate, negotiate, structure, execute, monitor and service our investments. Our success depends to a significant extent on the continued service and coordination of these individuals. The departure of any of these individuals or competing demands on their time in the future could have a material adverse effect on our ability to achieve our investment objective. Further, if these individuals do not maintain their existing relationships with financial institutions, sponsors and investment professionals and do not develop new relationships with other sources of investment opportunities, we may not be able to grow our investment portfolio or achieve our investment objective. This could have a material adverse effect on our financial condition and results of operations.
Our business model depends to a significant extent upon strong referral relationships with venture capital sponsors, and our inability to develop or maintain these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.
We expect that members of our management team will maintain their relationships with venture capital sponsors, and we will rely to a significant extent upon these relationships to provide us with our deal flow. If we fail to maintain our existing relationships, our relationships become strained as a result of enforcing our rights with respect to non-performing investments in protecting our investments or we fail to develop new relationships with other firms or sources of investment opportunities, then we will not be able to grow our investment portfolio. In addition, persons with whom members of our management team have relationships are not obligated to provide us with investment opportunities and, therefore, there is no assurance that such relationships will lead to the origination of debt or other investments.
Our financial condition and results of operations depend on our ability to manage our business effectively.
Our ability to achieve our investment objective and grow depends on our ability to manage our business. This depends, in turn, on our ability to identify, invest in and monitor companies that meet our investment criteria. The achievement of our investment objective depends upon the execution of our investment process and our access to financing on acceptable terms. Our senior origination professionals and other investment personnel may be called upon to provide managerial assistance to our portfolio companies. These activities may distract them or slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Our results of operations depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if we cannot successfully operate our business or implement our investment policies and strategies, it could negatively impact our ability to pay distributions or other distributions and you may lose all or part of your investment.
We will be subject to certain regulatory restrictions that may adversely affect our business.
As an internally managed business development company, the size and categories of our assets under management will be limited, and we will be unable to offer as wide a variety of financial products to prospective portfolio companies and sponsors (potentially limiting the size and diversification of our asset base). We therefore may not achieve efficiencies of scale and greater management resources available to externally managed business development companies.
Additionally, as an internally managed business development company, our ability to offer more competitive and flexible compensation structures, such as offering both a profit-sharing plan and a long-term incentive plan, will be subject to the limitations imposed by the 1940 Act, which may limit our ability to attract and retain talented investment management professionals. As such, these limitations could inhibit our ability to grow, pursue our business plan and attract and retain professional talent, any or all of which may have a negative impact on our business, financial condition and results of operations.
Other than the Legacy Portfolio, we have not identified any specific investments that we will make with the proceeds from the Private Offerings, and you will not have the opportunity to evaluate our investments prior to purchasing shares of our Common Stock or the Notes.
Other than our acquisition of the Legacy Portfolio, we have not presently identified, made investments in or contracted to make any investments. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our Common Stock or the Notes. You must rely on our investment professionals and the Board to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our investments in advance of purchasing shares of our Common Stock or the Notes, an investment in shares of our Common Stock or the Notes may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objective related to portfolio diversification, risk-adjusted investment returns and other objectives.
Our stockholders may experience dilution.
Our stockholders will not have preemptive rights to subscribe to or purchase any shares issued in the future. To the extent we issue additional equity interests, including in an additional private or public offering, a stockholder’s percentage ownership interest in the Company will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, a stockholder may also experience dilution in the net asset value and fair value of our shares.
As a BDC, we generally will not be able to issue our Common Stock at a price below net asset value per share without first obtaining the approval of our stockholders and our independent directors. We have received such approval from our stockholders and our independent directors to issue our Common Stock at a price below net asset value per share. If we raise additional funds by issuing more Common Stock or senior securities convertible into, or exchangeable for, our Common Stock, then percentage ownership of our stockholders at that time would decrease, and you might experience dilution.
Our management team and/or members of the Investment Committee may, from time to time, possess material nonpublic information, limiting our investment discretion.
Our management team and/or the members of the Investment Committee may serve as directors of, or in a similar capacity with, companies in which we invest, the securities of which are purchased or sold on our behalf. In the event that material nonpublic information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have a material adverse effect on us.

We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.
Our competitors include both existing and newly formed equity and debt focused public and private funds, other BDCs, investment banks, venture-oriented commercial banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than us. For example, some competitors may have a lower cost of capital and access to funding sources (including deposits) that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or to the distribution and other requirements we must satisfy to maintain our ability to be subject to tax as a RIC. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to offer.
The competitive pressures we face may have a material adverse effect on our financial condition, results of operations and cash flows. We believe that some competitors may make loans with rates that are comparable or lower than our rates. We may lose some investment opportunities if we do not match our competitors’ pricing, terms and structure. However, if we match our competitors’ pricing, terms and structure, we may experience decreased net interest income, lower yields and increased risk of credit loss. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objective.
In addition, we believe a significant part of our competitive advantage stems from the fact that the market for investments in small, fast-growing, private companies is underserved by traditional commercial banks and other financing sources. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms.
We will be subject to corporate-level U.S. federal income tax if we are unable to qualify or maintain qualification as a RIC under Subchapter M of the Code.
We intend to elect to be treated as a RIC under Subchapter M of the Code as soon as practicable, and intend to qualify annually thereafter; however, no assurance can be given that we will be able to qualify for and maintain RIC status. To qualify for RIC tax treatment under the Code and to be relieved of federal taxes on income and gains distributed to our stockholders, we must meet certain requirements, including source-of-income, asset-diversification and annual distribution requirements. The annual distribution requirement applicable to RICs is satisfied if we distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our stockholders on an annual basis. To the extent we use debt financing, we will be subject to certain asset coverage ratio requirements under the 1940 Act and may be subject to financial covenants under loan and credit agreements, each of which could, under certain circumstances, restrict us from making annual distributions necessary to receive RIC tax treatment. If we are unable to obtain cash from other sources, we may fail to qualify to be taxed as a RIC and, thus, may be subject to corporate-level U.S. federal income tax on our entire taxable income without regard to any distributions made by us. In order to be taxed as a RIC, we must also meet certain asset-diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments are in private or thinly traded public companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses. If we fail to be taxed as a RIC for any reason and become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distributions to stockholders and the amount of our distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on us and our stockholders.

Capital markets may experience periods of disruption and instability. These market conditions may materially and adversely affect debt and equity capital markets in the United States and abroad, which may in the future have a negative impact on our business and operations.
From time-to-time, capital markets may experience periods of disruption and instability. During such periods of market disruption and instability, we and other companies in the financial services sector may have limited access, if available, to alternative markets for debt and equity capital. Equity capital may be difficult to raise because, subject to some limited exceptions which will apply to us as a BDC, we will generally not be able to issue additional shares of our Common Stock at a price less than net asset value without first obtaining approval for such issuance from our stockholders and our independent directors. In addition, our ability to incur indebtedness (including by issuing preferred stock) is limited by applicable regulations such that our asset coverage, as defined in the 1940 Act, must equal at least 150% immediately after each time we incur indebtedness. The debt capital that will be available, if at all, may be at a higher cost and on less favorable terms and conditions in the future. Any inability to raise capital could have a negative effect on our business, financial condition and results of operations.
Given the extreme volatility and dislocation in the capital markets over the past several years, many BDCs have faced, and may in the future face, a challenging environment in which to raise or access capital. In addition, significant changes in the capital markets, including the extreme volatility and disruption over the past several years, has had, and may in the future have, a negative effect on the valuations of our investments and on the potential for liquidity events involving these investments. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market-to-market participants (even if we plan on holding an investment through its maturity). As a result, volatility in the capital markets can adversely affect our investment valuations. Further, the illiquidity of our investments may make it difficult for us to sell such investments if required and to value such investments. Consequently, we may realize significantly less than the value at which we carry our investments. An inability to raise capital, and any required sale of our investments for liquidity purposes, could have a material adverse impact on our business, financial condition or results of operations. In addition, a prolonged period of market illiquidity may cause us to reduce the volume of loans and debt securities we originate and/or fund and adversely affect the value of our portfolio investments, which could have a material and adverse effect on our business, financial condition, results of operations and cash flows.
We may need to raise additional capital to grow because we must distribute most of our income.
We will need additional capital to fund new investments and grow our portfolio of investments. We issued shares of our Common Stock in connection with the Private Common Stock Offering, issued the Notes in connection with the 144A Note Offering, assumed the outstanding obligations under the Credit Agreement through our wholly owned subsidiary, Trinity Funding 1, LLC, and may borrow from financial institutions in the future. Unfavorable economic conditions could increase our funding costs or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to grow. In addition, we are required to distribute each taxable year an amount at least equal to 90% of our “investment company taxable income” (i.e., our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any) to our stockholders to continue to be taxed as a RIC. As a result, these earnings are not available to fund new investments.
We could raise capital through other channels.
The Board may determine to raise additional capital through other channels, including through private or public offerings. Capital raised through other channels could subject us to additional regulatory requirements. These additional provisions could affect our stockholders and limit our ability to take certain actions. In addition, if capital is raised through other channels, we would have to use financial and other resources to file any required registration statements and to comply with any additional regulatory requirements.

We may have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income.
For U.S. federal income tax purposes, we will include in income certain amounts that we have not yet received in cash, such as original issue discount, or a contractual payment added to the loan balance and due at the end of the loan term. Original issue discount could be significant relative to our overall investment activities. We also may be required to include in income certain other amounts that we have not yet received in cash.
Because we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the annual distribution requirements applicable to RICs. In such a case, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations and sourcing to meet these distribution requirements. If we are not able to obtain such cash from other sources, we may fail to qualify for the tax benefits available to RICs and thus be subject to corporate-level U.S. federal income tax.
Regulations governing our operation as a BDC affect our ability to and the way in which we raise additional capital.
We may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we are permitted as a BDC to issue senior securities in amounts such that our asset coverage ratio, as defined in the 1940 Act, equals at least 200% of total assets less all liabilities and indebtedness not represented by senior securities immediately after each issuance of senior securities. This ratio decreases to 150% if certain requirements are met. We have satisfied the requirements to increase our asset coverage ratio to 150%, including stockholder and Board approval. The Board and our initial sole stockholder approved a proposal to adopt an asset coverage ratio of 150% in connection with our organization. The reduced asset coverage requirement applicable to us permit us to double the amount of leverage we can incur as compared to a BDC subject to the 200% asset coverage test. For example, under a 150% asset coverage ratio, we could potentially borrow $2 for investment purposes of every $1 of investor equity whereas under a 200% asset coverage ratio, we may only borrow $1 for investment purposes for every $1 of investor equity.
If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous. This could have a material adverse effect on our operations and we may not be able to make distributions in an amount sufficient to be subject to taxation as a RIC, or at all. See “Item 1A. Risk Factors — Risks Related to our Business and Structure — We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.” In addition, issuance of securities could dilute the percentage ownership of our current stockholders in us.
No person or entity from which we borrow money will have a veto power or a vote in approving or changing any of our fundamental policies. If we issue preferred stock, the preferred stock would rank “senior” to Common Stock in our capital structure, preferred stockholders would have separate voting rights on certain matters and might have other rights, preferences or privileges more favorable than those of our common stockholders, and the issuance of preferred stock could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our Common Stock or otherwise be in your best interest. Holders of our Common Stock will directly or indirectly bear all of the costs associated with offering and servicing any preferred stock that we issue. In addition, any interests of preferred stockholders may not necessarily align with the interests of holders of our Common Stock and the rights of holders of shares of preferred stock to receive distributions would be senior to those of holders of shares of our Common Stock.

We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.
As part of our business strategy, we have assumed the Credit Agreement through our wholly owned subsidiary, Trinity Funding 1, LLC, and we may borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors. Holders of these senior securities or other credit facilities will have claims on our assets that are superior to the claims of our stockholders. Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we use leverage to partially finance our investments, you will experience increased risks of investing in our securities. If the value of our assets increases, then leveraging would cause the net asset value attributable to our Common Stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to pay common stock distributions, scheduled debt payments or other payments related to our securities. Leverage is generally considered a speculative investment technique.
There are significant financial and other resources necessary to comply with the requirements of being a public entity.
Upon the effectiveness of this Registration Statement, we will be subject to the reporting requirements of the Exchange Act and certain requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act will require that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls, significant resources and management oversight will be required. We intend to implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur significant additional annual expenses related to these steps and, among other things, directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses, increased auditing and legal fees and similar expenses.
The systems and resources necessary to comply with public company reporting requirements will increase further once we cease to be an “emerging growth company” under the JOBS Act. As long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will remain an emerging growth company for up to five years following an IPO or until the earliest of  (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period.
If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which could harm our business and the market price of our Common Stock.
We are not required to comply with certain requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the Exchange Act for a specified period of time or, in the case of the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the date we are no longer an emerging growth company under the JOBS Act. Accordingly, our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and are establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company.
Additionally, we have begun the process of documenting our internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC pursuant to the Exchange Act, or the date we are no longer an emerging growth company under the JOBS Act. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal control over financial reporting or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal control over financial reporting. As a public entity, we will be required to complete our initial management assessment of our internal control over financial reporting in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of our financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we or our independent registered public accounting firm were to report a material weakness in our internal control over financial reporting. This could materially adversely affect us and, following an IPO, lead to a decline in the market price of our Common Stock.
Provisions in our credit facilities may limit our operations.
At our discretion, we may utilize the leverage available under the Credit Agreement for investment and operating purposes. Additionally, we may in the future enter into additional credit facilities. To the extent we borrow money to make investments, the applicable credit facility may be backed by all or a portion of our loans and securities on which the lender will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with a lender. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lenders or their designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.
In addition, any security interests and/or negative covenants required by any credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under any credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under the credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.
Any defaults under a credit facility could adversely affect our business.
In the event we default under any credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under the credit facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such credit facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.
We are exposed to risks associated with changes in interest rates.
Because we intend to borrow money to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. A reduction in the interest rates on new investments relative to interest rates on current investments could have an adverse impact on our net investment income. However, an increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates and also could increase our interest expense, thereby decreasing our net income. Also, an increase in interest rates available to investors could make an investment in our Common Stock less attractive if we are not able to increase our distribution rate, which could reduce the value of our Common Stock. Further, rising interest rates could also adversely affect our performance if such increases cause our borrowing costs to rise at a rate in excess of the rate that our investments yield.
In periods of rising interest rates, to the extent we borrow money subject to a floating interest rate, our cost of funds would increase, which could reduce our net investment income. Further, rising interest rates could also adversely affect our performance if we hold investments with floating interest rates, subject to specified minimum interest rates (such as a LIBOR floor), while at the same time engaging in borrowings subject to floating interest rates not subject to such minimums. In such a scenario, rising interest rates may increase our interest expense, even though our interest income from investments is not increasing in a corresponding manner as a result of such minimum interest rates.
If general interest rates rise, there is a risk that the portfolio companies in which we hold floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents with us. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on us to provide fixed rate loans to our portfolio companies, which could adversely affect our net investment income, as increases in our cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments.
On July 27, 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced that it intends to phase out LIBOR by the end of 2021. It is unclear if at that time whether LIBOR will cease to exist or if new methods of calculating LIBOR will be established such that it continues to exist after 2021. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, is considering replacing U.S.

dollar LIBOR with a new index calculated by short term repurchase agreements, backed by Treasury securities called the Secured Overnight Financing Rate (“SOFR”). The first publication of SOFR was released in April 2018. Whether or not SOFR attains market traction as a LIBOR replacement remains a question and the future of LIBOR at this time is uncertain. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be enacted. The elimination of LIBOR or any other changes or reforms to the determination or supervision of LIBOR could have an adverse impact on the market for or value of any LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by or due to us or on our overall financial condition or results of operations. In addition, if LIBOR ceases to exist, we may need to renegotiate credit agreements extending beyond 2021 with our portfolio companies that utilize LIBOR as a factor in determining the interest rate, in order to replace LIBOR with the new standard that is established, which may have an adverse effect on our overall financial condition or results of operations. Following the replacement of LIBOR, some or all of these credit agreements may bear interest a lower interest rate, which could have an adverse impact on our results of operations. Moreover, if LIBOR ceases to exist, we may need to renegotiate certain terms of our credit facilities, if any. If we are unable to do so, amounts drawn under our credit facilities may bear interest at a higher rate, which would increase the cost of our borrowings and, in turn, affect our results of operations.
If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC, which would have a material adverse effect on our business, financial condition and results of operations.
As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. We believe that most of the investments that we may acquire in the future will constitute qualifying assets. However, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could violate the 1940 Act provisions applicable to business development companies. As a result of such violation, specific rules under the 1940 Act could prevent us, for example, from making follow-on investments in existing portfolio companies which could result in the dilution of our position or could require us to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If we need to dispose of investments quickly, it could be difficult to dispose of such investments on favorable terms. We may not be able to find a buyer for such investments and, even if we do find a buyer, we may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on our business, financial condition, results of operations, and cash flows.
Many of our portfolio investments will be recorded at fair value as determined in good faith by the Board and, as a result, there may be uncertainty as to the value of our portfolio investments.
Under the 1940 Act, we are required to carry our portfolio investments at market value or if there is no readily available market value, at fair value as determined by the Board. Many of our portfolio investments may take the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable, and we value these securities at fair value as determined in good faith by the Board, including to reflect significant events affecting the value of our securities. As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments:
•
a comparison of the portfolio company’s securities to publicly traded securities;

•
the enterprise value of a portfolio company;

•
the nature and realizable value of any collateral;

•
the portfolio company’s ability to make payments and its earnings and discounted cash flow;

•
the markets in which the portfolio company does business; and

•
changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors.

We expect that most of our investments (other than cash and cash equivalents) will be classified as Level 3 in the fair value hierarchy and require disclosures about the level of disaggregation along with the inputs and valuation techniques we use to measure fair value. This means that our portfolio valuations are based on unobservable inputs and our own assumptions about how market participants would price the asset or liability in question. Inputs into the determination of fair value of our portfolio investments require significant management judgment or estimation. Even if observable market data is available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. We employ the services of one or more independent service providers to review the valuation of these securities. The types of factors that the Board may take into account in determining the fair value of our investments generally include, as appropriate, comparison to publicly traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Due to this uncertainty in the value of our portfolio investments, a fair value determination may cause net asset value on a given date to materially understate or overstate the value that we may ultimately realize upon one or more of our investments. As a result, investors purchasing shares of our Common Stock based on an overstated net asset value would pay a higher price than the value of the investments might warrant. Conversely, investors selling shares during a period in which the net asset value understates the value of investments will receive a lower price for their shares than the value the investment portfolio might warrant.
We will adjust quarterly the valuation of our portfolio to reflect the determination of the Board of the fair value of each investment in our portfolio. Any changes in fair value are recorded in our statements of operations as net change in unrealized gain (loss) on investments.
We may experience fluctuations in our quarterly operating results.
We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, the interest rate payable on the debt securities we acquire, the default rate on such securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.
Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.
We and our portfolio companies are subject to regulation at the local, state and federal level. These laws and regulations, as well as their interpretation, may change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations and interpretations may also come into effect, including those governing the types of investments we or our portfolio companies are permitted to make, any of which could have a material adverse effect on our business. In particular, on July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, became law. The Dodd-Frank Act impacts many aspects of the financial services industry. Many of the provisions of the Dodd-Frank Act have been implemented, while others will still require final rulemaking by regulatory authorities. President Trump and certain members of Congress have indicated that they will seek to amend or repeal portions of the Dodd-Frank Act, among other federal laws, and drastically reduce the role of regulatory agencies, such as the Consumer Financial Protection Bureau, which may create regulatory uncertainty in the near term. While the impact of the Dodd-Frank Act, and recently-enacted federal tax reform legislation on us and our portfolio companies may not be known for an extended period of time, the Dodd-Frank Act and federal tax reform, including future rules implementing its provisions and the interpretation of those rules, along with other legislative and regulatory proposals directed at the financial services industry or affecting taxation that are proposed or pending in the U.S. Congress, may negatively impact the operations, cash flows or financial condition of us or our portfolio companies, impose additional costs on us or our portfolio companies, intensify the regulatory supervision of us or our portfolio companies or otherwise adversely affect our business or the business of our portfolio companies. In addition, if we do not comply with applicable laws and regulations, we could lose any licenses that we then hold for the conduct of our business and may be subject to civil fines and criminal penalties.
Additionally, changes to the laws and regulations governing our operations, including those associated with RICs, may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities or result in the imposition of corporate-level U.S. federal income taxes on us. Such changes could result in material differences to the strategies and plans set forth in this Registration Statement and may shift our investment focus from the areas of expertise of our investment professionals to other types of investments in which our investment professionals may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.
Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business, financial condition and results of operations.
We cannot predict how tax reform legislation will affect us, our investments, or our stockholders, and any such legislation could adversely affect our business.
Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service (“IRS”) and the U.S. Treasury Department. The U.S. House of Representatives and U.S. Senate passed tax reform legislation in December 2017 (the “2017 Tax Act”), which the President signed into law shortly thereafter. Such legislation made many changes to the Code, including, among other things, significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. Such legislation could significantly and negatively affect our ability to qualify as a RIC and have adverse federal income tax consequences to us and our stockholders. Additionally, the U.S. Treasury and IRS are in the process of issuing regulations and administrative interpretations of the 2017 Tax Act, and any such regulations, interpretations, any court decisions interpreting the 2017 Tax Act or the regulations or administrative interpretations thereunder, or any other changes in the tax laws could similarly, significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our stockholders of such qualification, or could have other adverse consequences. Stockholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities.
For any period that we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, U.S. stockholders that are individuals, trusts or estates will be taxed as though they received a distribution of some of our expenses.
A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. Prior to conducting an IPO, we anticipate that we will not qualify as a publicly offered RIC. We expect that we will qualify as a publicly offered RIC if we conduct an IPO. For any period that we are not a publicly offered RIC, a U.S. non-corporate stockholder’s allocable portion of our affected expenses will be treated as an additional distribution to the stockholder and will be deductible by such stockholder only to the extent permitted under the limitations described below. For U.S. non-corporate stockholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC. In particular, these expenses, which are “miscellaneous itemized deductions,” are currently not deductible by individuals (and beginning in 2026, will be deductible only to the extent they exceed 2% of such a stockholder’s adjusted gross income), and are not deductible for alternative minimum tax purposes.
The Board may change our investment objective, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.
The Board has the authority, except as otherwise prohibited by the 1940 Act, to modify or waive certain of our operating policies and strategies without prior notice and without stockholder approval. However, absent stockholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. Under Maryland law, we also cannot be dissolved without prior stockholder approval except by judicial action. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and the price value of our Common Stock. Nevertheless, any such changes could adversely affect our business and impair our ability to make distributions.
Any failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.
The occurrence of a disaster such as a cyber-attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our management team were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.
We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, we may experience threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.
We may incur lender liability as a result of our lending activities.
In recent years, a number of judicial decisions have upheld the right of borrowers and others to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We may be subject to allegations of lender liability, which could be time-consuming and expensive to defend and result in significant liability.
We may incur liability as a result of providing managerial assistance to our portfolio companies.
In the course of providing significant managerial assistance to certain portfolio companies, certain of our management and directors may serve as directors on the boards of such companies. To the extent that litigation arises out of investments in these companies, our management and directors may be named as defendants in such litigation, which could result in an expenditure of our funds, through our indemnification of such officers and directors, and the diversion of management time and resources.

Our management team and investment professionals may not be able to achieve the same or similar returns as those achieved by the Legacy Funds or by such persons while they were employed at prior positions.
The track record and achievements of the our management team and investment professionals are not necessarily indicative of future results that will be achieved by us. As a result, we may not be able to achieve the same or similar returns as those achieved by our management team and investment professionals at their prior positions, including at the Legacy Funds.
Risks Related to Our Investments
Our investment strategy focuses on growth stage companies, which are subject to many risks, including dependence on the need to raise additional capital, volatility, intense competition, shortened product life cycles, changes in regulatory and governmental programs, periodic downturns, below investment grade ratings, which could cause you to lose all or part of your investment in us.
We invest primarily in growth stage companies, many of which may have narrow product lines and small market shares, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as to general economic downturns, compared to more mature companies. The revenues, income (or losses), and projected financial performance and valuations of growth stage companies can and often do fluctuate suddenly and dramatically. For these reasons, investments in our portfolio companies, if rated by one or more ratings agency, would typically be rated below “investment grade,” which refers to securities rated by ratings agencies below the four highest rating categories. Our target growth stage companies are geographically concentrated and are therefore highly susceptible to materially negative local, political, natural and economic events. In addition, high growth industries are generally characterized by abrupt business cycles and intense competition. Overcapacity in high growth industries, together with cyclical economic downturns, may result in substantial decreases in the value of many growth stage companies and/or their ability to meet their current and projected financial performance to service our debt. Furthermore, growth stage companies also typically rely on venture capital and private equity investors, or initial public offerings, or sales for additional capital.
Venture capital firms in turn rely on their limited partners to pay in capital over time in order to fund their ongoing and future investment activities. To the extent that venture capital firms’ limited partners are unable or choose not to fulfill their ongoing funding obligations, the venture capital firms may be unable to continue operationally and/or financially supporting the ongoing operations of our portfolio companies which could materially and adversely impact our financing arrangement with the portfolio company.
These companies, their industries, their products and customer demand and the outlook and competitive landscape for their industries are all subject to change which could adversely impact their ability to execute their business plans and generate cash flow or raise additional capital that would serve as the basis for repayment of our loans. Therefore, our growth stage companies may face considerably more risk of loss than do companies at other stages of development.
The equipment financing industry is highly competitive and competitive forces could adversely affect the lease rates and resale prices that we may realize on our equipment lease investment portfolio and the prices that we have to pay to acquire our investments.
As part of our investment strategy, we plan to engage in equipment lease financing, through which we will finance equipment to growth stage companies. Equipment manufacturers, corporations, partnerships and others offer users an alternative to the purchase of most types of equipment with payment terms that vary widely depending on the type of financing, the lease or loan term and type of equipment. In seeking equipment financing transactions, we will compete with financial institutions, manufacturers and public and private leasing companies, many of which may have greater financial resources than us.
Some types of equipment are under special government regulation which may make the equipment more costly to acquire, own, maintain under lease and sell.
The use, maintenance and ownership of certain types of equipment are regulated by federal, state and/or local authorities. Regulations may impose restrictions and financial burdens on our ownership and operation of equipment. Changes in government regulations, industry standards or deregulation may also affect the ownership, operation and resale value of equipment. For example, certain types of equipment are subject to extensive safety and operating regulations imposed by government and/or industry self-regulatory organizations which may make these types of equipment more costly to acquire, own, maintain under lease and sell. These agencies or organizations may require changes or improvements to equipment and we may have to spend our own capital to comply. These changes may also require the equipment to be removed from service for a period of time. The terms of leases may provide for rent reductions if the equipment must remain out of service for an extended period or is removed from service. We may then have reduced operating revenues from the leases for these items of equipment. If we did not have the capital to make a required change, we might be required to sell the affected equipment or to sell other items of its equipment in order to obtain the necessary cash; in either event, we could suffer a loss on our investment and might lose future revenues, and we might also have adverse tax consequences.
We will be subject to risks inherent in the equipment lease financing business that may adversely affect our ability to finance our portfolio on terms which will permit us to generate profitable rates of return for investors.
A number of economic conditions and market factors, many of which we cannot control, could threaten our ability to operate profitably. These include: changes in economic conditions, including fluctuations in demand for equipment, lease rates, interest rates and inflation rates; the timing of purchases and the ability to forecast technological advances for equipment; technological and economic obsolescence; and increases in our expenses.
Demand for equipment fluctuates and periods of weak demand could adversely affect the lease rates and resale prices that we may realize on our investment portfolio while periods of high demand could adversely affect the prices that we have to pay to acquire our investments. Such fluctuations in demand could therefore adversely affect the ability of a leasing program to invest its capital in a timely and profitable manner. Equipment lessors have experienced a more difficult market in which to make suitable investments during historical periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. An economic recession resulting in lower levels of capital expenditure by businesses may result in more used equipment becoming available on the market and downward pressure on prices and lease rates due to excess inventory. Periods of low interest rates exert downward pressure on lease rates and may result in less demand for lease financing. Furthermore, a decline in corporate expansion or demand for capital goods could delay investment of our capital, and its production of lease revenues. There can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and other asset based financing in particular.
Economic recessions or downturns could impair our portfolio companies and harm our operating results.
Many of our portfolio companies will be susceptible to economic slowdowns or recessions and may be unable to repay our loans during these periods. Therefore, any non-performing assets are likely to increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may decrease the value of collateral securing some of our loans and the value of our equity and equity-related investments and could lead to financial losses in our portfolio and a corresponding decrease in revenues, net income and assets.
Unfavorable economic conditions also could increase our funding costs or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing our investments and harm our operating results.
A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. It is possible that we could become subject to a lender liability claim, including as a result of actions taken if we render significant managerial assistance to the borrower. Furthermore, if one of our portfolio companies were to file for bankruptcy protection, even though we may have structured our investment as senior secured debt, depending on the facts and circumstances, including the extent to which we provided managerial assistance to that portfolio company or otherwise exercise control over it, a bankruptcy court might re-characterize our debt as a form of equity and subordinate all or a portion of our claim to claims of other creditors.
Global economic, political and market conditions have materially and adversely affected debt and equity capital markets in the United States and around the world.
The worldwide financial markets, as well as various social and political tensions in the United States and around the world, may contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause economic uncertainties or deterioration in the United States and worldwide. We monitor developments and seek to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that we will be successful in doing so.
In August 2011 and then affirmed in August 2013, Standard & Poor’s Rating Services lowered its long-term sovereign credit rating on the U.S. from “AAA” to “AA+”. Additionally, in January of 2012, Standard & Poor’s Rating Services lowered its long-term sovereign credit rating for several large European countries. These ratings negatively impacted global markets and economic conditions. Although U.S. lawmakers have taken steps to avoid further downgrades, U.S. budget deficit concerns and similar conditions in Europe, China and elsewhere have increased the possibility of additional credit-rating downgrades and worsening global economic and market conditions. The current political climate has also intensified concerns about a potential trade war between the United States and China in connection with each country’s recent or proposed tariffs on the other country’s products. There can be no assurance that current or future governmental measures to mitigate these conditions will be effective. These conditions, government actions, market and economic disruptions and future developments may cause interest rates and borrowing costs to rise, which may adversely affect our ability to access debt financing on favorable terms and may increase the interest costs of our borrowers, hampering their ability to repay us. Continued or future adverse economic conditions could have a material adverse effect on our business, financial condition and results of operations.
In October 2014, the Federal Reserve announced that it was concluding its bond-buying program, or quantitative easing, which was designed to stimulate the economy and expand the Federal Reserve’s holdings of long-term securities, suggesting that key economic indicators, such as the unemployment rate, had showed signs of improvement since the inception of the program. It is possible that, without quantitative easing by the Federal Reserve, these developments, along with the United States government’s credit and deficit concerns and other global economic conditions, could cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms. Additionally, in December 2016, the Federal Reserve raised its federal funds target rate. However, if key economic indicators, such as the unemployment rate or inflation, do not progress at a rate consistent with the Federal Reserve’s objectives, the target range for the federal funds rate may further increase and cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms and may also increase the costs of our borrowers, hampering their ability to repay us.
Our investments in leveraged portfolio companies may be risky, and you could lose all or part of your investment.
Investment in leveraged companies involves a number of significant risks. Leveraged companies in which we invest may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees that we may have obtained in connection with our investment. In addition, our junior secured loans are generally subordinated to senior loans. As such, other creditors may rank senior to us in the event of an insolvency.

In addition, investing in small, fast-growing, private companies involves a number of significant risks, including the following:
•
these companies may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold. This failure to meet obligations may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

•
they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions, market conditions, and general economic downturns;

•
they are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•
they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion, or maintain their competitive position. In addition, our executive officers, and directors may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies; and

•
they may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding debt upon maturity.

Our investments are very risky and highly speculative.
We intend to invest primarily in secured loans and select equity and equity-related investments issued by, and provide equipment lease financing to, small, fast-growing private companies. We intend to invest primarily in secured loans made to companies whose debt has generally not been rated by any rating agency, although we would expect such debt, if rated, to fall below investment grade. Securities rated below investment grade are often referred to as “high yield” securities and “junk bonds,” and are considered “high risk” and speculative in nature compared to debt instruments that are rated above investment grade.
Generally, little public information exists about these companies, and we are required to rely on the ability of our senior management team and investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments. Also, privately held companies frequently have less diverse product lines and smaller market presence than larger competitors. These factors could adversely affect our investment returns as compared to companies investing primarily in the securities of public companies.
Senior Secured Loans.   There is a risk that the collateral securing our loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. In some circumstances, our liens on the collateral securing our loans could be subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that we will receive principal and interest payments according to the loan’s terms, or at all, or that we will be able to collect on the loan should we be compelled to enforce our remedies.
Second Lien Secured Loans.   In structuring our loans, we may subordinate our security interest in certain assets of a borrower to another lender, usually a bank. In these situations, all of the risks identified above in Senior Secured Loans would be true and additional risks inherent in holding a junior security position would also be present.

Equity and Equity-Related Investments.   When we invest in secured loans, we may acquire equity and equity-related securities as well. In addition, we may invest directly in the equity and equity-related securities of portfolio companies. The equity and equity-related interests we receive may not appreciate in value and may in fact decline in value. Accordingly, we may not be able to realize gains from our equity and equity-related interests, and any gains that we do realize on the disposition of any equity and equity-related interests may not be sufficient to offset any other losses we experience.
Investing in small, fast-growing companies involves a high degree of risk, and our financial results may be affected adversely if one or more of our significant portfolio investments defaults on its loans or fails to perform as we expect.
Our portfolio will consist primarily of debt and equity and equity-related investments in small privately owned companies. Investing in these companies involves a number of significant risks. Typically, the debt in which we will invest is not initially rated by any rating agency; however, we believe that if such investments were rated, they would be below investment grade. Securities rated below investment grade are often referred to as “high yield” securities and “junk bonds,” and are considered “high risk” and speculative in nature compared to debt instruments that are rated above investment grade. Compared to larger publicly owned companies, these companies may be in a weaker financial position and may experience wider variations in their operating results, which may make them more vulnerable to economic downturns. Typically, these companies need more capital to compete; however, their access to capital is limited and their cost of capital is often higher than that of their competitors. Our portfolio companies will face intense competition from larger companies with greater financial, technical, and marketing resources and their success typically depends on the managerial talents and efforts of an individual or a small group of persons. Therefore, the loss of any of its key employees could affect a portfolio company’s ability to compete effectively and harm its financial condition. Further, some of these companies will conduct business in regulated industries that are susceptible to regulatory changes. These factors could impair the cash flow of our portfolio companies and result in other events, such as bankruptcy. These events could limit a portfolio company’s ability to repay its obligations to us, which may have an adverse effect on the return on, or the recovery of, our investment in these businesses. Deterioration in a borrower’s financial condition and prospects may be accompanied by deterioration in the value of the loan’s collateral.
Many of these companies cannot obtain financing from public capital markets or from traditional credit sources, such as commercial banks. Accordingly, loans made to these types of companies pose a higher default risk than loans made to companies that have access to traditional credit sources.
We may be subject to risks associated with our investments in senior loans.
We intend to invest in senior secured loans. Senior secured loans are usually rated below investment grade or may also be unrated. As a result, the risks associated with senior secured loans may be considered by credit rating agencies to be similar to the risks of below investment grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment grade is considered speculative because of the credit risk of their issuers. Such companies are more likely than investment grade issuers to default on their payments of interest and principal owed to us, and such defaults could have a material adverse effect on our performance. An economic downturn would generally lead to a higher non-payment rate, and a senior secured loan may lose significant market value before a default occurs. Moreover, any specific collateral used to secure a senior secured loan may decline in value or become illiquid, which would adversely affect the senior secured loan’s value.
There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act or registered under the Exchange Act. As a result, we will rely primarily on our own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, we will be particularly dependent on the analytical abilities of our management team and investment professionals.
In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that we may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.
We may be subject to risks associated with our investments in junior debt securities.
We may invest in junior debt securities. Although certain junior debt securities are typically senior to common stock or other equity securities, the equity and debt securities in which we will invest may be subordinated to substantial amounts of senior debt, all or a significant portion of which may be secured. Such subordinated investments may be characterized by greater credit risks than those associated with the senior obligations of the same issuer. These subordinated securities may not be protected by all of the financial covenants, such as limitations upon additional indebtedness, typically protecting such senior debt. Holders of junior debt generally are not entitled to receive full payments in bankruptcy or liquidation until senior creditors are paid in full. Holders of equity are not entitled to payments until all creditors are paid in full. In addition, the remedies available to holders of junior debt are normally limited by restrictions benefiting senior creditors. In the event any portfolio company cannot generate adequate cash flow to meet senior debt service, we may suffer a partial or total loss of capital invested.
Second priority liens on collateral securing loans that we make to our portfolio companies may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us.
Certain loans that we intend to make are secured by a second priority security interest in the same collateral pledged by a portfolio company to secure senior debt owed by the portfolio company to commercial banks or other traditional lenders. Often the senior lender has procured covenants from the portfolio company prohibiting the incurrence of additional secured debt without the senior lender’s consent. Prior to and as a condition of permitting the portfolio company to borrow money from us secured by the same collateral pledged to the senior lender, the senior lender will require assurances that it will control the disposition of any collateral in the event of bankruptcy or other default. In many such cases, the senior lender will require us to enter into an intercreditor agreement prior to permitting the portfolio company to borrow from us. Typically the intercreditor agreements we will be requested to execute will expressly subordinate our debt instruments to those held by the senior lender and further provide that the senior lender shall control: (1) the commencement of foreclosure or other proceedings to liquidate and collect on the collateral; (2) the nature, timing, and conduct of foreclosure or other collection proceedings; (3) the amendment of any collateral document; (4) the release of the security interests in respect of any collateral; and (5) the waiver of defaults under any security agreement. Because of the control we may cede to senior lenders under intercreditor agreements we may enter, we may be unable to realize the proceeds of any collateral securing some of our loans.
If the assets securing the loans that we make decrease in value, then we may lack sufficient collateral to cover losses.
We believe that our borrowers generally are able to repay our loans from their available capital, future capital-raising transactions or current and/or future cash flow from operations. However, to attempt to mitigate credit risks, we typically take a secured collateral position. There is a risk that the collateral securing our secured loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, may be liquidated at a price lower than what we consider to be fair value and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of a borrower to raise additional capital.
In some circumstances, other creditors have claims having priority over our senior lien. Although for certain borrowers, we may be the only form of secured debt (other than potentially specific equipment financing), other borrowers may also have other senior secured debt, such as revolving loans and/or term loans, having priority over our senior lien. At the time of underwriting our loans, we generally only consider growth capital loans for prospective borrowers with sufficient collateral that covers the value of our loan as well as the revolving and/or term loans that may have priority over our senior lien; however, there may be instances in which we have incorrectly estimated the current or future potential value of the underlying collateral or the underlying collateral value has decreased, in which case our ability to recover our investment may be materially and adversely affected.
In addition, a substantial portion of the assets securing our investment may be in the form of intellectual property, inventory and equipment and, to a lesser extent, cash and accounts receivable. Intellectual property, if any, that is securing our loan could lose value if, among other things, the borrower’s rights to the intellectual property are challenged or if the borrower’s license to the intellectual property is revoked or expires. Inventory may not be adequate to secure our loan if our valuation of the inventory at the time that we made the loan was not accurate or if there is a reduction in the demand for the inventory.
Similarly, any equipment securing our loan may not provide us with the anticipated security if there are changes in technology or advances in new equipment that render the particular equipment obsolete or of limited value, or if the borrower fails to adequately maintain or repair the equipment. The residual value of the equipment at the time we would take possession may not be sufficient to satisfy the outstanding debt and we could experience a loss on the disposition of the equipment. Any one or more of the preceding factors could materially impair our ability to recover our investment in a foreclosure.
Our portfolio may be exposed in part to one or more specific industries, which may subject us to a risk of significant loss in a particular investment or investments if there is a downturn in that particular industry.
Our portfolio may be exposed in part to one or more specific industries. A downturn in any particular industry in which we are invested could significantly impact the aggregate returns we realize. If an industry in which we have significant investments suffers from adverse business or economic conditions, as these industries have to varying degrees, a material portion of our investment portfolio could be affected adversely, which, in turn, could adversely affect our financial position and results of operations.
The Legacy Portfolio’s concentration in technology-related companies is subject to many risks, including volatility, intense competition, shortened product life cycles, changes in regulatory and governmental programs and periodic downturns, and you could lose all or part of your investment.
As of September 30, 2019, investments in technology-related companies in the professional, scientific and technical services industry represented approximately 22.3% of the Legacy Portfolio, and many of these technology-related companies have narrow product lines and small market shares, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as to general economic downturns. The revenues, income (or losses), and valuations of technology-related companies can and often do fluctuate suddenly and dramatically. In addition, technology-related industries are generally characterized by abrupt business cycles and intense competition. Overcapacity in technology-related industries, together with cyclical economic downturns, may result in substantial decreases in the market capitalization of many technology-related companies. Such decreases in market capitalization may occur again, and any future decreases in technology-related company valuations may be substantial and may not be temporary in nature. Therefore, our portfolio companies may face considerably more risk of loss than do companies in other industry sectors.
Because of rapid technological change, the average selling prices of products and some services provided by technology-related companies have historically decreased over their productive lives. As a result, the average selling prices of products and services offered by technology-related companies may decrease over time, which could adversely affect their operating results, their ability to meet obligations under their debt securities and the value of their equity securities. This could, in turn, materially adversely affect our business, financial condition and results of operations.
Investments that we may make in sustainable and renewable technology companies will be subject to substantial operational risks, such as underestimated cost projections, unanticipated operation and maintenance expenses, loss of government subsidies, and inability to deliver cost-effective alternative energy solutions compared to traditional energy products. In addition, sustainable and renewable technology companies employ a variety of means of increasing cash flow, including increasing utilization of existing facilities, expanding operations through new construction or acquisitions, or securing additional long-term contracts. Thus, some energy companies may be subject to construction risk, acquisition risk or other risks arising from their specific business strategies. Furthermore, production levels for solar, wind and other renewable energies may be dependent upon adequate sunlight, wind, or biogas production, which can vary from market to market and period to period, resulting in volatility in production levels and profitability. Demand for sustainable and renewable technology is also influenced by the available supply and prices for other energy products, such as coal, oil and natural gases. A change in prices in these energy products could reduce demand for alternative energy.
A natural disaster may also impact investments that we may make in technology-related portfolio companies. The nature and level of natural disasters cannot be predicted and may be exacerbated by global climate change. A major disaster, such as an earthquake, tsunami, flood or other catastrophic event could result in disruption to the business and operations of any such technology-related portfolio companies.
We may invest in technology-related companies that are reliant on U.S. and foreign regulatory and governmental programs. Any material changes or discontinuation, due to change in administration or U.S. Congress or otherwise could have a material adverse effect on the operations of a portfolio company in these industries and, in turn, impair our ability to timely collect principal and interest payments owed to us to the extent applicable.
We may invest in technology-related companies that do not have venture capital or private equity firms as equity investors, and these companies may entail a higher risk of loss than do companies with institutional equity investors, which could increase the risk of loss of your investment.
Our portfolio companies may require substantial additional equity financing to satisfy their continuing working capital and other cash requirements and, in most instances, to service the interest and principal payments on our investment. Portfolio companies that do not have venture capital or private equity investors may be unable to raise any additional capital to satisfy their obligations or to raise sufficient additional capital to reach the next stage of development. Portfolio companies that do not have venture capital or private equity investors may be less financially sophisticated and may not have access to independent members to serve on their boards, which means that they may be less successful than portfolio companies sponsored by venture capital or private equity firms. Accordingly, financing these types of companies may entail a higher risk of loss than would financing companies that are sponsored by venture capital or private equity firms.
Our relationship with certain portfolio companies may expose us to our portfolio companies’ trade secrets and confidential information which may require us to be parties to non-disclosure agreements and restrict us from engaging in certain transactions.
Our relationship with some of our portfolio companies may expose us to our portfolio companies’ trade secrets and confidential information (including transactional data and personal data about their employees and clients) which may require us to be parties to non-disclosure agreements and restrict us from engaging in certain transactions. Unauthorized access or disclosure of such information may occur, resulting in theft, loss or other misappropriation. Any theft, loss, improper use, such as insider trading or other misappropriation of confidential information could have a material adverse impact on our competitive positions, our relationship with our portfolio companies and our reputation and could subject us to regulatory inquiries, enforcement and fines, civil litigation (which may cause us to incur significant expense or expose us to losses) and possible financial liability or costs.
The Legacy Portfolio’s concentration in the manufacturing industry is subject to various risks, including interruptions to the manufacturing process and costs of raw materials and energy, which may adversely affect our performance.
As of September 30, 2019, investments in the manufacturing industry represented approximately 22.0% of the Legacy Portfolio. Generally, our investments in the manufacturing industry are subject to various risks including safety or product liability issues, costs of raw materials and energy, including crude oil, and competition in global markets. The manufacturing industry is highly competitive, which puts pressure on prices. Prices are subject to international supply and demand as well as to the purchase costs of raw materials and energy. Markets for these products, as well as prices for raw materials and energy used by the manufacturing industry, are cyclical and volatile and the costs of raw materials and energy represent a substantial portion of the industry’s production costs and operating expenses. In addition, manufacturing facilities are subject to planned and unplanned production shutdowns, turnarounds and outages, which could have an adverse effect on long-term production. Companies in this industry are also subject to extensive federal, state, local and foreign environmental, health and safety laws and regulations concerning, among other things, emissions in the air, discharges to land and water and the generation, handling, treatment and disposal of hazardous waste and other materials. These requirements, and enforcement of these requirements, may become more stringent in the future. In addition, future regulatory or other developments could also restrict or eliminate the use of, or require manufacturing companies to make modifications to, their products, packaging, manufacturing processes and technology, which could have a significant adverse impact on its financial condition, results of operations and cash flows. Any of these interruptions to a manufacturing company in which we invest could adversely affect our performance.
The Legacy Portfolio’s concentration in the consumer and retail industry faces considerable uncertainties. Continued adverse changes in the economy may adversely affect consumer spending, which could negatively impact our business.
As of September 30, 2019, investments in the consumer and retail industry represented approximately 17.6% of the Legacy Portfolio. The consumer and retail industry is heavily dependent on discretionary consumer spending patterns. Our investments in the consumer and retail industry will be sensitive to numerous factors that affect discretionary consumer income, including adverse general economic conditions, changes in employment trends and levels of unemployment, increases in interest rates, weather, a significant rise in energy or food prices or other events or actions that may lead to a decrease in consumer confidence or a reduction in discretionary income. In addition, in a period of inflationary pricing, increased fuel costs may discourage customers from driving to retail locations, reducing store traffic and possibly sales. Declines in consumer spending, especially for extended periods, could have a material adverse effect on a portfolio company’s business, financial condition and results of operations. If a consumer and retail company in which we invest is unable to navigate these risks, our performance may be adversely affected.
The Legacy Portfolio’s concentration in the information industry is subject to various risks, including intellectual property infringement issues and rapid technological changes, which may adversely affect our performance.
As of September 30, 2019, investments in the information industry represented approximately 9.9% of the Legacy Portfolio. General risks of companies in the information industry include intellectual property infringement liability issues, the inability to protect software and other proprietary technology, extensive competition and limited barriers to entry. Generally, the market for information technology and software products is characterized by rapid technological change, evolving industry standards, changes in customer requirements and frequent new product introduction and enhancements. If a portfolio company in the information industry cannot develop new products and enhance its current products in response to technological changes and competing products, its business and operating results will be negatively affected. In addition, there has been a substantial amount of litigation in the information industry relating to intellectual property rights. Regardless of whether claims that a company is infringing patents or other intellectual property have any merit, these claims are time-consuming and costly. Moreover, a company in the information industry must monitor the unauthorized use of its intellectual property, which may be difficult and costly. A company’s failure to protect its intellectual property could put it at a disadvantage to its competitors and harm its business, results of operations and financial condition. If a company in the information industry in which we invest is unable to navigate these risks, our performance may be adversely affected.
The main industry sectors around which we intend to develop our investments are all capital intensive.
The industry sectors in which we intend to make investments, technology, business services and industrial, are each capital intensive. Currently, financing for capital-intensive companies remains difficult. In some successful companies, we believe we may need to invest more than we currently have planned to invest in these companies. There can be no assurance that we will have the capital necessary to make such investments. In addition, investing greater than planned amounts in our portfolio companies could limit our ability to pursue new investments and fund follow-on investments. Both of these situations could cause us to miss investment opportunities or limit our ability to protect existing investments from dilution or other actions or events that would decrease the value and potential return from these investments.
The majority of our portfolio companies will need multiple rounds of additional financing to repay their debts to us and continue operations. Our portfolio companies may not be able to raise additional financing, which could harm our investment returns.
The majority of our portfolio companies will often require substantial additional equity financing to satisfy their continuing working capital and other cash requirements and, in most instances, to service the interest and principal payments on our investment. Each round of venture financing is typically intended to provide a company with only enough capital to reach the next stage of development. We cannot predict the circumstances or market conditions under which our portfolio companies will seek additional capital. It is possible that one or more of our portfolio companies will not be able to raise additional financing or may be able to do so only at a price or on terms unfavorable to us, either of which would negatively impact our investment returns. Some of these companies may be unable to obtain sufficient financing from private investors, public capital markets or traditional lenders. This may have a significant impact if the companies are unable to obtain certain federal, state or foreign agency approval for their products or the marketing thereof, of if regulatory review processes extend longer than anticipated, and the companies need continued funding for their operations during these times. Accordingly, financing these types of companies may entail a higher risk of loss than would financing companies that are able to utilize traditional credit sources.
If our portfolio companies are unable to commercialize their technologies, products, business concepts or services, the returns on our investments could be adversely affected.
The value of our investments in our portfolio companies may decline if they are not able to commercialize their technology, products, business concepts or services. Additionally, although some of our portfolio companies may already have a commercially successful product or product line at the time of our investment, information technology, e-commerce, life science, and energy technology-related products and services often have a more limited market or life span than products in other industries. Thus, the ultimate success of these companies often depends on their ability to continually innovate in increasingly competitive markets. If they are unable to do so, our investment returns could be adversely affected and their ability to service their debt obligations to us over the term of the loan could be impaired. Our portfolio companies may be unable to acquire or develop any new products successfully, and the intellectual property they currently hold may not remain viable. Even if our portfolio companies are able to develop commercially viable products, the market for new products and services is highly competitive and rapidly changing. Neither our portfolio companies nor we will have any control over the pace of technology development. Commercial success is difficult to predict, and the marketing efforts of our portfolio companies may not be successful.
If our portfolio companies are unable to protect their intellectual property rights, our business and prospects could be harmed, and if portfolio companies are required to devote significant resources to protecting their intellectual property rights, the value of our investment could be reduced.
Our future success and competitive position will depend in part upon the ability of our portfolio companies to obtain, maintain and protect proprietary technology used in their products and services. Our portfolio companies will rely, in part, on patent, trade secret, and trademark law to protect that technology, but competitors may misappropriate their intellectual property, and disputes as to ownership of intellectual property may arise. Portfolio companies may, from time to time, be required to institute litigation to enforce their patents, copyrights, or other intellectual property rights; protect their trade secrets; determine the validity and scope of the proprietary rights of others; or defend against claims of infringement. Such litigation could result in substantial costs and diversion of resources. Similarly, if a portfolio company is found to infringe or misappropriate a third-party’s patent or other proprietary rights, it could be required to pay damages to the third-party, alter its products or processes, obtain a license from the third-party, and/or cease activities utilizing the proprietary rights, including making or selling products utilizing the proprietary rights. Any of the foregoing events could negatively affect both the portfolio company’s ability to service our debt investment and the value of any related debt and equity securities that we own, as well as any collateral securing our investment.

Loans may become nonperforming for a variety of reasons.
A loan or debt obligation may become non-performing for a variety of reasons. Such non-performing loans may require substantial workout negotiations or restructuring that may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of the principal amount of the loan and/or the deferral of payments. In addition, such negotiations or restructuring may be quite extensive and protracted over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery. We may also incur additional expenses to the extent that it is required to seek recovery upon a default on a loan or participate in the restructuring of such obligation. The liquidity for defaulted loans may be limited, and to the extent that defaulted loans are sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon. In connection with any such defaults, workouts or restructuring, although the we exercise voting rights with respect to an individual loan, we may not be able to exercise votes in respect of a sufficient percentage of voting rights with respect to such loan to determine the outcome of such vote.
The lack of liquidity in our investments may adversely affect our business.
All of our assets may be invested in illiquid securities, and a substantial portion of our investments in leveraged companies will be subject to legal and other restrictions on resale or will otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for us to sell such investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded these investments. As a result, we do not expect to achieve liquidity in our investments in the near-term. However, to pay distributions to our stockholders and to maintain the election to be regulated as a BDC and qualify as a RIC, we may have to dispose of investments if we do not satisfy one or more of the applicable criteria under the respective regulatory frameworks. We may also face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we have material nonpublic information regarding such portfolio company.
Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.
As a BDC, we will be required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by the Board. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. We record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our net asset value by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition and results of operations.
Our portfolio companies may prepay loans, which prepayment may reduce stated yields if capital returned cannot be invested in transactions with equal or greater expected yields.
The loans that will underlie our portfolio may be callable at any time, and many of them can be repaid with no premium to par. It is not clear at this time when or if any loan might be called. Whether a loan is called will depend both on the continued positive performance of the portfolio company and the existence of favorable financing market conditions that allow such company the ability to replace existing financing with less expensive capital. As market conditions change frequently, it is unknown when, and if, this may be possible for each portfolio company. Risks associated with owning loans include the fact that prepayments may occur at any time, sometimes without premium or penalty, and that the exercise of prepayment rights during periods of declining spreads could cause us to reinvest prepayment proceeds in lower-yielding instruments. In the case of some of these loans, having the loan called early may reduce our achievable yield if the capital returned cannot be invested in transactions with equal or greater expected yields, especially during periods of declining interest rates in the broader market, such in current market conditions.

To the extent original issue discount and payment-in-kind interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.
Our investments may include original issue discount, or OID. To the extent original issue discount constitutes a portion of our income, we are exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:
•
We must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID or other amounts accrued will be included in investment company taxable income for the year of the accrual, we may be required to make a distribution to our stockholders in order to satisfy our annual distribution requirements, even though we will not have received any corresponding cash amount. As a result, we may have to sell some of our investments at times or at prices that would not be advantageous to us, raise additional debt or equity capital or forgo new investment opportunities.

•
The higher yield of OID instruments reflect the payment deferral and credit risk associated with these instruments.

•
Even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is supposed to occur at the maturity of the obligation.

•
OID instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of the collateral.

•
OID instruments generally represent a significantly higher credit risk than coupon loans.

•
OID income received by us may create uncertainty about the source of our cash distributions to stockholders. For accounting purposes, any cash distributions to stockholders representing OID or market discount income are not treated as coming from paid-in capital, even though the cash to pay them comes from the offering proceeds. Thus, although a distribution of OID or market discount interest comes from the cash invested by the stockholders, Section 19(a) of the 1940 Act does not require that stockholders be given notice of this fact by reporting it as a return of capital.

We will be a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited by the 1940 Act with respect to the proportion of our assets that may be invested in securities of a single issuer.
We will be classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Our portfolio may be concentrated in a limited number of portfolio companies and industries. Beyond the asset diversification requirements associated with our qualification as a RIC under the Code, we will not have fixed guidelines for diversification. To the extent that we assume large positions in the securities of a small number of issuers, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. As a result, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, while we are not targeting any specific industries, our investments may be concentrated in relatively few industries. As a result, a downturn in any particular industry in which we are invested could also significantly impact the aggregate returns we realize.
We may hold the debt securities of leveraged companies that may, due to the significant volatility of such companies, enter into bankruptcy proceedings.
Leveraged companies may experience bankruptcy or similar financial distress. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of the creditors. A bankruptcy filing by a portfolio company may adversely and permanently affect the portfolio company. If the proceeding is converted to a liquidation, the value of the issuer may not equal the liquidation value that was believed to exist at the time of the investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs in connection with a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, our influence with respect to the class of securities or other obligations we own may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial.
Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.
Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in seeking to:
•
increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;

•
exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•
preserve or enhance the value of our investment.

We have discretion to make follow-on investments, subject to the availability of capital resources and the provisions of the 1940 Act. Failure on our part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements or the desire to maintain our RIC status.
Because we will not hold controlling equity interests in the majority of our portfolio companies, we may not be able to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies, which could decrease the value of our investments.
We do not expect to hold controlling equity positions in the majority of our portfolio companies. Our debt investments may provide limited control features such as restrictions on the ability of a portfolio company to assume additional debt or to use the proceeds of our investment for other than certain specified purposes. “Control” under the 1940 Act is presumed at more than 25% equity ownership, and may also be present at lower ownership levels where we provide managerial assistance. When we do not acquire a controlling equity position in a portfolio company, we may be subject to the risk that a portfolio company may make business decisions with which we disagree, and that the management and/or stockholders of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity of the debt and equity and equity-related investments that we typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company and may therefore suffer a decrease in the value of our investments.
Defaults by our portfolio companies will harm our operating results.
A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets. This could trigger cross-defaults under other agreements and jeopardize such portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

In addition, many of our investments will likely have a principal amount outstanding at maturity, which could result in a substantial loss to us if the borrower is unable to refinance or repay.
Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.
Although we expect that our investments will be primarily secured, some investments may be unsecured and subordinated to substantive amounts of senior indebtedness. The portfolio companies in which we invest usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the debt securities in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying senior creditors, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.
Additionally, certain loans that we make to portfolio companies may be secured on a second-priority basis by the same collateral securing senior secured debt of such companies. The first-priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first-priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second-priority liens after payment in full of all obligations secured by the first-priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second-priority liens, then, to the extent not repaid from the proceeds of the sale of the collateral, we will only have an unsecured claim against the portfolio company’s remaining assets, if any.
The rights we may have with respect to the collateral securing the loans we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of such senior debt, including in unitranche transactions. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first-priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first-priority liens:
•
the ability to cause the commencement of enforcement proceedings against the collateral;

•
the ability to control the conduct of such proceedings;

•
the approval of amendments to collateral documents;

•
releases of liens on the collateral; and

•
waivers of past defaults under collateral documents.

We may not have the ability to control or direct such actions, even if our rights are adversely affected. In addition, a bankruptcy court may choose not to enforce an intercreditor agreement or other agreement with creditors.
We may also make unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.
We may also make subordinated investments that rank below other obligations of the obligor in right of payment. Subordinated investments are generally more volatile than secured loans and are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or in general economic conditions. If we make a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high LTV ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.
The disposition of our investments may result in contingent liabilities.
A significant portion of our investments may involve private securities. In connection with the disposition of an investment in private securities, we may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities. These arrangements may result in contingent liabilities that ultimately result in funding obligations that we must satisfy through our return of distributions previously made to us.
We may be subject to additional risks if we engage in hedging transactions and/or invest in foreign securities.
The 1940 Act generally requires that 70% of our investments be in issuers each of whom, in addition to other requirements, is organized under the laws of, and has its principal place of business in, any state of the United States, the District of Columbia, Puerto Rico, the Virgin Islands or any other possession of the United States. Our investment strategy does not contemplate a significant number of investments in securities of non-U.S. companies. We expect that these investments would focus on the same investments that we intend to make in U.S. growth stage companies and, accordingly, would be complementary to our overall strategy and enhance the diversity of our holdings.
To the extent that these investments are denominated in a foreign currency, we may engage in hedging transactions. Engaging in either hedging transactions or investing in foreign securities would entail additional risks to our stockholders. We may, for example, use instruments such as interest rate swaps, caps, collars and floors, forward contracts or currency options or borrow under a credit facility in foreign currencies to minimize our foreign currency exposure. In each such case, we generally would seek to hedge against fluctuations of the relative values of our portfolio positions from changes in market interest rates or currency exchange rates. Hedging against a decline in the values of our portfolio positions would not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of the positions declined. However, such hedging could establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions could also limit the opportunity for gain if the values of the underlying portfolio positions increased. Moreover, it might not be possible to hedge against an exchange rate or interest rate fluctuation that was so generally anticipated that we would not be able to enter into a hedging transaction at an acceptable price.
While we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates could result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged could vary. Moreover, for a variety of reasons, we might not seek to establish a perfect correlation between the hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation could prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it might not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities would likely fluctuate as a result of factors not related to currency fluctuations.
The new market structure applicable to derivatives imposed by the Dodd-Frank Act may affect our ability to use over-the-counter (“OTC”) derivatives for hedging purposes.
The Dodd-Frank Act enacted, and the U.S. Commodity Futures Trading Commission (“CFTC”) and SEC have issued or proposed rules to implement, both broad new regulatory requirements and broad new structural requirements applicable to OTC derivatives markets and, to a lesser extent, listed commodity futures (and futures options) markets. Similar changes are in the process of being implemented in other major financial markets.
Recent and anticipated regulatory changes require that certain types of OTC derivatives, including those that we may use for hedging activities, including interest rate and credit default swaps, be cleared and traded on regulated platforms, and these regulatory changes are expected to apply to foreign exchange transactions in the future. U.S. regulators have also adopted rules requiring us to post collateral with respect to cleared OTC derivatives and rules imposing margin requirements for OTC derivatives executed with registered swap dealers that are not cleared. The margin requirements for cleared and uncleared OTC derivatives may, in order to maintain our exemption from commodity pool operator (“CPO”) registration under the CFTC No-Action Letter 12-40, limit our ability to enter into hedging transactions or to obtain synthetic investment exposures, in either case adversely affecting our ability to mitigate risk. Furthermore, any failure by us to fulfill any collateral requirement (e.g., a so-called “margin call”) may result in a default and could have a material adverse impact on our business, financial condition and results of operations.
The Dodd-Frank Act also imposed requirements relating to real-time public and regulatory reporting of OTC derivative transactions, enhanced documentation requirements, position limits on an expanded array of derivatives, and recordkeeping requirements. Taken as a whole, these changes could significantly increase the cost of using uncleared OTC derivatives to hedge risks, including interest rate and foreign exchange risk; reduce the level of exposure we are able to obtain for risk management purposes through OTC derivatives (including as the result of the CFTC imposing position limits on additional products); reduce the amounts available to us to make non-derivatives investments; impair liquidity in certain OTC derivatives; and adversely affect the quality of execution pricing obtained by us, all of which could adversely impact our investment returns.
We may not realize gains from our equity and equity-related investments.
We may in the future make investments that include warrants or other equity or equity-related securities. In addition, we may from time to time make non-control, equity co-investments in companies in conjunction with private equity sponsors. Our goal is ultimately to realize gains upon our disposition of such equity and equity-related interests. However, the equity and equity-related interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity and equity-related interests, and any gains that we do realize on the disposition of any equity and equity-related interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We often seek puts or similar rights to give us the right to sell our equity and equity-related securities back to the portfolio company issuer. We may be unable to exercise these put rights for the consideration provided in our investment documents if the issuer is in financial distress.
Risks Related to Our Common Stock
We may not be able to pay distributions, our distributions may not grow over time and/or a portion of our distributions may be a return of capital.
We intend to pay distributions to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to sustain a specified level of cash distributions or make periodic increases in cash distributions. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described herein. In addition, the inability to satisfy the asset coverage test applicable to us as a BDC could limit our ability to pay distributions. All distributions will be paid at the discretion of the Board and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. We cannot assure you that we will continue to pay distributions to our stockholders.
When we make distributions, we will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of an investor’s basis in our stock and, assuming that an investor holds our stock as a capital asset, thereafter as a capital gain.
We may choose to pay a portion of our distributions in our own stock, in which case you may be required to pay tax in excess of the cash you receive.
We may distribute taxable distributions that are payable in part in our stock. Taxable stockholders receiving such distributions will be required to include the full amount of the dividend as ordinary income (or as long-term capital gain or qualified dividend income to the extent such distribution is properly reported as such) to the extent of our current and accumulated earnings and profits for federal income tax purposes.
As a result of receiving distributions in the form of our Common Stock, a U.S. stockholder may be required to pay tax with respect to such distributions in excess of any cash received. If a U.S. stockholder sells the stock such stockholder receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. federal tax with respect to such distributions, including in respect of all or a portion of such dividend that is payable in shares of our Common Stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on distributions, it may put downward pressure on the trading price of shares of our Common Stock.
Investing in our Common Stock may involve an above-average degree of risk.
The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and a higher risk of volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our Common Stock may not be suitable for someone with lower risk tolerance.
Provisions of the Maryland General Corporation Law and our Charter and Bylaws could deter takeover attempts and have an adverse effect on the price of our Common Stock.
The MGCL and our Charter and Bylaws contain provisions that may discourage, delay or make more difficult a change in control of us or the removal of our directors. We are subject to the Maryland Business Combination Act, subject to any applicable requirements of the 1940 Act. The Board has adopted a resolution exempting from the Maryland Business Combination Act any business combination between us and any other person, subject to prior approval of such business combination by the Board, including approval by a majority of our independent directors. If the resolution exempting business combinations is repealed or the Board does not approve a business combination, the Maryland Business Combination Act may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer. The SEC staff has taken the position that, under the 1940 Act, an investment company may not avail itself of the Control Share Acquisition Act. As a result, we will amend our Bylaws to be subject to the Control Share Acquisition Act, only if the Board determines that it would be in our best interests and, after notification, the SEC staff does not object to our determination that our being subject to the Control Share Acquisition Act does not conflict with the 1940 Act. If such conditions are met, and we amend our Bylaws to repeal the exemption from the Control Share Acquisition Act, the Maryland Control Share Acquisition Act also may make it more difficult for a third party to obtain control of us and increase the difficulty of consummating such a transaction.

We have adopted certain measures that may make it difficult for a third-party to obtain control of us, including provisions of our Charter classifying the Board in three staggered terms and authorizing the Board to classify or reclassify shares of our capital stock in one or more classes or series and to cause the issuance of additional shares of our stock. These provisions, as well as other provisions of our Charter and Bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders.
There is currently no public market for the shares of our Common Stock, which could result in stockholders being unable to liquidate their investment in us.
The shares of our Common Stock have not been registered under the Securities Act or any state or foreign securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws. As a result, the shares of our Common Stock are subject to restrictions on ownership and transfer. Although shares of our Common Stock that are held by qualified institutional buyers have been approved for reporting through the Stifel Private Capital Markets Bloomberg Portal accessible from Bloomberg page “SNFI ”, shares of our Common Stock are newly issued securities for which there is no established trading market. In addition, although we have entered into the Common Stock Registration Rights Agreement in connection with the Private Common Stock Offering, pursuant to which we have agreed to use our commercially reasonable efforts to file and to cause to become effective a registration statement registering the public resale of the shares of our Common Stock issued and sold in the Private Common Stock Offering and issued to the Legacy Investors in connection with the Formation Transactions and to list such shares of our Common Stock on a national securities exchange, we can make no assurance that such registration statement will become or remain effective or that shares of our Common Stock will be listed on any exchange. Even if a resale registration statement is filed and becomes effective and the shares of our Common Stock are listed on a national securities exchange, we cannot assure you as to:
•
the likelihood that an active market will develop for the shares of our Common Stock;

•
the liquidity of any such market;

•
the ability of our stockholders to sell their shares of our Common Stock; or

•
the price that our stockholders may obtain for their shares of our Common Stock.

Even if an active trading market for the shares of our Common Stock develops, the market price for such shares may be highly volatile and you may not be able to resell your shares of our Common Stock at or above the price you paid to purchase the shares or at all. Some of the factors that could negatively affect our share price include:
•
our operating results in any future quarter not meeting the expectations of market analysts or investors;

•
reductions in our earnings estimates by us or market analysts;

•
publication of negative research or other unfavorable publicity or speculation in the press or investment community about our company, market or industry in which we invest;

•
increases in interest rates causing investors to demand a higher yield or return on investment than an investment in shares of our Common Stock may be projected to provide;

•
changes in market valuations of similar companies;

•
additions or departures of key personnel;

•
changes in the economic or regulatory environment in the markets in which we operate;

•
the occurrence of any of the other risk factors presented in this Registration Statement; and

•
general market, economic and political conditions.

Transfer of our shares of Common Stock is subject to stringent transfer requirements under the Securities Act and will be subject to lock-up provisions provided for in the Common Stock Registration Rights Agreement.
Pursuant to the Private Common Stock Offering and the Formation Transactions, we issued and sold shares of our Common Stock in private transactions exempt from registration under the Securities Act and, therefore, our shares of Common Stock are as of this Registration Statement treated as “restricted securities” for purposes of Rule 144 under the Securities Act. Restricted securities may not be resold except in compliance with the registration requirements of the Securities Act or under an exemption from those registration requirements, such as the exemptions provided by Rule 144 and other exemptions under the Securities Act.
Shares of our Common Stock may be offered, resold, pledged or otherwise transferred, only (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) outside of the United States in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) pursuant to another available exemption from the registration requirements of the Securities Act, in each of cases (i) through (v) in accordance with any applicable securities laws of any state of the United States. In addition, each holder of shares of our Common Stock will, and each subsequent holder will be required to, notify any purchaser of shares of our Common Stock from it of the resale restrictions referred to above.
Stockholders may be subject to filing requirements under the Exchange Act as a result of an investment in us.
Because our Common Stock will be registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of our Common Stock must be disclosed in a Schedule 13D, Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, investors who choose to reinvest their distributions may see their percentage stake in us increased to more than 5%, thus triggering this filing requirement. Although we provide in our quarterly financial statements the amount of outstanding stock and the amount of the investor’s stock, the responsibility for determining the filing obligation and preparing the filing remains with the investor. In addition, owners of 10% or more of our Common Stock are subject to reporting obligations under Section 16(a) of the Exchange Act.
Stockholders may be subject to the short-swing profits rules under the Exchange Act as a result of an investment in us.
Persons who hold more than 10% of a class of shares of our Common Stock may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the issuer profits from the purchase and sale of registered stock within a six-month period.
Risks Related to the Notes
The Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future.
The Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated, or junior, to any secured indebtedness or other obligations we or our subsidiaries have currently incurred, including the Credit Agreement, and may incur in the future (or any indebtedness that is initially unsecured that we later secure) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. Secured indebtedness is effectively senior to the Notes to the extent of the value of the assets securing such indebtedness.

The Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The Notes are obligations exclusively of us and not of any of our subsidiaries. None of our subsidiaries are a guarantor of the Notes and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated, or junior, to the Credit Agreement and all existing and future indebtedness and other obligations (including trade payables) incurred by any of our subsidiaries, financing vehicles or similar facilities and any subsidiaries, financing vehicles or similar facilities that we may in the future acquire or establish.
The Indenture contains limited protection for holders of the Notes.
The Indenture offers limited protection to holders of the Notes. The terms of the Indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the Indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•
issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be pari passu, or equal, in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the value of the assets securing such indebtedness, (3) indebtedness or other obligations of ours that are guaranteed by one or more of our subsidiaries and which therefore are structurally senior to the Notes and (4) securities, indebtedness or other obligations incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of those subsidiaries, in each case other than an incurrence of indebtedness or other obligations that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings;

•
pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;

•
sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•
create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•
enter into transactions with affiliates;

•
make investments; or

•
create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the Indenture does not require us to offer to purchase the Notes in connection with a change of control or any other event. Furthermore, the terms of the Indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes to the extent such a trading market develops for the Notes. Certain of our current debt instruments include more protections for their holders than the Indenture and the Notes.
In addition, other debt we issue or incur in the future could contain more protections for its holders than the Indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes to the extent such a market develops for the Notes.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.
Any default under the agreements governing our indebtedness or under other indebtedness to which we may be a party, that is not waived by the required lenders or holders and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes.
If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our current indebtedness or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.
If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders or holders under the agreements governing our indebtedness, or other indebtedness that we may incur in the future, to avoid being in default. If we breach our covenants under the agreements governing our indebtedness and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default and our lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.
If we are unable to repay debt, lenders having secured obligations, including the lenders under certain of our credit facilities, could proceed against the collateral securing the debt. Because the Indenture has cross-acceleration provisions, and any future debt will likely have, customary cross-default and cross-acceleration provisions, if the indebtedness thereunder, hereunder or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due.
The optional redemption provision may materially adversely affect your return on the Notes.
The Notes are redeemable in whole or in part at any time or from time to time on or after January 16, 2023 at our option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes being redeemed.

ITEM 2.
FINANCIAL INFORMATION

On January 8, 2020, Fund II, Fund III and Fund IV entered into the Credit Agreement with Credit Suisse and borrowed approximately $190.0 million on January 9, 2020 and used the proceeds to repay the outstanding SBA-guaranteed debentures of Fund II and Fund III and the outstanding balance under the Loan and Security Agreement with MUFG (each as defined below). On January 16, 2020, we consummated the Private Common Stock Offering and the 144A Note Offering and used the proceeds to repay a portion of the borrowings outstanding under the Credit Agreement with Credit Suisse and to consummate the Formation Transactions by acquiring the Legacy Funds and Trinity Capital Holdings as discussed in more detail below under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Formation Transactions”.
Pro Forma As Adjusted Balance Sheet
The following unaudited pro forma as adjusted balance sheet is based on the historical unaudited balance sheet of the Legacy Funds as of September 30, 2019 included with this Registration Statement, and pro forma as adjusted to give effect to the borrowings under the Credit Agreement with Credit Suisse and repayment of the SBA guarantee debentures and the Loan and Security Agreement with MUFG, the completion of the Private Common Stock Offering and the 144A Note Offering and completion of the Formation Transactions discussed in this Registration Statement.
	Legacy Funds			Trinity Capital Inc.
	Historical Combined Balance Sheets as of September 30, 2019	Credit Suisse Transaction(1)	Pro Forma Balance Sheet	Private Offerings(2)	Formation Transactions(3)	Pro Forma As Adjusted(3)
	(dollars in millions, except share and per share data)
Assets:
Investments, at fair value	$438.3	$—	$438.3	$—	$—	$438.3
Cash	30.4	(35.5)	(5.1)	197.2	(178.3)(4)	13.8
Interest receivable	3.9	—	3.9	—	—	3.9
Other assets	0.2	—	0.2	—	0.9	1.1
Total Assets	$472.8	$(35.5)	$437.3	$197.2	$(177.4)	$457.1
Liabilities and Members’ Equity and Partnerships’ Capital:
Accounts payable and accrued expenses	$0.9	$(0.6)	$0.3	$—	$2.2	$2.5
SBA debentures, net	208.9	(208.9)	—	—	—	—
Promissory Notes payable, net	23.1	—	23.1	—	(21.8)	1.3
2025 Notes, net	—	—	—	100.1	—	100.1
Credit facilities, net	4.1	182.3	186.4	—	(65.0)	121.4
Other liabilities	3.7	—	3.7	—		3.7
Total Liabilities	240.7	(27.2)	213.5	100.1	(84.6)	229.0
Members’ equity and partners’ capital contributions	232.1	(8.3)	223.8	—	(224.6)	(0.8)
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 16,768,104(5) shares outstanding, pro forma, as adjusted	—	—	—	—	—	—
Additional paid-in capital/undistributed earnings	—	—	—	105.0	132.3	237.3
Private Offerings costs and expenses	—	—	—	(7.9)	—	(7.9)
Retained earnings	—	—	—	—	(0.5)	(0.5)
Total members’ equity and partners’ capital/stockholders’ equity	232.1	(8.3)	223.8	97.1	(92.8)	228.1
Total liabilities and members’ equity and partners’ capital/stockholders’ equity	$472.8	$(35.5)	$437.3	$197.2	$(177.4)	$457.1
Shares outstanding				7,000,000	9,716,527(5)	16,716,527(5)
Net asset value per share						$13.65

(1)
The Credit Suisse Transaction consists of  (i) borrowings under the Credit Agreement of approximately $190.0 million, net of  $3.6 million of deferred costs, (ii) the repayment of the SBA guaranteed debentures of approximately $214.2 million as well as the write off of the related deferred financing costs of  $5.3 million, (iii) the recording of  $3.0 million of interest expense related to the SBA guaranteed debentures for the period of October 1, 2019 through the next payment date of March 1, 2020, and the related payment of such total accrued SBA guaranteed debenture interest of approximately $0.6 million, and (iv) the repayment of the amounts outstanding under a Loan and Security Agreement, dated as of March 29, 2019 and as amended on June 3, 2019, September 5, 2019 and January 2, 2020 (the “Loan and Security Agreement”), by and between Fund IV and MUFG Union Bank, N.A. (“MUFG”), of approximately $4.2 million as well as the write off of the related deferred financing costs of approximately $0.1 million.

(2)
The “Private Offerings Adjustments” consists of  (i) the sale of 7.0 million shares of Common Stock, representing approximately $105.0 million in total value at an offering price of  $15.00 per share in the Private Common Stock Offering, net of approximately $7.9 million of initial purchaser discounts and placement fees, and Private Common Stock Offering expenses, and (ii) the sale of  $105.0 million in aggregate principal amount of the Notes, net of approximately $4.9 million of initial purchaser discounts and 144A Note Offering expenses.

(3)
In connection with the Formation Transactions, the Legacy Investors and the members of Trinity Capital Holdings were given the option to receive shares of Common Stock and/or cash in exchange for their interests. The deadline for the Legacy Investors to make their respective elections to receive shares of Common Stock and/or cash expired on November 15, 2019. Based on the results of such elections and the valuation of each Legacy Fund as of January 16, 2020 and for purposes of the Formation Transactions Adjustments, the Company issued 9,183,185 shares of Common Stock, representing approximately $137.7 million in total value based on a per share price of  $15.00, and paid approximately $108.7 million in cash to the Legacy Investors in connection with the Formation Transactions. The merger consideration of the Formation Transactions was based on valuations as of September 30, 2019, as adjusted for assets that were disposed of by the Legacy Funds, as well as earnings, capital contributions and distributions paid to the Legacy Investors and material events affecting the portfolio companies of the Legacy Funds subsequent to September 30, 2019 and through January 16, 2020, the closing date of the Formation Transactions. As a result of these adjustments and changes in balances subsequent to September 30, 2019, promissory notes payable and members’ equity and partners’ capital contributions do not net to zero on a pro forma as adjusted basis. In addition, 533,332 shares of Common Stock, representing approximately $8.0 million in total value based on a per share price of  $15.00, were issued to, and approximately $2.0 million in cash was paid to, the members of Trinity Capital Holdings for their equity interests in Trinity Capital Holdings in connection with the Formation Transactions.

(4)
Cash used in the Formation Transactions totals approximately $178.3 million, which was funded from $97.1 million in net proceeds from the Private Common Stock Offering and $100.1 million in net proceeds from the 144A Note Offering, resulting in an approximately $18.9 million increase of cash on hand. The cash used in the Formation Transactions was used in the following manner: approximately $108.7 million was paid to Legacy Investors, $65.0 million was used to partially repay amounts outstanding under the Credit Agreement, approximately $2.0 million was paid to the members of Trinity Capital Holdings as partial consideration for their equity interests, and a scheduled payment of $2.1 million to a former partner related to a severance agreement, which was an obligation of, and was paid by, Trinity Capital Holdings as a subsidiary of the Company.

(5)
Amount includes 10 shares of Common Stock issued in connection with the formation of the Company.

Pro Forma As Adjusted Income Statement
The following unaudited pro forma as adjusted income statement is based on the historical unaudited income statement of the Legacy Funds as of September 30, 2019 included with this Registration Statement, and pro forma adjusted to give effect to the completion of the Formation Transactions, the Private Common Stock Offering and the 144A Note Offering discussed in this Registration Statement.
	For the Nine Months Ended September 30, 2019			For the Year Ended December 31, 2018
(dollars in thousands)	Historical Statement of Operations	Adjustments for Trinity Capital Inc.(2)	Pro Forma Statement of Operations	Historical Statement of Operations	Adjustments for Trinity Capital Inc.(2)	Pro Forma Statement of Operations
Investment Income:
Interest Income	$42,480.3	$—	$42,480.3	$47,078.0	$—	$47,078.0
Total investment income	42,480.3	—	42,480.3	47,078.0	—	47,078.0
Expenses:
Interest expense and other debt financing costs(1)	8,719.4	6,252.7	14,972.1	10,072.5	8,336.9	18,409.4
General and administrative(3)	917.2	6,154.6	7,071.8	—	7,769.4	7,769.4
Management fees to affiliate	6,154.6	(6,154.6)	—	7,769.4	(7,769.4)	—
Legal, accounting and other	—	862.5	862.5	272.9	1,150.0	1,422.9
Total expenses	15,791.2	7,115.2	22,906.4	18,114.8	9,486.9	27,601.7
Net Investment Income	26,689.1	(7,115.2)	19,573.9	28,963.2	(9,486.9)	19,476.3
Net realized gain/(loss) from investments	3,409.5	—	3,409.5	2,804.6	—	2,804.6
Net unrealized gain/(loss) from investments	7,838.9	—	7,838.9	(8,580.0)	—	(8,580.0)
Net Income	$37,937.5	$(7,115.2)	$30,822.3	$23,187.8	$(9,486.9)	$13,700.9
Return on Equity(4)

(1)
Interest expense for the periods presented represents (i) SBA interest expense totaling approximately $6.8 million and $7.3 million for the nine months ended September 30, 2019 and the fiscal year ended December 31, 2018, respectively, for Fund II and Fund III borrowings, with annual interest rates ranging from 3.6% to 4.4%, (ii) interest expense totaling approximately $1.7 million and $2.7 million for the nine months ended September 30, 2019 and the fiscal year ended December 31, 2018, respectively, on the TCI promissory notes whose annual interest rates range from 8% – 10%, and (iii) interest expense totaling approximately $0.2 million for the nine months ended September 30, 2019 for Fund IV under the Loan and Security Agreement. On a pro forma basis, (i) the amount borrowed and the effective annual interest rate on borrowings under the Credit Agreement could differ from historical borrowings, and the interest rate generally reflects the three-month LIBOR plus 3.25%; and (ii) reflects the sale of  $105.0 million in aggregate principal amount of the Notes, including the amortization of financing fees.

(2)
Adjustments reflect additional audit, legal and other general administrative expenses that are expected to be incurred on a pro forma basis.

(3)
General and administrative includes compensation and benefits for approximately 26 full time associates that provide deal origination, accounting, portfolio management and other services on behalf of the Legacy Funds, as well as other operating expenses such as lease, legal, marketing, and systems expenses.

(4)
For the year ended December 31, 2018, the pro forma return on equity is approximately 8.4%, as was calculated based on the average of the pro forma adjusted ending net assets at December 31, 2017 and

December 31, 2018. For the nine months ended September 30, 2019, the pro forma return on equity is approximately 21.2%, as was calculated based on the annualized pro forma adjusted net income for the period and average of the pro forma adjusted ending net assets at December 31, 2018 and September 30, 2019.
Capitalization
The following table sets forth the cash and capitalization of:
•
The Legacy Funds on an actual basis as of September 30, 2019;

•
The Legacy Funds on a pro forma basis to reflect entering into the Credit Agreement, the borrowing of approximately $190.0 million thereunder, the repayment of all of the amounts outstanding under the SBA guaranteed debentures of Fund II and Fund III and outstanding borrowings under the Loan and Security Agreement; and

•
The Company on a pro forma, as adjusted, basis to reflect (i) the sale of  $105.0 million in aggregate principal amount of the Notes in the 144A Note Offering, net of initial purchaser’s discounts and offering costs; (ii) the sale of 7,000,000 shares of Common Stock in the Private Common Stock Offering, net of initial purchaser’s discounts/placement agent’s fees and offering costs, (iii) the issuance of 9,716,527 shares of Common Stock and payment of  $112.8 million in cash in connection with the Formation Transactions and (iv) the repayment of approximately $65.0 million in amounts borrowed under the Credit Agreement.

(dollars in millions, except per share data) (unaudited)	Legacy Funds Actual as of September 30, 2019	Legacy Funds Pro Forma(1)	Trinity Capital Inc. Pro Forma As Adjusted(2)(3)
Assets
Investments, at fair value	$438.3	$438.3	$438.3
Cash	30.4	(5.1)	13.8
Interest receivable	3.9	3.9	3.9
Other assets	0.2	0.2	1.1
Total assets	$472.8	$437.3	$457.1
Liabilities
Accounts payable and accrued expenses	$0.9	$0.3	$2.5
SBIC debentures payable, net	208.9	—	—
Promissory Notes payable, net	23.1	23.1	1.3
2025 Notes, net	—	—	100.1
Credit facilities, net	4.1	186.4	121.4
Other liabilities	3.7	3.7	3.7
Total liabilities	$240.7	$213.5	$229.0
Stockholders’ equity
Members’ equity and partners’ capital contributions	$232.1	$223.8	$(0.8)
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 16,716,527(4) shares outstanding, pro forma, as further adjusted	—	—	—
Capital in excess of par value	—	—	237.3
Private Offerings costs and expenses	—	—	(7.9)
Retained earnings	—	—	(0.5)
Total stockholders’ equity	$232.1	$223.8	$228.1
Total liabilities and members’ equity and partners’ capital contributions/stockholders’ equity	$472.8	$437.3	$457.1
Net Asset Value Per Share			$13.65

(1)
The Legacy Funds pro forma column is based on the unaudited financial statements of the Legacy Funds as of September 30, 2019, and reflects pro forma adjustments for amounts expected to be borrowed under the Credit Agreement, the repayment of the SBA guaranteed debentures, the repayments of borrowings under the Loan and Security Agreement and accelerated interest and fees related to the repayment of these debt instruments.

(2)
The Trinity Capital Inc. pro forma as adjusted column reflects (i) scheduled distributions paid to certain Legacy Investors after September 30, 2019 (assuming the correctness of the Formation Transactions assumptions described herein), the consummation of the Private Common Stock Offering and the 144A Note Offering, the repayment of a portion of the amounts outstanding under the Credit Agreement with proceeds of the Private Common Stock Offering and the 144A Note Offering, the consummation of the Formation Transactions after September 30, 2019 using proceeds of the Private Common Stock Offering and the 144A Note Offering, and the other recent events relating to the Legacy Portfolio.

(3)
In connection with the Formation Transactions, the Legacy Investors and the members of Trinity Capital Holdings were given the option to receive shares of Common Stock and/or cash in exchange for their interests. The deadline for the Legacy Investors to make their respective elections to receive shares of Common Stock and/or cash expired on November 15, 2019. Based on the results of such elections and the valuation of each Legacy Fund as of January 16, 2020 and for purposes of the Formation Transactions Adjustments, the Company issued 9,183,185 shares of Common Stock, representing approximately $137.7 million in total value based on a per share price of  $15.00, and paid approximately $108.7 million in cash to the Legacy Investors in connection with the Formation Transactions. The merger consideration of the Formation Transactions was based on valuations as of September 30, 2019, as adjusted for assets that were disposed of by the Legacy Funds, as well as earnings, capital contributions and distributions paid to the Legacy Investors and material events affecting the portfolio companies of the Legacy Funds subsequent to September 30, 2019 and through January 16, 2020, the closing date of the Formation Transactions. As a result of these adjustments and changes in balances subsequent to September 30, 2019, promissory notes payable and members’ equity and partners’ capital contributions do not net to zero on a pro forma as adjusted basis. In addition, 533,332 shares of Common Stock, representing approximately $8.0 million in total value based on a per share price of  $15.00, were issued to, and approximately $2.0 million in cash was paid to, the members of Trinity Capital Holdings for their equity interests in Trinity Capital Holdings in connection with the Formation Transactions.

(4)
Amount includes 10 shares of Common Stock issued in connection with the formation of the Company and assumes no exercise of the over-allotment option granted to Keefe, Bruyette & Woods, Inc. as initial purchaser and placement agent in the Private Common Stock Offering.

Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion should be read in conjunction with seed financial statements of the Company that will be audited by Ernst & Young LLP, our independent registered public accounting firm (“EY”), and the financial statements of the Legacy Funds for (i) the fiscal year ended December 31, 2018 for TCI, Fund II, Fund III and Fund IV, which have been audited by EY and (ii) the nine month period ended September 30, 2019, which have been reviewed by EY, and the related notes and other financial information appearing elsewhere in this Registration Statement. In addition to historical information, the following discussion and other parts of this Registration Statement may contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to the factors discussed under “Item 1A. Risk Factors” and “Forward-Looking Statements” appearing elsewhere herein.
Overview
Trinity Capital Inc., a Maryland corporation and specialty lending company, is a leading provider of debt and equipment lease financing to growth stage companies, including venture-backed companies and companies with institutional equity investors. We are an internally managed, closed-end, non-diversified management investment company that intends to elect to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code for U.S. federal income tax purposes. As a BDC and a RIC, we will be required to comply with certain regulatory requirements. See “Item 1. Business — Regulation as a Business Development Company” and “Item 1. Business — Certain U.S. Federal Income Tax Consequences — Taxation as a Regulated Investment Company.”
We were formed for the purpose of acquiring the Legacy Funds, including the Legacy Assets, raising capital in the Private Offerings and making investments in accordance with our investment objective and investment strategy. Our investment objective is to generate current income and, to a lesser extent, capital appreciation through our investments. We will seek to achieve our investment objective by making investments consisting primarily of term debt and equipment lease financing investments and, to a lesser extent, working capital loans, equity and equity-related investments. In addition, we may obtain warrants or contingent exit fees at funding from many of our portfolio companies, providing an additional potential source of investment returns. We generally will be required to invest at least 70% of our total assets in qualifying assets in accordance with the 1940 Act but may invest up to 30% of our total assets in non-qualifying assets, as permitted by the 1940 Act. See “Item 1. Business — Regulation as a Business Development Company.”
We expect to target investments in growth stage companies, which are typically private companies, including venture-backed companies and companies with institutional equity investors. We define “growth stage companies” as companies that have significant ownership and active participation by sponsors and annual revenues of up to $100 million. We will not be limited to investing in any particular industry or geographic area and will seek to invest in under-financed segments of the private credit markets; provided, we will be limited by certain requirements of the 1940 Act. See “Item 1. Business — Regulation as a Business Development Company.”
We will invest in debt and equipment lease financings that may have initial interest only periods of 0 to 24 months and may then fully amortize over a term of 24 to 60 months and are secured by a blanket first lien, a specific asset lien on mission critical assets or a blanket second lien. We may also make a limited number of direct equity and equity-related investments in conjunction with our debt investments and equipment lease financings.
Critical Accounting Policies
The financial statements of the Legacy Funds are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and pursuant to Regulation S-X under the Securities Act. The Legacy Funds follow accounting and reporting guidance as determined by the Financial Accounting Standards Board (“FASB”), in FASB ASC 946, Financial Services — Investment Companies.

The preparation of our financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. Valuation of investments, income recognition, realized / unrealized gains or losses and U.S. federal income taxes are considered to be our critical accounting policies and estimates. These have been disclosed under “Note 2. Summary of Significant Accounting Policies” in the notes to the financial statements of the Legacy Funds included with this Registration Statement.
Portfolio Composition
Through the Formation Transactions, we acquired the Legacy Assets, including the Legacy Portfolio, from the Legacy Funds, as well as Trinity Capital Holdings. The portfolio composition information is presented on a combined basis unless otherwise noted. The investments included in the Legacy Portfolio had a collective fair value of approximately $438.3 million as of September 30, 2019, as determined by management’s internal analysis and a third-party independent valuation firm. As of September 30, 2019, the Legacy Assets, including the Legacy Portfolio, consisted of: (1) approximately $438.3 million in investments, including debt, equipment lease financing and equity and equity-related investments; (2) an aggregate of approximately $34.5 million in cash, interest receivables and other assets; and (3) liabilities of approximately $240.7 million.
As of September 30, 2019, the investments in the Legacy Portfolio were comprised of approximately $344.2 million in debt investments, $57.0 million in equipment lease financing investments, and $37.1 million in equity and equity-related investments, including warrants, across 74 portfolio companies.
Summaries of the composition of the Legacy Portfolio at cost and fair value as a percentage of total investments are shown in following tables:
	September 30, 2019	December 31, 2018
	(Unaudited)
Cost:
Loans	78.6%	81.9%
Equipment Lease Financing	12.8	8.8
Equity and Equity-Related	8.6	9.3
Total	100.0%	100.0%

	September 30, 2019	December 31, 2018
	(Unaudited)
Fair Value:
Loans	78.5%	84.0%
Equipment Lease Financing	13.0	9.0
Equity and Equity-Related	8.5	7.0
Total	100.0%	100.0%
The following tables show the composition of the Legacy Portfolio by geographic region at cost and fair value as a percentage of total investments. The geographic composition is determined by the location of the corporate headquarters of the portfolio company.

	September 30, 2019	December 31, 2018
	(Unaudited)
Cost:
West	57.2%	66.9%
Northeast	26.4	18.0
Southeast	5.9	5.7
Midwest	2.9	2.9
Mountain	3.3	3.7
Canada	2.9	1.4
South	1.4	1.4
Total	100%	100.0%

	September 30, 2019	December 31, 2018
	(Unaudited)
Fair Value:
West	54.2%	65.2%
Northeast	27.0	18.8
Southeast	7.8	5.9
Midwest	3.5	3.7
Mountain	3.4	4.0
Canada	3.1	1.4
South	1.0	1.0
Total	100%	100.0%
Set forth below are tables showing the industry composition of the Legacy Portfolio at cost and fair value:
	September 30, 2019	December 31, 2018
	(Unaudited)
Cost:
Professional, Scientific, and Technical Services	24.9%	27.6%
Manufacturing	21.1	23.1
Retail Trade	17.1	13.1
Information	10.0	10.9
Wholesale Trade	3.4	5.4
Real Estate and Rental and Leasing	4.7	2.3
Health Care and Social Assistance	3.4	3.6
Educational Services	3.2	3.0
Utilities	3.2	2.6
Finance and Insurance	1.8	5.7
Construction	1.7	1.9
Administrative and Support and Waste Management	1.7	0.8
Agriculture, Forestry, Fishing and Hunting	3.8	—
Total	100%	100.0%

	September 30, 2019	December 31, 2018
	(Unaudited)
Fair Value:
Professional, Scientific, and Technical Services	22.3%	26.7%
Manufacturing	22.0	22.1
Retail Trade	17.6	13.5
Information	9.9	11.2
Wholesale Trade	3.7	5.7
Real Estate and Rental and Leasing	4.8	2.3
Health Care and Social Assistance	4.1	4.2
Educational Services	3.2	3.1
Utilities	3.3	2.7
Finance and Insurance	1.8	5.9
Construction	1.5	1.7
Administrative and Support and Waste Management	1.7	0.9
Agriculture, Forestry, Fishing and Hunting	4.1	—
Total	100%	100.0%
As of September 30, 2019, the debt and equipment lease financing investments in the Legacy Portfolio had a weighted average time to maturity of approximately 2.7 years. Additional information regarding the Legacy Portfolio is set forth in the schedules of investments and the related notes thereto included with this Registration Statement.
Portfolio Asset Quality
Our portfolio management team uses an ongoing investment risk rating system to characterize and monitor our outstanding loans and lease financings. Our portfolio management team monitors and, when appropriate, recommends changes to the investment risk ratings. Our Investment Committee reviews the recommendations and/or changes to the investment risk ratings, which are submitted on a quarterly basis to the Audit Committee and our Board.
For our investment risk rating system, we review seven different criteria and, based on our review of such criteria, we assign a risk rating on a scale of 1 to 5, as set forth in the following illustration.

The following table shows the distribution of the loan and equipment lease financing investments in the Legacy Portfolio, on a combined basis, on the 1 to 5 investment risk rating scale range at fair value as of September 30, 2019 and December 31, 2018:
	September 30, 2019		December 31, 2018
(dollars in millions) Investment Risk Rating Scale Range	Investments at Fair Value	Percentage of Total Portfolio	Investments at Fair Value	Percentage of Total Portfolio
4.0 – 5.0	$36.3	9.0%	$29.2	7.8%
3.0 – 3.9	150.8	37.6	177.1	47.2
2.0 – 2.9	188.6	47.0	137.8	36.7
1.6 – 1.9	22.2	5.5	30.6	8.1
1.0 – 1.5	3.3	0.8	0.8	0.2
Totals	$401.2	100.00%	$375.5	100.0%
At September 30, 2019 and December 31, 2018, the loan and equipment lease financing investments in the Legacy Portfolio had a weighted average risk rating score of 3.0 and 3.0, respectively.
Debt and Equipment Lease Financing Investments on Non-Accrual Status
We will not accrue interest on our debt and equipment lease financing investments if we have reason to doubt our ability to collect such interest. At September 30, 2019, investments in two portfolio companies in the Legacy Portfolio were on non-accrual status, which represented approximately $17.0 million, or 3.9%, of the fair value of the Legacy Portfolio. At December 31, 2018, investments in two portfolio companies in the Legacy Portfolio were on non-accrual status, which represented approximately $11.0 million, or 2.5%, of the fair value of the Legacy Portfolio. Each investment under non-accrual status at December 31, 2018 either began making payments, repaid the outstanding debt in its entirety or the outstanding debt was restructured prior to September 30, 2019.
Discussion and Analysis of Results of Operations of the Legacy Funds
The following presents the results of operations of the Legacy Funds on a combined basis unless otherwise noted.
Nine months ended September 30, 2019
The following results of operations for the nine months ended September 30, 2019 include all of the Legacy Funds on a combined basis, except that the results of operations of Sidecar Fund included in the following only cover the period from April 9, 2019 through September 30, 2019, as Sidecar Fund was formed on April 5, 2019 and commenced operations on April 9, 2019.
Investment Income
Investment income represents interest income recognized as earned in accordance with the contractual terms of the loan agreement. Interest income from original issue discount (“OID”) represents the estimated fair value of detachable equity warrants obtained in conjunction with the origination of debt and equipment lease securities and is accreted into interest income over the term of the loan as a yield enhancement.
For the nine months ended September 30, 2019, total investment income was approximately $42.5 million, which represents an approximate yield of 14.1% on the investments during the period.
Expenses
For the nine months ended September 30, 2019, total expenses were approximately $15.8 million. Total expenses represent approximately $8.7 million of interest expenses as well as approximately $6.2 million for management fees and $0.9 million for other administrative expenses such as legal fees. Such management fees relate to Fund II, Fund III and Fund IV.

Net Investment Income
As a result of approximately $42.5 million in total investment income as compared to approximately $15.8 million in total expenses, net investment income for the nine months ended September, 2019 was approximately $26.7 million.
Net Realized Gains and Losses
Realized gains or losses are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written-off during the period.
For the nine months ended September 30, 2019, the Legacy Funds realized gains on their investments of approximately $3.4 million.
Net Change in Unrealized Appreciation / (Depreciation) from Investments
Net change in unrealized appreciation or (depreciation) from investments primarily reflects the net change in the fair value of the investment portfolio and financial instruments and the reclassification of any prior period unrealized appreciation or depreciation on exited investments and financial instruments to realized gains or losses.
For the nine months ended September 30, 2019, net change in unrealized appreciation from investments totaled approximately $7.8 million. The net change in unrealized appreciation from investments was driven primarily by approximately $9.4 million of unrealized appreciation in equity investments, offset by approximately $1.6 million unrealized loss in loan and equipment lease financing investments. Within the loan and equipment lease financing portfolio, the approximately $1.6 million of unrealized depreciation is primarily due to a write-down of Edeniq of approximately $5.7 million which is offset by unrealized appreciation spread over numerous investments. Vertical Communications equity contributed unrealized losses of approximately $3.5 as a result of their deteriorating performance and lack of cash funding. The largest single contributor to the total unrealized gain in equity investments is Nanotherapeutics, Inc., which contributed approximately $4.8 million of unrealized appreciation based upon improvements in this company’s business outlook.
Net Increase in Members’ Equity and Partners’ Capital Resulting from Operations
Net increase in members’ equity and partners’ capital resulting from operations during the nine months ended September 30, 2019 was approximately $37.9 million.
Fiscal year ended December 31, 2018
The following results of operations for the fiscal year ended December 31, 2018 include TCI, Fund II, Fund III and Fund IV on a combined basis, except that the results of operations of Fund IV included in the following only cover the period from November 21, 2018 through December 31, 2018, as Fund IV was formed on May 1, 2018 and commenced operations on November 21, 2018. Sidecar Fund is excluded from the following because it was formed on April 5, 2019 and commenced operations on April 9, 2019.
Investment Income
Investment income represents interest income recognized as earned in accordance with the contractual terms of the loan agreement. Interest income from OID represents the estimated fair value of detachable equity warrants obtained in conjunction with the origination of debt and equipment lease securities and is accreted into interest income over the term of the loan as a yield enhancement.
For the fiscal year ended December 31, 2018, total investment income was approximately $47.1 million which represents an approximate yield of 14% on the investments during the period.

Expenses
For the fiscal year ended December 31, 2018, total expenses were approximately $18.1 million. Total expenses represent approximately $10.1 million of interest expenses as well as approximately $7.8 million for management fees and $0.3 million for other administrative expenses such as legal fees. Such management fees relate to Fund II, Fund III and Fund IV.
Net Investment Income
As a result of approximately $47.1 million in total investment income as compared to approximately $18.1 million in total expenses, net investment income for the fiscal year ended December 31, 2018 was approximately $29.0 million.
Net Realized Gains and Losses
Realized gains or losses are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written-off during the period.
For the fiscal year ended December 31, 2018, the Legacy Funds realized gains on their investments of approximately $2.8 million.
Net Change in Unrealized Appreciation / (Depreciation) from Investments
Net change in unrealized appreciation or (depreciation) from investments primarily reflects the net change in the fair value of the investment portfolio and financial instruments and the reclassification of any prior period unrealized appreciation or depreciation on exited investments and financial instruments to realized gains or losses.
For the fiscal year ended December 31, 2018, net change in unrealized appreciation (depreciation) from investments totaled approximately ($8.6 million). The net change in unrealized appreciation (depreciation) from investments was driven primarily by approximately ($4.0 million) of unrealized depreciation of the warrant portfolio, and approximately ($4.5 million) of unrealized depreciation in the equity portfolio. Within the warrant portfolio, warrants in Hospitalists Now, Inc. contributed approximately ($2.0 million) of unrealized depreciation, and warrants in Edeniq, Inc. contributed approximately ($1.8 million) of unrealized depreciation, in both cases due to degradations of the business outlook at the respective portfolio companies. Within the equity portfolio, approximately ($3.1 million) of unrealized depreciation was due to equity holdings in Edeniq, Inc, while approximately ($1.9 million) of unrealized depreciation was attributable to equity holdings in Vertical Communications.
Net Increase in Members’ Equity and Partners’ Capital Resulting from Operations
Net increase in members’ equity and partners’ capital resulting from operations during the fiscal year ended December 31, 2018 was approximately $23.2 million.
Discussion and Analysis of Results of Operations of TCI
Nine months ended September 30, 2019
Investment Income
Investment income represents interest income recognized as earned in accordance with the contractual terms of the loan agreement. Interest income from OID represents the estimated fair value of detachable equity warrants obtained in conjunction with the origination of debt and equipment lease securities and is accreted into interest income over the term of the loan as a yield enhancement.
For the nine months ended September 30, 2019, total investment income was approximately $2.4 million.

Expenses
For the nine months ended September 30, 2019, total expenses were approximately $1.8 million. Total expenses represent interest expenses as well as other administrative expenses such as legal fees.
Net Investment Income
As a result of approximately $2.4 million in total investment income as compared to approximately $1.8 million in total expenses, net investment income for the nine months ended September 30, 2019 was approximately $0.6 million.
Net Realized Gains and Losses
Realized gains or losses are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written-off during the period.
For the nine months ended September 30, 2019, TCI had realized gains on its investments of approximately $17,000.
Net Change in Unrealized Appreciation / (Depreciation) from Investments
Net change in unrealized appreciation or (depreciation) primarily reflects the net change in the fair value of the investment portfolio and financial instruments and the reclassification of any prior period unrealized appreciation or depreciation on exited investments and financial instruments to realized gains or losses
For the nine months ended September 30, 2019, the net change in unrealized appreciation (depreciation) from investments totaled approximately $2.4 million.
Net Increase in Members’ Equity and Partners’ Capital Resulting from Operations
Net increase in members’ equity and partners’ capital resulting from operations during the nine months ended September 30, 2019 was approximately $3.0 million.
Fiscal year ended December 31, 2018
Investment Income
Investment income represents interest income recognized as earned in accordance with the contractual terms of the loan agreement. Interest income from OID represents the estimated fair value of detachable equity warrants obtained in conjunction with the origination of debt and equipment lease securities and is accreted into interest income over the term of the loan as a yield enhancement.
For the fiscal year ended December 31, 2018, total investment income was approximately $3.8 million.
Expenses
For the fiscal year ended December 31, 2018, total expenses were approximately $2.8 million. Total expenses represent interest expenses as well as other administrative expenses such as legal fees.
Net Investment Income
As a result of approximately $3.8 million in total investment income as compared to approximately $2.8 million in total expenses, net investment income for the fiscal year ended December 31, 2018 was approximately $1.0 million.

Net Realized Gains and Losses
Realized gains or losses are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written-off during the period.
For the fiscal year ended December 31, 2018, TCI realized gains on its investments of approximately $49,000.
Net Change in Unrealized Appreciation / (Depreciation) from Investments
Net change in unrealized appreciation or (depreciation) primarily reflects the net change in the fair value of the investment portfolio and financial instruments and the reclassification of any prior period unrealized appreciation or depreciation on exited investments and financial instruments to realized gains or losses.
For the fiscal year ended December 31, 2018, net change in unrealized (depreciation) from investments totaled approximately ($726,000).
Net Increase in Members’ Equity and Partners’ Capital Resulting from Operations
Net increase in members’ equity and partners’ capital resulting from operations during the fiscal year ended December 31, 2018 was approximately $323,000.
Discussion and Analysis of Results of Operations of Fund II
Nine months ended September 30, 2019
Investment Income
Investment income represents interest income recognized as earned in accordance with the contractual terms of the loan agreement. Interest income from OID represents the estimated fair value of detachable equity warrants obtained in conjunction with the origination of debt and equipment lease securities and is accreted into interest income over the term of the loan as a yield enhancement.
For the nine months ended September 30, 2019, total investment income was approximately $12.4 million.
Expenses
For the nine months ended September 30, 2019, total expenses were approximately $5.1 million. Total expenses represent interest expenses and investment manager fees as well as other administrative expenses such as legal fees.
Net Investment Income
As a result of approximately $12.4 million in total investment income as compared to approximately $5.1 million in total expenses, net investment income for the nine months ended September 30, 2019 was approximately $7.3 million.
Net Realized Gains and Losses
Realized gains or losses are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written-off during the period.
For the nine months ended September 30, 2019, Fund II realized gains on its investments of approximately $1.5 million.

Net Change in Unrealized Appreciation / (Depreciation) from Investments
Net change in unrealized appreciation or (depreciation) primarily reflects the net change in the fair value of the investment portfolio and financial instruments and the reclassification of any prior period unrealized appreciation or depreciation on exited investments and financial instruments to realized gains or losses.
For the nine months ended September 30, 2019, net change in unrealized appreciation from investments totaled approximately $2.7 million.
Net Increase in Members’ Equity and Partners’ Capital Resulting from Operations
Net increase in members’ equity and partners’ capital resulting from operations during the nine months ended September 30, 2019 was approximately $11.5 million.
Fiscal year ended December 31, 2018
Investment Income
Investment income represents interest income recognized as earned in accordance with the contractual terms of the loan agreement. Interest income from OID represents the estimated fair value of detachable equity warrants obtained in conjunction with the origination of debt and equipment lease securities and is accreted into interest income over the term of the loan as a yield enhancement.
For the fiscal year ended December 31, 2018, total investment income was approximately $20.8 million.
Expenses
For the fiscal year ended December 31, 2018, total expenses were approximately $7.3 million. Total expenses represent interest expenses and investment manager fees as well as other administrative expenses such as legal fees.
Net Investment Income
As a result of approximately $20.8 million in total investment income as compared to approximately $7.3 million in total expenses, net investment income for the fiscal year ended December 31, 2018 was approximately $13.5 million.
Net Realized Gains and Losses
Realized gains or losses are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written-off during the period.
For the fiscal year ended December 31, 2018, Fund II realized losses on its investments of approximately $392,000.
Net Change in Unrealized Appreciation / (Depreciation) from Investments
Net change in unrealized appreciation or (depreciation) primarily reflects the net change in the fair value of the investment portfolio and financial instruments and the reclassification of any prior period unrealized appreciation or depreciation on exited investments and financial instruments to realized gains or losses.
For the fiscal year ended December 31, 2018, net change in unrealized (depreciation) from investments totaled approximately ($6.0 million).
Net Increase in Members’ Equity and Partners’ Capital Resulting from Operations
Net increase in members’ equity and partners’ capital resulting from operations during the fiscal year ended December 31, 2018 was approximately $7.1 million.

Discussion and Analysis of Results of Operations of Fund III
Nine months ended September 30, 2019
Investment Income
Investment income represents interest income recognized as earned in accordance with the contractual terms of the loan agreement. Interest income from OID represents the estimated fair value of detachable equity warrants obtained in conjunction with the origination of debt and equipment lease securities and is accreted into interest income over the term of the loan as a yield enhancement.
For the nine months ended September 30, 2019, total investment income was approximately $24.8 million.
Expenses
For the nine months ended September 30, 2019, total expenses were approximately $7.7 million. Total expenses represent interest expenses and investment manager fees as well as other administrative expenses such as legal fees.
Net Investment Income
As a result of approximately $24.8 million in total investment income as compared to approximately $7.7 million in total expenses, net investment income for the nine months ended September 30, 2019 was approximately $17.1 million.
Net Realized Gains and Losses
Realized gains or losses are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written-off during the period.
For the nine months ended September 30, 2019, Fund III realized gains on its investments of approximately $1.9 million.
Net Change in Unrealized Appreciation / (Depreciation) from Investments
Net change in unrealized appreciation or (depreciation) primarily reflects the net change in the fair value of the investment portfolio and financial instruments and the reclassification of any prior period unrealized appreciation or depreciation on exited investments and financial instruments to realized gains or losses.
For the nine months ended September 30, 2019, net change in unrealized appreciation (depreciation) from investments totaled approximately $1.5 million.
Net Increase in Members’ Equity and Partners’ Capital Resulting from Operations
Net increase in members’ equity and partners’ capital resulting from operations during the nine months ended September 30, 2019 was approximately $20.5 million.
Fiscal year ended December 31, 2018
Investment Income
Investment income represents interest income recognized as earned in accordance with the contractual terms of the loan agreement. Interest income from OID represents the estimated fair value of detachable equity warrants obtained in conjunction with the origination of debt and equipment lease securities and is accreted into interest income over the term of the loan as a yield enhancement.
For the fiscal year ended December 31, 2018, total investment income was approximately $22.5 million.

Expenses
For the fiscal year ended December 31, 2018, total expenses were approximately $7.9 million. Total expenses represent interest expenses and investment manager fees as well as other administrative expenses such as legal fees.
Net Investment Income
As a result of the approximately $22.5 million in total investment income as compared to the approximately $7.9 million in total expenses, net investment income for the fiscal year ended December 31, 2018, was approximately $14.6 million.
Net Realized Gains and Losses
Realized gains or losses are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written-off during the period.
For the fiscal year ended December 31, 2018, Fund III realized gains on its investments of approximately $3.1 million.
Net Change in Unrealized Appreciation / (Depreciation) from Investments
Net change in unrealized appreciation or (depreciation) primarily reflects the net change in the fair value of the investment portfolio and financial instruments and the reclassification of any prior period unrealized appreciation or depreciation on exited investments and financial instruments to realized gains or losses.
For the fiscal year ended December 31, 2018, net change in unrealized (depreciation) from investments totaled approximately ($1.9 million).
Net Increase in Members’ Equity and Partners’ Capital Resulting from Operations
Net increase in members’ equity and partners’ capital resulting from operations during the fiscal year ended December 31, 2018 was approximately $15.8 million.
Discussion and Analysis of Results of Operations of Fund IV
Nine months ended September 30, 2019
Investment Income
Investment income represents interest income recognized as earned in accordance with the contractual terms of the loan agreement. Interest income from OID represents the estimated fair value of detachable equity warrants obtained in conjunction with the origination of debt and equipment lease securities and is accreted into interest income over the term of the loan as a yield enhancement.
For the nine months ended September 30, 2019, total investment income was approximately $2.4 million.
Expenses
For the nine months ended September 30, 2019, total expenses were approximately $1.2 million. Total expenses represent interest expenses and investment manager fees as well as other administrative expenses such as legal fees.
Net Investment Income
As a result of approximately $2.4 million in total investment income as compared to approximately $1.2 million in total expenses, net investment income for the nine months ended September 30, 2019 was approximately $1.2 million.

Net Realized Gains and Losses
Realized gains or losses are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written-off during the period.
For the nine months ended September 30, 2019, Fund IV did not realize gains or losses on its investments.
Net Change in Unrealized Appreciation / (Depreciation) from Investments
Net change in unrealized appreciation or (depreciation) primarily reflects the net change in the fair value of the investment portfolio and financial instruments and the reclassification of any prior period unrealized appreciation or depreciation on exited investments and financial instruments to realized gains or losses
For the nine months ended September 30, 2019, net change in unrealized appreciation from investments totaled approximately $0.9.
Net Increase in Members’ Equity and Partners’ Capital Resulting from Operations
Net increase in members’ equity and partners’ capital resulting from operations during the nine months ended September 30, 2019 was approximately $2.1 million.
Fiscal year ended December 31, 2018
Fund IV was formed on May 1, 2018 and commenced operations on November 21, 2018. As a result, the following covers the period from November 21, 2018 through December 31, 2018.
Investment Income
For the period from November 21, 2018 through December 31, 2018, Fund IV did not have any investment income.
Expenses
For the period from November 21, 2018 through December 31, 2018, total expenses were approximately $65,000. Total expenses represent interest expenses and investment manager fees as well as other administrative expenses such as legal fees.
Net Investment Loss
As a result of not having any investment income as compared to approximately $65,000 in total expenses, net investment loss for the period from November 21, 2018 through December 31, 2018 was approximately $65,000.
Net Realized Gains and Losses
Realized gains or losses are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written-off during the period.
For the period from November 21, 2018 through December 31, 2018, Fund IV did not realize gains or losses on its investments.
Net Change in Unrealized Appreciation / (Depreciation) from Investments
Net change in unrealized appreciation or (depreciation) primarily reflects the net change in the fair value of the investment portfolio and financial instruments and the reclassification of any prior period unrealized appreciation or depreciation on exited investments and financial instruments to realized gains or losses.

For the period from November 21, 2018 through December 31, 2018, net change in unrealized appreciation from investments totaled approximately $36,000.
Net Decrease in Members’ Equity and Partners’ Capital Resulting from Operations
Net decrease in members’ equity and partners’ capital resulting from operations during period from November 21, 2018 through December 31, 2018 was approximately $29,000.
Discussion and Analysis of Results of Operations of Sidecar Fund
Period Ended September 30, 2019
Sidecar Fund was formed on April 5, 2019 and commenced operations on April 9, 2019. As a result, the following covers the period from April 9, 2019 through September 30, 2019.
Investment Income
Investment income represents interest income recognized as earned in accordance with the contractual terms of the loan agreement. Interest income from OID represents the estimated fair value of detachable equity warrants obtained in conjunction with the origination of debt and equipment lease securities and is accreted into interest income over the term of the loan as a yield enhancement.
For the period from April 9, 2019 through September 30, 2019, total investment income was approximately $518,000.
Expenses
For the period from April 9, 2019 to September 30, 2019, total expenses were approximately $44,000. Total expenses represent interest expenses as well as other administrative expenses such as legal fees.
Net Investment Income
As a result of approximately $518,000 in total investment income as compared to approximately $44,000 in total expenses, net investment income for the period from April 9, 2019 to September 30, 2019 was approximately $474,000.
Net Realized Gains and Losses
Realized gains or losses are measured by the difference between the net proceeds from the sale or redemption of an investment or a financial instrument and the cost basis of the investment or financial instrument, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written-off during the period.
For the period from April 9, 2019 to September 30, 2019, Sidecar Fund did not realize gains or losses on its investments.
Net Change in Unrealized Appreciation / (Depreciation) from Investments
Net change in unrealized appreciation or (depreciation) primarily reflects the net change in the fair value of the investment portfolio and financial instruments and the reclassification of any prior period unrealized appreciation or depreciation on exited investments and financial instruments to realized gains or losses.
For the period from April 9, 2019 to September 30, 2019, net change in unrealized appreciation from investments totaled approximately $380,000.
Net Increase in Members’ Equity and Partners’ Capital Resulting from Operations
Net increase in members’ equity and partners’ capital resulting from operations during the period from April 9, 2019 to September 30, 2019 was approximately $854,000.

Financial Condition, Liquidity and Capital Resources
Cash Flows from Operating and Financing Activities
We expect to generate cash from any future offerings of securities and cash flows from operations, including earnings on investments in the Legacy Portfolio and future investments, as well as interest earned from the temporary investment of cash in U.S. government securities and other high-quality debt investments that mature in one year or less. In addition, we may borrow funds under one or more credit facilities, including the Credit Agreement, to make investments, including before we have fully invested the proceeds of the Private Offerings.
We expect our primary use of funds to be investments in portfolio companies, the payment of interest on our outstanding debt, if any, the payment of operating expenses and distributions to our stockholders.
We generated approximately $197.2 million in cash from the net proceeds of the Private Offerings, and have cash resources of approximately $13.8 million, $105.0 million in aggregate principal amount of the Notes outstanding and approximately $125.0 million of indebtedness under the Credit Agreement. See “—Recent Developments.”
We may from time to time enter into additional credit facilities, increase the size of our existing Credit Agreement or issue debt securities. Any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors.
Reduced Asset Coverage Requirements
In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. On September 27, 2019, the Board, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) and our initial stockholder approved the application to us of the 150% minimum asset coverage ratio set forth in Section 61(a)(2) of the 1940 Act. As a result, effective September 28, 2019, the asset coverage ratio under the 1940 Act applicable to us decreased from 200% to 150%, permitting us potentially borrow $2 for investment purposes of every $1 of investor equity.
Distributions
We intend to elect to be treated for U.S. federal income tax purposes, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code. To obtain and maintain our tax treatment as a RIC, we must distribute (or be deemed to distribute) in each taxable year distribution for tax purposes equal to at least 90 percent of the sum of our:
•
investment company taxable income (which is generally our ordinary income plus the excess of realized short-term capital gains over realized net long-term capital losses), determined without regard to the deduction for distributions paid, for such taxable year; and

•
net tax-exempt interest income (which is the excess of our gross tax-exempt interest income over certain disallowed deductions) for such taxable year.

As a RIC, we (but not our stockholders) generally will not be subject to U.S. federal tax on investment company taxable income and net capital gains that we distribute to our stockholders.
We intend to distribute annually all or substantially all of such income. To the extent that we retain our net capital gains or any investment company taxable income, we generally will be subject to corporate-level U.S. federal income tax. We can be expected to carry forward our net capital gains or any investment company taxable income in excess of current year distributions, and pay the U.S. federal excise tax as described below.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax payable by us. We may be subject to a nondeductible 4% U.S. federal excise tax if we do not distribute (or are treated as distributing) during each calendar year an amount at least equal to the sum of:
•
98% of our net ordinary income excluding certain ordinary gains or losses for that calendar year;

•
98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of that calendar year; and

•
100% of any income or gains recognized, but not distributed, in preceding years.

While we intend to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% U.S. federal excise tax, sufficient amounts of our taxable income and capital gains may not be distributed and as a result, in such cases, the excise tax will be imposed. In such an event, we will be liable for this tax only on the amount by which we do not meet the foregoing distribution requirement.
We intend to pay quarterly distributions to our stockholders out of assets legally available for distribution. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.
To the extent our current taxable earnings for a year fall below the total amount of our distributions for that year, a portion of those distributions may be deemed a return of capital to our stockholders for U.S. federal income tax purposes. Thus, the source of a distribution to our stockholders may be the original capital invested by the stockholder rather than our income or gains. Stockholders should read written disclosure carefully and should not assume that the source of any distribution is our ordinary income or gains.
We have adopted an “opt out” distribution reinvestment plan for our stockholders. As a result, if we declare a cash distribution or other distribution, each stockholder that has not “opted out” of our distribution reinvestment plan will have their distributions automatically reinvested in additional shares of our Common Stock rather than receiving cash distributions. Stockholders who receive distributions in the form of shares of Common Stock will be subject to the same U.S. federal, state and local tax consequences as if they received cash distributions. See “Item 1. Business — Distribution Reinvestment Plan” and “Item 1. Business — Certain U.S. Federal Income Tax Considerations.”
Recently Issued or Adopted Accounting Standards and Pronouncements
See Note 10 to the financial statements of the Legacy Funds included with this Registration Statement for a description of recently issued or adopted accounting standards and pronouncements, if any, including the expected dates of adoption and the anticipated impact on the financial statements, if any.
Related Party Transactions
As discussed herein, the Legacy Funds were merged with and into the Company and we issued 9,183,185 shares of our Common Stock and paid approximately $108.7 million in cash to the Legacy Investors, which include the general partners/managers of the Legacy Funds. In addition, as part of the Formation Transactions, we acquired 100% of the equity interests of Trinity Capital Holdings for shares of our Common Stock and cash. See “Item 1. Business — Formation Transactions” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements are intended to provide our directors and executive officers with the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that we will indemnify the director or executive officer who is a party to the agreement, including the advancement of legal expenses, if, by reason of his or her corporate status, such director or executive officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in our right, to the maximum extent permitted by Maryland law and the 1940 Act.

Other Contractual Obligations
Other than as discussed in this Registration Statement, we do not have any other contractual obligations.
Off-Balance Sheet Arrangements
Other than contractual commitments with respect to our portfolio companies and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities. The contractual commitments with respect to our portfolio companies include commitments to extend credit and financing to our portfolio companies and involve, to varying degrees, elements of liquidity and credit risk in excess of the amount recognized in the balance sheet. At September 30, 2019, we had two portfolio companies, each with equipment lease financings, that had $1.4 million and $0.3 million, respectively, of unfunded commitments from us.
Quantitative and Qualitative Disclosures About Market Risk
We will be subject to financial market risks, including changes in interest rates. To the extent that we borrow money to make investments, including under the Credit Agreement or any future financing arrangement, our net investment income will be dependent upon the difference between the rate at which we borrow funds and the rate at which we invest these funds. In periods of rising interest rates, our cost of borrowing funds would increase, which may reduce our net investment income. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.
In addition, any investments we make that are denominated in a foreign currency will be subject to risks associated with changes in currency exchange rates. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved.
We may hedge against interest rate and currency exchange rate fluctuations by using standard hedging instruments such as futures, options and forward contracts subject to the requirements of the 1940 Act. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in benefits of lower interest rates with respect to our portfolio of investments with fixed interest rates. We may also borrow funds in local currency as a way to hedge our non-U.S. denominated investments.
Recent Developments
Loan and Security Agreement
On January 2, 2020, Fund IV entered into a third amendment to the Loan and Security Agreement with MUFG, which (i) extended the maturity date of such Loan and Security Agreement, as amended, to January 30, 2020 and (ii) lowered the maximum borrowing amount thereunder to the principal amount then outstanding of  $8,157,152. On January 8, 2020, the amount outstanding under the Loan and Security Agreement, as amended, was repaid in full using proceeds available under the Credit Agreement and the Loan and Security Agreement, as amended, was retired.
Credit Agreement
On January 8, 2020, Fund II, Fund III and Fund IV entered the Credit Agreement with Credit Suisse. On January 9, 2020, the initial proceeds received under the Credit Agreement were used to repay the outstanding leverage due to the SBA by Fund II and Fund III in aggregate amounts of  $64.2 million and $150.0 million, respectively, and Fund II and Fund III surrendered their respective SBIC licenses, which was accepted and approved by the SBA on January 10, 2020.
An aggregate amount of approximately $190 million was outstanding under the Credit Agreement prior to the completion of the Formation Transactions and the Private Offerings. We will use a portion of the proceeds of the Private Offerings to repay a portion of such aggregate amount outstanding in an amount of approximately $65 million. As a result, an aggregate amount of  $125 million is expected to be outstanding under the Credit Agreement.
Through our wholly-owned subsidiary, Trinity Funding 1, LLC, we became a party to, and assumed, the Credit Agreement in connection with the Formation Transactions and may utilize the leverage available thereunder to finance future investments. The Credit Agreement matures on January 8, 2022, unless extended, and we will have the ability to borrow up to an aggregate of  $300.0 million. Borrowings under the Credit Agreement generally will bear interest at a rate of the three-month LIBOR plus 3.25%. See “Item 1. Business — Formation Transactions.”
Private Common Stock Offering
Overview
On January 16, 2020, we completed the Private Common Stock Offering of shares of our Common Stock pursuant to which we issued and sold 7,000,000 shares of our Common Stock for aggregate gross proceeds of approximately $105 million. KBW acted as the initial purchaser and placement agent in connection with the Private Common Stock Offering pursuant to the Private Common Stock Purchase Agreement. Pursuant to the Private Common Stock Purchase Agreement, we granted KBW an option to purchase or place up to an additional 1,333,333 shares of our Common Stock within 30 days of the date of the Private Common Stock Purchase Agreement to cover additional allotments, if any, made by KBW.
Common Stock Registration Rights Agreement
Concurrently with the closing of the Private Common Stock Offering, we entered into the Common Stock Registration Rights Agreement, for the benefit of the purchasers of the shares of our Common Stock in the Private Common Stock Offering and the Legacy Investors that received shares of our Common Stock in connection with the Formation Transactions. Under the Common Stock Registration Rights Agreement and subject to the terms and conditions provided therein, we have agreed to use our commercially reasonable efforts to file with the SEC a resale registration statement for the shares of our Common Stock issued and sold in the Private Common Stock Offering and the shares of our Common Stock issued to the Legacy Investors in connection with the Formation Transactions, including shares of our Common Stock issued by stock dividend, stock distribution, stock split or otherwise at the time of such filing, as soon as reasonably practicable following the effectiveness of this Registration Statement, but in no event later than May 15, 2020.
Under the Common Stock Registration Rights Agreement, we have also agreed to use our commercially reasonable efforts to cause such resale registration statement to be declared effective by the SEC and to have such shares of our Common Stock listed on a national securities exchange as soon as practicable after the initial filing thereof, but in no event later than December 31, 2020, and to continuously maintain such registration statement’s effectiveness under the Securities Act, subject to certain permitted blackout periods, for the period described in the Common Stock Registration Rights Agreement. Nevertheless, we can offer no assurance that we will file the resale registration statement, that the SEC will ever declare it effective or that the registrable shares will ever be listed on a national securities exchange. See “Item 1. Business — Common Stock Registration Rights Agreement.”
144A Note Offering
Overview
Concurrent with the completion of the Private Common Stock Offering, on January 16, 2020, we completed a private offering of  $105 million in aggregate principal amount of our 7.00% Notes due 2025 in reliance upon the available exemptions from the registration requirements of the Securities Act. KBW acted as the initial purchaser in connection with the 144A Note Offering pursuant to the 144A Note Purchase Agreement. Pursuant to the 144A Note Purchase Agreement, we granted KBW an option to purchase or place up to an additional $20,000,000 in aggregate principal amount of the Notes within 30 days of the date of the 144A Note Purchase Agreement to cover additional allotments, if any, made by KBW.

The Notes were issued pursuant to the Indenture. The Notes mature on January 16, 2025, unless repurchased or redeemed in accordance with their terms prior to such date. The Notes are redeemable, in whole or in part, at any time, or from time to time, at our option, on or after January 16, 2023 at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption. The holders of the Notes do not have the option to have the Notes repaid or repurchased by us prior to the Maturity Date of the Notes.
The Notes bear interest at a rate of 7.00% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2020. The Notes are direct, general unsecured obligations of us and will rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes. The Notes will rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior. The Notes will rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities including, without limitation, borrowings under the Credit Agreement (as defined below). See “— Credit Agreement.”
The Indenture contains certain covenants, including covenants requiring us to (i) comply with the asset coverage requirements of the 1940 Act, whether or not we are subject to those requirements, and (ii) provide financial information to the holders of the Notes and the Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the Indenture.
Notes Registration Rights Agreement
Concurrently with the closing of the 144A Note Offering, we entered into the Notes Registration Rights Agreement for the benefit of the purchasers of the Notes in the 144A Note Offering. Under the Notes Registration Rights Agreement and subject to the terms and conditions provided therein, we have agreed to use our commercially reasonable efforts to file with or confidentially submit to the SEC a resale registration statement for the Notes issued and sold in the 144A Note Offering, within 180 days after the Issue Date (or if such 180th day is not a business day, the next succeeding business day).
Under the Notes Registration Rights Agreement, we have also agreed to use our commercially reasonable efforts to cause such resale registration statement to become or be declared effective by the SEC at the earliest possible time after the initial filing thereof, but in no event later than 270 days after the Issue Date (or if such 270th day is not a business day, the next succeeding business day), and to continuously maintain such registration statement’s effectiveness under the Securities Act, subject to certain permitted blackout periods, for the period described in the Notes Registration Rights Agreement. Nevertheless, we can offer no assurance that we will file or confidentially submit such resale registration statement or that the SEC will ever declare it effective. See “Item 1. Business — Notes Registration Rights Agreement.”
Formation Transactions
On January 16, 2020, immediately following the consummation of the Private Offerings, we completed the Formation Transactions using a portion of the proceeds of the Private Offerings. In the Formation Transactions, the Legacy Funds were merged with and into the Company, and we issued 9,183,185 shares of our Common Stock and paid approximately $108.7 million in cash to the Legacy Investors to acquire the Legacy Funds, including the Legacy Assets and the Legacy Portfolio. The merger consideration of the Formation Transactions was based on valuations as of September 30, 2019, as adjusted for assets that were disposed of by the Legacy Funds, as well as earnings, capital contributions and distributions paid to the Legacy Investors and material events affecting the portfolio companies of the Legacy Funds subsequent to September 30, 2019 and through the closing date of the Formation Transactions.
As part of the Formation Transactions, we also acquired 100% of the equity interests of Trinity Capital Holdings for an aggregate purchase price of  $10.0 million, which was comprised of 533,332 shares of our Common Stock and approximately $2.0 million in cash. The valuation of Trinity Capital Holdings as of September 30, 2019 was based upon a valuation of Trinity Capital Holdings prepared by an independent third-party valuation expert. As a result of this transaction, Trinity Capital Holdings became a wholly-owned subsidiary of the Company. In addition, in connection with the acquisition of Trinity Capital Holdings, we assumed a $3.5 million severance related liability due to a former member of the general partner to Fund II, Fund III, Fund IV and Sidecar Fund.

Portfolio Companies
The following tables set forth certain information regarding each of the portfolio companies in which the Legacy Funds had a debt, equipment lease financing, equity or equity-related investment as of September 30, 2019. We acquired the Legacy Funds, including the Legacy Portfolio, in connection with the Formation Transactions. We will offer to make available significant managerial assistance to our portfolio companies. We may receive rights to observe the meetings of our portfolio companies’ board of directors. Other than these investments, our only relationships with our portfolio companies will be the managerial assistance we may separately provide to our portfolio companies, which services will be ancillary to our investments.
TCI – Portfolio Companies
(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(10)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments
Educational Services
1 – 5 Years Maturity
Examity, Inc.	Educational Services	Senior Secured	February 1, 2022	Fixed Interest Rate 11.5%; 8.0% EOT	$1,359	$1,446	$1,429
	Educational Services	Senior Secured	February 1, 2022	Fixed Interest Rate 11.5%; 4.0% EOT	641	653	666
	Educational Services	Senior Secured	January 1, 2023	Fixed Interest Rate 12.2%; 0.0% EOT	227	227	236
Total Examity, Inc.					2,227	2,326	2,331
Sub-total: 1 – 5 Years Maturity					$2,227	$2,326	$2,331
Sub-total: Educational Services (46.8%)*					$2,227	$2,326	$2,331
Health Care and Social Assistance
1 – 5 Years Maturity
Galvanize, Inc.	Health Care and Social Assistance	Senior Secured	December 1, 2021	Fixed Interest Rate 12.0%; 5.0% EOT	$853	$878	$878
Sub-total: 1 – 5 Years Maturity					$853	$878	$878
Sub-total: Health Care and Social Assistance (17.6%)*					$853	$878	$878
Information
Less than a Year
Everalbum, Inc.	Information	Senior Secured	November 1, 2019	Fixed Interest Rate 11.25%; 6.0% EOT	$86	$122	$93
Hytrust, Inc.	Information	Senior Secured	January 1, 2020	Fixed Interest Rate 12.0%; 6.0% EOT	217	284	279
Sub-total: Less than a Year					$303	$406	$372
Sub-total: Information (7.5%)*					$303	$406	$372
Manufacturing
Less than a Year
Catalogic Software, Inc.	Manufacturing	Senior Secured	December 1, 2019	Fixed Interest Rate 11.8%; 13.0% EOT	$—	$—	$—
Impossible Foods, Inc.	Manufacturing	Senior Secured	July 1, 2020	Fixed Interest Rate 11.0%; 9.5% EOT	187	240	237
Sub-total: Less than a Year					$187	$240	$237
Manufacturing
1 – 5 Years Maturity
Altierre Corporation	Manufacturing	Senior Secured	January 1, 2022	Fixed Interest Rate 12.0%; 6.6% EOT	$840	$845	$855
Ay Dee Kay LLC	Manufacturing	Senior Secured	October 1, 2022	Fixed Interest Rate 11.25%; 3.0% EOT	3,000	3,042	3,053
Vertical Communications, Inc.	Manufacturing	Senior Secured	December 1, 2020	Fixed Interest Rate 11.7%; 6.5% EOT	1,200	1,288	1,205
	Manufacturing	Senior Secured	December 1, 2021	Fixed Interest Rate 12.3%; 6.5% EOT	500	514	481
Total Vertical Communications, Inc.(6)(12)					1,700	1,802	1,686
Sub-total: 1 – 5 Years Maturity					$5,540	$5,689	$5,594
Sub-total: Manufacturing (117.1%)*					$5,727	$5,929	$5,831

(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(10)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments continued
Professional, Scientific, and Technical Services
Less than a Year
Machine Zone, Inc.	Professional, Scientific, and Technical Services	Equipment Lease	August 1, 2019	Fixed Interest Rate 6.6%; 20% EOT	—	170	158
	Professional, Scientific, and Technical Services	Equipment Lease	December 1, 2019	Fixed Interest Rate 6.0%; 19.8% EOT	166	465	430
Total Machine Zone, Inc.					166	635	588
Sub-total: Less than a Year					$166	$635	$588
Professional, Scientific, and Technical Services
1 – 5 Years Maturity
E La Carte, Inc.	Professional, Scientific, and Technical Services	Senior Secured	January 1, 2021	Fixed Interest Rate 12.0%; 7.0% EOT	$978	$1,139	$1,134
Edeniq, Inc.(6)(12)	Professional, Scientific, and Technical Services	Senior Secured	December 1, 2020	Fixed Interest Rate 13.0%; 9.5% EOT	250	385	124
Matterport, Inc.	Professional, Scientific, and Technical Services	Senior Secured	May 1, 2022	Fixed Interest Rate 11.5%; 5.0% EOT	1,810	1,825	1,859
SQL Sentry, LLC	Professional, Scientific, and Technical Services	Senior Secured	February 1, 2023	Fixed Interest Rate 11.5%; 3.5% EOT	1,500	1,511	1,533
Utility Associates, Inc.	Professional, Scientific, and Technical Services	Senior Secured	September 30, 2023	Fixed Interest Rate 11.0%; 0.0% EOT	150	—	166
Sub-total: 1 – 5 Years Maturity					$4,688	$4,860	$4,816
Sub-total: Professional, Scientific, and Technical Services (108.5%)*					$4,854	$5,495	$5,404
Retail Trade
1 – 5 Years Maturity
Birchbox, Inc.	Retail Trade	Senior Secured	October 1, 2022	Fixed Interest Rate 11.75%; 5.0% EOT	$4,000	$4,095	$4,064
Madison Reed, Inc.	Retail Trade	Senior Secured	December 1, 2021	Fixed Interest Rate 12.0%; 5.0% EOT	1,000	1,024	1,027
Sub-total: 1 – 5 Years Maturity					$5,000	$5,119	$5,091
Sub-total: Retail Trade (102.3%)*					$5,000	$5,119	$5,091
Utilities
1 – 5 Years Maturity
Invenia, Inc.	Utilities	Senior Secured	January 1, 2023	Fixed Interest Rate 11.5%; 5.0% EOT	$1,998	$2,036	$2,058
Sub-total: 1 – 5 Years Maturity					$1,998	$2,036	$2,058
Sub-total: Utilities (41.3%)*					$1,998	$2,036	$2,058
Wholesale Trade
1 – 5 Years Maturity
BaubleBar, Inc.	Wholesale Trade	Senior Secured	April 1, 2021	Fixed Interest Rate 11.5%; 6.0% EOT	$895	$936	$945
Sub-total: 1 – 5 Years Maturity					$895	$936	$945
Sub-total: Wholesale Trade (19.0%)					$895	$936	$945
Total: Debt Investments (460.0%)*					$21,857	$23,125	$22,910

(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments
Health Care and Social Assistance
Galvanize, Inc.	Health Care and Social Assistance	Warrant	May 17, 2026	Preferred Series B	127,105	$1.57	$115	$73
Sub-Total: Health Care and Social Assistance (1.5%)*							$115	$73
Information
Convercent, Inc.	Information	Warrant	November 30, 2025	Preferred Series 1	313,958	$0.16	$65	$102
Everalbum, Inc.	Information	Warrant	July 29, 2026	Preferred Series A	170,213	$0.47	7	5
Gtxcel, Inc.	Information	Warrant	September 24, 2025	Preferred Series C	200,000	$0.21	43	36
Hytrust, Inc.	Information	Warrant	June 23, 2026	Preferred Series D-2	84,962	$0.82	13	34
Lucidworks, Inc.	Information	Warrant	June 27, 2026	Preferred Series D	123,887	$0.77	93	128
Market6	Information	Warrant	November 19, 2020	Preferred Series B	53,410	$1.65	43	45
Sub-Total: Information (7.0%)*							$264	$350
Manufacturing
Altierre Corporation	Manufacturing	Warrant	December 30, 2026	Preferred Series F	84,000	$0.35	59	59
	Manufacturing	Warrant	February 12, 2028	Preferred Series F	28,000	$0.35	20	20
Total Altierre Corporation							79	79
Atieva, Inc.	Manufacturing	Warrant	March 31, 2027	Preferred Series D	15,601	$5.13	129	122
	Manufacturing	Warrant	September 8, 2027	Preferred Series D	39,002	$5.13	323	307
Total Atieva, Inc.							452	429
Ay Dee Kay LLC	Manufacturing	Warrant	March 30, 2028	Preferred Series G	1,250	$35.42	2	4
Hexatech, Inc.	Manufacturing	Warrant	April 5, 2022	Preferred Series A	22,563	2.77	—	—
Lensvector, Inc.	Manufacturing	Warrant	December 30, 2021	Preferred Series C	85,065	$1.18	41	41
Nanotherapeutics, Inc.	Manufacturing	Warrant	November 14, 2021	Common Stock	67,961	$1.03	232	1,122
Vertical Communications, Inc.(6)(12)	Manufacturing	Warrant	July 11, 2026	Preferred Series A	96,000	$1.00	—	—
Sub-Total: Manufacturing (33.6%)*							$806	$1,675
Continuity, Inc.	Professional, Scientific, and Technical Services	Warrant	March 29, 2026	Preferred Series C	254,209	$0.25	$6	$4
E La Carte, Inc.	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Common Stock	20,858	$9.36	1	7
	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Preferred Series A	99,437	$0.30	8	31
	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Preferred Series AA-1	21,368	$9.36	1	7
Total E La Carte, Inc.							10	45
Edeniq, Inc.	Professional, Scientific, and Technical Services	Warrant	December 23, 2026	Preferred Series B	273,084	$0.01	—	—
	Professional Scientific and Technical Services	Warrant	March 12, 2028	Preferred Series C	638,372	$0.44	—	—
Total Edeniq, Inc.(6)(12)							—	—
Fingerprint Digital, Inc.	Professional, Scientific, and Technical Services	Warrant	April 29, 2026	Preferred Series B	9,620	$10.39	42	36
Hospitalists Now, Inc.	Professional, Scientific, and Technical Services	Warrant	March 30, 2026	Preferred Series D2	27,161	$5.89	78	15
	Professional, Scientific, and Technical Services	Warrant	December 6, 2026	Preferred Series D2	75,000	$5.89	214	42
Total Hospitalists Now, Inc.							292	57
Matterport, Inc.	Professional, Scientific, and Technical Services	Warrant	April 20, 2028	Common Stock	28,763	$1.43	83	90
Utility Associates, Inc.	Professional, Scientific, and Technical Services	Warrant	June 30, 2025	Preferred Series A	18,502	$4.54	7	8
	Professional, Scientific, and Technical Services	Warrant	May 1, 2026	Preferred Series A	12,000	$4.54	4	5
	Professional, Scientific, and Technical Services	Warrant	May 22, 2027	Preferred Series A	40,000	$4.54	15	18
Total Utility Associates, Inc.							26	31
Sub-Total: Professional, Scientific, and Technical Services (5.3%)*							$459	$263

(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments continued
Retail Trade
Birchbox, Inc.	Retail Trade	Warrant	August 14, 2028	Preferred Series A	24,935	$1.25	$30	$—
Madison Reed, Inc.	Retail Trade	Warrant	March 23, 2027	Preferred Series C	19,455	$2.57	21	19
	Retail Trade	Warrant	July 18, 2028	Common Stock	4,316	$2.57	6	7
	Retail Trade	Warrant	May 15, 2019	Common Stock	3,659	$2.57	6	6
Total Madison Reed, Inc.							33	32
Sub-Total: Retail Trade (0.6%)*							$63	$32
Wholesale Trade
BaubleBar, Inc.	Wholesale Trade	Warrant	March 29, 2027	Preferred Series C	53,181	$1.96	51	70
	Wholesale Trade	Warrant	April 20, 2028	Preferred Series C	6,000	$1.96	5	8
Total BaubleBar, Inc.							56	78
Char Software, Inc.	Wholesale Trade	Warrant	September 8, 2026	Preferred Series D	11,364	$3.96	24	29
Sub-Total: Wholesale Trade (2.2%)*							$80	$107
Total: Warrant Investments (50.2%)*							$1,787	$2,500

(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Shares	Series	Cost	Fair Value(3)
Equity Investments
Construction
Project Frog, Inc.(7)	Construction	Equity	1,148,225	Preferred Series AA	$260	$99
Sub-Total: Construction (2.8%)*					$260	$99
Manufacturing
Nanotherapeutics, Inc.	Manufacturing	Equity	76,455	Common Stock(8)	$1	$1,339
Vertical Communications, Inc.	Manufacturing	Equity	58,253,893	Preferred Stock Series 1	450	—
	Manufacturing	Equity	n/a	Convertible Notes(9)(11)	675	520
Total Vertical Communications, Inc.(6)(12)					1,125	520
Sub-Total: Manufacturing (37.3%)*					$1,126	$1,859
Professional, Scientific, and Technical Services
Edeniq, Inc.	Professional, Scientific, and Technical Services	Equity	305,135	Preferred Series C	$135	$—
	Professional, Scientific, and Technical Services	Equity	631,862	Preferred Series B	250	—
Total Edeniq, Inc.(6)(12)					$385	$—
Sub-Total: Professional, Scientific, and Technical Services (0%)*					$385	$—
Total: Equity Investments (40.1%)*					$1,771	$1,958
Total Investment in Securities (550.3%)*					$26,683	$27,368

*
Value as a percent of Members’ Equity and Partners’ Capital, as applicable.

(1)
All portfolio companies are located in North America.

(2)
Trinity uses the North American Industry Classification System (NAICS) code for classifying the industry grouping of its portfolio companies.

(3)
All investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by Trinity.

(4)
All debt investments are income producing unless otherwise noted. Warrant investments are associated with funded debt and equipment lease financing instruments. All equity investments are non-income producing unless otherwise noted.

(5)
Principal is net of repayments

(6)
This issuer is deemed to be a “Control Investment.” Control Investments are defined by the Investment Company Act of 1940 as investments in companies in which the Company owns more than 25% of the voting securities or maintains greater than 50% of the board representation. As defined in the Investment Company Act, Trinity is deemed to be an “Affiliated Person” of this portfolio company. See schedule 12-14 “Investments in and advances to affiliates” in the accompanying notes to the Financial Statements.

(7)
This issuer is deemed to be a “Affiliate Investment.” Affiliate Investments are defined by the Investment Company Act of 1940 as investments in companies in which the Company owns between 5% and 25% of the voting securities. As defined in the Investment Company Act, Trinity is deemed to be an “Affiliated Person” of this portfolio company. See schedule 12-14 “Investments in and advances to affiliates” in the accompanying notes to the Financial Statements.

(8)
The TCI note holders have rights to 17,485 shares of Nanotherapeutics. See Note 5 of the accompanying notes to the Financial Statements for additional details.

(9)
Convertible notes represent investments through which the Fund will participate in future equity rounds at preferential rates. There are no principal or interest payments made against the note unless conversion does not take place.

(10)
Interest rate is the fixed rate of the senior secured debt investment and does not include any original issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed amount determined at the inception of the loan. At the end of the term of certain equipment leases, the lessee has the option to purchase the underlying assets at fair market falue in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or lease prior to its payment.

(11)
Principal balance of  $0.7 million at period end.

(12)
This investment is on non-accrual status as of the period end.

Fund II – Portfolio Companies
(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(9)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments
Construction
Less than a Year
Project Frog, Inc.(7)	Construction	Senior Secured	July 1, 2020	Fixed interest rate 13.4%; EOT 6.0%	$3,272	$3,651	$3,395
Sub-total: Less than a Year					$3,272	$3,651	$3,395
Sub-total: Construction (4.5%)*					$3,272	$3,651	$3,395
Educational Services
1 – 5 Years Maturity
Qubed, Inc. dba Yellowbrick	Educational Services	Senior Secured	October 1, 2022	Fixed interest rate 11.5%; EOT 4.0%	$2,000	$1,796	$1,782
	Educational Services	Senior Secured	April 1, 2023	Fixed interest rate 11.5%; EOT 4.0%	500	504	500
Total Qubed, Inc. dba Yellowbrick					2,500	2,300	2,282
Sub-total: 1 – 5 Years Maturity					$2,500	$2,300	$2,282
Sub-total: Education Services (3.0%)*					$2,500	$2,300	$2,282
Health Care and Social Assistance
1 – 5 Years Maturity
Galvanize, Inc.	Health Care and Social Assistance	Senior Secured	December 1, 2021	Fixed interest rate 12.0%; EOT 5.0%	$3,413	$3,511	$3,512
	Health Care and Social Assistance	Senior Secured	March 1, 2022	Fixed interest rate 12.5%; EOT 5.0%	4,713	4,911	4,912
Total Galvanize, Inc.					8,126	8,422	8,424
WorkWell Prevention & Care	Health Care and Social Assistance	Senior Secured	March 1, 2023	Fixed interest rate 8.1%; EOT 10.0%	3,364	3,621	3,509
	Health Care and Social Assistance	Senior Secured	March 1, 2023	Fixed interest rate 8.0%; EOT 10.0%	701	724	702
Total WorkWell Prevention & Care(6)					4,065	4,345	4,211
Sub-total: 1 – 5 Years Maturity					$12,191	$12,767	$12,635
Sub-total: Health Care and Social Assistance (16.7%)*					$12,191	$12,767	$12,635
Information
Less than a Year Maturity
Everalbum, Inc.	Information	Senior Secured	November 1, 2019	Fixed interest rate 11.25%; EOT 6.0%	$346	$489	$374
Hytrust, Inc.	Information	Senior Secured	January 1, 2020	Fixed interest rate 12.0%; EOT 6.0%	867	1,135	1,116
Sub-total: Less than a Year					$1,213	$1,624	$1,490
Information
1 – 5 Years Maturity
STS Media, Inc.	Information	Senior Secured	April 1, 2022	Fixed interest rate 11.9%; EOT 4.0%	$4,407	$4,489	$3,785
Sub-total: 1 – 5 Years Maturity					$4,407	$4,489	$3,785
Sub-total: Information (7.0%)					$5,620	$6,113	$5,276
Manufacturing
Less than a Year Maturity
Impossible Foods, Inc.	Manufacturing	Senior Secured	October 1, 2019	Fixed interest rate 11.0%; EOT 9.5%	$81	$319	$317
	Manufacturing	Senior Secured	March 1, 2020	Fixed interest rate 11.0%; EOT 9.5%	266	396	394
	Manufacturing	Senior Secured	April 1, 2020	Fixed interest rate 11.0%; EOT 9.5%	994	1,407	1,399
Impossible Foods, Inc.	Manufacturing	Senior Secured	July 1, 2020	Fixed interest rate 11.0%; EOT 9.5%	748	954	949
Total Impossible Foods, Inc.					2,089	3,076	3,059
Sub-total: Less than a Year					$2,089	$3,076	$3,059

(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(9)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments continued
Manufacturing
1 – 5 Years Maturity
Altierre Corporation	Manufacturing	Senior Secured	January 1, 2022	Fixed Interest Rate 12.0%; 6.6% EOT	$7,920	$7,941	$8,057
Ay Dee Kay LLC	Manufacturing	Senior Secured	October 1, 2022	Fixed interest rate 11.3%; EOT 3.0%	12,000	12,116	12,216
Vertical Communications, Inc.	Manufacturing	Senior Secured	December 1, 2020	Fixed interest rate 11.7%; EOT 6.5%	6,800	7,300	6,830
	Manufacturing	Senior Secured	December 1, 2021	Fixed interest rate 12.1%; EOT 6.5%	1,000	1,056	988
Total Vertical Communications, Inc.(6)(10)					7,800	8,356	7,818
Sub-total: 1 – 5 Years Maturity					$27,720	$28,413	$28,091
Sub-total: Manufacturing (41.1%)*					$29,809	$31,489	$31,150
Professional, Scientific, and Technical Services
Less than a Year Maturity
Machine Zone, Inc.	Professional, Scientific, and Technical Services	Equipment Lease	August 1, 2019	Fixed interest rate 6.6%; EOT 20.0%	$—	$682	$631
Sub-total: Less than a Year Maturity					$—	$682	$631
Professional, Scientific, and Technical Services
1 – 5 Years Maturity
E La Carte, Inc.	Professional, Scientific, and Technical Services	Senior Secured	January 1, 2021	Fixed interest rate 12.0%; EOT 7.0%	$3,911	$4,547	$4,536
Edeniq, Inc.	Professional, Scientific, and Technical Services	Senior Secured	June 1, 2021	Fixed interest rate 13.0%; EOT 9.5%	3,596	5,538	1,784
	Professional, Scientific, and Technical Services	Senior Secured	September 1, 2021	Fixed interest rate 13.0%; EOT 9.5%	2,890	3,084	1,370
Total Edeniq, Inc.(6)(10)					6,486	8,622	3,154
iHealth Solutions, LLC	Professional, Scientific, and Technical Services	Senior Secured	April 1, 2022	Fixed interest rate 12.5%; EOT 5.0%	4,007	4,079	4,064
Incontext Solutions, Inc.	Professional, Scientific, and Technical Services	Senior Secured	October 1, 2022	Fixed interest rate 11.8%; EOT 5.0%	7,000	6,766	7,021
Matterport, Inc.	Professional, Scientific, and Technical Services	Senior Secured	May 1, 2022	Fixed interest rate 11.5%; EOT 5.0%	7,240	7,251	7,436
Utility Associates, Inc.	Professional, Scientific, and Technical Services	Senior Secured	September 30, 2023	Fixed interest rate 11.0%; EOT 0.0%	600	—	664
Sub-total: 1 – 5 Years Maturity					$29,244	$31,265	$26,875
Sub-total: Professional, Scientific, and Technical Services (36.3)%*					$29,244	$31,947	$27,506
Real Estate and Rental and Leasing
1 – 5 Years Maturity
Egomotion Corporation	Real Estate and Rental and Leasing	Senior Secured	January 1, 2022	Fixed interest rate 11.0%; EOT 5.0%	$2,825	$2,774	$2,858
	Real Estate and Rental and Leasing	Senior Secured	May 1, 2022	Fixed interest rate 11.3%; EOT 5.0%	1,000	1,026	1,057
Total Egomotion Corporation					3,825	3,800	3,915
Sub-total: 1 – 5 Years Maturity					$3,825	$3,800	$3,915
Sub-total: Real Estate and Rental and Leasing (5.2%)*					$3,825	$3,800	$3,915

(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(9)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments continued
Retail Trade
1 – 5 Years Maturity
Birchbox, Inc.	Retail Trade	Senior Secured	October 1, 2022	Fixed interest rate 11.8%; EOT 5.0%	$12,000	$12,227	$12,192
Sub-total: 1 – 5 Years Maturity					$12,000	$12,227	$12,192
Sub-total: Retail Trade (16.1%)*					$12,000	$12,227	$12,192
Wholesale Trade
1 – 5 Years Maturity
BaubleBar, Inc.	Wholesale Trade	Senior Secured	April 1, 2021	Fixed interest rate 11.5%; EOT 6.0%	$8,054	$8,381	$8,505
Sub-total: 1 – 5 Years Maturity					$8,054	$8,381	$8,505
Sub-total: Wholesale Trade (11.2%)*					$8,054	$8,381	$8,505
Total: Debt Investments (141.3%)*					$106,515	$112,675	$106,856

(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments
Construction
Project Frog, Inc.(7)	Construction	Warrant	July 26, 2026	Preferred Series AA	391,990	$0.19	$14	$14
Sub-Total: Construction (0%)*							$14	$14
Educational Services
Qubed, Inc. dba Yellowbrick	Educational Services	Warrant	September 28, 2028	Common Stock	526,316	$0.38	$349	$301
Sub-Total: Educational Services (0.4%)*							$349	$301
Health Care and Social Assistance
Galvanize, Inc.	Health Care and Social Assistance	Warrant	May 17, 2026	Preferred Series B	508,420	$1.57	$459	$292
Sub-Total: Health Care and Social Assistance (0.4%)*							$459	$292
Information
Convercent, Inc.	Information	Warrant	November 30, 2025	Preferred Series 1	2,825,621	$0.16	$588	$917
Everalbum, Inc.	Information	Warrant	July 29, 2026	Preferred Series A	680,850	$0.47	29	19
Gtxcel, Inc.	Information	Warrant	September 24, 2025	Preferred Series C	800,000	$0.21	170	144
Hytrust, Inc.	Information	Warrant	June 23, 2026	Preferred Series D-2	339,846	$0.82	53	136
Lucidworks, Inc.	Information	Warrant	June 27, 2026	Preferred Series D	495,548	$0.77	372	515
STS Media, Inc.	Information	Warrant	March 15, 2028	Preferred Series C	10,105	$24.74	1	—
Sub-Total: Information (2.3%)*							$1,213	$1,731
Manufacturing
Altierre Corporation	Manufacturing	Warrant	December 30, 2026	Preferred Series F	792,000	$0.35	554	554
	Manufacturing	Warrant	February 12, 2028	Preferred Series F	264,000	$0.35	185	185
Total Altierre Corporation							739	739
Atieva, Inc.	Manufacturing	Warrant	March 31, 2027	Preferred Series D	253,510	$5.13	2,102	1,993
Ay Dee Kay LLC	Manufacturing	Warrant	March 30, 2028	Preferred Series G	5,000	$35.42	9	17
Vertical Communications, Inc.(6)(10)	Manufacturing	Warrant	July 11, 2026	Preferred Series A	544,000	$1.00	—	—
SBG Labs, Inc.	Manufacturing	Warrant	June 29, 2023	Preferred Series A-1	42,857	$0.70	156	123
	Manufacturing	Warrant	October 10, 2023	Preferred Series A-1	25,714	$0.70	91	72
	Manufacturing	Warrant	January 14, 2024	Preferred Series A-1	21,492	$0.70	20	15
	Manufacturing	Warrant	May 6, 2024	Preferred Series A-1	12,155	$0.70	12	9
	Manufacturing	Warrant	May 20, 2024	Preferred Series A-1	342,857	$0.70	5	4
	Manufacturing	Warrant	June 9, 2024	Preferred Series A-1	11,150	$0.70	10	8
	Manufacturing	Warrant	September 18, 2024	Preferred Series A-1	11,145	$0.70	6	4
	Manufacturing	Warrant	March 24, 2025	Preferred Series A-1	7,085	$0.70	5	4
	Manufacturing	Warrant	March 26, 2025	Preferred Series A-1	200,000	$0.70	3	3
Total SBG Labs, Inc.							308	242
Soraa, Inc.	Manufacturing	Warrant	August 21, 2023	Preferred Series 1	192,000	$5.00	596	568
	Manufacturing	Warrant	February 18, 2024	Preferred Series 2	60,000	$5.00	200	185
Total Soraa, Inc.							796	753
Sub-Total: Manufacturing (4.9%)*							$3,954	$3,744
Professional, Scientific, and Technical Services
Continuity, Inc.	Professional, Scientific, and Technical Services	Warrant	March 29, 2026	Preferred Series C	1,334,597	$0.25	$22	$17
Crowdtap, Inc.	Professional, Scientific, and Technical Services	Warrant	December 16, 2025	Preferred Series B	442,233	$1.09	57	45
	Professional, Scientific, and Technical Services	Warrant	December 11, 2027	Preferred Series B	100,000	$1.09	13	10
Total Crowdtap, Inc.							70	55
Dynamics, Inc.	Professional, Scientific, and Technical Services	Warrant	March 10, 2024	Common Stock Options	17,000	$10.59	73	96
E La Carte, Inc.	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Common Stock	83,430	$9.36	3	13
	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Preferred Series A	397,746	$0.30	33	159
	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Preferred Series AA-1	85,473	$9.36	3	6
							39	178
Edeniq, Inc.	Professional, Scientific, and Technical Services	Warrant	December 23, 2026	Preferred Series B	2,685,501	$0.22	—	—
	Professional, Scientific, and Technical Services	Warrant	December 23, 2026	Preferred Series B	1,911,588	$0.01	—	—

(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments continued
	Professional, Scientific, and Technical Services	Warrant	March 12, 2028	Preferred Series C	4,468,600	$0.44	—	—
	Professional, Scientific, and Technical Services	Warrant	October 15, 2028	Preferred Series C	3,850,294	$0.01	—	—
Total Edeniq, Inc.(6)(10)							—	—
Fingerprint Digital, Inc.	Professional, Scientific, and Technical Services	Warrant	April 29, 2026	Preferred Series B	38,482	$10.39	169	143
Hospitalists Now, Inc.	Professional, Scientific, and Technical Services	Warrant	December 6, 2026	Preferred Series D2	300,000	$5.89	311	62
	Professional, Scientific, and Technical Services	Warrant	March 30, 2026	Preferred Series D2	81,485	$5.89	858	169
Total Hospitalists Now, Inc.							1,169	231
Incontext Solutions, Inc.	Professional, Scientific, and Technical Services	Warrant	September 28, 2028	Preferred Series AA-1	332,858	$1.47	511	92
Matterport, Inc.	Professional, Scientific, and Technical Services	Warrant	April 20, 2028	Common Stock	115,050	$1.43	332	358
Resilinc, Inc.	Professional, Scientific, and Technical Services	Warrant	December 15, 2025	Preferred Series A	589,275	$0.51	60	43
Utility Associates, Inc.	Professional, Scientific, and Technical Services	Warrant	May 22, 2027	Preferred Series A	160,000	$4.54	60	71
	Professional, Scientific, and Technical Services	Warrant	June 30, 2025	Preferred Series A	74,009	$4.54	28	33
	Professional, Scientific, and Technical Services	Warrant	May 1, 2026	Preferred Series A	48,000	$4.54	18	21
Total Utility Associates, Inc.							106	125
Sub-Total: Professional, Scientific, and Technical Services (1.8%)*							$2,551	$1,338
Real Estate and Rental and Leasing
Egomotion Corporation	Real Estate and Rental and Leasing	Warrant	June 29, 2028	Preferred Series A	121,571	$1.32	$223	$232
Sub-Total: Real Estate and Rental and Leasing (0.3)%*							$223	$232
Retail Trade
Birchbox, Inc.	Retail Trade	Warrant	August 14, 2028	Preferred Series A	74,806	$1.25	$91	$—
Trendly, Inc.	Retail Trade	Warrant	August 10, 2026	Preferred Series A	245,506	$1.14	237	239
Sub-Total: Retail Trade (0.3)%*							$328	$239
BaubleBar, Inc.	Wholesale Trade	Warrant	March 29, 2027	Preferred Series C	478,628	$1.96	$455	$629
	Wholesale Trade	Warrant	April 20, 2028	Preferred Series C	54,000	$1.96	51	71
Total BaubleBar, Inc.							$506	$700
Char Software, Inc.	Wholesale Trade	Warrant	September 8, 2026	Preferred Series D	125,000	$3.96	262	323
Sub-Total: Wholesale Trade (1.4%)*							$768	$1,023
Total: Warrant Investments (11.8%)*							$9,859	$8,914

(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Shares	Series	Cost	Fair Value(3)
Equity Investments
Construction
Project Frog, Inc.	Construction	Equity	6,700,302	Preferred Series AA	$1,040	$602
	Construction	Equity	6,300,134	Preferred Series BB	2,708	2,667
Total Project Frog, Inc.(7)					3,748	3,269
Sub-Total: Construction (4.3%)*					$3,748	$3,269
Health Care and Social Assistance
WorkWell Prevention & Care	Health Care and Social Assistance	Equity	3,450	Preferred Series P	$—	$3,450
	Health Care and Social Assistance	Equity	7,003,450	Common Stock	1,000	596
Total Workwell Prevention & Care(6)					1,000	4,046
Sub-Total: Health Care and Social Assistance (5.3%)*					$1,000	$4,046
Manufacturing
Nanotherapeutics, Inc.	Manufacturing	Equity	305,822	Common Stock	$3	$5,353
Vertical Communications, Inc.	Manufacturing	Equity	330,105,396	Preferred Series 1	2,550	0
	Manufacturing	Senior Secured	n/a	Convertible Notes (9)(11)	4,825	3,719
Total Vertical Communications, Inc.(6)(10)					7,375	3,719
Sub-Total: Manufacturing (12.0)%*					$7,378	$9,072
Professional, Scientific, and Technical Services
Dynamics, Inc.	Professional, Scientific, and Technical Services	Warrant	15,000	Common Stock	$27	$179
	Professional, Scientific, and Technical Services	Equity	17,726	Preferred Series A	27	211
Total Dynamics, Inc.					54	390
Edeniq, Inc.	Professional, Scientific, and Technical Services	Equity	2,135,947	Preferred Series C	944	—
	Professional, Scientific, and Technical Services	Warrant	7,175,637	Preferred Series B	2,350	—
	Professional, Scientific, and Technical Services	Senior Secured	n/a	Convertible Notes(8)(12)	1,303	—
Total Edeniq, Inc.(6)(10)					4,597	—
Sub-Total: Professional, Scientific, and Technical Services (0.5%)*					$4,651	$390
Total: Equity Investments (22.1%)*					$16,777	$16,777
Total Investment in Securities (174.8%)*					$139,311	$132,547

*
Value as a percent of Members’ Equity and Partners’ Capital, as applicable.

(1)
All portfolio companies are located in North America.

(2)
Trinity uses the North American Industry Classification System (NAICS) code for classifying the industry grouping of its portfolio companies.

(3)
All investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by Trinity.

(4)
All debt investments are income producing unless otherwise noted. Warrant investments are associated with funded debt and equipment lease financing instruments. All equity investments are non-income producing unless otherwise noted.

(5)
Principal is net of repayments

(6)
This issuer is deemed to be a “Control Investment.” Control Investments are defined by the Investment Company Act of 1940 as investments in companies in which the Company owns more than 25% of the voting securities or maintains greater than 50% of the board representation. As defined in the Investment Company Act, Trinity is deemed to be an “Affiliated Person” of this portfolio company. See schedule 12-14 “Investments in and advances to affiliates” in the accompanying notes to the Financial Statements.

(7)
This issuer is deemed to be a “Affiliate Investment.” Affiliate Investments are defined by the Investment Company Act of 1940 as investments in companies in which the Company owns between 5% and 25% of the voting securities. As defined in the Investment Company Act, Trinity is deemed to be an “Affiliated Person” of this portfolio company. See schedule 12-14 “Investments in and advances to affiliates” in the accompanying notes to the Financial Statements.

(8)
Convertible notes represent investments through which the Fund will participate in future equity rounds at preferential rates. There are no principal or interest payments made against the note unless conversion does not take place.

(9)
Interest rate is the fixed rate of the senior secured debt investment and does not include any original issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed amount determined at the inception of the loan. At the end of the term of certain equipment leases, the lessee has the option to purchase the underlying assets at fair market falue in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or lease prior to its payment.

(10)
This investment is on non-accrual status as of the period end.

(11)
Principal balance of  $4.8 million at period end.

(12)
Principal balance of  $1.3 million at period end.

Fund III – Portfolio Companies
(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments
Administrative and Support and Waste Management and Remediation
1 – 5 Years Maturity
CleanPlanet Chemical, Inc.	Administrative and Support and Waste Management and Remediation Services	Equipment Lease	January 1, 2022	Fixed interest rate 9.2%; EOT 9.0%	$2,628	$2,731	$2,756
	Administrative and Support and Waste Management and Remediation Services	Equipment Lease	May 1, 2022	Fixed interest rate 9.5%; EOT 9.0%	593	609	615
	Administrative and Support and Waste Management and Remediation Services	Equipment Lease	August 1, 2022	Fixed interest rate 9.5%; EOT 9.0%	690	695	702
Total CleanPlanet Chemical, Inc.					3,911	4,035	4,073
Sub-total: 1 – 5 Years Maturity					$3,911	$4,035	$4,073
Sub-total: Administrative and Support and Waste Management and Remediation (4.0%)*					$3,911	$4,035	$4,073
Agriculture, Forestry, Fishing and Hunting
1 – 5 Years Maturity
Bowery Farming, Inc.	Agriculture, Forestry, Fishing and Hunting	Equipment Lease	January 1, 2023	Fixed interest rate 8.3%; EOT 5.0%	$1,920	$1,721	$1,863
	Agriculture, Forestry, Fishing and Hunting	Equipment Lease	February 1,2023	Fixed interest rate 8.7%; EOT 8.5%	3,725	3,756	4,067
Total Bowery Farming, Inc.					5,645	5,477	5,930
Etagen, Inc.	Agriculture, Forestry, Fishing and Hunting	Senior Secured	August 1, 2023	Fixed interest rate 11.0%; 3.8% EOT	6,650	6,453	6,458
Sub-total: 1 – 5 Years Maturity					$12,295	$11,930	$12,388
Sub-total: Agriculture, Forestry, Fishing and Hunting (12.1%)*					$12,295	$11,930	$12,388
Educational Services
1 – 5 Years Maturity
Examity, Inc.	Educational Services	Senior Secured	February 1,2022	Fixed interest rate 11.5%; EOT 8.0%	$5,438	$5,773	$5,716
	Educational Services	Senior Secured	February 1,2022	Fixed interest rate 11.5%; EOT 4.0%	2,564	2,561	2,664
	Educational Services	Senior Secured	January 1, 2023	Fixed interest rate 12.2%; EOT 0.0%	907	911	944
Total Examity, Inc.					8,909	9,245	9,324
Sub-total: 1 – 5 Years Maturity					$8,909	$9,245	$9,324
Sub-total: Educational Services (9.1%)*					$8,909	$9,245	$9,324
Finance and Insurance
1 – 5 Years Maturity
Handle Financial, Inc.	Finance and Insurance	Senior Secured	January 1, 2021	Fixed interest rate 12.0%; EOT 8.0%	$6,928	$7,559	$7,628
Sub-total: 1 – 5 Years Maturity					$6,928	$7,559	$7,628
Sub-total: Finance and Insurance (7.5%)*					$6,928	$7,559	$7,628
Information
1 – 5 Years Maturity
EMPYR Inc.	Information	Senior Secured	January 1, 2022	Fixed interest rate 12.0%; EOT 5.0%	$2,423	$2,496	$2,485
Gobiquity, Inc.	Information	Equipment Lease	April 1, 2022	Fixed interest rate 7.5%; EOT 20.0%	566	610	590
Nexus Systems, LLC.	Information	Senior Secured	July 1, 2023	Fixed interest rate 12.3%; EOT 5.0%	5,000	5,026	5,176

(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments continued
Oto Analytics, Inc.	Information	Senior Secured	March 1, 2023	Fixed interest rate 11.5%; EOT 6.0%	10,000	9,978	10,051
Smule, Inc.	Information	Equipment Lease	June 1, 2020	Fixed interest rate 6.3%; EOT 20.0%	659	1,116	852
	Information	Equipment Lease	June 1, 2020	Fixed interest rate 19.1%; EOT 19.0%	3	5	4
Total Smule, Inc.					662	1,121	856
STS Media, Inc.	Information	Senior Secured	April 1, 2022	Fixed interest rate 11.9%; EOT 4.0%	4,407	4,490	3,785
Unitas Global, Inc.	Information	Equipment Lease	August 1, 2021	Fixed interest rate 7.8%; EOT 6.0%	1,922	2,166	2,149
	Information	Equipment Lease	April 1, 2021	Fixed interest rate 9.0%; EOT 12.0%	301	310	308
Total Unitas Global, Inc.					2,223	2,476	2,457
Sub-total: 1 – 5 Years Maturity					$25,281	$26,197	$25,400
Sub-total: Information (24.8%)*					$25,281	$26,197	$25,400
Manufacturing
Less than a Year
Impossible Foods, Inc.	Manufacturing	Senior Secured	October 1, 2019	Fixed interest rate 11.0%; EOT 9.5%	$81	$318	$317
	Manufacturing	Senior Secured	March 1, 2020	Fixed interest rate 11.0%; EOT 9.5%	114	170	169
Total Impossible Foods, Inc.					195	488	486
Sub-total: Less than a Year					$195	$488	$486
Manufacturing
1 – 5 Years Maturity
Altierre Corporation	Manufacturing	Senior Secured	January 1, 2022	Fixed Interest Rate 12.0%; 6.6% EOT	$3,240	$3,248	$3,296
BHCosmetics, LLC	Manufacturing	Equipment Lease	March 1, 2021	Fixed interest rate 8.2%; EOT 5.0%	858	876	878
	Manufacturing	Equipment Lease	April 1, 2021	Fixed interest rate 8.2%; EOT 5.0%	906	930	932
Total BHCosmetics, LLC					1,764	1,806	1,810
Exela Pharma Sciences, LLC	Manufacturing	Equipment Lease	October 1, 2021	Fixed interest rate 11.4%; EOT 11.0%	4,913	5,354	5,179
	Manufacturing	Equipment Lease	January 1, 2022	Fixed interest rate 11.6%; EOT 11.0%	952	1,080	999
Total Exela Pharma Sciences, LLC					5,865	6,434	6,178
Happiest Baby, Inc.	Manufacturing	Equipment Lease	September 1,2022	Fixed interest rate 8.1%; EOT 5.0%	771	722	774
	Manufacturing	Equipment Lease	November 1,2022	Fixed interest rate 8.6%; EOT 5.0%	358	361	387
	Manufacturing	Equipment Lease	January 1, 2023	Fixed interest rate 8.6%; EOT 5.0%	1,117	1,120	1,201
Total Happiest Baby, Inc.					2,246	2,203	2,362
Health-Ade, LLC	Manufacturing	Equipment Lease	January 1, 2022	Fixed interest rate 9.4%; EOT 15.0%	2,770	3,179	3,152
	Manufacturing	Equipment Lease	April 1, 2022	Fixed interest rate 8.6%; EOT 15.0%	1,488	1,628	1,614
	Manufacturing	Equipment Lease	July 1, 2022	Fixed interest rate 9.1%; EOT 15.0%	3,095	3,315	3,284
Total Health-Ade, LLC					7,353	8,122	8,050
Impossible Foods, Inc.	Manufacturing	Senior Secured	October 1, 2021	Fixed interest rate 11.0%; EOT 9.5%	3,133	3,303	3,285
Robotany, Inc.	Manufacturing	Equipment Lease	August 1, 2022	Fixed interest rate 8%; 15% EOT	566	551	551
Zosano Pharma Corporation	Manufacturing	Equipment Lease	October 1, 2021	Fixed interest rate 9.4%; EOT 12.0%	3,487	3,687	3,622

(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments continued
	Manufacturing	Equipment Lease	January 1, 2022	Fixed interest rate 9.7%; EOT 12.0%	2,174	2,321	2,279
	Manufacturing	Equipment Lease	July 1, 2022	Fixed interest rate 9.9%; EOT 12.0%	2,136	2,183	2,144
	Manufacturing	Equipment Lease	October 1, 2022	Fixed interest rate 9.9%; EOT 12.0%	2,300	2,301	2,260
Total Zosano					10,097	10,492	10,305
Sub-total: 1 – 5 Years Maturity					$34,264	$36,159	$35,837
Sub-total: Manufacturing (35.5%)*					$34,459	$36,647	$36,323
Professional, Scientific, and Technical Services
1 – 5 Years Maturity
Augmedix, Inc.	Professional, Scientific, and Technical Services	Senior Secured	December 1,2021	Fixed interest rate 12.0%; EOT 6.0%	$9,422	$9,525	$9,498
BackBlaze, Inc.	Professional, Scientific, and Technical Services	Equipment Lease	January 1, 2023	Fixed interest rate 7.2%; EOT 11.5%	1,411	1,490	1,564
	Professional, Scientific, and Technical Services	Equipment Lease	April 1, 2023	Fixed interest rate 7.4%; EOT 11.5%	174	180	189
	Professional, Scientific, and Technical Services	Equipment Lease	June 1, 2023	Fixed interest rate 7.4%; EOT 11.5%	657	672	706
	Professional, Scientific, and Technical Services	Equipment Lease	August 1, 2023	Fixed interest rate 7.5%; EOT 11.5%	255	258	271
	Professional, Scientific, and Technical Services	Equipment Lease	September 1,2023	Fixed interest rate 7.7%; EOT 11.5%	258	260	273
Total BackBlaze, Inc.					2,755	2,860	3,003
Instart Logic, Inc.	Professional, Scientific, and Technical Services	Senior Secured	November 1,2022	Fixed interest rate 11.3%; EOT 2.5%	15,000	15,063	15,299
	Professional, Scientific, and Technical Services	Senior Secured	April 1, 2023	Fixed interest rate 11.3%; EOT 2.5%	2,500	2,513	2,552
Total Instart Logic, Inc.					17,500	17,576	17,851
SQL Sentry, LLC	Professional, Scientific, and Technical Services	Senior Secured	February 1,2023	Fixed interest rate 11.5%; EOT 3.5%	10,000	10,096	10,242
	Professional, Scientific, and Technical Services	Senior Secured	February 1,2023	Fixed interest rate 11.5%; EOT 3.5%	3,500	3,526	3,577
Total SQL Sentry, LLC					13,500	13,622	13,819
Sun Basket, Inc.	Professional, Scientific, and Technical Services	Senior Secured	November 1,2021	Fixed interest rate 11.7%; EOT 4.0%	11,728	11,986	12,175
Vidsys, Inc.	Professional, Scientific, and Technical Services	Senior Secured	November 1,2020	Fixed interest rate 10.5%; EOT 6.0%	6,325	6,644	5,147
Sub-total: 1 – 5 Years Maturity					$61,230	$62,213	$61,493
Sub-total: Professional, Scientific, and Technical Services (60.1%)*					$61,230	$62,213	$61,493
Real Estate and Rental and Leasing
1 – 5 Years Maturity
Egomotion Corporation	Real Estate and Rental and Leasing	Senior Secured	July 1, 2022	Fixed interest rate 11.3%; EOT 5.0%	$2,000	$2,033	$2,094
Knockaway, Inc.	Real Estate and Rental and Leasing	Senior Secured	June 1, 2023	Fixed interest rate 11.0%; EOT 3.0%	10,000	9,862	9,913
	Real Estate and Rental and Leasing	Senior Secured	August 1, 2023	Fixed interest rate 11.0%; EOT 3.0%	—	1,252	1,247
Total Knockaway, Inc.					10,000	11,114	11,160
Sub-total: 1 – 5 Years Maturity					$12,000	$13,147	$13,254
Sub-total: Real Estate and Rental and Leasing (12.9%)*					$12,000	$13,147	$13,254

(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments continued
Retail Trade
1 – 5 Years Maturity
Birchbox, Inc.	Retail Trade	Senior Secured	October 1, 2022	Fixed interest rate 11.8%; EOT 5.0%	$9,000	$9,170	$9,144
Filld, Inc.	Retail Trade	Equipment Lease	April 1, 2022	Fixed interest rate 10.2%; EOT 12.0%	299	322	320
Gobble, Inc.	Retail Trade	Senior Secured	December 1,2022	Fixed interest rate 11.3%; EOT 6.0%	4,000	3,860	3,934
	Retail Trade	Senior Secured	January 1, 2023	Fixed interest rate 11.5%; EOT 6.0%	2,000	2,052	2,091
Total Gobble Inc.					6,000	5,912	6,025
Le Tote, Inc.	Retail Trade	Senior Secured	April 1, 2022	Fixed interest rate 12.0%; EOT 6.0%	12,000	12,110	12,465
Madison Reed, Inc.	Retail Trade	Senior Secured	December 1,2021	Fixed interest rate 12.0%; EOT 5.0%	9,000	9,196	9,242
UnTuckIt, Inc.	Retail Trade	Senior Secured	June 1, 2023	Fixed interest rate 12.0%; EOT 5.0%	12,500	12,540	13,121
Sub-total: 1 – 5 Years Maturity					$48,799	$49,250	$50,317
Sub-total: Retail Trade (49.1%)					$48,799	$49,250	$50,317
Utilities
Less than a Year
OhmConnect, Inc.	Utilities	Senior Secured	March 1, 2020	Fixed interest rate 12.0%; EOT 7.0%	$818	$977	$1,007
Sub-total: 1 – 5 Years Maturity					$818	$977	$1,007
Sub-total: Utilities (1.0%)*					$818	$977	$1,007
Wholesale Trade
1 – 5 Years Maturity
GrubMarket, Inc.	Wholesale Trade	Senior Secured	July 1, 2022	Fixed interest rate 11.2%; EOT 6.0%	$5,000	$5,065	$5,537
Sub-total: 1 – 5 Years Maturity					$5,000	$5,065	$5,537
Sub-total: Wholesale Trade (5.4%)*					$5,000	$5,065	$5,537
Total: Debt Investments (221.5%)*					$219,630	$226,265	$226,744

(dollars in thousands) Portfolio Company (1)	Industry (2)	Type of Investment (4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (3)
Warrant Investments
Agriculture, Forestry, Fishing and Hunting
Bowery Farming, Inc.	Agriculture, Forestry, Fishing and Hunting	Warrant	June 10, 2029	Common Stock	34,432	$5.08	$182	$182
Etagen, Inc.	Agriculture, Forestry, Fishing and Hunting	Warrant	July 9, 2029	Common Stock	98,130	$1.15	203	203
Sub-Total: Agriculture, Forestry, Fishing and Hunting (0.4%)*							$385	$385
Finance and Insurance
RM Technologies, Inc.	Finance and Insurance	Warrant	December 18,2027	Preferred Series B	234,421	$3.88	$329	$303
Sub-Total: Finance and Insurance (0.3%)*							$329	$303
Information
Oto Analytics, Inc.	Information	Warrant	August 31, 2028	Preferred Series B	1,018,718	$0.79	$235	$270
EMPYR, Inc.	Information	Warrant	March 31, 2028	Common Stock	935,198	$0.07	—	—
STS Media, Inc.	Information	Warrant	March 15, 2028	Preferred Series C	10,105	$24.74	1	—
Sub-Total: Information (0.3%)*							$236	$270
Manufacturing
Altierre Corporation	Manufacturing	Warrant	December 30,2026	Preferred Series F	324,000	$0.35	$226	$226
	Manufacturing	Warrant	February 12,2028	Preferred Series F	108,000	$0.35	76	76
							302	302
Atieva, Inc.	Manufacturing	Warrant	March 31, 2027	Preferred Series D	120,905	$5.13	1,002	951
	Manufacturing	Warrant	September 8,2027	Preferred Series D	156,006	$5.13	1,293	1,227
Total Atieva, Inc.							2,295	2,178
Happiest Baby, Inc.	Manufacturing	Warrant	May 15, 2029	Common Stock	91,277	$0.33	57	57
Robotany, Inc.	Manufacturing	Warrant	July 19, 2029	Common Stock	4,621	$1.52	26	26
Zosano Pharma Corporation	Manufacturing	Warrant	September 25,2025	Common Stock	75,000	$3.59	118	188
Sub-Total: Manufacturing (2.7%)*							$2,798	$2,751
Professional, Scientific, and Technical Services
Augmedix, Inc.	Professional, Scientific, and Technical Services	Warrant	May 31, 2027	Preferred Series B	1,379,028	$1.21	$414	$414
Hospitalists Now, Inc.	Professional, Scientific, and Technical Services	Warrant	December 6,2026	Preferred Series D2	375,000	$5.89	984	194
	Professional, Scientific, and Technical Services	Warrant	March 30, 2026	Preferred Series D2	33,952	$5.89	91	18
Total Hospitalist Now, Inc.							1,075	212
Saylent Technologies, Inc.	Professional, Scientific, and Technical Services	Warrant	March 31, 2027	Preferred Series C	24,096	$9.96	100	116
Sun Basket, Inc.	Professional, Scientific, and Technical Services	Warrant	October 5, 2027	Preferred Series C-2	249,306	$6.02	240	121
Vidsys, Inc.	Professional, Scientific, and Technical Services	Warrant	June 14, 2024	Preferred Series 1	22,507	$4.91	76	—
Sub-Total: Professional, Scientific, and Technical Services (0.8%)*							$1,905	$863
Real Estate and Rental and Leasing
Knockaway, Inc.	Real Estate and Rental and Leasing	Warrant	June 1, 2023	Preferred Series B	87,955	$8.53	$88	$88
Sub-Total: Real Estate and Rental and Leasing (0.1%)*							$88	$88

(dollars in thousands) Portfolio Company (1)	Industry (2)	Type of Investment (4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (3)
Warrant Investments continued
Retail Trade
Birchbox, Inc.	Retail Trade	Warrant	August 14, 2028	Preferred Series A	56,104	$1.25	$68	$—
Gobble, Inc.	Retail Trade	Warrant	May 9, 2028	Common Stock	74,635	$1.20	356	473
Le Tote, Inc.	Retail Trade	Warrant	March 7, 2028	Common Stock	216,312	$1.46	477	505
Madison Reed, Inc.	Retail Trade	Warrant	March 23, 2027	Preferred Series C	175,098	$2.57	209	172
	Retail Trade	Warrant	July 18, 2028	Common Stock	38,842	$0.99	46	64
	Retail Trade	Warrant	May 15, 2029	Common Stock	32,927	$1.06	39	51
Total Madison Reed, Inc.							294	287
Sub-Total: Retail Trade (1.2%)*							$1,195	$1,265
Wholesale Trade
Char Software, Inc.	Wholesale Trade	Warrant	September 8,2026	Preferred Series D	53,030	$3.96	$111	$137
Sub-Total: Wholesale Trade (0.1%)*							$111	$137
Total: Warrant Investments (5.9%)*							$7,047	$6,062
Total Investment in Securities (227.4%)*							$233,312	$232,806

*
Value as a percent of Members’ Equity and Partners’ Capital, as applicable.

(1)
All portfolio companies are located in North America.

(2)
Trinity uses the North American Industry Classification System (NAICS) code for classifying the industry grouping of its portfolio companies.

(3)
All investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by Trinity.

(4)
All debt investments are income producing unless otherwise noted. Warrant investments are associated with funded debt and equipment lease financing instruments.

(5)
Principal is net of repayments.

(6)
Interest rate is the fixed rate of the senior secured debt investment and does not include any original issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed amount determined at the inception of the loan. At the end of the term of certain equipment leases, the lessee has the option to purchase the underlying assets at fair market falue in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or lease prior to its payment.

Fund IV – Portfolio Companies
(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments
Administrative and Support and Waste Management and Remediation
1 – 5 Years Maturity
Seaon Environmental, LLC	Administrative and Support and Waste Management and Remediation Services	Equipment Lease	January 1,2023	Fixed interest rate 9.0%; 5.0% EOT	$1,642	$1,644	$1,725
Sub-total: 1 – 5 Years Maturity					$1,642	$1,644	$1,725
Sub-total: Administrative and Support and Waste Management and Remediation (4.6%)*					$1,642	$1,644	$1,725
Agriculture, Forestry, Fishing and Hunting
1 – 5 Years Maturity
Bowery Farming, Inc.	Agriculture, Forestry, Fishing and Hunting	Equipment Lease	January 1,2023	Fixed interest rate 8.3%; 5.0% EOT	$960	$860	$932
Etagen, Inc.	Agriculture, Forestry, Fishing and Hunting	Senior Secured	August 1,2023	Fixed interest rate 11.0%; 3.8% EOT	1,900	1,841	1,845
Sub-total: 1 – 5 Years Maturity					$2,860	$2,701	$2,777
Sub-total: Agriculture, Forestry, Fishing and Hunting (7.5%)*					$2,860	$2,701	$2,777
Information
1 – 5 Years Maturity
RapidMiner, Inc.	Information	Senior Secured	October 1,2023	Fixed interest rate 12.0%; 4.0% EOT	$10,000	$9,637	$9,670
Sub-total: 1 – 5 Years Maturity					$10,000	$9,637	$9,670
Sub-total: Information (25.9%)*					$10,000	$9,637	$9,670
Manufacturing
1 – 5 Years Maturity
Happiest Baby, Inc.	Manufacturing	Equipment Lease	September 1, 2022	Fixed interest rate 8.1%; 5.0% EOT	$463	$433	$465
	Manufacturing	Equipment Lease	November 1,2022	Fixed interest rate 8.6%; 5.0% EOT	597	602	645
Total Happiest Baby, Inc.					1,060	1,035	1,110
Robotany, Inc.	Manufacturing	Equipment Lease	August 1,2022	Fixed interest rate 8%; 15% EOT	1,132	1,103	1,103
Sub-total: 1 – 5 Years Maturity					$2,192	$2,138	$2,213
Sub-total: Manufacturing (5.9%)*					$2,192	$2,138	$2,213
Professional, Scientific, and Technical Services
1 – 5 Years Maturity
BackBlaze, Inc.	Professional, Scientific, and Technical Services	Equipment Lease	June 1, 2023	Fixed interest rate 7.4%; 11.5% EOT	$328	$336	$353
Sub-total: 1 – 5 Years Maturity					$328	$336	$353
Sub-total: Professional, Scientific, and Technical Services (0.9%)*					$328	$336	$353
Real Estate and Rental and Leasing
1 – 5 Years Maturity
Knockaway, Inc.	Real Estate and Rental and Leasing	Senior Secured	September 1, 2023	Fixed interest rate 11.0%; EOT 3.0%	$1,250	$1,239	$1,252
Sub-total: 1 – 5 Years Maturity					$1,250	$1,239	$1,252
Sub-total: Real Estate and Rental and Leasing (12.0%)*					$1,250	$1,239	$1,252
Retail Trade
1 – 5 Years Maturity
UnTuckIt, Inc.	Retail Trade	Senior Secured	June 1, 2023	Fixed interest rate 12.0%; 5.0% EOT	$4,000	$3,995	$4,199
Sub-total: 1 – 5 Years Maturity					$4,000	$3,995	$4,199
Sub-total: Professional, Scientific, and Technical Services (11.3%)*					$4,000	$3,995	$4,199

(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Utilities
1 – 5 Years Maturity
Invenia, Inc.	Utilities	Senior Secured	January 1,2023	Fixed interest rate 11.5%; 5.0% EOT	$7,000	$6,974	$7,210
	Utilities	Senior Secured	May 1, 2023	Fixed interest rate 11.5%; 5.0% EOT	4,000	4,044	4,160
Total Invenia, Inc.					$11,000	$11,018	$11,370
Sub-total: Less than a Year					$11,000	$11,018	$11,370
Sub-total: Utilities (30.5%)*					$11,000	$11,018	$11,370
Total: Debt Investments (90.0%)*					$33,272	$32,708	$33,559

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments
Agriculture, Forestry, Fishing and Hunting
Bowery Farming, Inc.	Agriculture, Forestry, Fishing and Hunting	Warrant	June 10, 2029	Common Stock	17,216	$5.08	$91	$91
Etagen, Inc.	Agriculture, Forestry, Fishing and Hunting	Warrant	July 9, 2029	Common Stock	28,037	$1.15	58	58
Sub-Total: Agriculture, Forestry, Fishing and Hunting (0.4%)*							$149	$149
Information
RapidMiner, Inc.	Information	Warrant	March 25, 2029	Preferred Series C-1	11,624	$60.22	$381	$443
Sub-Total: Information (1.2%)*							$381	$443
Manufacturing
Happiest Baby, Inc.	Manufacturing	Warrant	May 15, 2029	Common Stock	54,766	$0.33	$34	$34
Robotany, Inc.	Manufacturing	Warrant	July 19, 2029	Common Stock	9,267	$1.52	52	52
Sub-Total: Manufacturing (0.2%)*							$86	$86
Total: Warrant Investments (1.8%)*							$616	$678
Total Investment in Securities (91.9%)*							$33,324	$34,237

*
Value as a percent of Members’ Equity and Partners’ Capital, as applicable.

(1)
All portfolio companies are located in North America.

(2)
Trinity uses the North American Industry Classification System (NAICS) code for classifying the industry grouping of its portfolio companies.

(3)
All investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by Trinity.

(4)
All debt investments are income producing unless otherwise noted. Warrant investments are associated with funded debt and equipment lease financing instruments.

(5)
Principal is net of repayments.

(6)
Interest rate is the fixed rate of the senior secured debt investment and does not include any original issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed amount determined at the inception of the loan. At the end of the term of certain equipment leases, the lessee has the option to purchase the underlying assets at fair market falue in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or lease prior to its payment.

Sidecar Fund – Portfolio Companies
(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments
Administrative and Support and Waste Management and Remediation
1 – 5 Years Maturity
Seaon Environmental, LLC	Administrative and Support and Waste Management and Remediation Services	Equipment Lease	January 1, 2023	Fixed interest rate 9.0%; 5.0% EOT	$1,642	$1,644	$1,725
Sub-total: 1 – 5 Years Maturity					$1,642	$1,644	$1,725
Sub-total: Administrative and Support and Waste Management and Remediation (14.7%)*					$1,642	$1,644	$1,725
Agriculture, Forestry, Fishing and Hunting
1 – 5 Years Maturity
Bowery Farming, Inc.	Agriculture, Forestry, Fishing and Hunting	Equipment Lease	January 1, 2023	Fixed interest rate 8.3%; 5.0% EOT	$960	$860	$932
Etagen, Inc.	Agriculture, Forestry, Fishing and Hunting	Senior Secured	August 1, 2023	Fixed interest rate 11.0%; 3.8% EOT	950	931	922
Sub-total: 1 – 5 Years Maturity					$1,910	$1,791	$1,854
Sub-total: Administrative and Support and Waste Management and Remediation (15.8%)*					$1,910	$1,791	$1,854
Manufacturing
1 – 5 Years Maturity
Happiest Baby, Inc.	Manufacturing	Equipment Lease	September 1, 2022	Fixed interest rate 8.1%; 5.0% EOT	$308	$289	$310
	Manufacturing	Equipment Lease	November 1, 2022	Fixed interest rate 8.6%; 5.0% EOT	239	241	258
Total Happiest Baby, Inc.					547	530	568
Robotany, Inc.	Manufacturing	Equipment Lease	August 1, 2022	Fixed interest rate 8%; 15% EOT	566	551	551
Sub-total: 1 – 5 Years Maturity					$1,113	$1,081	$1,119
Sub-total: Manufacturing (9.6%)*					$1,113	$1,081	$1,119
Professional, Scientific, and Technical Services
1 – 5 Years Maturity
BackBlaze, Inc.	Professional, Scientific, and Technical Services	Equipment Lease	June 1, 2023	Fixed interest rate 7.4%; 11.5% EOT	$328	$336	$353
Sub-total: 1 – 5 Years Maturity					$328	$336	$353
Sub-total: Professional, Scientific, and Technical Services (3.0%)*					$328	$336	$353
Real Estate and Rental and Leasing
1-5 Years Maturity
Knockaway, Inc.	Real Estate and Rental and Leasing	Senior Secured	August 1, 2023	Fixed interest rate 11.0%; EOT 3.0%	$1,250	$1,228	$1,246
	Real Estate and Rental and Leasing	Senior Secured	September 1, 2023	Fixed interest rate 11.0%; EOT 3.0%	1,250	1,252	1,252
Total Knockaway, Inc.					2,500	2,480	2,498
Sub-total: 1-5 Years Maturity					$2,500	$2,480	$2,498
Sub-total: Real Estate and Rental and Leasing (23.9%)*					$2,500	$2,480	$2,498
Retail Trade
1 – 5 Years Maturity
UnTuckIt, Inc.	Retail Trade	Senior Secured	June 1, 2023	Fixed interest rate 12.0%; 5.0% EOT	$3,500	$3,511	$3,674
Sub-total: 1 – 5 Years Maturity					$3,500	$3,511	$3,674
Sub-total: Retail Trade (31.4%)*					$3,500	$3,511	$3,674
Total: Debt Investments (95.9%)*					$10,993	$10,843	$11,223

(dollars in thousands) Portfolio Company(1)	Industry(2)	Type of Investment	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments
Agriculture, Forestry, Fishing and Hunting
Bowery Farming, Inc.	Agriculture, Forestry, Fishing and Hunting	Warrant	June 10, 2029	Common Stock	17,216	$5.08	$91	$91
Etagen, Inc.	Agriculture, Forestry, Fishing and Hunting	Warrant	July 9, 2029	Common Stock	14,019	$1.15	29	29
Sub-Total: Agriculture, Forestry, Fishing and Hunting (1.0%)*							$120	$120
Manufacturing
Happiest Baby, Inc.	Manufacturing	Warrant	May 15, 2029	Common Stock	36,511	$0.33	$23	$23
Robotany, Inc.	Manufacturing	Warrant	July 19, 2029	Common Stock	4,621	$1.52	26	26
Sub-Total: Manufacturing (0.4%)*							$49	$49
Total: Warrant Investments (1.4%)*							$169	$169
Total Investment in Securities (97.3%)*							$11,012	$11,392

*
Value as a percent of Members’ Equity and Partners’ Capital, as applicable.

(1)
All portfolio companies are located in North America.

(2)
Trinity uses the North American Industry Classification System (NAICS) code for classifying the industry grouping of its portfolio companies.

(3)
All investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by Trinity.

(4)
All debt investments are income producing unless otherwise noted. Warrant investments are associated with funded debt and equipment lease financing instruments.

(5)
Principal is net of repayments.

(6)
Interest rate is the fixed rate of the senior secured debt investment and does not include any original issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed amount determined at the inception of the loan. At the end of the term of certain equipment leases, the lessee has the option to purchase the underlying assets at fair market falue in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or lease prior to its payment.

ITEM 3.
PROPERTIES

We do not own any real estate or other physical properties. We maintain our offices at 3075 West Ray Road, Suite 525, Chandler, AZ 85226, where we lease approximately 6,500 square feet of office space pursuant to a lease agreement expiring in April 2022. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.
ITEM 4.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 16, 2020, information with respect to the beneficial ownership of the shares of our Common Stock by:
•
each person known to us to beneficially own more than 5.0% of the outstanding shares of our Common Stock;

•
each of our directors and each of our executive officers; and

•
all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Percentage of beneficial ownership is based on 16,716,527 shares of our Common Stock outstanding as of January 16, 2020.
Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Trinity Capital Inc., 3075 West Ray Road, Suite 525, Chandler, AZ 85226.
Our directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act, and independent directors are all other directors.
Name and Address of Beneficial Owner	Type of Ownership	Number of Shares Owned Beneficially(1)	Percentage of Class
Interested Directors
Steven L. Brown	Direct	576,363	3.4%
Kyle Brown	Direct	241,683	1.4%
Independent Directors
Edmund G. Zito(2)	Direct and Indirect	34,167	*
Richard Ward(3)	Indirect	18,784	*
Ronald E. Estes	—	—	—
Other Executive Officers
Gerald Harder	Direct	51,440	*
Susan Echard	—	—	—
Ron Kundich	Direct	41,287	*
David Lund	—	—	—
Scott Harvey	—	—	—
Executive officers and directors as a group (10 persons)		963,724	5.8%

*
Less than 1.0%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)
Includes 14,515 shares of our Common Stock held directly by Mr. Zito and 19,652 shares of our Common Stock held by Mr. Zito through Vantage FBO Edmund G. Zito IRA.

(3)
Shares of our Common Stock are held through the Richard R. and Lynda J. Ward Family Trust.

ITEM 5.
DIRECTORS AND EXECUTIVE OFFICERS

Our business and affairs will be managed under the direction of the Board. The responsibilities of the Board include the oversight of our investment activities, the quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. Our Board currently consists of five directors, three of whom are not “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act, and are “independent,” as determined by the Board. These individuals are referred to as independent directors. The Board appoints the Company’s executive officers, who serve at the discretion of the Board.
Board of Directors and Executive Officers
Directors
Under our Charter, the directors are divided into three classes. Directors of each class will hold office for terms ending at the third annual meeting of our stockholders after their election and when their respective successors are elected and qualify. However, the initial members of the three classes of directors have initial terms ending at the first, second and third annual meeting of our stockholders after the consummation of the Private Common Stock Offering, respectively. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. Each director may stand for re-election at the end of each term.
Information regarding the Board and our executive officers is as follows:
Name	Year of Birth	Position	Director Since	Expiration of Term
Interested Directors:
Steven L. Brown	1961	Chairman and Chief Executive Officer	2019	2022
Kyle Brown	1984	Director, President and Chief Investment Officer	2019	2021
Independent Directors:
Edmund G. Zito	1948	Director	2019	2022
Richard R. Ward	1939	Director	2019	2021
Ronald E. Estes	1957	Director	2019	2020
The address for each of our directors is c/o Trinity Capital Inc., 3075 West Ray Road, Suite 525, Chandler, AZ 85226.
Executive Officers
Name	Year of Birth	Position
Steven L. Brown	1961	Chairman and Chief Executive Officer
Kyle Brown	1984	Director, President and Chief Investment Officer
Gerald Harder	1961	Senior Vice President – Chief Credit Officer
Susan Echard	1964	Chief Financial Officer, Treasurer and Secretary
Ron Kundich	1970	Senior Vice President – Loan Originations
David Lund	1954	Executive Vice President – Finance and Strategic Planning
Scott Harvey	1954	General Counsel and Chief Compliance Officer

Biographical Information
Directors
Our directors have been divided into two groups — interested directors and independent directors. An interested director is an “interested person” as defined in Section 2(a)(19) of the 1940 Act.
Interested Directors
Steven L. Brown
Steven L. Brown, our founder, has served as Chairman of the Board and as our Chief Executive Officer since August 2019. Mr. Brown is also a member of the Investment Committee. Mr. Brown is the Founder of, and a Managing Partner at, Trinity, a leading provider of venture loans and equipment lease financing to growth stage companies. Mr. Brown founded Trinity in January 2008.
Mr. Brown has 25 years of experience in venture equity and venture debt and working with growth stage companies. Prior to founding Trinity, Mr. Brown served as general partner at Point Financial Capital Partners, a venture leasing fund, from 2003 to 2008 and was the President and Chief Financial Officer of InvestLinc Financial Services, an early-stage private equity fund and consulting firm, from 1998 to 2002. He was also part of the founding group of Cornerstone Equity Partners, a private equity fund, and served as a partner from 1996 to 1998.
Mr. Brown is a member of the Small Business Investment Alliance. We believe that Mr. Brown’s history with the Legacy Funds, familiarity with our investment platform and extensive venture capital lending, lease financing and management experience bring important and valuable skills to the Board and qualify him to serve as Chairman of the Board.
Kyle Brown
Kyle Brown has served as a member of the Board and as our President and Chief Investment Officer since August 2019. Mr. Brown is also a member of the Investment Committee. Mr. Brown has been a Managing Partner at Trinity and a member of its investment committees since 2015. In such capacity, Mr. Brown has been responsible for managing investment activities at Trinity in order to achieve the firm’s deployment goals and has managed relationships with potential customers as well as with strategic partners, including venture capital firms and technology bank lenders. Prior to joining Trinity, Mr. Brown was the Founder and Chief Executive Officer of Brown Equity, LLC, a real estate financial investment firm, from 2006 to 2015. He also co-founded and managed Sharp Equity Homes, LLC, a full-service, web-based multiple listing service for trustee sale auctions in Arizona and California, from 2007 to 2012. Prior to that, Mr. Brown founded or co-founded three additional startups over the course of his career.
Mr. Brown is the son of Steven L. Brown. We believe that Mr. Brown’s extensive investing, leadership, entrepreneurial experience and investment management process experience bring important and valuable skills to the Board and qualify him to serve as a member of the Board.
Independent Directors
Edmund G. Zito
Edmund G. Zito has served as a member of the Board since September 2019. Prior to joining the Board, Mr. Zito served as the President of Alliance Bank of Arizona (a division of Western Alliance Bank) from 2014 to 2018 and was a member of its Asset and Liability Management and Investment Committee, as well as its Risk Management Committee. Mr. Zito has over 30 years of commercial and investment banking and public finance experience. He served as Regional President and as a member of the board of directors for Imperial Bank Arizona from 1997 to 2000. Prior to that, Mr. Zito served in senior executive positions with First Interstate Bank, including President of First Interstate Equity Corporation (an SBIC), from 1993 to 1996. Mr. Zito has served on the board of advisors to Adopt Technologies, a cloud computing and information technology service provider, since 2016, and Redirect Health, a healthcare company, since 2018. He has served on the board of directors of Board Developer, a strategic management consulting firm, since 2018 and became chairman of its board of directors in 2019.
Mr. Zito has worked extensively on economic development and capital formation in Arizona, having chaired the Economic Development Committee of the Arizona Chamber of Commerce (the “ACC”) from 2016 to 2018. Mr. Zito also has served on the board of directors of the ACC since 2013 and has served on the executive committee of the ACC from 2016 to 2018. In addition, Mr. Zito served as initial Vice Chairman of the Arizona Economic Resource Organization, a Governor-mandated, public-private partnership formed to lead Arizona’s economic development initiatives, from 2008 to 2010.
From 2013 to 2018, Mr. Zito served on the board of directors of Downtown Phoenix Inc. and was a member of its executive committee and served as its treasurer from 2014 to 2018. He served on the Flinn Foundation Bioscience Steering Committee from 2005 to 2018 and as a member of the Canada Arizona Business Council from 2012 to 2018.
We believe that Mr. Zito’s extensive management, leadership and commercial and investment banking experience bring important and valuable skills to the Board and qualify him to serve as a member of the Board.
Richard R. Ward
Richard R. Ward has served as a member of the Board since September 2019. Previously, Mr. Ward was Senior Vice President of Avnet Inc. — President of Avnet Computer Products (“Avnet”), a Fortune 200 company and distributor of electronic components, from 1992 until his retirement in 2000. After his retirement, Mr. Ward returned to Avnet for two years at the request of the chairman to mentor and create leadership development programs for Avnet’s top and most promising executives. Mr. Ward’s prior responsibilities, spread over 20 years with Avnet, include Director of North American Field Operations, area and regional sales, marketing and operational duties. In addition, Mr. Ward has served as an advisor to several privately held commercial enterprises in various industries.
We believe that Mr. Ward’s extensive experience in building and developing large businesses, both domestic and international, as well as his broad experience in developing senior executives bring important and valuable skills to the Board and qualify him to serve as a member of the Board.
Ronald E. Estes
Ronald E. Estes has served as a member of the Board since September 2019. Mr. Estes has served as the Chief Financial Officer of LifeStream Complete Senior Living, Inc., a nonprofit provider of senior living communities, since January 2013 and as its President and Chief Executive Officer since 2016. In such capacities, Mr. Estes is responsible for all matters related to the mission, organization and financial oversight of LifeStream Complete Senior Living, Inc. Prior to that, Mr. Estes served as a tax director at McGladrey LLP (now RSM US LLP), an audit, tax and consulting services firm, from 2011 to 2012. Mr. Estes also previously served as the Chief Financial Officer of The Ryerson Company, a developer and operator of senior living communities, from 2003 to 2010. Mr. Estes is a certified public accountant with 15 years of public accounting experience.
We believe that Mr. Estes’ extensive management, leadership and accounting experience bring important and valuable skills to the Board and qualify him to serve as a member of the Board.
Executive Officers Who Are Not Also Directors
Gerald Harder
Gerald Harder has served as our Senior Vice President — Chief Credit Officer since August 2019 and is a member of the Investment Committee. Mr. Harder has served as an Operating Partner at Trinity since 2018 and previously served as a Managing Director at Trinity from 2016 to 2018. As an Operating Partner at Trinity, Mr. Harder has been responsible for analyzing investment opportunities and collaborating on the firm’s investment strategy, objectives, asset allocation and balancing risk against performance. Prior to joining Trinity, he served as an executive vice president of engineering and operations at Sand 9 Inc., a fabless Micro-electromechanical system company, from 2012 to 2015. In such capacity, Mr. Harder worked to design, develop and produce groundbreaking piezoelectric microelectromechanical systems based timing devices for mobile, internet of things, and communications infrastructure markets. Mr. Harder has also served in many technology leadership roles, including director of operations for Cirrus Logic from 2011 to 2012, vice president of engineering for White Electronic Designs from 2008 to 2010, and technical leadership roles with ON Semiconductor from 2004 to 2008.
Susan Echard
Susan Echard has served as our Chief Financial Officer, Treasurer and Secretary since August 2019. Ms. Echard has served as a Chief Financial Officer at Trinity since April 2019 and, in such capacity, has been responsible for all aspects of the firm’s financial matters, investor relations, legal and human resource management. Prior to joining Trinity, Ms. Echard served as the Chief Financial Officer at CUBEX LLC, a medical, dental and veterinary inventory management company, from 2017 to 2019. From 2016 to 2017, she served as the Chief Financial Officer at Datashield, a data security services company, and from 2015 to 2016 she served as the Corporate Controller at BeyondTrust, a provider of privileged access and identity management and data security. Prior to that, she served as Corporate Controller at AFS Technologies, Inc. a provider of software solutions for consumer goods companies, from 2014 to 2015, and was formerly a senior auditor at Ernst & Young LLP. Ms. Echard has over 30 years of accounting experience.
Ron Kundich
Ron Kundich has served as our Senior Vice President — Loan Originations since August 2019 and is a member of the Investment Committee. Mr. Kundich has served as a Partner at Trinity since 2018 and previously served as a Managing Director at Trinity from 2017 to 2018. As a Partner at Trinity, Mr. Kundich is responsible for developing relationships with the firm’s referral partners, sourcing potential investments and evaluating investment opportunities, including working closely with venture capitalists, commercial technology bankers, attorneys and financial professionals in Silicon Valley and abroad. Immediately prior to joining Trinity, Mr. Kundich served as a Managing Director and Regional Manager at Square 1 Bank from 2013 to 2017, where he was responsible for sourcing, underwriting and managing a portfolio of venture-backed companies and a team of venture bankers. Mr. Kundich has been supporting venture-backed companies for over 25 years and his career path has included increasing levels of responsibility with leading technology banks including Silicon Valley Bank, Imperial Bank (which was acquired by Comerica Bank) and Square 1 Bank (where he was a Co-Founder).
David Lund
David Lund has served as our Executive Vice President — Finance and Strategic Planning since September 2019. Mr. Lund has been a partner at Ravix Group Inc., a provider of outsourced accounting, financial consulting, and financial management services, since 2016. Prior to that, Mr. Lund was the Chief Financial Officer at Hercules Capital, Inc., a business development company that is traded on the New York Stock Exchange (“Hercules”) from 2005 to 2011, and acted in an interim capacity in that role from 2017 to 2019. Mr. Lund has over 35 years of financial consulting and executive leadership experience working with both private and publicly traded companies. From 2011 to 2016, Mr. Lund served as Chief Financial Officer and Consultant of White Oak Global Advisors LLC where he was Chairman of the Valuation Committee, responsible for financial and tax reporting for various partnerships, managed the audit process for multiple investment vehicles, and was involved in fund structuring and operational initiatives.
Scott Harvey
Scott Harvey has served as our General Counsel and Chief Compliance Officer since September 2019. Mr. Harvey served as the Chief Legal Officer at Oportun, a financial services firm, from 2012 and 2018. Prior to that, Mr. Harvey co-founded Hercules. From 2003 to 2012, Mr. Harvey served as the Chief Legal Officer, Chief Compliance Officer and Secretary at Hercules. Mr. Harvey has over 30 years of legal and business experience with leveraged finance and financing public and private technology-related companies. Since 2002, and prior to co-founding Hercules, Mr. Harvey was in a diversified private law practice.

Previously, he was Deputy General Counsel of Comdisco, Inc., a leading technology and financial services company, from 1997 to 2002. From 1991 to 1997, Mr. Harvey served as Vice President of Marketing, Administration & Alliances with Comdisco, Inc. and was Corporate Counsel from 1983 to 1991.
Board Leadership Structure
The Board monitors and performs an oversight role with respect to our business and affairs. Among other things, the Board approves the appointment of our officers, reviews and monitors the services and activities performed by our officers and approves the engagement, and reviews the performance of, our independent registered public accounting firm.
Under the Bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him or her by the Board. We do not have a fixed policy as to whether the chairman of the Board should be an independent director and believes that our flexibility to select our chairman and reorganize our leadership structure from time to time is in our and our stockholders’ best interests.
Presently, Steven L. Brown serves as the chairman of the Board. Mr. Brown is an interested director because he is the Chief Executive Officer of the Company and serves on the Investment Committee. We believe that Mr. Brown’s history with the Legacy Funds, familiarity with our investment platform and extensive venture capital lending, lease financing and management experience qualifies him to serve as chairman of the Board. Moreover, the Board believes that it is in the best interests of our stockholders for Mr. Brown to lead the Board because of his broad experience with our platform, day-to-day management and operation of other investment funds and his significant background in the financial services industry, as described above.
The Board does not have a lead independent director. However, Ronald E. Estes, the chairman of the audit committee, is an independent director and acts as a liaison between the independent directors and management between meetings of the Board and is involved in the preparation of agendas for Board and committee meetings. The Board believes that its leadership structure is appropriate in light of our characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that encourages effective oversight. The Board also believes that its size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between our management and the Board.
Board Role in Risk Oversight
The Board will perform its risk oversight function primarily through (a) its three standing committees, which report to the entire Board and are comprised solely of independent directors and (b) monitoring by our Chief Compliance Officer in accordance with its compliance policies and procedures.
As described below in more detail under “Audit Committee” and “Nominating and Corporate Governance Committee,” the audit committee and the nominating and corporate governance committee will assist the Board in fulfilling its risk oversight responsibilities. The audit committee’s risk oversight responsibilities include overseeing our accounting and financial reporting processes, our systems of internal controls regarding finance and accounting and audits of our financial statements and discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The nominating and corporate governance committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by our stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and its committees. Both the audit committee and the nominating and corporate governance committee consist solely of independent directors.
The Board will also perform its risk oversight responsibilities with the assistance of the Chief Compliance Officer. Our Chief Compliance Officer will prepare a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s report, which will be reviewed by the Board, will address at a minimum: (a) the operation of the compliance policies and procedures of the Company and certain of its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee our compliance activities and risks. In addition, the Chief Compliance Officer will meet separately in executive session with the independent directors periodically, but in no event less than once each year.
We believe that the role of the Board in risk oversight is effective and appropriate given the extensive regulation to which we will be subject as a BDC. Specifically, as a BDC, we must comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, our ability to incur indebtedness is limited such that its asset coverage must equal at least 150% immediately after each time it incurs indebtedness and we generally have to invest at least 70% of our total assets in “qualifying assets.” In addition, we have elected to be treated as a RIC under Subchapter M of the Internal Revenue Code. As a RIC, we must, among other things, meet certain income source and asset diversification requirements.
We believe that the role of the Board in risk oversight is appropriate. However, We will re-examine the manners in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet our needs.
Committees
The Board has an Audit Committee, a Nominating and Corporate Governance Committee, and Compensation Committee, and may form additional committees in the future.
Audit Committee
The Audit Committee is composed of Ronald E. Estes (chair), Edmund E. Zito and Richard Ward, each of whom is not considered an “interested person” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act. The Board has determined that our Audit Committee chair is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. We expect that our Audit Committee members will meet the current independence and experience requirements of Rule 10A-3 of the Exchange Act.
In accordance with its written charter adopted by the Board, the Audit Committee (a) assists the Board’s oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) prepares an Audit Committee report, if required by the SEC, to be included in our annual proxy statement; (c) oversees the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and financial reporting policies and internal controls; (d) determines the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof; (e) pre-approves all audit and non-audit services provided to us and certain other persons by such independent registered public accounting firm; (f) establishes guidelines and makes recommendations to the Board regarding the valuation of our investments; and (g) acts as a liaison between our independent registered public accounting firm and the Board.
The Board and the Audit Committee utilize the services of nationally recognized third-party valuation firms to help determine the fair value of our securities that are not publicly traded and for which there are no readily available market quotations, including securities, that, while listed on a private securities exchange, have not actively traded.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee (the “Nominating Committee”) is composed of Edmund G. Zito (chair), Richard R. Ward and Ronald E. Estes, each of whom is not considered an “interested person” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act.

In accordance with its written charter adopted by the Board, the Nominating Committee recommends to the Board persons to be nominated by the Board for election at meetings of our stockholders, special or annual, if any, or to fill any vacancy on the Board that may arise between stockholder meetings. The Nominating Committee also makes recommendations with regard to the tenure of the directors and is responsible for overseeing an annual evaluation of the Board and its committee structure to determine whether the structure is operating effectively. The Nominating Committee will consider for nomination to the Board candidates submitted by our stockholders or from other sources it deems appropriate.
Compensation Committee
The Compensation Committee (the “Compensation Committee”) is composed of Richard R. Ward (chair), Edmund G. Zito and Ronald E. Estes, each of whom is not considered an “interested person” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act.
In accordance with its written charter adopted by the Board, the Compensation Committee oversees our overall compensation strategies, plans, policies and programs, including determining the compensation for our executive officers and the amount of salary, bonus and stock-based compensation to be included in the compensation package for each of our executive officers. The Compensation Committee also assesses our compensation-related risks.
Indemnification Agreements
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements are intended to provide our directors and executive officers with the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that we will indemnify the director or executive officer who is a party to the agreement, including the advancement of legal expenses, if, by reason of his or her corporate status, such director or executive officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in our right, to the maximum extent permitted by Maryland law and the 1940 Act
Investment Team
All investment decisions will be made by our Investment Committee, whose members consist of Steven L. Brown, Gerald Harder, Kyle Brown and Ron Kundich. The Investment Committee will approve proposed investments by majority consent, which majority must include Steven L. Brown, in accordance with investment guidelines and procedures established by the Investment Committee. The Board will oversee and monitor our investment performance.
The compensation of each executive officer on the Investment Committee will be set by the Compensation Committee. The executive officers on the Investment Committee will be compensated in the form of annual salaries, annual cash bonuses and stock-based compensation. The members of the Investment Committee serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders.

ITEM 6.
EXECUTIVE COMPENSATION

Overview
We are a newly organized corporation that will be an internally managed BDC. We expect to make term debt and equipment lease financing investments, and to a lesser extent, working capital loans, equity and equity-related investments in growth stage companies. Our senior management team consists of Messrs. S. Brown, K. Brown, Harder, Kundich, Lund and Harvey, and Ms. Echard. We refer to Messrs. S. Brown, K. Brown, and Harder, as the named executive officers, or NEOs. We have entered into certain employment offer letters with each of the NEOs (the “NEO Agreements”), as well as certain of our other senior management team members referenced above, regarding their compensation packages. Please also see “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a discussion of certain shares of Common Stock received by certain of our senior management team members in connection with the Formation Transactions.
Our executive compensation program is designed to encourage our executive officers to think and act like our stockholders. The structure of our NEOs’ compensation arrangements and incentive compensation programs are designed to encourage and reward the following:
•
sourcing and pursuing attractively priced investment opportunities in all types of securities within our investment strategy and objective;

•
accomplishing our investment objective;

•
ensuring we allocate capital in the most effective manner possible; and

•
creating and growing stockholder value.

Our Compensation Committee adopts, reviews and approves all of our compensation arrangements and policies.
Executive Compensation Policy
Overview.   Our performance-driven compensation policy consists of the following three components:
•
Base salary;

•
Annual cash bonuses; and

•
Equity and equity-based compensation pursuant to the 2019 Trinity Capital Inc. Long-Term Incentive Plan (“Long-Term Incentive Plan”).

We carefully design each NEO’s compensation package to appropriately reward the NEO for his or her contribution to the Company. This is not a mechanical process, and our Compensation Committee uses its judgment and experience, working in conjunction with our Chief Executive Officer, to determine the appropriate mix of compensation for each NEO. Cash compensation consisting of base salary and discretionary annual cash bonuses tied to company performance, the achievement of individual performance goals and other metrics set by the Compensation Committee are intended to incentivize NEOs to remain employed with us and incentivize them to work towards achieving our goals. Equity and equity-based compensation may be awarded based on performance expectations set by the Compensation Committee for each individual and, over time, on his or her performance against those expectations. We continually asses our mix of short-term cash compensation and longer term equity-based compensation to encourage retention of key employees and align their interests with our stockholders.
Base salary.   Base salary will be set at a level so as to recognize the particular experience, skills, knowledge and responsibilities required of the NEOs in their roles. In connection with determining the 2019 annual base salaries of the NEOs, the Compensation Committee and management considered a number of factors including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual prior to our formation, the assistance of each NEO in the process of the Private Offerings and the number of well-qualified candidates available in our area. In addition, we considered the annual base salaries paid to comparably situated executive officers of similar entities and other competitive market practices. We have not used third-party compensation consultants in connection with determining annual base salaries or for any other purpose, but intend to do so going forward.
The annual base salaries of the NEOs will be reviewed on an annual basis, as well as at the time of promotion or other changes in responsibilities. The leading factors in determining increases in annual base salary level are expected to be relative performance, relative cost of living and competitive pressures. As more fully described below, we have entered into the NEO Agreements with our NEOs. The NEO Agreements provide that Messrs. S. Brown and K. Brown’s annual base salaries may not be decreased. Further, if the Compensation Committee lowers either of Messrs. S. Brown or K. Brown’s annual base salaries, such an action would constitute a Good Reason (as defined in the NEO Agreements) entitling each such individual to resign and collect their respective severance payments pursuant to the NEO Agreements. See the section below entitled “Severance” for more information regarding resignations constituting terminations entitling parties to severance payments.
Annual cash bonuses.   Annual cash bonuses are intended to reward individual performance during the calendar year and can therefore be highly variable from year to year. Currently, these bonuses are determined on a discretionary basis by the Compensation Committee and will be determined for each NEO based upon company performance, individual performance and other metrics set by the Compensation Committee, with our management’s input.
Long-Term Incentive Awards
Generally.   We have adopted the Long-Term Incentive Plan to provide equity and equity-based awards as long-term incentive compensation to our executive officers and key employees.
We expect to use equity and equity-based awards to:
•
attract and retain key officers and employees;

•
motivate our officers and employees by means of performance-related incentives to achieve long-range performance goals;

•
enable our officers and employees to participate in our long-term growth; and

•
link our officers’ and employees’ compensation to the long-term interests of our stockholders.

Subject to the terms of the Long-Term Incentive Plan, the Compensation Committee will determine the persons to receive equity and equity-based awards. At the time of each award, the Compensation Committee will determine the terms of the award, including any performance period (or periods) and any performance objectives relating to the award, subject to the terms and conditions set forth in the Long-Term Incentive Plan.
Restricted Stock and Restricted Stock Units.   Generally business development companies, such as us, may not grant shares of their stock for services without an exemptive order from the SEC. Our Long-Term Incentive Plan allows the Compensation Committee to grant restricted stock and restricted stock units, but the Compensation Committee will not grant such awards unless and until we obtain from the SEC an exemptive order permitting such grants. We intend to apply for an exemptive order from the SEC to permit us to issue shares of restricted stock and restricted stock units as part of the compensation packages for certain of our executive officers and key employees. If exemptive relief is obtained, the Compensation Committee may award shares of restricted stock and restricted stock units to plan participants in such amounts and on such terms as the Compensation Committee determines and consistent with any exemptive order the SEC may issue and the terms of the Long-Term Incentive Plan. The SEC is not obligated to grant an exemptive order to allow this practice and will do so only if it determines that such practice is consistent with stockholder interests and does not involve overreaching by management or our Board. We cannot provide any assurance that we will receive such exemptive relief from the SEC. Each restricted stock and restricted stock unit grant will be for a fixed number of shares as set forth in an award agreement between the grantee and us. Award agreements will set forth time and/or performance vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to distributions and voting rights.

Competitive Market Review
We will consider competitive market practices with respect to the salaries and total compensation of our NEOs. We will review the market practices of similar companies by speaking to other financial professionals and reviewing annual reports on Form 10-K or similar information of other internally managed business development companies. We also intend to engage an independent compensation consultant to review our NEO compensation.
Severance
Upon certain terminations of employment, the NEO Agreements provide that the certain NEOs may receive severance payments and equity and equity-based awards under our Long-Term Incentive Plan may vest and/or become immediately exercisable or salable as described herein.
Long-Term Incentive Plan.   As discussed in more detail in the section below entitled “Compensation Plans,” our Long-Term Incentive Plan will be effective upon receipt of the exemptive relief from the SEC discussed herein and stockholder approval. Upon specified covered transactions involving a change in control (as defined in the Long-Term Incentive Plan), all outstanding awards under the Long-Term Incentive Plan will be subject to accelerated vesting in full and then terminated to the extent not exercised within a designated time period.
Severance.   The following discussion regarding severance payments applies only to certain NEOs with whom we have entered into NEO Agreements. See the section below entitled “NEO Agreements” for more information regarding severance payments.
The rationale behind providing severance packages under certain circumstances described below is to attract and retain talented executives and assure them that they will not be financially disadvantaged if they relocate and/or leave another job to join us, but are not retained following a transaction and to ensure that our business is operated and governed for our stockholders by a management team, and under the direction of a board of directors, who are not financially motivated to frustrate the consummation of such a transaction. For more discussion regarding executive compensation in the event of a termination or change in control, please see the table entitled “2019 Potential Payments Upon Termination of Employment Table.”
Conclusion
Our compensation policies are designed to retain and motivate our NEOs and to ultimately reward them for outstanding performance which grows the value of the Company. We believe the retention and motivation of our NEOs will enable us to grow strategically and position ourselves competitively in our market.
Named Executive Officer Compensation
Certain of our NEOs will receive the annual base salaries and be entitled to bonus compensation as described below. The respective annual base salaries of the NEOs will be as follows:
2019 Annual Base Salary(1)
Steven L. Brown	$650,000
Kyle Brown	$550,000
Gerald Harder	$450,000

(1)
Reflects annual base salary for 2019 fiscal year; however, amounts paid will be prorated for the remainder of the 2019 fiscal year.

In addition to their annual base salaries, Messrs. S. Brown, K. Brown and Harder have been awarded cash bonuses of  $450,000, $250,000 and $100,000, respectively, subject to forfeiture if certain deadlines for registration and listing of the shares of our Common Stock are not met. Specifically, Messrs. S. Brown, K. Brown and Harder have agreed to forfeit (a) $180,000, $100,000 and $40,000, respectively, if the Company has not filed a resale registration statement for the shares of our Common Stock, including shares of our Common Stock issued by stock dividend, stock distribution, stock split or otherwise at the time of such filing, by May 15, 2020 and (b) $270,000, $150,000 and $60,000, respectively, if such resale registration statement is not declared effective and the shares of our Common Stock are not listed and trading on a national securities exchange by December 31, 2020. See “— NEO Agreements.” The NEOs will also be eligible to receive additional discretionary annual cash bonuses as may be declared from time to time by the Compensation Committee, which bonuses will be based on company performance, individualized performance and other metrics.
Under the NEO Agreements, the NEOs will also be entitled to certain payments upon certain terminations of employment, including if a termination occurred in connection with a change in control. The following table sets forth those potential payments with respect to each applicable NEO:
2019 Potential Payments upon Termination of Employment Table
	Benefit	Death(3)	Disability(3)	Termination Without Cause or Good Reason(3)	Within One Year After Change in Control; Termination Without Cause or Good Reason(3)
Steven L. Brown	Severance(1)	$1,300,000	$1,300,000	$1,300,000	$1,300,000
	Bonus(2)	1,950,000	1,950,000	1,950,000	1,950,000
Kyle Brown	Severance(1)	1,100,000	1,100,000	1,100,000	1,100,000
	Bonus(2)	1,650,000	1,650,000	1,650,000	1,650,000
Gerald Harder	Severance(1)	450,000	450,000	450,000	450,000
	Bonus(2)	500,000	500,000	500,000	500,000

(1)
Severance pay includes an employee’s annual base salary (as averaged over three years or employee’s most recent annual base salary if less than three years) and applicable multiple thereof paid in lump sum.

(2)
Bonus compensation includes an employee’s annual bonus (as averaged over last three years or employee’s most recent annual bonus if less than three years) and applicable multiple thereof plus an employee’s pro rata annual bonus for the year of termination paid lump sum.

(3)
Upon these termination events, the employee will also become fully vested in any previously unvested equity or equity-based compensation and receive company paid employer contributions towards COBRA continuation coverage for a period of time, paid in lump sum.

Independent Director Compensation
Independent Director Fees
We will pay each independent director a fee of  $100,000 per year for serving as a director. We are also authorized to pay the reasonable out-of-pocket expenses of each independent director incurred by such director in connection with the fulfillment of his or her duties as an independent director.
Non-Employee Director Plan
Our Board has approved the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan (the “Non-Employee Director Plan”) to be effective upon receipt of exemptive relief from the SEC as discussed below and stockholder approval. The Non-Employee Director Plan provides a means through which we may attract and retain qualified independent directors to enter into and remain in service on our Board. Under the Non-Employee Director Plan, at the beginning of each one-year term of service on our Board, each independent director may, at the discretion of the Compensation Committee, receive a grant of shares of restricted stock in an amount determined by the Compensation Committee. These restricted shares are subject to forfeiture provisions that will lapse as to an entire award at the end of the one-year term.

We intend to apply for an exemptive order from the SEC to permit us to issue shares of restricted stock under the Non-Employee Director Plan to our independent directors. If exemptive relief is obtained, the Compensation Committee may award shares of restricted stock under the Non-Employee Director Plan in such amounts and on such terms as the Compensation Committee determines and consistent with any exemptive order the SEC may issue and the terms of the Non-Employee Director Plan. The SEC is not obligated to grant an exemptive order to allow this practice and will do so only if it determines that such practice is consistent with stockholder interests and does not involve overreaching by management or our Board. We cannot provide any assurance that we will receive such exemptive relief from the SEC.
NEO Agreements
As described above, we have entered into the NEO Agreements with our NEOs. The NEO Agreements provide for employment “at will” and specify an initial base salary equal to the “2019 Annual Base Salary.”
In addition to their annual base salaries, the NEOs will be eligible to receive discretionary annual cash bonuses as may be declared from time to time by the Compensation Committee, which bonuses will be based on individualized performance and other metrics. The Compensation Committee will establish such performance objectives, as well as determine the actual bonus awarded to each NEO, annually.
Certain NEO Agreements also provide for certain severance and other benefits upon certain terminations of employment for a period of five years following the commencement of the NEO’s employment. The severance and other benefits in these circumstances are reflected in the discussion above and the “2019 Potential Payments upon Termination of Employment Table.”
The NEO Agreements provide for, to the extent permitted by applicable law, a non-competition period and other restrictive covenants after termination of employment. In addition, the NEO Agreements provide for, to the extent permitted by applicable law, a non-solicitation period after any termination of employment and for perpetual protection of confidential company information.
In addition to their annual base salaries, Messrs. S. Brown, K. Brown and Harder have been awarded cash bonuses of  $450,000, $250,000 and $100,000, respectively, subject to forfeiture if certain deadlines for registration and listing of the shares of our Common Stock are not met. Specifically, Messrs. S. Brown, K. Brown and Harder have agreed to forfeit (a) $180,000, $100,000 and $40,000, respectively, if the Company has not filed a resale registration statement for the shares of our Common Stock, including shares of our Common Stock issued by stock dividend, stock distribution, stock split or otherwise at the time of such filing, by May 15, 2020 and (b) $270,000, $150,000 and $60,000, respectively, if such resale registration statement is not declared effective and the shares of our Common Stock are not listed and trading on a national securities exchange by December 31, 2020. See “Item 1. Business — Common Stock Registration Rights Agreement.”
Compensation Plans
Long-Term Incentive Plan
Our Board has approved our Long-Term Incentive Plan, to be effective upon receipt of the exemptive relief from the SEC discussed below and stockholder approval, for the purpose of attracting and retaining the services of executive officers and other key employees. Under our Long-Term Incentive Plan, the Compensation Committee may award restricted stock, restricted and performance stock unit awards, incentive stock options, non-statutory stock options, performance awards, dividend equivalent rights and other stock based awards to our executive officers and other key employees.
The Compensation Committee will administer the Long-Term Incentive Plan and has the authority, subject to the provisions of the Long-Term Incentive Plan, to determine who will receive awards under the Long-Term Incentive Plan and the terms of such awards. Our Compensation Committee will be required to adjust the number of shares available for awards, the number of shares subject to outstanding awards and the exercise price for awards following the occurrence of certain specified events such as stock splits, distributions and recapitalizations.

Upon specified covered transactions involving a change in control (as defined in the Long-Term Incentive Plan), all outstanding awards under the Long-Term Incentive Plan will be subject to accelerated vesting in full and then terminated to the extent not exercised prior to the covered transaction.
Awards under the Long-Term Incentive Plan will be granted to our executive officers and other key employees as determined by the Compensation Committee at the time of each issuance.
Under the 1940 Act, business development companies cannot issue stock for services to their executive officers and employees other than options, warrants and rights to acquire capital stock. As a result, we intend to apply for exemptive relief from the SEC to permit us to grant restricted stock and restricted stock units in exchange for or in recognition of services by our executive officers and other key employees. We cannot provide any assurance that we will receive the exemptive relief from the SEC in either case.
401(k) Plan
We intend to maintain a 401(k) plan in which all full-time employees who are at least 21 years of age and have three months of service will be eligible to participate. Eligible employees will have the opportunity to contribute their compensation on a pretax salary basis into the 401(k) plan up to the IRS limits annually for the 2019 plan year, and to direct the investment of these contributions. Plan participants who are age of 50 or older during the 2019 plan year will be eligible to defer additional “catch up contributions” in amounts up to IRS limits during 2019.
ITEM 7.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We have established a written policy to govern the review, approval and monitoring of transactions involving the Company and certain persons related to it. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with the Company, including our officers, directors, and employees and any person controlling or under common control with us.
In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with the Company, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, the Company, companies controlled by us and our employees and directors.
We will not enter into any agreements unless and until our Board is satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek the review and obtain the approval of the Board and, if required, exemptive relief from the SEC for such transactions.
Pursuant to the Formation Transactions, the Legacy Funds were merged with and into the Company and we issued 9,183,185 shares of our Common Stock and paid approximately $108.7 million in cash to the Legacy Investors, which include the general partners/managers of the Legacy Funds. In addition, as part of the Formation Transactions, we acquired 100% of the equity interests of Trinity Capital Holdings for an aggregate purchase price of  $10.0 million, which was comprised of 533,332 shares of our Common Stock and approximately $2.0 million in cash. The valuation of Trinity Capital Holdings as of September 30, 2019 was based upon a valuation of Trinity Capital Holdings prepared by an independent third-party valuation expert. Members of our management, including Steven L. Brown, Kyle Brown, Gerald Harder and Ron Kundich, owned 100% of the equity interests in Trinity Capital Holdings and controlling interests in the general partners/managers of the Legacy Funds.
Because members of our management controlled the general partners/managers of the Legacy Funds through their ownership interests in the general partners/managers of the Legacy Funds, including Trinity Capital Holdings, the amount of consideration received by the Legacy Investors, including the owners of the general partners/managers of the Legacy Funds, was not determined through arms-length negotiations. In addition, certain members of our management and their affiliates have invested approximately $2.0 million, in the aggregate, through limited partnership interests and promissory notes of the Legacy Funds. As a result of the offering and the Formation Transactions, members of our management and our

Board hold approximately 5.8% of the total outstanding shares of our Common Stock and our non-management employees own approximately 1.0% of the total outstanding shares of our Common Stock for a combined total of approximately 6.8% of the total outstanding shares of our Common Stock.
As a result of the Private Common Stock Offering and the Formation Transactions, Messrs. S. Brown, K. Brown, Harder and Kundich collectively received shares of our Common Stock valued at approximately $13.7 million in the aggregate, in exchange for their limited partner and general partner interests in the Legacy Funds and the general partners/managers of the Legacy Funds, as well as their equity interests in Trinity Capital Holdings.
We have entered into agreements with certain of our executive officers and certain of our other employees regarding their compensation, benefits and severance. See “Item 6. Executive Compensation.”
In connection with the Formation Transactions, Trinity Capital Holdings became a wholly-owned subsidiary of the Company. Trinity Capital Holdings has entered into a settlement agreement with a former member of the general partner to Fund II, Fund III, Fund IV and Sidecar Fund that provides for severance and employment related payments by Trinity Capital Holdings immediately following the consummation of the Formation Transactions. Such severance and employment related payments equal approximately $3.5 million in the aggregate of which $2.1 million was paid immediately after consummation of the Private Offerings and the remainder will be paid within the twelve month period following the consummation of the Formation Transactions.
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements are intended to provide our directors and executive officers with the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that we will indemnify the director or executive officer who is a party to the agreement, including the advancement of legal expenses, if, by reason of his or her corporate status, such director or executive officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in our right, to the maximum extent permitted by Maryland law and the 1940 Act.
ITEM 8.
LEGAL PROCEEDINGS

We may, from time to time, be involved in litigation arising out of our operations in the normal course of business or otherwise. Furthermore, third parties may try to seek to impose liability on us in connection with the activities of our portfolio companies. While the outcome of any current legal proceedings cannot at this time be predicted with certainty, we do not expect any current matters will materially affect our financial condition or results of operations; however, there can be no assurance whether any future legal proceedings will have a material adverse effect on our financial condition or results of operations in any future reporting period.
ITEM 9.
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information
Until the completion of an Exchange Listing, our outstanding shares of Common Stock have been and will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) and Regulation D and any other available exemptions from the registration requirements of the Securities Act. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for shares of our Common Stock currently, nor can we give any assurance that one will develop.
Because shares of our Common Stock have been and will be acquired by investors in transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our common shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless the shares of our Common Stock are registered under applicable securities laws or specifically exempted from registration (in which case the stockholder may be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in shares of our Common Stock until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of shares of our Common Stock may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares of our Common Stock and to execute such other instruments or certifications as are reasonably required by us.
Under the Common Stock Registration Rights Agreement and subject to the terms and conditions provided therein, we have agreed to use our commercially reasonable efforts to file with the SEC a resale registration statement for the shares of our Common Stock issued and sold in the Private Common Stock Offering and the shares of our Common Stock issued to the Legacy Investors in connection with the Formation Transactions, including shares of our Common Stock issued by stock dividend, stock distribution, stock split or otherwise at the time of such filing, as soon as reasonably practicable following the effectiveness of this Registration Statement, but in no event later than May 15, 2020.
Under the Common Stock Registration Rights Agreement, we have also agreed to use our commercially reasonable efforts to cause such resale registration statement to be declared effective by the SEC and to have such shares of our Common Stock listed on a national securities exchange as soon as practicable after the initial filing thereof, but in no event later than December 31, 2020, and to continuously maintain such registration statement’s effectiveness under the Securities Act, subject to certain permitted blackout periods, for the period described in the Common Stock Registration Rights Agreement. Nevertheless, we can offer no assurance that we will file the resale registration statement, that the SEC will ever declare it effective or that the registrable shares will ever be listed on a national securities exchange. See “Item 1. Business — Common Stock Registration Rights Agreement.”
Holders
The following table sets forth the number of record holders of our Common Stock at January 16, 2020.
Title of Class	Number of Record Holders
Common stock, $0.001 par value per share	533
Please also see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for additional disclosure regarding the holders of our Common Stock.
Distribution Policy
We generally intend to make quarterly distributions and to distribute, out of assets legally available for distribution, substantially all of our available earnings, as determined by the Board in its sole discretion and in accordance with RIC requirements.
To obtain and maintain RIC tax treatment, we must, among other things, distribute at least 90.0% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. In order to avoid certain excise taxes imposed on RICs, we must distribute during each calendar year an amount at least equal to the sum of  (1) 98.0% of our net ordinary income for the calendar year, (2) 98.2% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (3) any net ordinary income and net capital gains for preceding years that were not distributed during such years. We may retain for investment some or all of our net capital gains (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) and treat such amounts as deemed distributions to our stockholders. If we do this, you will be treated as if you received an actual distribution of the capital gains we retain and then reinvested the net after-tax proceeds in our Common Stock. You also may be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. Please refer to “Item 1. Business — Certain U.S. Federal Income Tax Considerations” for further information regarding the consequences of our retention of net capital gains. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions and, if we issue senior securities, we will be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings. See “Item 1. Business — Regulation as a Business Development Company” and “Item 1. Business — Certain U.S. Federal Income Tax Considerations.”
We have adopted an “opt out” distribution reinvestment plan for our stockholders. As a result, if we declare a dividend, then stockholders’ cash distributions will be automatically reinvested in additional shares of our Common Stock, unless they specifically “opt out” of the distribution reinvestment plan so as to receive cash distributions. See “Item 1. Business — Distribution Reinvestment Plan.” Stockholders who receive distributions in the form of shares of our Common Stock generally are subject to the same U.S. federal income tax consequences as are stockholders who elect to receive their distributions in cash.
ITEM 10.
RECENT SALES OF UNREGISTERED SECURITIES

In conjunction with our formation, we issued and sold 10 shares of our Common Stock to Steven L Brown, Chairman of the Board and our Chief Executive Officer, for an aggregate purchase price of $150.00. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.
In the Private Common Stock Offering we issued and sold 7,000,000 shares of our common to investors for aggregate gross proceeds of approximately $105.0 million. KBW served as the initial purchaser and placement agent in the Private Common Stock Offering pursuant to the Private Common Stock Purchase Agreement. KBW received an initial purchaser’s discount and placement fee of approximately $5.1 million. The shares of our Common Stock were offered and sold (i) to persons that were “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), (ii) to persons that were “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act, and (iii) outside the United States in accordance with Regulation S under the Securities Act. Pursuant to the Private Common Stock Purchase Agreement, we granted KBW an option to purchase or place up to an additional 1,333,333 shares of our Common Stock within 30 days of the date of the Private Common Stock Purchase Agreement to cover additional allotments, if any, made by KBW.
In the 144A Note Offering we issued and sold $105.0 million in aggregate principal amount of the Notes to investors. KBW served as the initial purchaser in the 144A Note Offering pursuant to the 144A Note Purchase Agreement. KBW received an initial purchaser’s discount of approximately $3.2 million. The Notes were offered and sold to persons that were “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). Pursuant to the 144A Note Purchase Agreement, we granted KBW an option to purchase or place up to an additional $20,000,000 in aggregate principal amount of the Notes within 30 days of the date of the 144A Note Purchase Agreement to cover additional allotments, if any, made by KBW.
In the Formation Transactions, the Legacy Funds were merged with and into the Company, and we issued 9,183,185 shares of our Common Stock and paid approximately $108.7 million in cash to the Legacy Investors to acquire the Legacy Funds, including the Legacy Assets and the Legacy Portfolio. As part of the Formation Transactions, we also acquired 100% of the equity interests of Trinity Capital Holdings for an aggregate purchase price of  $10.0 million, which was comprised of 533,332 shares of our Common Stock and approximately $2.0 million in cash.
ITEM 11.
DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”) and on our Articles of Amendment and Restatement (“Charter”) and our Bylaws (“Bylaws”). This summary may not contain all of the information that is important to you, and we refer you to the Maryland General Corporation Law and our Charter and Bylaws for a more detailed description of the provisions summarized below.
General
Under the terms of our Charter, our authorized capital stock consists of 200,000,000 shares of Common Stock, par value $0.001 per share, and no shares of preferred stock, par value $0.001 per share. There are no outstanding options or warrants to purchase our stock. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations. Under our Charter, the Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock and authorize the issuance of the shares of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our Charter provides that the Board, without any action by our stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
The following are our outstanding classes of securities as of January 16, 2020:
(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under(3)
Common stock	200,000,000	—	16,716,527
Common Stock
All shares of our Common Stock will have equal rights as to earnings, assets, voting, and distributions and other distributions and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our Common Stock if, as and when authorized by the Board and declared by us out of funds legally available therefor. The shares of our Common Stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our Common Stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our Common Stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our Common Stock possess exclusive voting power.
Preferred Stock
Our Charter authorizes the Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. The cost of any such reclassification would be borne by our existing common stockholders. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by our Charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our Common Stock or otherwise be in their best interest. Any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act limits our flexibility as to certain rights and preferences of the preferred stock that our Charter may provide and requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our Common Stock and before any purchase of our Common Stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 66 2/3% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if and so long as distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of Common Stock on a proposal to cease operations as a business development company. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions. However, we do not currently have any plans to issue preferred stock.

The issuance of any preferred stock must be approved by a majority of the independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Notes
On January  16, 2020, we issued $105 million in aggregate principal amount of the Notes. For a description of the Notes and the Indenture, please refer to “Item 1. Business  — 144A Note Offering.”
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Our Charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our Bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our Bylaws also provide that, to the maximum extent permitted by Maryland law, with the approval of the Board and provided that certain conditions described in our Bylaws are met, we may pay certain expenses incurred by any such indemnified person in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of such indemnified person to repay amounts we have so paid if it is ultimately determined that indemnification of such expenses is not authorized under our Bylaws. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
Maryland law requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either, case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of  (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements provide our directors and executive officers the maximum indemnification permitted under Maryland law and the 1940 Act as of the date of such agreements.
Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that our present or former directors or officers have performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.
Certain Provisions of the MGCL and Our Charter and Bylaws; Anti-Takeover Measures
The MGCL and our Charter and Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with the Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Classified Board of Directors
The Board is divided into three classes of directors serving staggered three-year terms. Directors of each class are elected to serve for three-year terms and until their successors are duly elected and qualify and each year one class of directors is elected by the stockholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of our management and policies.
Election of Directors
Our Charter and Bylaws provide that, subject to the special rights of the holders of any class or series of preferred stock to elect directors, each director will be elected by a majority of the votes cast with respect to such director’s election, except in the case of a “contested election” (as defined in our Bylaws), in which directors will be elected by a plurality of the votes cast in the contested election of directors. There is no cumulative voting in the election of directors. Pursuant to our Charter, the Board may amend the Bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our Charter provides that the number of directors will be set by the Board in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our Bylaws are amended, the number of directors may never be less the minimum number required by the MGCL or greater than eleven. Our Charter provides that, at such time as we have at least three independent directors and our Common Stock is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board. Accordingly, at such time, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Our Charter provides that a director may be removed only for cause, as defined in our Charter, and then only by the affirmative vote of at least three-fourths of the votes entitled to be cast in the election of directors.
Action by Stockholders
Under the Maryland General Corporation Law, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for stockholder action by less than unanimous written consent, which our Charter does not). These provisions, combined with the requirements of our Bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) provided that the Board has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our Bylaws do not give the Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third-party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our Bylaws provide that special meetings of stockholders may be called by the Board and certain of our officers. Additionally, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our Charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by 75% or more of our continuing directors (in addition to approval by the Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our Charter as (1) our current directors, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.
Our Charter and Bylaws provide that the Board will have the exclusive power to adopt, alter, amend or repeal any provision of our Bylaws and to make new Bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed below, as permitted by the Maryland General Corporation Law, our Charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of the Board determines such rights apply.
Control Share Acquisitions
The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter (the “Control Share Acquisition Act”). Shares of our Common Stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our Bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our Bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. We can offer no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Control Share Acquisition Act does not conflict with the 1940 Act.
Business Combinations
Under Maryland law, “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder (the “Business Combination Act”). These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•
any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•
80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time. However, the Board will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with the 1940 Act
Our Bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Acquisition Act (if we amend our Bylaws to be subject to such Act) and the Business Combination Act, or any provision of our Charter or Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Transfer Restrictions
The shares of our Common Stock issued and sold in the Private Common Stock Offering and issued in connection with the Formation Transactions have not been registered under the Securities Act or the securities laws of any jurisdiction and, accordingly, until registered, may not be resold or transferred except as permitted under the Securities Act and the applicable securities laws of any jurisdiction. Under the Common Stock Registration Rights Agreement and subject to certain conditions, we have agreed, if permitted by law, to use our commercially reasonable efforts to file a registration statement with respect to the resale of the shares of our Common Stock issued and sold in the Private Common Stock Offering and issued in connection with the Formation Transactions as soon as reasonably practicable following the effectiveness of this Registration Statement (but in no event later than May 15, 2020).
Under the Common Stock Registration Rights Agreement, we have also agreed to use our commercially reasonable efforts to cause such registration statement for the resale of the shares of our Common Stock issued and sold in the Private Common Stock Offering and issued in connection with the Formation Transactions to become effective under the Securities Act as soon as practicable after its filing and to have such shares of our Common Stock listed on a national securities exchange as soon as practicable, and in any event, subject to certain exceptions, no later than December 31, 2020, and to maintain its continuous effectiveness under the Securities Act, subject to certain permitted blackout periods, for the period described in the Common Stock Registration Rights Agreement. Nevertheless, we can offer no assurances that we will file or that the SEC will ever declare such registration statement effective.

ITEM 12.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
See “Item 11. Description of Registrant’s Securities to be Registered — Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”
Indemnification Agreements
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements are intended to provide our directors and executive officers with the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that we will indemnify the director or executive officer who is a party to the agreement, including the advancement of legal expenses, if, by reason of his or her corporate status, such director or executive officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in our right, to the maximum extent permitted by Maryland law and the 1940 Act.
ITEM 13.
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statements attached to this Registration Statement.
Page
Legacy Funds
The financial statements for the year ended December 31, 2018 are for Trinity Capital Investment, LLC, Trinity Capital Fund II, L.P., Trinity Capital Fund III, L.P., Trinity Capital Fund IV, L.P. and Trinity Sidecar Income Fund, L.P.

The financial statements for the nine months ended September 30, 2019 are for Trinity Capital Investment, LLC, Trinity Capital Fund II, L.P., Trinity Capital Fund III, L.P. and Trinity Capital Fund IV, L.P.

Report of Independent Registered Public Accounting Firm	F-10
Report of Independent Registered Public Accounting Firm – Interim Financial Statements	F-11
Statements of Assets and Liabilities as of September 30, 2019 (unaudited)	F-12
Statements of Assets and Liabilities as of December 31, 2018	F-13
Statements of Operations for the Nine Months Ended September 30, 2019 (unaudited)	F-14
Statements of Operations for the Year Ended December 31, 2018	F-15
Statements of Changes in Members’ Equity and Partners’ Capital for the Nine Months Ended September 30, 2019 (unaudited) and for the Year Ended December 31, 2018	F-16
Statements of Cash Flows for the Nine Months Ended September 30, 2019 (unaudited) and for the Year Ended December 31, 2018	F-21
Schedules of Investments as of September 30, 2019 (unaudited)	F-22
Schedules of Investments as of December 31, 2018	F-51
Notes to Financial Statements	F-65

ITEM 14.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.
ITEM 15.
FINANCIAL STATEMENTS AND EXHIBITS

(a) List separately all financial statements filed
The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”
(b) Exhibits
3.1	Articles of Amendment and Restatement*
3.2	Bylaws*
4.1	Registration Rights Agreement, dated January 16, 2020 (Common Stock)*
4.2	Registration Rights Agreement, dated January 16, 2020 (Notes)*
4.3	Indenture, dated as of January 16, 2020, by and between Trinity Capital Inc. and U.S. Bank National Association, as trustee*
4.4	First Supplemental Indenture, dated as of January 16, 2020, relating to the 7.00% Notes due 2025, by and between Trinity Capital Inc. and U.S. Bank National Association, as trustee*
4.5	Form of 7.00% Note due 2025 (incorporated by reference to Exhibit 4.4 hereto)*
10.1	Credit Agreement, dated as of January 8, 2020 with Credit Suisse AG*
10.2	Sale and Contribution Agreement, dated as of January 8, 2020*
10.3	Security Agreement, dated as of January 8, 2020*
10.4	Servicing Agreement, dated as of January 8, 2020*
10.5	Custodial Agreement, dated as of January 8, 2020*
10.6	Employment Offer Letter, dated January 16, 2020, by and between the Registration and Steven L. Brown*
10.7	Employment Offer Letter, dated January 16, 2020, by and between the Registration and Kyle Brown*
10.8	Employment Offer Letter, dated January 16, 2020, by and between the Registration and Gerald Harder*
10.9	2019 Trinity Capital Inc. Long-Term Incentive Plan**
10.10	Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan**
10.11	Distribution Reinvestment Plan*
10.12	Form of Indemnification Agreement (Directors)*
10.13	Form of Indemnification Agreement (Officers)*
10.14	Custody and Account Agreement, dated as of January 8, 2020, by and between the Registrant and Wells Fargo Bank, National Association.*
10.15	Transfer Agency Agreement and Registrar Services Agreement, dated November 1, 2019, by and between the Registrant and American Stock Transfer & Trust Company, LLC*
14.1	Code of Ethics*
21.1	List of Subsidiaries of the Registrant:
Trinity Capital Holdings, LLC (Delaware)
Trinity Funding 1, LLC (Delaware)

*
Filed herewith.

**
To be filed by amendment.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Trinity Capital Inc.
By:
/s/ Steven L. Brown

Name: Steven L. Brown
Title: Chairman and Chief Executive Officer
Date: January 16, 2020

Page
Legacy Funds
The financial statements for the year ended December 31, 2018 are for Trinity Capital Investment, LLC, Trinity Capital Fund II, L.P., Trinity Capital Fund III, L.P., Trinity Capital Fund IV, L.P. and Trinity Sidecar Income Fund, L.P.

The financial statements for the nine months ended September 30, 2019 are for Trinity Capital Investment, LLC, Trinity Capital Fund II, L.P., Trinity Capital Fund III, L.P. and Trinity Capital Fund IV, L.P.

Report of Independent Registered Public Accounting Firm	F-10
Report of Independent Registered Public Accounting Firm – Interim Financial Statements	F-11
Statements of Assets and Liabilities as of September 30, 2019 (unaudited)	F-12
Statements of Assets and Liabilities as of December 31, 2018	F-13
Statements of Operations for the Nine Months Ended September 30, 2019 (unaudited)	F-14
Statements of Operations for the Year Ended December 31, 2018	F-15
Statements of Changes in Members’ Equity and Partners’ Capital for the Nine Months Ended September 30, 2019 (unaudited) and for the Year Ended December 31, 2018	F-16
Statements of Cash Flows for the Nine Months Ended September 30, 2019 (unaudited) and for the Year Ended December 31, 2018	F-21
Schedules of Investments as of September 30, 2019 (unaudited)	F-22
Schedules of Investments as of December 31, 2018	F-51
Notes to Financial Statements	F-65

TRINITY CAPITAL INC.

TRINITY CAPITAL INC.
STATEMENT OF ASSETS AND LIABILITIES
As of December 31, 2019
(Unaudited)
Assets:
Cash	$150
Prepaid financing costs	3,525,264
Deferred offering costs	2,676,919
Total Assets	$6,202,333
Liabilities:
Offering costs payable	$1,787,959
Organization costs payable	383,602
Financing costs payable	3,496,510
Due to related party	1,058,444
Total Liabilities	6,726,515
Commitments and contingencies (Note 6)
Net Assets:
Common stock, par value $0.001 per share, 200,000,000 authorized; 10 shares issued and outstanding	0
Paid in capital in excess of par value	150
Accumulated loss	(524,332)
Total Net Assets	(524,182)
Total Liabilities and Net Assets	$6,202,333
Net asset value per share	$(52,418.20)
See accompanying notes to the unaudited financial statements.

TRINITY CAPITAL INC.
STATEMENT OF OPERATIONS
For the period of August 12, 2019 (date of inception) to December 31, 2019
(Unaudited)
Income
Investment income	$—
Total income	—
Expenses
Organizational costs	524,332
Total expenses	524,332
Net loss	$(524,332)
See accompanying notes to the unaudited financial statements.

TRINITY CAPITAL INC.
STATEMENT OF CASH FLOWS
For the period of August 12, 2019 (date of inception) to December 31, 2019
(Unaudited)
Cash flows from operating activities
Net loss resulting from operations	$(524,332)
Adjustments to reconcile net decrease in net assets resulting from operations to net cash provided by (used in) operating activities:
Change in operating assets and liabilities:
Organizational costs payable	383,602
Due to related party	1,058,444
Net cash provided by (used in) operating activities	917,714
Cash flows from financing activities
Sale of common stock	150
Prepaid financing costs	(28,754)
Deferred offering costs	(888,960)
Net cash provided by (used in) financing activities	(917,564)
Net increase in cash	150
Cash at beginning of period	—
Cash at end of period	$150
Supplemental information for non-cash items:
Accrued but unpaid equity offering cost	$1,787,959
Accrued but unpaid financing cost	$3,496,510
See accompanying notes to the unaudited financial statements.

TRINITY CAPITAL INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)
Note 1.   Organization and Basis of Presentation
Trinity Capital Inc. (the “Company”) was formed on August 12, 2019 as a Maryland corporation. The Company is a specialty lending company and it will be an internally managed, closed-end, non-diversified management investment company. The Company intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company also intends to elect to be treated for U.S. federal income tax purposes as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code).
On September 27, 2019, the Company was initially capitalized with the sale of 10 shares of common stock for $150 to the sole stockholder. Other than the sale of common stock to the stockholder, the Company has not commenced operations as of December 31, 2019. Prior to the Company’s election to be regulated as a BDC under the 1940 Act, the Company expects to close a private offering of 7,000,000 shares of common stock, par value $0.001 per share (the “Equity Offering”), at an offering price of  $15.00 per share, as well as the issuance of  $105.0 million of 7% unsecured notes due 2025 (the “Notes”) to private investors on a strictly confidential basis (collectively the “Private Offering”).
In addition, upon consummation of the Private Offering, the Company will use the proceeds from the Private Offering to complete a series of transactions (the “Formation Transactions”). Through the Formation Transactions, the Company intends to acquire Trinity Capital Investment, LLC (“TCI”), Trinity Capital Fund II, L.P. (“Fund II”), Trinity Capital Fund III, L.P. (“Fund III”), Trinity Capital Fund IV, L.P. (“Fund IV”), and Trinity Sidecar Income Fund, L.P. (“Sidecar Fund”) (collectively the “Legacy Funds”) through mergers of the Legacy Funds with and into the Company. Each member/limited partner of the Legacy Funds has been given the option to elect to receive cash and or shares of the Company’s common stock in exchange for its limited partner interests or membership interests, as applicable. The general partners, managers or managing members of the Legacy Funds will receive only shares in exchange for their interests held in such capacities. In addition, as part of the Formation Transactions, the Company will purchase the equity interests of Trinity Capital Holdings, LLC (“Trinity Capital Holdings”) for an aggregate purchase price of  $10.0 million, which will be comprised of 533,332 Shares and $2.0 million in cash. In connection with the acquisition of the equity interest of Trinity Capital Holdings, the Company will assume $3.5 million in severance related liabilities due to a former partner of the Legacy Funds. The Company intends to use a portion of the proceeds from the Private Offering to complete the Formation Transactions.
The Company’s investment objective is to maximize the total return to the Company’s stockholders in the form of current income and capital appreciation through investments to growth-stage companies, including venture-backed companies and companies with institutional equity investors. The Company expects to target growth stage companies, which are typically private, that have recently issued equity to raise cash to offset potential cash flow needs related to projected growth, have achieved positive cash flow to cover debt service, or have institutional investors committed to additional funding. The Company will seek to achieve its investment objective by making investments consisting primarily of term debt and equipment lease financing, and, to a lesser extent, working capital loans, equity and equity-related investments. In addition, the Company will seek to obtain warrants or contingent exit fees at funding, providing an additional potential source of investment returns.
Development Stage Company
The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity”. The Company is still devoting substantially all its efforts to establishing the business and its planned principal operations have not commenced.

Basis of Presentation
The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company is an investment company following accounting and reporting guidance in Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services — Investment Companies. The Company’s fiscal year ends on December 31.
Note 2.   Summary of Significant Accounting Policies
Cash
Cash includes unrestricted funds deposited with maturities of three months or less when purchased. All the Company’s cash at December 31, 2019 was held in the custody of one financial institution.
U.S. Federal Income Taxes
The Company intends to elect to be treated, and intends to qualify annually, as a RIC under Subchapter M of the Internal Revenue Code, commencing with its taxable period ending on December 31, 2020. As a RIC, the Company will generally not pay corporate-level U.S. federal income taxes on any income or gains that are timely distributed to the Company’s stockholders as dividends. Rather, any tax liability related to income earned by the Company represents obligations of the Company’s investors and will not be reflected in the balance sheet of the Company. As a RIC, the Company will be required to meet the minimum distribution and other requirements for RIC qualification, and as a BDC and a RIC, the Company will be required to comply with certain regulatory requirements.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ materially.
Deferred Offering Costs
Deferred offering costs consist principally of legal, audit, and professional fees incurred through December 31, 2019 related to the Equity Offering, which will be charged to capital upon the receipt of the capital raised.
Prepaid financing costs
A portion of the net proceeds of the Private Offering will be used to pay fees incurred with obtaining debt financing and issuance of the Notes. All costs incurred to date have been capitalized as prepaid financing costs on the Statement of Assets and Liabilities as of December 31, 2019. Unamortized financing costs, including fees paid to the lender and underwriting fees, will be presented net against the associated debt balances. Prepaid financing costs exclude underwriting fees, which are based on a percentage of the proceeds from the Notes and are estimated to be approximately $3.2 million. Prepaid financing costs and lender fees will be amortized over the term of the debt into interest expense.
New Accounting Standards
Management does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statement.
Note 3.   Organizational Expenses and Offering Costs
A portion of the net proceeds of the Private Offering will be used to pay for offering costs and organizational expenses.

Offering costs will be charged against the proceeds from the Equity Offering when received and are currently estimated to be approximately $3.0 million, of which approximately $2.7 million has been incurred during the period ended December 31, 2019, of which $1.8 million remained payable. Offering costs exclude underwriting fees, which are based on a percentage of the proceeds from the Equity Offering and are estimated to be approximately $5.1 million.
Organizational expenses are treated as an expense in the period incurred and are currently estimated to be $0.5 million, all of which has been incurred as of December 31, 2019, of which $0.4 million remained payable.
Such offering and organization expenses reflect management’s best estimate and are subject to change upon the completion of the offering and conclusion of the organizational process.
Note 4.   Stockholder’s Equity
The Company has authorized 200,000,000 shares of its common stock with a par value of  $0.001 per share. On September 27, 2019, the Company issued 10 common shares to its CEO who is the sole stockholder. The Company has not had any other equity transactions as of December 31, 2019.
Note 5.   Related-Party Transaction
The chief executive officer, Steve Brown (the “CEO”), was issued 10 shares of common stock for a total of  $150 in September 2019.
To date, approximately $1.1 million of the organizational cost, offering costs, and prepaid financing costs discussed in Notes 2 and 3, have been borne by Trinity SBIC Management, LLC. The Company has agreed to reimburse Trinity SBIC Management, LLC through the proceeds of the Private Offering.
Note 6.   Commitments and Contingencies
The Company may, from time to time, be involved in litigation arising out of its operations in the normal course of business or otherwise.
In addition to their annual base salaries, certain executives have been awarded cash bonuses totaling $800,000, subject to forfeiture if certain deadlines for registration and listing of the shares of the Company’s common stock are not met. The Company is uncertain whether these deadlines can be met, and as such, there has been no amounts accrued for bonuses as of December 31, 2019.
An investment in the Company involves various risks, including the risk of partial or total loss of capital. The Company is intended for long-term investors who can accept the risks associated with investing in securities that generally have an illiquid market. As a general rule, investors can expect that investments with higher return potential will also have higher potential risk of loss of capital. The Company is not a balanced investment program for an investor’s portfolio diversification needs. The Company is deemed to be a speculative investment and is not intended as a complete investment program.
The Company will enter into various securities transactions and other arrangements some of which contain certain indemnifications. The maximum exposure under these arrangements is not known as the Legacy Funds to be acquired have not had a history of claims or losses and the Company believes any risk of loss to be unlikely.
Note 7.   Subsequent Events
The Company’s management evaluated subsequent events through January 16, 2020, the date the balance sheet and related notes were available to be issued, and, other than the items below, has determined that there have been no subsequent events that occurred during such period which would require recognition or disclosure.
On January 9, 2020, a newly formed wholly owned subsidiary, Trinity Funding 1, LLC, became party to a credit agreement with Credit Suisse, and the Company assumed the credit agreement through such subsidiary in connection with the Formation Transactions on January 16, 2020. As a part of the credit agreement, the Company may establish one or more credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of expenses. In connection with a credit facility or other borrowings, lenders may require the Company to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may require compliance with positive or negative covenants that could have an effect on operations. The Company may pledge up to 100% of its assets and may grant a security interest in all its assets under the terms of any debt instrument that it enters into with lenders. In addition, from time to time, the Company’s losses on leveraged investments may result in the liquidation of other investments held and may result in additional drawdowns to repay such amounts.
On January 16, 2020, the Company closed the Equity Offering and issued 7,000,000 shares at an offering price of  $15.00 per share for aggregate gross proceeds of  $105.0 million. The Company has also granted the placement agent an option to purchase up to an additional 1,333,333 shares. On January 16, 2020, the Company closed the Private Offering by issuing $105.0 million of 7% unsecured notes due 2025, and the Company has also granted the placement agent an option to issue up to $20.0 million of additional Notes.
On January 16, 2020, the Company completed the Formation Transactions and the Company issued an additional 9,183,185 shares at a per share price of  $15.00 per share and paid $108.7 million in cash to existing members/limited partners and noteholders of the Legacy Funds in exchange for their limited partner interests or membership interests in the Legacy Funds and settlement of outstanding balances to noteholders of the Legacy Funds, as applicable, for total merger consideration of  $246.4 million. In addition, as part of the Formation Transactions, the Company purchased the equity interests of Trinity Capital Holdings for an aggregate purchase price of  $10.0 million, which was comprised of 533,332 Shares and $2.0 million in cash.
In connection with the acquisition of Trinity Capital Holdings, the Company assumed a severance liability from Trinity Capital Holdings in connection with a former partner of the Legacy Funds. Under the severance agreement, Trinity Capital Holdings agreed to pay the former partner $3.5 million. In connection with the acquisition of Trinity Capital Holdings, the liability was assumed by the Company and on January 16, 2020, the Company paid $2.1 million as partial settlement of this liability, by using proceeds from the Private Offering. The remainder of the liability will be paid out over the 12 months following the closing of the Formation Transactions.

Report of Independent Registered Public Accounting Firm
To the General Partner or the Managing Member of
Trinity Capital Investment, LLC
Trinity Capital Fund II, L.P.
Trinity Capital Fund III, L.P.
Trinity Capital Fund IV, L.P.
Opinion on the Financial Statements
We have audited the accompanying statements of assets and liabilities of Trinity Capital Investment, LLC, Trinity Capital Fund II, L.P., Trinity Capital Fund III, L.P. and Trinity Capital Fund IV, L.P. (collectively, the “Funds”), including the schedules of investments, as of December 31, 2018, the related statements of operations, changes in members’ equity and partners’ capital and cash flows for the year then ended for Trinity Capital Investment, LLC, Trinity Capital Fund II, L.P. and Trinity Capital Fund III, L.P. and for the period from November 21, 2018 (commencement of operations) to December 31, 2018 for Trinity Capital Fund IV, L.P., and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Funds at December 31, 2018, and the results of their operations and their cash flows for the year then ended for Trinity Capital Investment, LLC, Trinity Capital Fund II, L.P. and Trinity Capital Fund III, L.P. and for the period from November 21, 2018 (commencement of operations) to December 31, 2018 for Trinity Capital Fund IV, L.P., in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Funds’ management. Our responsibility is to express an opinion on the Funds’ financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Funds in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Funds are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
We have served as the Funds’ auditor since 2019.
Los Angeles, CA
November 13, 2019

Report of Independent Registered Public Accounting Firm
To the General Partner or the Managing Member of
Trinity Capital Investment, LLC
Trinity Capital Fund II, L.P.
Trinity Capital Fund III, L.P.
Trinity Capital Fund IV, L.P.
Trinity Sidecar Income Fund, L.P.
Results of Review of Interim Financial Statements
We have reviewed the accompanying statements of assets and liabilities of Trinity Capital Investment, LLC, Trinity Capital Fund II, L.P., Trinity Capital Fund III, L.P., Trinity Capital Fund IV, L.P. and Trinity Sidecar Income Fund, L.P. (collectively, the “Funds”), including the schedules of investments, as of September 30, 2019, the related statements of operations, changes in members’ equity and partners’ capital and cash flows for the nine-month period ended September 30, 2019 for Trinity Capital Investment, LLC, Trinity Capital Fund II, L.P., Trinity Capital Fund III, L.P. and Trinity Capital Fund IV, L.P and for the period from April 9, 2019 (commencement of operations) to September 30, 2019 for Trinity Sidecar Income Fund, L.P. and the related notes (collectively referred to as the “interim financial statements”). Based on our reviews, we are not aware of any material modifications that should be made to the interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.
We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and in accordance with auditing standards generally accepted in the United States of America, the statements of assets and liabilities of Trinity Capital Investment, LLC, Trinity Capital Fund II, L.P., Trinity Capital Fund III, L.P. and Trinity Capital Fund IV, L.P. as of December 31, 2018, and the related statements of operations, changes in members’ equity and partners’ capital and cash flows for the year then ended for Trinity Capital Investment, LLC, Trinity Capital Fund II, L.P. and Trinity Capital Fund III, L.P. and for the period from November 21, 2018 (commencement of operations) to December 31, 2018 for Trinity Capital Fund IV, L.P., and the related notes; and in our report dated November 13, 2019, we expressed an unqualified audit opinion on those financial statements. In our opinion, the information set forth in the accompanying statements of assets and liabilities as of December 31, 2018, is fairly stated, in all material respects, in relation to the statements of assets and liabilities from which it has been derived.
Basis for Review Results
These financial statements are the responsibility of the Funds’ management. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Funds in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB. We conducted our reviews in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB and auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
Los Angeles, CA
December 2, 2019

STATEMENTS OF ASSETS AND LIABILITIES
As of September 30, 2019
(Unaudited, In thousands)
	Trinity Capital Investment, LLC	Trinity Capital Fund II, L.P.	Trinity Capital Fund III, L.P.	Trinity Capital Fund IV, L.P.	Trinity Sidecar Income Fund, L.P.
ASSETS
Investments at fair value:
Control investments (cost: $3,697; $34,295; $0; $0; and $0, respectively)	$2,330	$22,948	$—	$—	$—
Affiliate investments (cost: $260; $7,413; $0; $0; and $0, respectively)	99	6,678	—	—	—
Non-control investments (cost: $22,726; $97,603; $233,312; $33,324; and $11,012, respectively)	24,939	102,921	232,806	34,237	11,392
Total investments (cost: $26,683; $139,311; $233,312; $33,324; and $11,012, respectively)	27,368	132,547	232,806	34,237	11,392
Cash	490	5,924	16,477	7,067	425
Interest receivable	280	1,001	2,089	406	95
Other assets	33	14	124	27	12
Total assets	$28,171	$139,486	$251,496	$41,737	$11,924
LIABILITIES, MEMBERS’ EQUITY AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$131	$191	$480	$63	$—
Notes payable	23,080	—	—		—
Credit facility, net of $87 unamortized deferred financing costs	—	—	—	4,102	—
SBA debentures, net of $1,086 and $4,212, respectively of unamortized deferred financing costs	—	63,094	145,788	—	—
Other liabilities	20	354	2,847	301	221
Total liabilities	23,231	63,639	149,115	4,466	221
Total members’ equity and partners’ capital	4,940	75,847	102,381	37,271	11,703
Total liabilities, members’ equity and partners’ capital	$28,171	$139,486	$251,496	$41,737	$11,924

STATEMENTS OF ASSETS AND LIABILITIES
As of December 31, 2018
(Audited, In thousands)
	Trinity Capital Investment, LLC	Trinity Capital Fund II, L.P.	Trinity Capital Fund III, L.P.	Trinity Capital Fund IV, L.P.
ASSETS
Investments at fair value:
Control investments (cost: $3,618; $33,380; $0; and $0, respectively)	$2,160	$24,401	$—	$—
Affiliate investments (cost: $260; $7,594; $0; and $0, respectively)	140	6,743	—	—
Non-control investments (cost: $25,252; $121,223; $218,806; and $6,848, respectively)	24,907	121,607	216,788	6,884
Total investments (cost: $29,130; $162,197; $218,806; and $6,848, respectively)	27,207	152,751	216,788	6,884
Cash	2,447	19,651	17,854	3,577
Interest receivable	224	1,310	2,022	—
Due from affiliated fund	184	—	—	—
Other assets	566	528	9	—
Total assets	$30,628	$174,240	$236,673	$10,461
LIABILITIES, MEMBERS’ EQUITY AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$141	$1,048	$1,626	$5
Notes payable	28,406	—	—	—
SBA debentures, net of $1,847 and $4,597, respectively, of unamortized deferred financing costs	—	90,988	145,403	—
Due to affiliated fund	—	184	—	—
Other liabilities	52	485	1,775	3
Total liabilities	28,599	92,705	148,804	8
Total members’ equity and partners’ capital	2,029	81,535	87,869	10,453
Total liabilities, members’ equity and partners’ capital	$30,628	$174,240	$236,673	$10,461
See notes to financial statements.

STATEMENTS OF OPERATIONS
(Unaudited, In thousands)
	For the Nine Months Ended September 30, 2019				For the period from April 9, 2019 (commencement of operations) to September 30, 2019
	Trinity Capital Investment, LLC	Trinity Capital Fund II, L.P.	Trinity Capital Fund III, L.P.	Trinity Capital Fund IV, L.P.	Trinity Sidecar Income Fund, L.P.
INVESTMENT INCOME:
Interest income:
Control investments	$219	$1,971	$—	$—	$—
Affiliate investments	—	374	—	—	—
Non-Control/Non-Affiliate investments	2,170	10,095	24,778	2,355	518
Total investment income	2,389	12,440	24,778	2,355	518
EXPENSES:
Interest expense and other debt financing costs	1,712	2,611	4,190	207	—
Management fees to affiliate	—	2,147	3,375	633	—
General and administrative	54	364	114	341	44
Total expenses	1,766	5,122	7,679	1,181	44
NET INVESTMENT INCOME	623	7,318	17,099	1,174	474
NET REALIZED GAIN FROM INVESTMENTS:
Control investments	—	—	—	—	—
Affiliate investments	—	—	—	—	—
Non-Control/Non-Affiliate investments	17	1,490	1,903	—	—
NET REALIZED GAIN:	17	1,490	1,903	—	—
NET CHANGE IN UNREALIZED APPRECIATION(DEPRECIATION) FROM INVESTMENTS:
Control investments	93	(2,391)	—	—	—
Affiliate investments	(40)	115	—	—	—
Non-Control/Non-Affiliate investments	2,334	4,958	1,513	877	380
Total net change in unrealized appreciation (depreciation) from investments	2,387	2,682	1,513	877	380
NET INCREASE IN MEMBERS’ EQUITY AND PARTNERS’ CAPITAL RESULTING FROM OPERATIONS	$3,027	$11,490	$20,515	$2,051	$854
See notes to financial statements.

STATEMENTS OF OPERATIONS
(Audited, In thousands)
	For the Year Ended December 31, 2018			For the period from November 21, 2018 (commencement of operations) to December 31, 2018
	Trinity Capital Investment, LLC	Trinity Capital Fund II, L.P.	Trinity Capital Fund III, L.P.	Trinity Capital Fund IV, L.P.
INVESTMENT INCOME:
Interest income:
Control investments	$61	$1,657	$—	$—
Affiliate investments	—	497	—	—
Non-Control/Non-Affiliate investments	3,705	18,662	22,496	—
Total investment income	3,766	20,816	22,496	—
EXPENSES:
Interest expense and other debt financing costs	2,734	3,964	3,375	—
Management fees to affiliate	—	3,216	4,494	59
General and administrative	32	167	69	6
Total expenses	2,766	7,347	7,938	65
NET INVESTMENT INCOME (LOSS)	1,000	13,469	14,558	(65)
NET REALIZED GAIN (LOSS) FROM INVESTMENTS:
Control investments	—	—	—	—
Affiliate investments	—	—	—	—
Non-Control/Non-Affiliate investments	49	(392)	3,147	—
NET REALIZED GAIN (LOSS):	49	(392)	3,147	—
NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) FROM INVESTMENTS:
Control investments	(803)	(6,543)	—	—
Affiliate investments	(91)	(390)	—	—
Non-Control/Non-Affiliate investments	168	980	(1,937)	36
Total net change in unrealized appreciation (depreciation) from investments	(726)	(5,953)	(1,937)	36
NET INCREASE (DECREASE) IN MEMBERS’ EQUITY AND PARTNERS’ CAPITAL RESULTING FROM OPERATIONS	$323	$7,124	$15,768	$(29)

See notes to financial statements.

TRINITY CAPITAL INVESTMENT, LLC
STATEMENT OF CHANGES IN MEMBERS’ EQUITY
For the Year Ended December 31, 2018 and the Nine Months Ended September 30, 2019
(In thousands)
	Managing Member	Non-Managing Members	Total
Balances at January 1, 2018 (audited)	$—	$2,230	$2,230
Distributions	—	(524)	(524)
Net increase resulting from operations:
Net investment income	—	1,000	1,000
Net realized gain from investments	—	49	49
Net change in unrealized appreciation (depreciation) from investments	—	(726)	(726)
Balances at December 31, 2018 (audited)	—	2,029	2,029
Distributions	—	(116)	(116)
Net increase resulting from operations:
Net investment income	—	623	623
Net realized gain from investments	—	17	17
Net change in unrealized appreciation (depreciation) from investments	—	2,387	2,387
Balances at September 30, 2019 (unaudited)	$—	$4,940	$4,940
See notes to financial statements.

TRINITY CAPITAL FUND II, L.P.
STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
For the Year Ended December 31, 2018 and the Nine Months Ended September 30, 2019
(In thousands)
	General Partner	Limited Partners	Total
Balances at January 1, 2018 (audited)	$6,604	$81,000	$87,604
Distributions	(1,555)	(11,638)	(13,193)
Net increase resulting from operations:
Net investment income	—	13,469	13,469
Net realized loss from investments	—	(392)	(392)
Net change in unrealized appreciation (depreciation) from investments	—	(5,953)	(5,953)
Carried interest allocation	1,367	(1,367)	—
Balances at December 31, 2018 (audited)	6,416	75,119	81,535
Distributions	(648)	(16,530)	(17,178)
Net increase resulting from operations:
Net investment income	—	7,318	7,318
Net realized gain from investments	—	1,490	1,490
Net change in unrealized appreciation (depreciation) from investments	—	2,682	2,682
Carried interest allocation	2,223	(2,223)	—
Balances at September 30, 2019 (unaudited)	$7,991	$67,856	$75,847
See notes to financial statements.

TRINITY CAPITAL FUND III, L.P.
STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
For the Year Ended December 31, 2018 and the Nine Months Ended September 30, 2019
(In thousands)
	General Partner	Limited Partners	Total
Balances at January 1, 2018 (audited)	$1,164	$61,222	$62,386
Capital Contributions	—	18,432	18,432
Distributions	(1,253)	(7,464)	(8,717)
Net increase resulting from operations:
Net investment income	—	14,558	14,558
Net realized gain from investments	—	3,147	3,147
Net change in unrealized appreciation (depreciation) from investments	—	(1,937)	(1,937)
Carried interest allocation	3,154	(3,154)	—
Balances at December 31, 2018 (audited)	3,065	84,804	87,869
Distributions	(1,323)	(4,680)	(6,003)
Net increase resulting from operations:
Net investment income	—	17,099	17,099
Net realized gain from investments	—	1,903	1,903
Net change in unrealized appreciation (depreciation) from investments	—	1,513	1,513
Carried interest allocation	4,103	(4,103)	—
Balances at September 30, 2019 (unaudited)	$5,845	$96,536	$102,381
See notes to financial statements.

TRINITY CAPITAL FUND IV, L.P.
STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
For the Period from November 21, 2018 (commencement of operations) to December 31, 2018 and for the Nine Months Ended September 30, 2019
	General Partner	Limited Partners	Total
Balances at November 21, 2018 (commencement of operations) (audited)	$—	$—	$—
Capital contributions	—	10,811	10,811
Offering costs		(329)	(329)
Net increase resulting from operations:
Net investment loss	—	(65)	(65)
Net change in unrealized appreciation (depreciation) from investments	—	36	36
Balances at December 31, 2018 (audited)	—	10,453	10,453
Capital contributions		24,719	$24,719
Offering costs	—	48	48
Net increase resulting from operations:
Net investment income	—	1,174	1,174
Net change in unrealized appreciation (depreciation) from investments	—	877	877
Carried interest allocation	195	(195)	—
Balances at September 30, 2019 (unaudited)	$195	$37,076	$37,271
See notes to financial statements.

TRINITY SIDECAR INCOME FUND, L.P.
STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
For the period from April 9, 2019 (commencement of operations) to September 30, 2019
(In thousands)
	General Partner	Limited Partners	Total
Balances at April 9, 2019 (unaudited)	$—	$—	$—
Capital contributions	—	10,938	10,938
Distributions	—	(89)	(89)
Net increase resulting from operations:
Net investment income	—	474	474
Net change in unrealized appreciation (depreciation) from investments	—	380	380
Carried interest allocation	128	(128)	—
Balances at September 30, 2019 (unaudited)	$128	$11,575	$11,703
See notes to financial statements.

STATEMENTS OF CASH FLOWS
	For the Nine Months Ended September 30, 2019				From April 9, 2019 (commencement of operations) to September 30, 2019	For the Year Ended December 31, 2018			From November 21, 2018 (commencement of operations) to December 31, 2018
	(Unaudited, In thousands)					(Audited, In thousands)
Cash flows from operating activities	Trinity Capital Investment, LLC	Trinity Capital Fund II, L.P.	Trinity Capital Fund III, L.P.	Trinity Capital Fund IV, L.P.	Trinity Sidecar Income Fund, L.P.	Trinity Capital Investment, LLC	Trinity Capital Fund II, L.P.	Trinity Capital Fund III, L.P.	Trinity Capital Fund IV, L.P.
Net increase (decrease) in net assets resulting from operations	$3,027	$11,490	$20,515	$2,051	$854	$323	$7,124	$15,768	$(29)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchase of investments	(1,727)	(883)	(61,374)	(26,442)	(11,266)	(8,610)	(48,310)	(121,463)	(6,844)
Proceeds from sales and paydowns of investments	4,725	30,166	54,463	347	400	12,016	69,268	28,012	—
Net unrealized depreciation (appreciation) on investments	(2,387)	(2,682)	(1,513)	(877)	(380)	726	5,953	1,937	(36)
Net realized loss (gain) on investments	(17)	(1,490)	(1,903)	—	—	(49)	392	(3,147)	—
Accretion of loan discounts and exit fees on investments	(755)	(4,907)	(5,691)	(381)	(146)	(1,017)	(5,809)	(5,311)	(4)
Amortization of deferred financing costs	—	761	385	174	—	—	595	367	—
Change in operating assets and liabilities:
Interest receivable	(56)	309	(68)	(406)	(95)	50	190	(963)	—
Other assets	533	514	(114)	(27)	(12)	(27)	(39)	36	—
Accounts payable and accrued liabilities	(10)	(856)	(1,146)	58	—	(25)	(217)	935	8
Due to/from affiliated fund	184	(184)	—	—	—	(158)	(111)	—	—
Other liabilities	(32)	(132)	1,072	298	221	—	(48)	1,562	—
Net cash provided by (used in) operating activities	3,485	32,106	4,626	(25,205)	(10,424)	3,229	28,988	(82,267)	(6,905)
Cash flows from financing activities
Distributions to Members/Partners	(116)	(17,178)	(6,003)	—	(89)	(524)	(13,193)	(8,717)	—
Contributions from Limited Partners	—	—	—	24,719	10,938	—	—	18,432	10,811
Offering costs	—	—	—	48	—	—	—	—	(329)
Repayments of notes payable	(5,326)	—	—	—	—	(2,747)	—	—	—
Repayments of SBA debentures	—	(28,655)	—	—	—	—	(14,500)	—	—
Borrowings on SBA debentures	—	—	—	—	—	—	—	83,000
Borrowings of credit facilities	—	—	—	4,188	—	—	—	—	—
Deferred financing costs	—	—	—	(260)	—	—	—	(2,843)	—
Net cash provided by (used in) financing activities	(5,442)	(45,833)	(6,003)	28,695	10,849	(3,271)	(27,693)	89,872	10,482
Net increase (decrease) in cash	(1,957)	(13,727)	(1,377)	3,490	425	(42)	1,295	7,605	3,577
Cash at beginning of period	2,447	19,651	17,854	3,577	—	2,489	18,356	10,249	—
Cash at end of period	$490	$5,924	$16,477	$7,067	$425	$2,447	$19,651	$17,854	$3,577
Supplemental disclosure of cash flow information
Interest paid	$1,731	$2,710	$4,810	$76	$—	$2,671	$3,537	$2,204	$—
See notes to financial statements.

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL INVESTMENTS, LLC
September 30, 2019
(unaudited, dollars in thousands)
Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(10)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments
Educational Services
1 – 5 Years Maturity
Examity, Inc.	Educational Services	Senior Secured	February 1, 2022	Fixed Interest Rate 11.5%; 8.0% EOT	$1,359	$1,446	$1,429
	Educational Services	Senior Secured	February 1, 2022	Fixed Interest Rate 11.5%; 4.0% EOT	641	653	666
	Educational Services	Senior Secured	January 1, 2023	Fixed Interest Rate 12.2%; 0.0% EOT	227	227	236
Total Examity, Inc.					2,227	2,326	2,331
Sub-total: 1 – 5 Years Maturity					$2,227	$2,326	$2,331
Sub-total: Educational Services (46.8%)*					$2,227	$2,326	$2,331
Health Care and Social Assistance
1 – 5 Years Maturity
Galvanize, Inc.	Health Care and Social Assistance	Senior Secured	December 1, 2021	Fixed Interest Rate 12.0%; 5.0% EOT	$853	$878	$878
Sub-total: 1 – 5 Years Maturity					$853	$878	$878
Sub-total: Health Care and Social Assistance (17.6%)*					$853	$878	$878
Information
Less than a Year
Everalbum, Inc.	Information	Senior Secured	November 1, 2019	Fixed Interest Rate 11.25%; 6.0% EOT	$86	$122	$93
Hytrust, Inc.	Information	Senior Secured	January 1, 2020	Fixed Interest Rate 12.0%; 6.0% EOT	217	284	279
Sub-total: Less than a Year					$303	$406	$372
Sub-total: Information (7.5%)*					$303	$406	$372
Manufacturing
Less than a Year
Catalogic Software, Inc.	Manufacturing	Senior Secured	December 1, 2019	Fixed Interest Rate 11.8%; 13.0% EOT	$—	$—	$—
Impossible Foods, Inc.	Manufacturing	Senior Secured	July 1, 2020	Fixed Interest Rate 11.0%; 9.5% EOT	187	240	237
Sub-total: Less than a Year					$187	$240	$237
Manufacturing
1 – 5 Years Maturity
Altierre Corporation	Manufacturing	Senior Secured	January 1, 2022	Fixed Interest Rate 12.0%; 6.6% EOT	$840	$845	$855
Ay Dee Kay LLC	Manufacturing	Senior Secured	October 1, 2022	Fixed Interest Rate 11.25%; 3.0% EOT	3,000	3,042	3,053
Vertical Communications, Inc.	Manufacturing	Senior Secured	December 1, 2020	Fixed Interest Rate 11.7%; 6.5% EOT	1,200	1,288	1,205
	Manufacturing	Senior Secured	December 1, 2021	Fixed Interest Rate 12.3%; 6.5% EOT	500	514	481
Total Vertical Communications, Inc.(6)(12)					1,700	1,802	1,686
Sub-total: 1 – 5 Years Maturity					$5,540	$5,689	$5,594
Sub-total: Manufacturing (117.1%)*					$5,727	$5,929	$5,831
Professional, Scientific, and Technical Services
Less than a Year
Machine Zone, Inc.	Professional, Scientific, and Technical Services	Equipment Lease	August 1, 2019	Fixed Interest Rate 6.6%; 20% EOT	—	170	158
	Professional, Scientific, and Technical Services	Equipment Lease	December 1, 2019	Fixed Interest Rate 6.0%; 19.8% EOT	166	465	430

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL INVESTMENTS, LLC
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(10)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments continued
Total Machine Zone, Inc.					166	635	588
Sub-total: Less than a Year					$166	$635	$588
Professional, Scientific, and Technical Services
1 – 5 Years Maturity
E La Carte, Inc.	Professional, Scientific, and Technical Services	Senior Secured	January 1, 2021	Fixed Interest Rate 12.0%; 7.0% EOT	$978	$1,139	$1,134
Edeniq, Inc.(6)(12)	Professional, Scientific, and Technical Services	Senior Secured	December 1, 2020	Fixed Interest Rate 13.0%; 9.5% EOT	250	385	124
Matterport, Inc.	Professional, Scientific, and Technical Services	Senior Secured	May 1, 2022	Fixed Interest Rate 11.5%; 5.0% EOT	1,810	1,825	1,859
SQL Sentry, LLC	Professional, Scientific, and Technical Services	Senior Secured	February 1, 2023	Fixed Interest Rate 11.5%; 3.5% EOT	1,500	1,511	1,533
Utility Associates, Inc.	Professional, Scientific, and Technical Services	Senior Secured	September 30, 2023	Fixed Interest Rate 11.0%; 0.0% EOT	150	—	166
Sub-total: 1 – 5 Years Maturity					$4,688	$4,860	$4,816
Sub-total: Professional, Scientific, and Technical Services (108.5%)*					$4,854	$5,495	$5,404
Retail Trade
1 – 5 Years Maturity
Birchbox, Inc.	Retail Trade	Senior Secured	October 1, 2022	Fixed Interest Rate 11.75%; 5.0% EOT	$4,000	$4,095	$4,064
Madison Reed, Inc.	Retail Trade	Senior Secured	December 1, 2021	Fixed Interest Rate 12.0%; 5.0% EOT	1,000	1,024	1,027
Sub-total: 1 – 5 Years Maturity					$5,000	$5,119	$5,091
Sub-total: Retail Trade (102.3%)*					$5,000	$5,119	$5,091
Utilities
1 – 5 Years Maturity
Invenia, Inc.	Utilities	Senior Secured	January 1, 2023	Fixed Interest Rate 11.5%; 5.0% EOT	$1,998	$2,036	$2,058
Sub-total: 1 – 5 Years Maturity					$1,998	$2,036	$2,058
Sub-total: Utilities (41.3%)*					$1,998	$2,036	$2,058
Wholesale Trade
1 – 5 Years Maturity
BaubleBar, Inc.	Wholesale Trade	Senior Secured	April 1, 2021	Fixed Interest Rate 11.5%; 6.0% EOT	$895	$936	$945
Sub-total: 1 – 5 Years Maturity					$895	$936	$945
Sub-total: Wholesale Trade (19.0%)					$895	$936	$945
Total: Debt Investments (460.0%)*					$21,857	$23,125	$22,910

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL INVESTMENTS, LLC
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments
Health Care and Social Assistance
Galvanize, Inc.	Health Care and Social Assistance	Warrant	May 17, 2026	Preferred Series B	127,105	$1.57	$115	$73
Sub-Total: Health Care and Social Assistance (1.5%)*							$115	$73
Information
Convercent, Inc.	Information	Warrant	November 30, 2025	Preferred Series 1	313,958	$0.16	$65	$102
Everalbum, Inc.	Information	Warrant	July 29, 2026	Preferred Series A	170,213	$0.47	7	5
Gtxcel, Inc.	Information	Warrant	September 24, 2025	Preferred Series C	200,000	$0.21	43	36
Hytrust, Inc.	Information	Warrant	June 23, 2026	Preferred Series D-2	84,962	$0.82	13	34
Lucidworks, Inc.	Information	Warrant	June 27, 2026	Preferred Series D	123,887	$0.77	93	128
Market6	Information	Warrant	November 19, 2020	Preferred Series B	53,410	$1.65	43	45
Sub-Total: Information (7.0%)*							$264	$350
Manufacturing
Altierre Corporation	Manufacturing	Warrant	December 30, 2026	Preferred Series F	84,000	$0.35	59	59
	Manufacturing	Warrant	February 12, 2028	Preferred Series F	28,000	$0.35	20	20
Total Altierre Corporation							79	79
Atieva, Inc.	Manufacturing	Warrant	March 31, 2027	Preferred Series D	15,601	$5.13	129	122
	Manufacturing	Warrant	September 8, 2027	Preferred Series D	39,002	$5.13	323	307
Total Atieva, Inc.							452	429
Ay Dee Kay LLC	Manufacturing	Warrant	March 30, 2028	Preferred Series G	1,250	$35.42	2	4
Hexatech, Inc.	Manufacturing	Warrant	April 5, 2022	Preferred Series A	22,563	2.77	—	—
Lensvector, Inc.	Manufacturing	Warrant	December 30, 2021	Preferred Series C	85,065	$1.18	41	41
Nanotherapeutics, Inc.	Manufacturing	Warrant	November 14, 2021	Common Stock	67,961	$1.03	232	1,122
Vertical Communications, Inc.(6)(12)	Manufacturing	Warrant	July 11, 2026	Preferred Series A	96,000	$1.00	—	—
Sub-Total: Manufacturing (33.6%)*							$806	$1,675
Continuity, Inc.	Professional, Scientific, and Technical Services	Warrant	March 29, 2026	Preferred Series C	254,209	$0.25	$6	$4
E La Carte, Inc.	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Common Stock	20,858	$9.36	1	7
	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Preferred Series A	99,437	$0.30	8	31
	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Preferred Series AA-1	21,368	$9.36	1	7
Total E La Carte, Inc.							10	45
Edeniq, Inc.	Professional, Scientific, and Technical Services	Warrant	December 23, 2026	Preferred Series B	273,084	$0.01	—	—
	Professional Scientific and Technical Services	Warrant	March 12, 2028	Preferred Series C	638,372	$0.44	—	—
Total Edeniq, Inc.(6)(12)							—	—
Fingerprint Digital, Inc.	Professional, Scientific, and Technical Services	Warrant	April 29, 2026	Preferred Series B	9,620	$10.39	42	36
Hospitalists Now, Inc.	Professional, Scientific, and Technical Services	Warrant	March 30, 2026	Preferred Series D2	27,161	$5.89	78	15
	Professional, Scientific, and Technical Services	Warrant	December 6, 2026	Preferred Series D2	75,000	$5.89	214	42
Total Hospitalists Now, Inc.							292	57
Matterport, Inc.	Professional, Scientific, and Technical Services	Warrant	April 20, 2028	Common Stock	28,763	$1.43	83	90
Utility Associates, Inc.	Professional, Scientific, and Technical Services	Warrant	June 30, 2025	Preferred Series A	18,502	$4.54	7	8
	Professional, Scientific, and Technical Services	Warrant	May 1, 2026	Preferred Series A	12,000	$4.54	4	5
	Professional, Scientific, and Technical Services	Warrant	May 22, 2027	Preferred Series A	40,000	$4.54	15	18
Total Utility Associates, Inc.							26	31
Sub-Total: Professional, Scientific, and Technical Services (5.3%)*							$459	$263

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL INVESTMENTS, LLC
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments continued
Retail Trade
Birchbox, Inc.	Retail Trade	Warrant	August 14, 2028	Preferred Series A	24,935	$1.25	$30	$—
Madison Reed, Inc.	Retail Trade	Warrant	March 23, 2027	Preferred Series C	19,455	$2.57	21	19
	Retail Trade	Warrant	July 18, 2028	Common Stock	4,316	$2.57	6	7
	Retail Trade	Warrant	May 15, 2019	Common Stock	3,659	$2.57	6	6
Total Madison Reed, Inc.							33	32
Sub-Total: Retail Trade (0.6%)*							$63	$32
Wholesale Trade
BaubleBar, Inc.	Wholesale Trade	Warrant	March 29, 2027	Preferred Series C	53,181	$1.96	51	70
	Wholesale Trade	Warrant	April 20, 2028	Preferred Series C	6,000	$1.96	5	8
Total BaubleBar, Inc.							56	78
Char Software, Inc.	Wholesale Trade	Warrant	September 8, 2026	Preferred Series D	11,364	$3.96	24	29
Sub-Total: Wholesale Trade (2.2%)*							$80	$107
Total: Warrant Investments (50.2%)*							$1,787	$2,500

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL INVESTMENTS, LLC
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Shares	Series	Cost	Fair Value(3)
Equity Investments
Construction
Project Frog, Inc.(7)	Construction	Equity	1,148,225	Preferred Series AA	$260	$99
Sub-Total: Construction (2.8%)*					$260	$99
Manufacturing
Nanotherapeutics, Inc.	Manufacturing	Equity	76,455	Common Stock(8)	$1	$1,339
Vertical Communications, Inc.	Manufacturing	Equity	58,253,893	Preferred Stock Series 1	450	—
	Manufacturing	Equity	n/a	Convertible Notes(9)(11)	675	520
Total Vertical Communications, Inc.(6)(12)					1,125	520
Sub-Total: Manufacturing (37.3%)*					$1,126	$1,859
Professional, Scientific, and Technical Services
Edeniq, Inc.	Professional, Scientific, and Technical Services	Equity	305,135	Preferred Series C	$135	$—
	Professional, Scientific, and Technical Services	Equity	631,862	Preferred Series B	250	—
Total Edeniq, Inc.(6)(12)					$385	$—
Sub-Total: Professional, Scientific, and Technical Services (0%)*					$385	$—
Total: Equity Investments (40.1%)*					$1,771	$1,958
Total Investment in Securities (550.3%)*					$26,683	$27,368

*
Value as a percent of Members’ Equity and Partners’ Capital, as applicable.

(1)
All portfolio companies are located in North America.

(2)
Trinity uses the North American Industry Classification System (NAICS) code for classifying the industry grouping of its portfolio companies.

(3)
All investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by Trinity.

(4)
All debt investments are income producing unless otherwise noted. Warrant investments are associated with funded debt and equipment lease financing instruments. All equity investments are non-income producing unless otherwise noted.

(5)
Principal is net of repayments

(6)
This issuer is deemed to be a “Control Investment.” Control Investments are defined by the Investment Company Act of 1940 as investments in companies in which the Company owns more than 25% of the voting securities or maintains greater than 50% of the board representation. As defined in the Investment Company Act, Trinity is deemed to be an “Affiliated Person” of this portfolio company. See schedule 12-14 “Investments in and advances to affiliates” in the accompanying notes to the Financial Statements.

(7)
This issuer is deemed to be a “Affiliate Investment.” Affiliate Investments are defined by the Investment Company Act of 1940 as investments in companies in which the Company owns between 5% and 25% of the voting securities. As defined in the Investment Company Act, Trinity is deemed to be an “Affiliated Person” of this portfolio company. See schedule 12-14 “Investments in and advances to affiliates” in the accompanying notes to the Financial Statements.

(8)
The TCI note holders have rights to 17,485 shares of Nanotherapeutics. See Note 5 of the accompanying notes to the Financial Statements for additional details.

(9)
Convertible notes represent investments through which the Fund will participate in future equity rounds at preferential rates. There are no principal or interest payments made against the note unless conversion does not take place.

(10)
Interest rate is the fixed rate of the senior secured debt investment and does not include any original issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed amount determined at the inception of the loan. At the end of the term of certain equipment leases,

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL INVESTMENTS, LLC
September 30, 2019
(unaudited, dollars in thousands)

the lessee has the option to purchase the underlying assets at fair market falue in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or lease prior to its payment.
(11)
Principal balance of  $0.7 million at period end.

(12)
This investment is on non-accrual status as of the period end.

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
September 30, 2019
(unaudited, dollars in thousands)
Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(9)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments
Construction
Less than a Year
Project Frog, Inc.(7)	Construction	Senior Secured	July 1, 2020	Fixed interest rate 13.4%; EOT 6.0%	$3,272	$3,651	$3,395
Sub-total: Less than a Year					$3,272	$3,651	$3,395
Sub-total: Construction (4.5%)*					$3,272	$3,651	$3,395
Educational Services
1 – 5 Years Maturity
Qubed, Inc. dba Yellowbrick	Educational Services	Senior Secured	October 1, 2022	Fixed interest rate 11.5%; EOT 4.0%	$2,000	$1,796	$1,782
	Educational Services	Senior Secured	April 1, 2023	Fixed interest rate 11.5%; EOT 4.0%	500	504	500
Total Qubed, Inc. dba Yellowbrick					2,500	2,300	2,282
Sub-total: 1 – 5 Years Maturity					$2,500	$2,300	$2,282
Sub-total: Education Services (3.0%)*					$2,500	$2,300	$2,282
Health Care and Social Assistance
1 – 5 Years Maturity
Galvanize, Inc.	Health Care and Social Assistance	Senior Secured	December 1, 2021	Fixed interest rate 12.0%; EOT 5.0%	$3,413	$3,511	$3,512
	Health Care and Social Assistance	Senior Secured	March 1, 2022	Fixed interest rate 12.5%; EOT 5.0%	4,713	4,911	4,912
Total Galvanize, Inc.					8,126	8,422	8,424
WorkWell Prevention & Care	Health Care and Social Assistance	Senior Secured	March 1, 2023	Fixed interest rate 8.1%; EOT 10.0%	3,364	3,621	3,509
	Health Care and Social Assistance	Senior Secured	March 1, 2023	Fixed interest rate 8.0%; EOT 10.0%	701	724	702
Total WorkWell Prevention & Care(6)					4,065	4,345	4,211
Sub-total: 1 – 5 Years Maturity					$12,191	$12,767	$12,635
Sub-total: Health Care and Social Assistance (16.7%)*					$12,191	$12,767	$12,635
Information
Less than a Year Maturity
Everalbum, Inc.	Information	Senior Secured	November 1, 2019	Fixed interest rate 11.25%; EOT 6.0%	$346	$489	$374
Hytrust, Inc.	Information	Senior Secured	January 1, 2020	Fixed interest rate 12.0%; EOT 6.0%	867	1,135	1,116
Sub-total: Less than a Year					$1,213	$1,624	$1,490
Information
1 – 5 Years Maturity
STS Media, Inc.	Information	Senior Secured	April 1, 2022	Fixed interest rate 11.9%; EOT 4.0%	$4,407	$4,489	$3,785
Sub-total: 1 – 5 Years Maturity					$4,407	$4,489	$3,785
Sub-total: Information (7.0%)					$5,620	$6,113	$5,276
Manufacturing
Less than a Year Maturity
Impossible Foods, Inc.	Manufacturing	Senior Secured	October 1, 2019	Fixed interest rate 11.0%; EOT 9.5%	$81	$319	$317
	Manufacturing	Senior Secured	March 1, 2020	Fixed interest rate 11.0%; EOT 9.5%	266	396	394
	Manufacturing	Senior Secured	April 1, 2020	Fixed interest rate 11.0%; EOT 9.5%	994	1,407	1,399
Impossible Foods, Inc.	Manufacturing	Senior Secured	July 1, 2020	Fixed interest rate 11.0%; EOT 9.5%	748	954	949
Total Impossible Foods, Inc.					2,089	3,076	3,059
Sub-total: Less than a Year					$2,089	$3,076	$3,059

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(9)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments continued
Manufacturing
1 – 5 Years Maturity
Altierre Corporation	Manufacturing	Senior Secured	January 1, 2022	Fixed Interest Rate 12.0%; 6.6% EOT	$7,920	$7,941	$8,057
Ay Dee Kay LLC	Manufacturing	Senior Secured	October 1, 2022	Fixed interest rate 11.3%; EOT 3.0%	12,000	12,116	12,216
Vertical Communications, Inc.	Manufacturing	Senior Secured	December 1, 2020	Fixed interest rate 11.7%; EOT 6.5%	6,800	7,300	6,830
	Manufacturing	Senior Secured	December 1, 2021	Fixed interest rate 12.1%; EOT 6.5%	1,000	1,056	988
Total Vertical Communications, Inc.(6)(10)					7,800	8,356	7,818
Sub-total: 1 – 5 Years Maturity					$27,720	$28,413	$28,091
Sub-total: Manufacturing (41.1%)*					$29,809	$31,489	$31,150
Professional, Scientific, and Technical Services
Less than a Year Maturity
Machine Zone, Inc.	Professional, Scientific, and Technical Services	Equipment Lease	August 1, 2019	Fixed interest rate 6.6%; EOT 20.0%	$—	$682	$631
Sub-total: Less than a Year Maturity					$—	$682	$631
Professional, Scientific, and Technical Services
1 – 5 Years Maturity
E La Carte, Inc.	Professional, Scientific, and Technical Services	Senior Secured	January 1, 2021	Fixed interest rate 12.0%; EOT 7.0%	$3,911	$4,547	$4,536
Edeniq, Inc.	Professional, Scientific, and Technical Services	Senior Secured	June 1, 2021	Fixed interest rate 13.0%; EOT 9.5%	3,596	5,538	1,784
	Professional, Scientific, and Technical Services	Senior Secured	September 1, 2021	Fixed interest rate 13.0%; EOT 9.5%	2,890	3,084	1,370
Total Edeniq, Inc.(6)(10)					6,486	8,622	3,154
iHealth Solutions, LLC	Professional, Scientific, and Technical Services	Senior Secured	April 1, 2022	Fixed interest rate 12.5%; EOT 5.0%	4,007	4,079	4,064
Incontext Solutions, Inc.	Professional, Scientific, and Technical Services	Senior Secured	October 1, 2022	Fixed interest rate 11.8%; EOT 5.0%	7,000	6,766	7,021
Matterport, Inc.	Professional, Scientific, and Technical Services	Senior Secured	May 1, 2022	Fixed interest rate 11.5%; EOT 5.0%	7,240	7,251	7,436
Utility Associates, Inc.	Professional, Scientific, and Technical Services	Senior Secured	September 30, 2023	Fixed interest rate 11.0%; EOT 0.0%	600	—	664
Sub-total: 1 – 5 Years Maturity					$29,244	$31,265	$26,875
Sub-total: Professional, Scientific, and Technical Services (36.3)%*					$29,244	$31,947	$27,506
Real Estate and Rental and Leasing
1 – 5 Years Maturity
Egomotion Corporation	Real Estate and Rental and Leasing	Senior Secured	January 1, 2022	Fixed interest rate 11.0%; EOT 5.0%	$2,825	$2,774	$2,858
	Real Estate and Rental and Leasing	Senior Secured	May 1, 2022	Fixed interest rate 11.3%; EOT 5.0%	1,000	1,026	1,057
Total Egomotion Corporation					3,825	3,800	3,915
Sub-total: 1 – 5 Years Maturity					$3,825	$3,800	$3,915
Sub-total: Real Estate and Rental and Leasing (5.2%)*					$3,825	$3,800	$3,915

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(9)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments continued
Retail Trade
1 – 5 Years Maturity
Birchbox, Inc.	Retail Trade	Senior Secured	October 1, 2022	Fixed interest rate 11.8%; EOT 5.0%	$12,000	$12,227	$12,192
Sub-total: 1 – 5 Years Maturity					$12,000	$12,227	$12,192
Sub-total: Retail Trade (16.1%)*					$12,000	$12,227	$12,192
Wholesale Trade
1 – 5 Years Maturity
BaubleBar, Inc.	Wholesale Trade	Senior Secured	April 1, 2021	Fixed interest rate 11.5%; EOT 6.0%	$8,054	$8,381	$8,505
Sub-total: 1 – 5 Years Maturity					$8,054	$8,381	$8,505
Sub-total: Wholesale Trade (11.2%)*					$8,054	$8,381	$8,505
Total: Debt Investments (141.3%)*					$106,515	$112,675	$106,856

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments
Construction
Project Frog, Inc.(7)	Construction	Warrant	July 26, 2026	Preferred Series AA	391,990	$0.19	$14	$14
Sub-Total: Construction (0%)*							$14	$14
Educational Services
Qubed, Inc. dba Yellowbrick	Educational Services	Warrant	September 28, 2028	Common Stock	526,316	$0.38	$349	$301
Sub-Total: Educational Services (0.4%)*							$349	$301
Health Care and Social Assistance
Galvanize, Inc.	Health Care and Social Assistance	Warrant	May 17, 2026	Preferred Series B	508,420	$1.57	$459	$292
Sub-Total: Health Care and Social Assistance (0.4%)*							$459	$292
Information
Convercent, Inc.	Information	Warrant	November 30, 2025	Preferred Series 1	2,825,621	$0.16	$588	$917
Everalbum, Inc.	Information	Warrant	July 29, 2026	Preferred Series A	680,850	$0.47	29	19
Gtxcel, Inc.	Information	Warrant	September 24, 2025	Preferred Series C	800,000	$0.21	170	144
Hytrust, Inc.	Information	Warrant	June 23, 2026	Preferred Series D-2	339,846	$0.82	53	136
Lucidworks, Inc.	Information	Warrant	June 27, 2026	Preferred Series D	495,548	$0.77	372	515
STS Media, Inc.	Information	Warrant	March 15, 2028	Preferred Series C	10,105	$24.74	1	—
Sub-Total: Information (2.3%)*							$1,213	$1,731
Manufacturing
Altierre Corporation	Manufacturing	Warrant	December 30, 2026	Preferred Series F	792,000	$0.35	554	554
	Manufacturing	Warrant	February 12, 2028	Preferred Series F	264,000	$0.35	185	185
Total Altierre Corporation							739	739
Atieva, Inc.	Manufacturing	Warrant	March 31, 2027	Preferred Series D	253,510	$5.13	2,102	1,993
Ay Dee Kay LLC	Manufacturing	Warrant	March 30, 2028	Preferred Series G	5,000	$35.42	9	17
Vertical Communications, Inc.(6)(10)	Manufacturing	Warrant	July 11, 2026	Preferred Series A	544,000	$1.00	—	—
SBG Labs, Inc.	Manufacturing	Warrant	June 29, 2023	Preferred Series A-1	42,857	$0.70	156	123
	Manufacturing	Warrant	October 10, 2023	Preferred Series A-1	25,714	$0.70	91	72
	Manufacturing	Warrant	January 14, 2024	Preferred Series A-1	21,492	$0.70	20	15
	Manufacturing	Warrant	May 6, 2024	Preferred Series A-1	12,155	$0.70	12	9
	Manufacturing	Warrant	May 20, 2024	Preferred Series A-1	342,857	$0.70	5	4
	Manufacturing	Warrant	June 9, 2024	Preferred Series A-1	11,150	$0.70	10	8
	Manufacturing	Warrant	September 18, 2024	Preferred Series A-1	11,145	$0.70	6	4
	Manufacturing	Warrant	March 24, 2025	Preferred Series A-1	7,085	$0.70	5	4
	Manufacturing	Warrant	March 26, 2025	Preferred Series A-1	200,000	$0.70	3	3
Total SBG Labs, Inc.							308	242
Soraa, Inc.	Manufacturing	Warrant	August 21, 2023	Preferred Series 1	192,000	$5.00	596	568
	Manufacturing	Warrant	February 18, 2024	Preferred Series 2	60,000	$5.00	200	185
Total Soraa, Inc.							796	753
Sub-Total: Manufacturing (4.9%)*							$3,954	$3,744
Professional, Scientific, and Technical Services
Continuity, Inc.	Professional, Scientific, and Technical Services	Warrant	March 29, 2026	Preferred Series C	1,334,597	$0.25	$22	$17
Crowdtap, Inc.	Professional, Scientific, and Technical Services	Warrant	December 16, 2025	Preferred Series B	442,233	$1.09	57	45
	Professional, Scientific, and Technical Services	Warrant	December 11, 2027	Preferred Series B	100,000	$1.09	13	10
Total Crowdtap, Inc.							70	55
Dynamics, Inc.	Professional, Scientific, and Technical Services	Warrant	March 10, 2024	Common Stock Options	17,000	$10.59	73	96
E La Carte, Inc.	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Common Stock	83,430	$9.36	3	13
	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Preferred Series A	397,746	$0.30	33	159

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments continued
	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Preferred Series AA-1	85,473	$9.36	3	6
							39	178
Edeniq, Inc.	Professional, Scientific, and Technical Services	Warrant	December 23, 2026	Preferred Series B	2,685,501	$0.22	—	—
	Professional, Scientific, and Technical Services	Warrant	December 23, 2026	Preferred Series B	1,911,588	$0.01	—	—
	Professional, Scientific, and Technical Services	Warrant	March 12, 2028	Preferred Series C	4,468,600	$0.44	—	—
	Professional, Scientific, and Technical Services	Warrant	October 15, 2028	Preferred Series C	3,850,294	$0.01	—	—
Total Edeniq, Inc.(6)(10)							—	—
Fingerprint Digital, Inc.	Professional, Scientific, and Technical Services	Warrant	April 29, 2026	Preferred Series B	38,482	$10.39	169	143
Hospitalists Now, Inc.	Professional, Scientific, and Technical Services	Warrant	December 6, 2026	Preferred Series D2	300,000	$5.89	311	62
	Professional, Scientific, and Technical Services	Warrant	March 30, 2026	Preferred Series D2	81,485	$5.89	858	169
Total Hospitalists Now, Inc.							1,169	231
Incontext Solutions, Inc.	Professional, Scientific, and Technical Services	Warrant	September 28, 2028	Preferred Series AA-1	332,858	$1.47	511	92
Matterport, Inc.	Professional, Scientific, and Technical Services	Warrant	April 20, 2028	Common Stock	115,050	$1.43	332	358
Resilinc, Inc.	Professional, Scientific, and Technical Services	Warrant	December 15, 2025	Preferred Series A	589,275	$0.51	60	43
Utility Associates, Inc.	Professional, Scientific, and Technical Services	Warrant	May 22, 2027	Preferred Series A	160,000	$4.54	60	71
	Professional, Scientific, and Technical Services	Warrant	June 30, 2025	Preferred Series A	74,009	$4.54	28	33
	Professional, Scientific, and Technical Services	Warrant	May 1, 2026	Preferred Series A	48,000	$4.54	18	21
Total Utility Associates, Inc.							106	125
Sub-Total: Professional, Scientific, and Technical Services (1.8%)*							$2,551	$1,338
Real Estate and Rental and Leasing
Egomotion Corporation	Real Estate and Rental and Leasing	Warrant	June 29, 2028	Preferred Series A	121,571	$1.32	$223	$232
Sub-Total: Real Estate and Rental and Leasing (0.3)%*							$223	$232
Retail Trade
Birchbox, Inc.	Retail Trade	Warrant	August 14, 2028	Preferred Series A	74,806	$1.25	$91	$—
Trendly, Inc.	Retail Trade	Warrant	August 10, 2026	Preferred Series A	245,506	$1.14	237	239
Sub-Total: Retail Trade (0.3)%*							$328	$239
BaubleBar, Inc.	Wholesale Trade	Warrant	March 29, 2027	Preferred Series C	478,628	$1.96	$455	$629
	Wholesale Trade	Warrant	April 20, 2028	Preferred Series C	54,000	$1.96	51	71
Total BaubleBar, Inc.							$506	$700
Char Software, Inc.	Wholesale Trade	Warrant	September 8, 2026	Preferred Series D	125,000	$3.96	262	323
Sub-Total: Wholesale Trade (1.4%)*							$768	$1,023
Total: Warrant Investments (11.8%)*							$9,859	$8,914

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Shares	Series	Cost	Fair Value(3)
Equity Investments
Construction
Project Frog, Inc.	Construction	Equity	6,700,302	Preferred Series AA	$1,040	$602
	Construction	Equity	6,300,134	Preferred Series BB	2,708	2,667
Total Project Frog, Inc.(7)					3,748	3,269
Sub-Total: Construction (4.3%)*					$3,748	$3,269
Health Care and Social Assistance
WorkWell Prevention & Care	Health Care and Social Assistance	Equity	3,450	Preferred Series P	$—	$3,450
	Health Care and Social Assistance	Equity	7,003,450	Common Stock	1,000	596
Total Workwell Prevention & Care(6)					1,000	4,046
Sub-Total: Health Care and Social Assistance (5.3%)*					$1,000	$4,046
Manufacturing
Nanotherapeutics, Inc.	Manufacturing	Equity	305,822	Common Stock	$3	$5,353
Vertical Communications, Inc.	Manufacturing	Equity	330,105,396	Preferred Series 1	2,550	0
	Manufacturing	Senior Secured	n/a	Convertible Notes (9)(11)	4,825	3,719
Total Vertical Communications, Inc.(6)(10)					7,375	3,719
Sub-Total: Manufacturing (12.0)%*					$7,378	$9,072
Professional, Scientific, and Technical Services
Dynamics, Inc.	Professional, Scientific, and Technical Services	Warrant	15,000	Common Stock	$27	$179
	Professional, Scientific, and Technical Services	Equity	17,726	Preferred Series A	27	211
Total Dynamics, Inc.					54	390
Edeniq, Inc.	Professional, Scientific, and Technical Services	Equity	2,135,947	Preferred Series C	944	—
	Professional, Scientific, and Technical Services	Warrant	7,175,637	Preferred Series B	2,350	—
	Professional, Scientific, and Technical Services	Senior Secured	n/a	Convertible Notes(8)(12)	1,303	—
Total Edeniq, Inc.(6)(10)					4,597	—
Sub-Total: Professional, Scientific, and Technical Services (0.5%)*					$4,651	$390
Total: Equity Investments (22.1%)*					$16,777	$16,777
Total Investment in Securities (174.8%)*					$139,311	$132,547

*
Value as a percent of Members’ Equity and Partners’ Capital, as applicable.

(1)
All portfolio companies are located in North America.

(2)
Trinity uses the North American Industry Classification System (NAICS) code for classifying the industry grouping of its portfolio companies.

(3)
All investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by Trinity.

(4)
All debt investments are income producing unless otherwise noted. Warrant investments are associated with funded debt and equipment lease financing instruments. All equity investments are non-income producing unless otherwise noted.

(5)
Principal is net of repayments

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
September 30, 2019
(unaudited, dollars in thousands)

(6)
This issuer is deemed to be a “Control Investment.” Control Investments are defined by the Investment Company Act of 1940 as investments in companies in which the Company owns more than 25% of the voting securities or maintains greater than 50% of the board representation. As defined in the Investment Company Act, Trinity is deemed to be an “Affiliated Person” of this portfolio company. See schedule 12-14 “Investments in and advances to affiliates” in the accompanying notes to the Financial Statements.

(7)
This issuer is deemed to be a “Affiliate Investment.” Affiliate Investments are defined by the Investment Company Act of 1940 as investments in companies in which the Company owns between 5% and 25% of the voting securities. As defined in the Investment Company Act, Trinity is deemed to be an “Affiliated Person” of this portfolio company. See schedule 12-14 “Investments in and advances to affiliates” in the accompanying notes to the Financial Statements.

(8)
Convertible notes represent investments through which the Fund will participate in future equity rounds at preferential rates. There are no principal or interest payments made against the note unless conversion does not take place.

(9)
Interest rate is the fixed rate of the senior secured debt investment and does not include any original issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed amount determined at the inception of the loan. At the end of the term of certain equipment leases, the lessee has the option to purchase the underlying assets at fair market falue in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or lease prior to its payment.

(10)
This investment is on non-accrual status as of the period end.

(11)
Principal balance of  $4.8 million at period end.

(12)
Principal balance of  $1.3 million at period end.

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND III, LLP
September 30, 2019
(unaudited, dollars in thousands)
Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments
Administrative and Support and Waste Management and Remediation
1 – 5 Years Maturity
CleanPlanet Chemical, Inc.	Administrative and Support and Waste Management and Remediation Services	Equipment Lease	January 1, 2022	Fixed interest rate 9.2%; EOT 9.0%	$2,628	$2,731	$2,756
	Administrative and Support and Waste Management and Remediation Services	Equipment Lease	May 1, 2022	Fixed interest rate 9.5%; EOT 9.0%	593	609	615
	Administrative and Support and Waste Management and Remediation Services	Equipment Lease	August 1, 2022	Fixed interest rate 9.5%; EOT 9.0%	690	695	702
Total CleanPlanet Chemical, Inc.					3,911	4,035	4,073
Sub-total: 1 – 5 Years Maturity					$3,911	$4,035	$4,073
Sub-total: Administrative and Support and Waste Management and Remediation (4.0%)*					$3,911	$4,035	$4,073
Agriculture, Forestry, Fishing and Hunting
1 – 5 Years Maturity
Bowery Farming, Inc.	Agriculture, Forestry, Fishing and Hunting	Equipment Lease	January 1, 2023	Fixed interest rate 8.3%; EOT 5.0%	$1,920	$1,721	$1,863
	Agriculture, Forestry, Fishing and Hunting	Equipment Lease	February 1, 2023	Fixed interest rate 8.7%; EOT 8.5%	3,725	3,756	4,067
Total Bowery Farming, Inc.					5,645	5,477	5,930
Etagen, Inc.	Agriculture, Forestry, Fishing and Hunting	Senior Secured	August 1, 2023	Fixed interest rate 11.0%; 3.8% EOT	6,650	6,453	6,458
Sub-total: 1 – 5 Years Maturity					$12,295	$11,930	$12,388
Sub-total: Agriculture, Forestry, Fishing and Hunting (12.1%)*					$12,295	$11,930	$12,388
Educational Services
1 – 5 Years Maturity
Examity, Inc.	Educational Services	Senior Secured	February 1, 2022	Fixed interest rate 11.5%; EOT 8.0%	$5,438	$5,773	$5,716
	Educational Services	Senior Secured	February 1, 2022	Fixed interest rate 11.5%; EOT 4.0%	2,564	2,561	2,664
	Educational Services	Senior Secured	January 1, 2023	Fixed interest rate 12.2%; EOT 0.0%	907	911	944
Total Examity, Inc.					8,909	9,245	9,324
Sub-total: 1 – 5 Years Maturity					$8,909	$9,245	$9,324
Sub-total: Educational Services (9.1%)*					$8,909	$9,245	$9,324
Finance and Insurance
1 – 5 Years Maturity
Handle Financial, Inc.	Finance and Insurance	Senior Secured	January 1, 2021	Fixed interest rate 12.0%; EOT 8.0%	$6,928	$7,559	$7,628
Sub-total: 1 – 5 Years Maturity					$6,928	$7,559	$7,628
Sub-total: Finance and Insurance (7.5%)*					$6,928	$7,559	$7,628
Information
1 – 5 Years Maturity
EMPYR Inc.	Information	Senior Secured	January 1, 2022	Fixed interest rate 12.0%; EOT 5.0%	$2,423	$2,496	$2,485
Gobiquity, Inc.	Information	Equipment Lease	April 1, 2022	Fixed interest rate 7.5%; EOT 20.0%	566	610	590
Nexus Systems, LLC.	Information	Senior Secured	July 1, 2023	Fixed interest rate 12.3%; EOT 5.0%	5,000	5,026	5,176

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND III, LLP
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments continued
Oto Analytics, Inc.	Information	Senior Secured	March 1, 2023	Fixed interest rate 11.5%; EOT 6.0%	10,000	9,978	10,051
Smule, Inc.	Information	Equipment Lease	June 1, 2020	Fixed interest rate 6.3%; EOT 20.0%	659	1,116	852
	Information	Equipment Lease	June 1, 2020	Fixed interest rate 19.1%; EOT 19.0%	3	5	4
Total Smule, Inc.					662	1,121	856
STS Media, Inc.	Information	Senior Secured	April 1, 2022	Fixed interest rate 11.9%; EOT 4.0%	4,407	4,490	3,785
Unitas Global, Inc.	Information	Equipment Lease	August 1, 2021	Fixed interest rate 7.8%; EOT 6.0%	1,922	2,166	2,149
	Information	Equipment Lease	April 1, 2021	Fixed interest rate 9.0%; EOT 12.0%	301	310	308
Total Unitas Global, Inc.					2,223	2,476	2,457
Sub-total: 1 – 5 Years Maturity					$25,281	$26,197	$25,400
Sub-total: Information (24.8%)*					$25,281	$26,197	$25,400
Manufacturing
Less than a Year
Impossible Foods, Inc.	Manufacturing	Senior Secured	October 1, 2019	Fixed interest rate 11.0%; EOT 9.5%	$81	$318	$317
	Manufacturing	Senior Secured	March 1, 2020	Fixed interest rate 11.0%; EOT 9.5%	114	170	169
Total Impossible Foods, Inc.					195	488	486
Sub-total: Less than a Year					$195	$488	$486
Manufacturing
1 – 5 Years Maturity
Altierre Corporation	Manufacturing	Senior Secured	January 1, 2022	Fixed Interest Rate 12.0%; 6.6% EOT	$3,240	$3,248	$3,296
BHCosmetics, LLC	Manufacturing	Equipment Lease	March 1, 2021	Fixed interest rate 8.2%; EOT 5.0%	858	876	878
	Manufacturing	Equipment Lease	April 1, 2021	Fixed interest rate 8.2%; EOT 5.0%	906	930	932
Total BHCosmetics, LLC					1,764	1,806	1,810
Exela Pharma Sciences, LLC	Manufacturing	Equipment Lease	October 1, 2021	Fixed interest rate 11.4%; EOT 11.0%	4,913	5,354	5,179
	Manufacturing	Equipment Lease	January 1, 2022	Fixed interest rate 11.6%; EOT 11.0%	952	1,080	999
Total Exela Pharma Sciences, LLC					5,865	6,434	6,178
Happiest Baby, Inc.	Manufacturing	Equipment Lease	September 1, 2022	Fixed interest rate 8.1%; EOT 5.0%	771	722	774
	Manufacturing	Equipment Lease	November 1, 2022	Fixed interest rate 8.6%; EOT 5.0%	358	361	387
	Manufacturing	Equipment Lease	January 1, 2023	Fixed interest rate 8.6%; EOT 5.0%	1,117	1,120	1,201
Total Happiest Baby, Inc.					2,246	2,203	2,362
Health-Ade, LLC	Manufacturing	Equipment Lease	January 1, 2022	Fixed interest rate 9.4%; EOT 15.0%	2,770	3,179	3,152
	Manufacturing	Equipment Lease	April 1, 2022	Fixed interest rate 8.6%; EOT 15.0%	1,488	1,628	1,614

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND III, LLP
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments continued
	Manufacturing	Equipment Lease	July 1, 2022	Fixed interest rate 9.1%; EOT 15.0%	3,095	3,315	3,284
Total Health-Ade, LLC					7,353	8,122	8,050
Impossible Foods, Inc.	Manufacturing	Senior Secured	October 1, 2021	Fixed interest rate 11.0%; EOT 9.5%	3,133	3,303	3,285
Robotany, Inc.	Manufacturing	Equipment Lease	August 1, 2022	Fixed interest rate 8%; 15% EOT	566	551	551
Zosano Pharma Corporation	Manufacturing	Equipment Lease	October 1, 2021	Fixed interest rate 9.4%; EOT 12.0%	3,487	3,687	3,622
	Manufacturing	Equipment Lease	January 1, 2022	Fixed interest rate 9.7%; EOT 12.0%	2,174	2,321	2,279
	Manufacturing	Equipment Lease	July 1, 2022	Fixed interest rate 9.9%; EOT 12.0%	2,136	2,183	2,144
	Manufacturing	Equipment Lease	October 1, 2022	Fixed interest rate 9.9%; EOT 12.0%	2,300	2,301	2,260
Total Zosano					10,097	10,492	10,305
Sub-total: 1 – 5 Years Maturity					$34,264	$36,159	$35,837
Sub-total: Manufacturing (35.5%)*					$34,459	$36,647	$36,323
Professional, Scientific, and Technical Services
1 – 5 Years Maturity
Augmedix, Inc.	Professional, Scientific, and Technical Services	Senior Secured	December 1, 2021	Fixed interest rate 12.0%; EOT 6.0%	$9,422	$9,525	$9,498
BackBlaze, Inc.	Professional, Scientific, and Technical Services	Equipment Lease	January 1, 2023	Fixed interest rate 7.2%; EOT 11.5%	1,411	1,490	1,564
	Professional, Scientific, and Technical Services	Equipment Lease	April 1, 2023	Fixed interest rate 7.4%; EOT 11.5%	174	180	189
	Professional, Scientific, and Technical Services	Equipment Lease	June 1, 2023	Fixed interest rate 7.4%; EOT 11.5%	657	672	706
	Professional, Scientific, and Technical Services	Equipment Lease	August 1, 2023	Fixed interest rate 7.5%; EOT 11.5%	255	258	271
	Professional, Scientific, and Technical Services	Equipment Lease	September 1, 2023	Fixed interest rate 7.7%; EOT 11.5%	258	260	273
Total BackBlaze, Inc.					2,755	2,860	3,003
Instart Logic, Inc.	Professional, Scientific, and Technical Services	Senior Secured	November 1, 2022	Fixed interest rate 11.3%; EOT 2.5%	15,000	15,063	15,299
	Professional, Scientific, and Technical Services	Senior Secured	April 1, 2023	Fixed interest rate 11.3%; EOT 2.5%	2,500	2,513	2,552
Total Instart Logic, Inc.					17,500	17,576	17,851
SQL Sentry, LLC	Professional, Scientific, and Technical Services	Senior Secured	February 1, 2023	Fixed interest rate 11.5%; EOT 3.5%	10,000	10,096	10,242
	Professional, Scientific, and Technical Services	Senior Secured	February 1, 2023	Fixed interest rate 11.5%; EOT 3.5%	3,500	3,526	3,577
Total SQL Sentry, LLC					13,500	13,622	13,819
Sun Basket, Inc.	Professional, Scientific, and Technical Services	Senior Secured	November 1, 2021	Fixed interest rate 11.7%; EOT 4.0%	11,728	11,986	12,175
Vidsys, Inc.	Professional, Scientific, and Technical Services	Senior Secured	November 1, 2020	Fixed interest rate 10.5%; EOT 6.0%	6,325	6,644	5,147
Sub-total: 1 – 5 Years Maturity					$61,230	$62,213	$61,493
Sub-total: Professional, Scientific, and Technical Services (60.1%)*					$61,230	$62,213	$61,493
Real Estate and Rental and Leasing
1 – 5 Years Maturity
Egomotion Corporation	Real Estate and Rental and Leasing	Senior Secured	July 1, 2022	Fixed interest rate 11.3%; EOT 5.0%	$2,000	$2,033	$2,094

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND III, LLP
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments continued
Knockaway, Inc.	Real Estate and Rental and Leasing	Senior Secured	June 1, 2023	Fixed interest rate 11.0%; EOT 3.0%	10,000	9,862	9,913
	Real Estate and Rental and Leasing	Senior Secured	August 1, 2023	Fixed interest rate 11.0%; EOT 3.0%	—	1,252	1,247
Total Knockaway, Inc.					10,000	11,114	11,160
Sub-total: 1 – 5 Years Maturity					$12,000	$13,147	$13,254
Sub-total: Real Estate and Rental and Leasing (12.9%)*					$12,000	$13,147	$13,254
Retail Trade
1 – 5 Years Maturity
Birchbox, Inc.	Retail Trade	Senior Secured	October 1, 2022	Fixed interest rate 11.8%; EOT 5.0%	$9,000	$9,170	$9,144
Filld, Inc.	Retail Trade	Equipment Lease	April 1, 2022	Fixed interest rate 10.2%; EOT 12.0%	299	322	320
Gobble, Inc.	Retail Trade	Senior Secured	December 1, 2022	Fixed interest rate 11.3%; EOT 6.0%	4,000	3,860	3,934
	Retail Trade	Senior Secured	January 1, 2023	Fixed interest rate 11.5%; EOT 6.0%	2,000	2,052	2,091
Total Gobble Inc.					6,000	5,912	6,025
Le Tote, Inc.	Retail Trade	Senior Secured	April 1, 2022	Fixed interest rate 12.0%; EOT 6.0%	12,000	12,110	12,465
Madison Reed, Inc.	Retail Trade	Senior Secured	December 1, 2021	Fixed interest rate 12.0%; EOT 5.0%	9,000	9,196	9,242
UnTuckIt, Inc.	Retail Trade	Senior Secured	June 1, 2023	Fixed interest rate 12.0%; EOT 5.0%	12,500	12,540	13,121
Sub-total: 1 – 5 Years Maturity					$48,799	$49,250	$50,317
Sub-total: Retail Trade (49.1%)					$48,799	$49,250	$50,317
Utilities
Less than a Year
OhmConnect, Inc.	Utilities	Senior Secured	March 1, 2020	Fixed interest rate 12.0%; EOT 7.0%	$818	$977	$1,007
Sub-total: 1 – 5 Years Maturity					$818	$977	$1,007
Sub-total: Utilities (1.0%)*					$818	$977	$1,007
Wholesale Trade
1 – 5 Years Maturity
GrubMarket, Inc.	Wholesale Trade	Senior Secured	July 1, 2022	Fixed interest rate 11.2%; EOT 6.0%	$5,000	$5,065	$5,537
Sub-total: 1 – 5 Years Maturity					$5,000	$5,065	$5,537
Sub-total: Wholesale Trade (5.4%)*					$5,000	$5,065	$5,537
Total: Debt Investments (221.5%)*					$219,630	$226,265	$226,744

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND III, LLP
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company (1)	Industry (2)	Type of Investment (4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (3)
Warrant Investments
Agriculture, Forestry, Fishing and Hunting
Bowery Farming, Inc.	Agriculture, Forestry, Fishing and Hunting	Warrant	June 10, 2029	Common Stock	34,432	$5.08	$182	$182
Etagen, Inc.	Agriculture, Forestry, Fishing and Hunting	Warrant	July 9, 2029	Common Stock	98,130	$1.15	203	203
Sub-Total: Agriculture, Forestry, Fishing and Hunting (0.4%)*							$385	$385
Finance and Insurance
RM Technologies, Inc.	Finance and Insurance	Warrant	December 18, 2027	Preferred Series B	234,421	$3.88	$329	$303
Sub-Total: Finance and Insurance (0.3%)*							$329	$303
Information
Oto Analytics, Inc.	Information	Warrant	August 31, 2028	Preferred Series B	1,018,718	$0.79	$235	$270
EMPYR, Inc.	Information	Warrant	March 31, 2028	Common Stock	935,198	$0.07	—	—
STS Media, Inc.	Information	Warrant	March 15, 2028	Preferred Series C	10,105	$24.74	1	—
Sub-Total: Information (0.3%)*							$236	$270
Manufacturing
Altierre Corporation	Manufacturing	Warrant	December 30, 2026	Preferred Series F	324,000	$0.35	$226	$226
	Manufacturing	Warrant	February 12, 2028	Preferred Series F	108,000	$0.35	76	76
							302	302
Atieva, Inc.	Manufacturing	Warrant	March 31, 2027	Preferred Series D	120,905	$5.13	1,002	951
	Manufacturing	Warrant	September 8, 2027	Preferred Series D	156,006	$5.13	1,293	1,227
Total Atieva, Inc.							2,295	2,178
Happiest Baby, Inc.	Manufacturing	Warrant	May 15, 2029	Common Stock	91,277	$0.33	57	57
Robotany, Inc.	Manufacturing	Warrant	July 19, 2029	Common Stock	4,621	$1.52	26	26
Zosano Pharma Corporation	Manufacturing	Warrant	September 25, 2025	Common Stock	75,000	$3.59	118	188
Sub-Total: Manufacturing (2.7%)*							$2,798	$2,751
Professional, Scientific, and Technical Services
Augmedix, Inc.	Professional, Scientific, and Technical Services	Warrant	May 31, 2027	Preferred Series B	1,379,028	$1.21	$414	$414
Hospitalists Now, Inc.	Professional, Scientific, and Technical Services	Warrant	December 6, 2026	Preferred Series D2	375,000	$5.89	984	194
	Professional, Scientific, and Technical Services	Warrant	March 30, 2026	Preferred Series D2	33,952	$5.89	91	18
Total Hospitalist Now, Inc.							1,075	212
Saylent Technologies, Inc.	Professional, Scientific, and Technical Services	Warrant	March 31, 2027	Preferred Series C	24,096	$9.96	100	116
Sun Basket, Inc.	Professional, Scientific, and Technical Services	Warrant	October 5, 2027	Preferred Series C-2	249,306	$6.02	240	121
Vidsys, Inc.	Professional, Scientific, and Technical Services	Warrant	June 14, 2024	Preferred Series 1	22,507	$4.91	76	—
Sub-Total: Professional, Scientific, and Technical Services (0.8%)*							$1,905	$863
Real Estate and Rental and Leasing
Knockaway, Inc.	Real Estate and Rental and Leasing	Warrant	June 1, 2023	Preferred Series B	87,955	$8.53	$88	$88
Sub-Total: Real Estate and Rental and Leasing (0.1%)*							$88	$88

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND III, LLP
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company (1)	Industry (2)	Type of Investment (4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value (3)
Warrant Investments continued
Retail Trade
Birchbox, Inc.	Retail Trade	Warrant	August 14, 2028	Preferred Series A	56,104	$1.25	$68	$—
Gobble, Inc.	Retail Trade	Warrant	May 9, 2028	Common Stock	74,635	$1.20	356	473
Le Tote, Inc.	Retail Trade	Warrant	March 7, 2028	Common Stock	216,312	$1.46	477	505
Madison Reed, Inc.	Retail Trade	Warrant	March 23, 2027	Preferred Series C	175,098	$2.57	209	172
	Retail Trade	Warrant	July 18, 2028	Common Stock	38,842	$0.99	46	64
	Retail Trade	Warrant	May 15, 2029	Common Stock	32,927	$1.06	39	51
Total Madison Reed, Inc.							294	287
Sub-Total: Retail Trade (1.2%)*							$1,195	$1,265
Wholesale Trade
Char Software, Inc.	Wholesale Trade	Warrant	September 8, 2026	Preferred Series D	53,030	$3.96	$111	$137
Sub-Total: Wholesale Trade (0.1%)*							$111	$137
Total: Warrant Investments (5.9%)*							$7,047	$6,062
Total Investment in Securities (227.4%)*							$233,312	$232,806

*
Value as a percent of Members’ Equity and Partners’ Capital, as applicable.

(1)
All portfolio companies are located in North America.

(2)
Trinity uses the North American Industry Classification System (NAICS) code for classifying the industry grouping of its portfolio companies.

(3)
All investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by Trinity.

(4)
All debt investments are income producing unless otherwise noted. Warrant investments are associated with funded debt and equipment lease financing instruments.

(5)
Principal is net of repayments.

(6)
Interest rate is the fixed rate of the senior secured debt investment and does not include any original issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed amount determined at the inception of the loan. At the end of the term of certain equipment leases, the lessee has the option to purchase the underlying assets at fair market falue in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or lease prior to its payment.

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND IV, LLP
September 30, 2019
(unaudited, in thousands)
Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments
Administrative and Support and Waste Management and Remediation
1 – 5 Years Maturity
Seaon Environmental, LLC	Administrative and Support and Waste Management and Remediation Services	Equipment Lease	January 1, 2023	Fixed interest rate 9.0%; 5.0% EOT	$1,642	$1,644	$1,725
Sub-total: 1 – 5 Years Maturity					$1,642	$1,644	$1,725
Sub-total: Administrative and Support and Waste Management and Remediation (4.6%)*					$1,642	$1,644	$1,725
Agriculture, Forestry, Fishing and Hunting
1 – 5 Years Maturity
Bowery Farming, Inc.	Agriculture, Forestry, Fishing and Hunting	Equipment Lease	January 1, 2023	Fixed interest rate 8.3%; 5.0% EOT	$960	$860	$932
Etagen, Inc.	Agriculture, Forestry, Fishing and Hunting	Senior Secured	August 1, 2023	Fixed interest rate 11.0%; 3.8% EOT	1,900	1,841	1,845
Sub-total: 1 – 5 Years Maturity					$2,860	$2,701	$2,777
Sub-total: Agriculture, Forestry, Fishing and Hunting (7.5%)*					$2,860	$2,701	$2,777
Information
1 – 5 Years Maturity
RapidMiner, Inc.	Information	Senior Secured	October 1, 2023	Fixed interest rate 12.0%; 4.0% EOT	$10,000	$9,637	$9,670
Sub-total: 1 – 5 Years Maturity					$10,000	$9,637	$9,670
Sub-total: Information (25.9%)*					$10,000	$9,637	$9,670
Manufacturing
1 – 5 Years Maturity
Happiest Baby, Inc.	Manufacturing	Equipment Lease	September 1, 2022	Fixed interest rate 8.1%; 5.0% EOT	$463	$433	$465
	Manufacturing	Equipment Lease	November 1, 2022	Fixed interest rate 8.6%; 5.0% EOT	597	602	645
Total Happiest Baby, Inc.					1,060	1,035	1,110
Robotany, Inc.	Manufacturing	Equipment Lease	August 1, 2022	Fixed interest rate 8%; 15% EOT	1,132	1,103	1,103
Sub-total: 1 – 5 Years Maturity					$2,192	$2,138	$2,213
Sub-total: Manufacturing (5.9%)*					$2,192	$2,138	$2,213
Professional, Scientific, and Technical Services
1 – 5 Years Maturity
BackBlaze, Inc.	Professional, Scientific, and Technical Services	Equipment Lease	June 1, 2023	Fixed interest rate 7.4%; 11.5% EOT	$328	$336	$353
Sub-total: 1 – 5 Years Maturity					$328	$336	$353
Sub-total: Professional, Scientific, and Technical Services (0.9%)*					$328	$336	$353
Real Estate and Rental and Leasing
1 – 5 Years Maturity
Knockaway, Inc.	Real Estate and Rental and Leasing	Senior Secured	September 1, 2023	Fixed interest rate 11.0%; EOT 3.0%	$1,250	$1,239	$1,252
Sub-total: 1 – 5 Years Maturity					$1,250	$1,239	$1,252
Sub-total: Real Estate and Rental and Leasing (12.0%)*					$1,250	$1,239	$1,252
Retail Trade
1 – 5 Years Maturity
UnTuckIt, Inc.	Retail Trade	Senior Secured	June 1, 2023	Fixed interest rate 12.0%; 5.0% EOT	$4,000	$3,995	$4,199
Sub-total: 1 – 5 Years Maturity					$4,000	$3,995	$4,199
Sub-total: Professional, Scientific, and Technical Services (11.3%)*					$4,000	$3,995	$4,199

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND IV, LLP
September 30, 2019
(unaudited, in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Utilities
1 – 5 Years Maturity
Invenia, Inc.	Utilities	Senior Secured	January 1, 2023	Fixed interest rate 11.5%; 5.0% EOT	$7,000	$6,974	$7,210
	Utilities	Senior Secured	May 1, 2023	Fixed interest rate 11.5%; 5.0% EOT	4,000	4,044	4,160
Total Invenia, Inc.					$11,000	$11,018	$11,370
Sub-total: Less than a Year					$11,000	$11,018	$11,370
Sub-total: Utilities (30.5%)*					$11,000	$11,018	$11,370
Total: Debt Investments (90.0%)*					$33,272	$32,708	$33,559

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments
Agriculture, Forestry, Fishing and Hunting
Bowery Farming, Inc.	Agriculture, Forestry, Fishing and Hunting	Warrant	June 10, 2029	Common Stock	17,216	$5.08	$91	$91
Etagen, Inc.	Agriculture, Forestry, Fishing and Hunting	Warrant	July 9, 2029	Common Stock	28,037	$1.15	58	58
Sub-Total: Agriculture, Forestry, Fishing and Hunting (0.4%)*							$149	$149
Information
RapidMiner, Inc.	Information	Warrant	March 25, 2029	Preferred Series C-1	11,624	$60.22	$381	$443
Sub-Total: Information (1.2%)*							$381	$443
Manufacturing
Happiest Baby, Inc.	Manufacturing	Warrant	May 15, 2029	Common Stock	54,766	$0.33	$34	$34
Robotany, Inc.	Manufacturing	Warrant	July 19, 2029	Common Stock	9,267	$1.52	52	52
Sub-Total: Manufacturing (0.2%)*							$86	$86
Total: Warrant Investments (1.8%)*							$616	$678
Total Investment in Securities (91.9%)*							$33,324	$34,237

*
Value as a percent of Members’ Equity and Partners’ Capital, as applicable.

(1)
All portfolio companies are located in North America.

(2)
Trinity uses the North American Industry Classification System (NAICS) code for classifying the industry grouping of its portfolio companies.

(3)
All investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by Trinity.

(4)
All debt investments are income producing unless otherwise noted. Warrant investments are associated with funded debt and equipment lease financing instruments.

(5)
Principal is net of repayments.

(6)
Interest rate is the fixed rate of the senior secured debt investment and does not include any original issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed amount determined at the inception of the loan. At the end of the term of certain equipment leases, the lessee has the option to purchase the underlying assets at fair market falue in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or lease prior to its payment.

SCHEDULE OF INVESTMENTS
TRINITY SIDECAR INCOME FUND, LLP
September 30, 2019
(unaudited, dollars in thousands)
Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments
Administrative and Support and Waste Management and Remediation
1 – 5 Years Maturity
Seaon Environmental, LLC	Administrative and Support and Waste Management and Remediation Services	Equipment Lease	January 1, 2023	Fixed interest rate 9.0%; 5.0% EOT	$1,642	$1,644	$1,725
Sub-total: 1 – 5 Years Maturity					$1,642	$1,644	$1,725
Sub-total: Administrative and Support and Waste Management and Remediation (14.7%)*					$1,642	$1,644	$1,725
Agriculture, Forestry, Fishing and Hunting
1 – 5 Years Maturity
Bowery Farming, Inc.	Agriculture, Forestry, Fishing and Hunting	Equipment Lease	January 1, 2023	Fixed interest rate 8.3%; 5.0% EOT	$960	$860	$932
Etagen, Inc.	Agriculture, Forestry, Fishing and Hunting	Senior Secured	August 1, 2023	Fixed interest rate 11.0%; 3.8% EOT	950	931	922
Sub-total: 1 – 5 Years Maturity					$1,910	$1,791	$1,854
Sub-total: Administrative and Support and Waste Management and Remediation (15.8%)*					$1,910	$1,791	$1,854
Manufacturing
1 – 5 Years Maturity
Happiest Baby, Inc.	Manufacturing	Equipment Lease	September 1, 2022	Fixed interest rate 8.1%; 5.0% EOT	$308	$289	$310
	Manufacturing	Equipment Lease	November 1, 2022	Fixed interest rate 8.6%; 5.0% EOT	239	241	258
Total Happiest Baby, Inc.					547	530	568
Robotany, Inc.	Manufacturing	Equipment Lease	August 1, 2022	Fixed interest rate 8%; 15% EOT	566	551	551
Sub-total: 1 – 5 Years Maturity					$1,113	$1,081	$1,119
Sub-total: Manufacturing (9.6%)*					$1,113	$1,081	$1,119
Professional, Scientific, and Technical Services
1 – 5 Years Maturity
BackBlaze, Inc.	Professional, Scientific, and Technical Services	Equipment Lease	June 1, 2023	Fixed interest rate 7.4%; 11.5% EOT	$328	$336	$353
Sub-total: 1 – 5 Years Maturity					$328	$336	$353
Sub-total: Professional, Scientific, and Technical Services (3.0%)*					$328	$336	$353
Real Estate and Rental and Leasing
1-5 Years Maturity
Knockaway, Inc.	Real Estate and Rental and Leasing	Senior Secured	August 1, 2023	Fixed interest rate 11.0%; EOT 3.0%	$1,250	$1,228	$1,246
	Real Estate and Rental and Leasing	Senior Secured	September 1, 2023	Fixed interest rate 11.0%; EOT 3.0%	1,250	1,252	1,252
Total Knockaway, Inc.					2,500	2,480	2,498
Sub-total: 1-5 Years Maturity					$2,500	$2,480	$2,498
Sub-total: Real Estate and Rental and Leasing (23.9%)*					$2,500	$2,480	$2,498
Retail Trade
1 – 5 Years Maturity
UnTuckIt, Inc.	Retail Trade	Senior Secured	June 1, 2023	Fixed interest rate 12.0%; 5.0% EOT	$3,500	$3,511	$3,674
Sub-total: 1 – 5 Years Maturity					$3,500	$3,511	$3,674
Sub-total: Retail Trade (31.4%)*					$3,500	$3,511	$3,674
Total: Debt Investments (95.9%)*					$10,993	$10,843	$11,223

SCHEDULE OF INVESTMENTS
TRINITY SIDECAR INCOME FUND, LLP
September 30, 2019
(unaudited, dollars in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments
Agriculture, Forestry, Fishing and Hunting
Bowery Farming, Inc.	Agriculture, Forestry, Fishing and Hunting	Warrant	June 10, 2029	Common Stock	17,216	$5.08	$91	$91
Etagen, Inc.	Agriculture, Forestry, Fishing and Hunting	Warrant	July 9, 2029	Common Stock	14,019	$1.15	29	29
Sub-Total: Agriculture, Forestry, Fishing and Hunting (1.0%)*							$120	$120
Manufacturing
Happiest Baby, Inc.	Manufacturing	Warrant	May 15, 2029	Common Stock	36,511	$0.33	$23	$23
Robotany, Inc.	Manufacturing	Warrant	July 19, 2029	Common Stock	4,621	$1.52	26	26
Sub-Total: Manufacturing (0.4%)*							$49	$49
Total: Warrant Investments (1.4%)*							$169	$169
Total Investment in Securities (97.3%)*							$11,012	$11,392

*
Value as a percent of Members’ Equity and Partners’ Capital, as applicable.

(1)
All portfolio companies are located in North America.

(2)
Trinity uses the North American Industry Classification System (NAICS) code for classifying the industry grouping of its portfolio companies.

(3)
All investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by Trinity.

(4)
All debt investments are income producing unless otherwise noted. Warrant investments are associated with funded debt and equipment lease financing instruments.

(5)
Principal is net of repayments.

(6)
Interest rate is the fixed rate of the senior secured debt investment and does not include any original issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed amount determined at the inception of the loan. At the end of the term of certain equipment leases, the lessee has the option to purchase the underlying assets at fair market falue in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or lease prior to its payment.

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL INVESTMENTS, LLC
December 31, 2018
(audited, in thousands)
Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(11)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments
Educational Services
1-5 Years Maturity
Examity, Inc.	Educational Services	Senior Secured	February 1, 2022	Fixed interest rate 11.5%; 8% EOT	$1,400	$1,471	$1,414
	Educational Services	Senior Secured	February 1, 2022	Fixed interest rate 11.5%; 4% EOT	660	663	652
Total Examity, Inc.					2,060	2,134	2,066
Sub-total: 1 – 5 Years Maturity					$2,060	$2,134	$2,066
Sub-total: Educational Services (101.8%)*					$2,060	$2,134	$2,066
Health Care and Social Assistance
1 – 5 Years Maturity
Galvanize, Inc.	Health Care and Social Assistance	Senior Secured	December 1, 2021	Fixed interest rate 12.0%; 5% EOT	$853	$863	$860
Sub-total: 1 – 5 Years Maturity					$853	$863	$860
Sub-total: Health Care and Social Assistance (42.4%)*					$853	$863	$860
Information
1 – 5 Years Maturity
Everalbum, Inc.	Information	Senior Secured	November 1, 2019	Fixed interest rate 11.25%;6% EOT	$240	$272	$263
Gtxcel, Inc.	Information	Senior Secured	January 1, 2020	Fixed interest rate 13.2%; 12.7% EOT	376	440	401
Hytrust, Inc.	Information	Senior Secured	January 1, 2020	Fixed interest rate 12.0%; 6% EOT	470	523	510
Sub-total: 1 – 5 Years Maturity					$1,086	$1,235	$1,174
Sub-total: Information (57.9%)*					$1,086	$1,235	$1,174
Manufacturing
1 – 5 Years Maturity
Altierre Corporation	Manufacturing	Senior Secured	January 1, 2022	Fixed interest rate 12.0%; 3% EOT	$980	$964	$960
Ay Dee Kay LLC	Manufacturing	Senior Secured	October 1, 2022	Fixed interest rate 11.25%;3% EOT	3,000	3,021	3,000
Catalogic Software, Inc.	Manufacturing	Senior Secured	December 1, 2019	Fixed interest rate 11.8%; 13% EOT	691	961	951
Impossible Foods, Inc.	Manufacturing	Senior Secured	June 1, 2019	Fixed interest rate 11.0%; 9.5% EOT	191	283	279
	Manufacturing	Senior Secured	July 1, 2020	Fixed interest rate 12.0%; 9.5% EOT	341	383	372
Total Impossible Foods, Inc.					532	666	651
Vertical Communications, Inc.	Manufacturing	Senior Secured	December 1, 2020	Fixed interest rate 11.7%; 6.5% EOT	1,200	1,235	1,205
	Manufacturing	Senior Secured	December 1, 2021	Fixed interest rate 12.3%; 6.5% EOT	500	500	504
Total Vertical Communications, Inc.(6)(10)					1,700	1,735	1,709
Sub-total: 1 – 5 Years Maturity					$6,903	$7,347	$7,271
Sub-total: Manufacturing (358.4%)*					$6,903	$7,347	$7,271
Professional, Scientific, and Technical Services
1 – 5 Years Maturity
E La Carte, Inc.	Professional, Scientific, and Technical Services	Senior Secured	January 1, 2021	Fixed interest rate 12.0%; 7% EOT	$1,463	$1,587	$1,580
Edeniq, Inc.(6)	Professional, Scientific, and Technical Services	Senior Secured	December 1, 2020	Fixed interest rate 13.0%; 9.5% EOT	259	257	257
Fingerprint Digital, Inc.	Professional, Scientific, and Technical Services	Senior Secured	August 1, 2019	Fixed interest rate 12.0%; 6% EOT	273	329	327

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL INVESTMENTS, LLC
December 31, 2018
(audited, in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(11)	Principal Amount(5)	Cost	Fair Value(3)
Machine Zone, Inc.	Professional, Scientific, and Technical Services	Equipment Lease	August 1, 2019	Fixed interest rate 6.6%; 20% EOT	249	405	377
	Professional, Scientific, and Technical Services	Equipment Lease	December 1, 2019	Fixed interest rate 6%; 20% EOT	649	911	845
Total Machine Zone, Inc.					898	1,316	1,222
Matterport, Inc.	Professional, Scientific, and Technical Services	Senior Secured	May 1, 2022	Fixed interest rate 11.5%; 5% EOT	2,000	1,966	1,953
Upsight	Professional, Scientific, and Technical Services	Senior Secured	March 1, 2019	Fixed interest rate 12.0%; 13% EOT	56	86	85
Utility Associates, Inc.	Professional, Scientific, and Technical Services	Senior Secured	September 30, 2023	Fixed Interest Rate 11.0%; 0.0% EOT	150	—	—
Sub-total: 1 – 5 Years Maturity					$5,099	$5,541	$5,424
Sub-total: Professional, Scientific, and Technical Services (267.4%)*					$5,099	$5,541	$5,424
Retail Trade
1 – 5 Years Maturity
Birchbox, Inc.	Retail Trade	Senior Secured	October 1, 2022	Fixed interest rate 11.75%; 5% EOT	$4,000	$4,054	$4,010
Madison Reed, Inc.	Retail Trade	Senior Secured	December 1, 2021	Fixed interest rate 12.0%; 5% EOT	1,000	1,018	1,005
Sub-total: 1 – 5 Years Maturity					$5,000	$5,072	$5,015
Sub-total: Retail Trade (247.2%)*					$5,000	$5,072	$5,015
Utilities
1 – 5 Years Maturity
Invenia, Inc.	Utilities	Senior Secured	January 1, 2023	Fixed interest rate 11.5%; 5% EOT	$2,000	$2,000	$1,964
Sub-total: 1 – 5 Years Maturity					$2,000	$2,000	$1,964
Sub-total: Utilities (96.8%)*					$2,000	$2,000	$1,964
Wholesale Trade
1 – 5 Years Maturity
BaubleBar, Inc.	Wholesale Trade	Senior Secured	April 1, 2021	Fixed interest rate 11.5%; 6% EOT	$1,174	$1,179	$1,173
Sub-total: 1 – 5 Years Maturity					$1,174	$1,179	$1,173
Sub-total: Wholesale Trade (57.8%)*					$1,174	$1,179	$1,173
Total: Debt Investments (1229.5%)*					$24,175	$25,371	$24,947

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL INVESTMENTS, LLC
December 31, 2018
(audited, in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments
Educational Services
Examity, Inc.	Educational Services	Warrant	April 17, 2028	Common Stock	13,000	$2.00	$6	$6
Sub-Total: Educational Services (0.3%)*							$6	$6
Health Care and Social Assistance
Galvanize, Inc.	Health Care and Social Assistance	Warrant	May 17, 2026	Preferred Series B	127,105	$1.57	$115	$78
Sub-Total: Health Care and Social Assistance (3.8%)*							$115	$78
Information
Convercent, Inc.	Information	Warrant	November 30, 2025	Preferred Series 1	313,958	$0.16	$65	$78
Everalbum, Inc.	Information	Warrant	July 29, 2026	Preferred Series A	170,213	0.47	7	4
Gtxcel, Inc.	Information	Warrant	September 24, 2025	Preferred Series C	200,000	0.21	43	—
Hytrust, Inc.	Information	Warrant	June 23, 2026	Preferred Series D-2	84,962	0.82	13	23
Lucidworks, Inc.	Information	Warrant	June 27, 2026	Preferred Series D	123,887	0.77	93	111
Market6	Information	Warrant	November 19, 2020	Preferred Series B	53,410	1.65	42	35
Sub-Total: Information (12.4%)*							$263	$251
Manufacturing
Altierre Corporation	Manufacturing	Warrant	December 30, 2026	Preferred Series F	84,000	$0.35	$60	$59
	Manufacturing	Warrant	February 12, 2028	Preferred Series F	28,000	0.35	20	20
Total Altierre Corporation							80	79
Atieva, Inc.	Manufacturing	Warrant	March 31, 2027	Preferred Series D	15,601	5.13	129	129
	Manufacturing	Warrant	September 8, 2027	Preferred Series D	39,002	5.13	323	324
Total Atieva, Inc.							452	453
Ay Dee Kay LLC	Manufacturing	Warrant	March 30, 2028	Preferred Series G	1,250	35.42	2	2
Hexatech, Inc.	Manufacturing	Warrant	April 5, 2022	Preferred Series A	22,563	2.77	—	—
Lensvector, Inc.	Manufacturing	Warrant	December 30, 2021	Preferred Series C	85,065	1.18	41	35
Nanotherapeutics, Inc.	Manufacturing	Warrant	November 14, 2021	Common Stock	67,961	1.03	232	266
Vertical Communications, Inc.	Manufacturing	Warrant	July 11, 2026	Preferred Series A	96,000	1.00	—	—
Sub-Total: Manufacturing (41.1%)*							$807	$835
Professional, Scientific, and Technical Services
Continuity, Inc.	Professional, Scientific, and Technical Services	Warrant	March 29, 2026	Preferred Series C	158,881	$0.25	$3	$2
E La Carte, Inc.	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Common Stock	20,858	9.36	1	2
	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Preferred Series A	99,437	0.30	8	32
	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Preferred Series AA-1	21,368	9.36	1	1
Total E La Carte, Inc.							10	35
Edeniq, Inc.(6)	Professional, Scientific, and Technical Services	Warrant	December 23, 2026	Preferred Series B	316,561	0.01	116	—
Fingerprint Digital, Inc.	Professional, Scientific, and Technical Services	Warrant	April 29, 2026	Preferred Series B	9,620	$10.39	42	44
Hospitalists Now, Inc.	Professional, Scientific, and Technical Services	Warrant	March 30, 2026	Preferred Series D2	27,161	5.89	253	50

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL INVESTMENTS, LLC
December 31, 2018
(audited, in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
	Professional, Scientific, and Technical Services	Warrant	December 6, 2026	Preferred Series D2	75,000	5.89	127	25
Total Hospitalists Now, Inc.							380	75
Matterport, Inc.	Professional, Scientific, and Technical Services	Warrant	April 20, 2028	Common Stock	28,763	$1.43	83	83
Utility Associates, Inc.	Professional, Scientific, and Technical Services	Warrant	June 30, 2025	Preferred Series A	18,502	4.54	7	4
	Professional, Scientific, and Technical Services	Warrant	May 1, 2026	Preferred Series A	12,000	4.54	4	3
	Professional, Scientific, and Technical Services	Warrant	May 22, 2027	Preferred Series A	40,000	4.54	15	8
Total Utility Associates, Inc.							26	15
Sub-Total: Professional, Scientific, and Technical Services (12.5%)*							$660	$254
Retail Trade
Birchbox, Inc.	Retail Trade	Warrant	August 14, 2028	Preferred Series A	24,935	$1.25	$30	$7
Madison Reed, Inc.	Retail Trade	Warrant	March 23, 2027	Preferred Series C	19,455	2.57	21	17
Madison Reed, Inc.	Retail Trade	Warrant	July 18, 2028	Common Stock	4,316	2.57	6	6
Total Madison Reed, Inc.							27	23
Sub-Total: Retail Trade (1.5%)*							$57	$30
Wholesale Trade
BaubleBar, Inc.	Wholesale Trade	Warrant	March 29, 2027	Preferred Series C	53,181	$1.96	$51	$60
	Wholesale Trade	Warrant	April 20, 2028	Preferred Series C	6,000	$1.96	6	7
							57	67
Char Software, Inc.	Wholesale Trade	Warrant	September 8, 2026	Preferred Series D	11,364	3.96	24	29
Sub-Total: Wholesale Trade (4.7%)*							$81	$96
Total: Warrant Investments (76.4%)*							$1,989	$1,550

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL INVESTMENTS, LLC
December 31, 2018
(audited, in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Shares	Series	Cost	Fair Value(3)
Equity Investments
Construction
Project Frog, Inc.(7)	Construction	Equity	1,622,547	Preferred Series AA	$260	$140
Sub-Total: Construction (6.9%)*					$260	$140
Manufacturing
Nanotherapeutics, Inc.	Manufacturing	Equity	76,455	Common Stock(8)	$1	$376
Vertical Communications, Inc.	Manufacturing	Equity	58,253,893	Preferred Series 1	450	—
	Manufacturing	Senior Secured	—	Convertible Notes(9)(12)	675	84
Total Vertical Communications, Inc.(6)					1,125	84
Sub-Total: Manufacturing (22.7%)*					$1,126	$460
Professional, Scientific, and Technical Services
Edeniq, Inc.	Professional, Scientific, and Technical Services	Equity	305,135	Preferred Series C	$134	$110
	Professional, Scientific, and Technical Services	Equity	747,146	Preferred Series B	250	—
Total Edeniq, Inc.(6)					$384	$110
Sub-Total: Professional, Scientific, and Technical Services (4.9%)*					$384	$110
Total: Equity Investments (35.0%)*					$1,770	$710
Total Investment in Securities (1340.9%)*					$29,130	$27,207

*
Value as a percent of Member’s Equity and Partners’ Capital

(1)
All portfolio companies are located in North America.

(2)
Trinity uses the North American Industry Classification System (NAICS) code for classifying the industry grouping of its portfolio companies.

(3)
All investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by Trinity.

(4)
All debt investments are income producing unless otherwise noted. Warrant investments are associated with funded debt and equipment lease financing instruments. All equity investments are non-income producing unless otherwise noted.

(5)
Principal is net of repayments

(6)
This issuer is deemed to be a “Control Investment. “Control Investments are defined by the Investment Company Act of 1940 as investments in companies in which the Company owns more than 25% of the voting securities or maintains greater than 50% of the board representation. As defined in the Investment Company Act, Trinity is deemed to be an “Affiliated Person” of this portfolio company. See schedule 12-14 “Investments in and advances to affiliates” in the accompanying notes to the Financial Statements.

(7)
This issuer is deemed to be a “Affiliate Investment.” Affiliate Investments are defined by the Investment Company Act of 1940 as investments in companies in which the Company owns between 5% and 25% of the voting securities. As defined in the Investment Company Act, Trinity is deemed to be an “Affiliated Person” of this portfolio company. See schedule 12-14 “Investments in and advances to affiliates” in the accompanying notes to the Financial Statements.

(8)
The TCI note holders have rights to 17,485 shares of Nanotherapeutics. See Note 5 of the accompanying notes to the Financial Statements for additional details.

(9)
Convertible notes represent investments through which the Fund will participate in future equity rounds at preferential rates. There are no principal or interest payments made against the note unless conversion does not take place.

(10)
This investment is on non-accrual status as of the period end.

(11)
Interest rate is the fixed rate of the senior secured debt investment and does not include any origianal issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL INVESTMENTS, LLC
December 31, 2018
(audited, in thousands)

prepayment, and are a fixed amount determined at the inception of the loan. At the end of the term of certain equipment leases, the lessee has the option to purchase the underlying assets at fair market value in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed asets have been estimatged as a percentage of original cost for purposes of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or lease prior to its payment.
(12)
Principal balance of  $0.7 million at period end.

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
December 31, 2018
(audited, in thousands)
Portfolio Company (1)	Industry (2)	Type of Investment (4)	Maturity Date	Interest Rate (10)	Principal Amount (5)	Cost	Fair Value (3)
Debt Investments
Construction
Less than a Year
Project Frog, Inc. (7)	Construction	Senior Secured	July 1, 2020	Fixed interest rate 13.4%; EOT 6.0%	$3,433	$3,832	$3,647
Sub-total: Less than a Year					$3,433	$3,832	$3,647
Sub-total: Construction (4.5%)*					$3,433	$3,832	$3,647
Educational Services
1 – 5 Years Maturity
Qubed, Inc. dba Yellowbrick	Educational Services	Senior Secured	October 1, 2022	Fixed interest rate 11.5%; EOT 4.0%	$2,000	$1,671	$1,640
Sub-total: 1 – 5 Years Maturity					$2,000	$1,671	$1,640
Sub-total: Education Services (2.0%)*					$2,000	$1,671	$1,640
Health Care and Social Assistance
1 – 5 Years Maturity
Galvanize, Inc.	Health Care and Social Assistance	Senior Secured	December 1, 2021	Fixed interest rate 12.0%; EOT 5.0%	$3,413	$3,437	$3,440
	Health Care and Social Assistance	Senior Secured	March 1, 2022	Fixed interest rate 12.5%; EOT 5.0%	4,713	4,884	4,806
Total Galvanize, Inc.					8,126	8,321	8,246
WorkWell Prevention & Care	Health Care and Social Assistance	Senior Secured	March 1, 2023	Fixed interest rate 8.1%; EOT 10.0%	3,362	3,585	3,404
	Health Care and Social Assistance	Senior Secured	March 1, 2023	Fixed interest rate 8.0%; EOT 10.0%	700	706	703
Total WorkWell Prevention & Care (6)					4,062	4,291	4,107
Sub-total: 1 – 5 Years Maturity					$12,188	$12,612	$12,353
Sub-total: Health Care and Social Assistance (15.2%)*					$12,188	$12,612	$12,353
Information
Less than a Year Maturity
Everalbum, Inc.	Information	Senior Secured	November 1, 2019	Fixed interest rate 11.3%; EOT 6.0%	$959	$1,077	$1,052
Gtxcel, Inc.	Information	Senior Secured	January 1, 2020	Fixed interest rate 13.2%; EOT 12.7%	1,504	1,758	1,605
Integrate.com, Inc.	Information	Senior Secured	January 1, 2019	Fixed interest rate 11.8%; 5% EOT	225	474	472
Sub-total: Less than a Year					$2,688	$3,309	$3,129
Information
1 – 5 Years Maturity
Hytrust, Inc.	Information	Senior Secured	January 1, 2020	Fixed interest rate 12.0%; EOT 6.0%	$1,881	$2,080	$2,040
STS Media, Inc.	Information	Senior Secured	April 1, 2022	Fixed interest rate 11.9%; EOT 4.0%	5,000	5,016	5,019
Sub-total: 1 – 5 Years Maturity					$6,881	$7,096	$7,059
Sub-total: Information (12.5%)*					$9,569	$10,405	$10,188
Manufacturing
Less than a Year Maturity
Catalogic Software, Inc.	Manufacturing	Senior Secured	December 1, 2019	Fixed interest rate 11.8%; EOT 13.0%	$2,766	$3,841	$3,803
Impossible Foods, Inc.	Manufacturing	Senior Secured	June 1, 2019	Fixed interest rate 11.0%; EOT 9.5%	761	1,117	1,115
	Manufacturing	Senior Secured	October 1, 2019	Fixed interest rate 11.0%; EOT 9.5%	779	1,000	977
Total Impossible Foods, Inc.					1,540	2,117	2,092
Sub-total: Less than a Year					$4,306	$5,958	$5,895

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
December 31, 2018
(audited, in thousands)

Portfolio Company (1)	Industry (2)	Type of Investment (4)	Maturity Date	Interest Rate (10)	Principal Amount (5)	Cost	Fair Value (3)
Debt Investments continued
Manufacturing
1 – 5 Years Maturity
Altierre Corporation	Manufacturing	Senior Secured	January 1, 2022	Fixed interest rate 12.0%; EOT 3.0%	$9,240	$9,042	$9,055
Ay Dee Kay LLC	Manufacturing	Senior Secured	October 1, 2022	Fixed interest rate 11.3%; EOT 3.0%	12,000	12,019	12,000
Impossible Foods, Inc.	Manufacturing	Senior Secured	March 1, 2020	Fixed interest rate 11.0%; EOT 9.5%	640	751	729
	Manufacturing	Senior Secured	April 1, 2020	Fixed interest rate 11.0%; EOT 9.5%	2,183	2,530	2,467
	Manufacturing	Senior Secured	July 1, 2020	Fixed interest rate 11.0%; EOT 9.5%	1,364	1,520	1,487
Total Impossible Foods, Inc.					4,187	4,801	4,683
Vertical Communications, Inc.	Manufacturing	Senior Secured	December 1, 2020	Fixed interest rate 11.7%; EOT 6.5%	6,800	6,999	6,826
	Manufacturing	Senior Secured	December 1, 2021	Fixed interest rate 12.1%; EOT 6.5%	1,000	997	965
Total Vertical Communications, Inc. (6)(9)					7,800	7,996	7,791
Sub-total: 1 – 5 Years Maturity					$33,227	$33,858	$33,529
Sub-total: Manufacturing (48.4%)*					$37,533	$39,816	$39,424
Professional, Scientific, and Technical Services
Less than a Year Maturity
Crowdtap, Inc.	Professional, Scientific, and Technical Services	Senior Secured	February 1, 2020	Fixed interest rate 12.0%; EOT 6.0%	$2,940	$3,252	$3,175
Fingerprint Digital, Inc.	Professional, Scientific, and Technical Services	Senior Secured	August 1, 2019	Fixed interest rate 12.0%; EOT 6.0%	1,093	1,311	1,307
Machine Zone, Inc.	Professional, Scientific, and Technical Services	Equipment Lease	August 1, 2019	Fixed interest rate 6.6%; EOT 20.0%	996	1,627	1,509
Upsight	Professional, Scientific, and Technical Services	Senior Secured	March 1, 2019	Fixed interest rate 12.0%; EOT 13.0%	225	342	342
	Professional, Scientific, and Technical Services	Senior Secured	March 1, 2019	Fixed interest rate 12.0%; EOT 13.0%	315	373	373
Total Upsight					540	715	715
Sub-total: Less than a Year Maturity					$5,569	$6,905	$6,706
Professional, Scientific, and Technical Services
1 – 5 Years Maturity
E La Carte, Inc.	Professional, Scientific, and Technical Services	Senior Secured	January 1, 2021	Fixed interest rate 12.0%; EOT 7.0%	$5,852	$6,323	$6,320
Edeniq, Inc.	Professional, Scientific, and Technical Services	Senior Secured	December 1, 2020	Fixed interest rate 13.0%; EOT 9.5%	3,733	3,699	3,699
	Professional, Scientific, and Technical Services	Senior Secured	June 1, 2021	Fixed interest rate 13.0%; EOT 9.5%	3,000	3,125	3,125
Total Edeniq, Inc. (6)					6,733	6,824	6,824
iHealth Solutions, LLC	Professional, Scientific, and Technical Services	Senior Secured	April 1, 2022	Fixed interest rate 12.5%; EOT 5.0%	4,000	4,015	4,015
Incontext Solutions, Inc.	Professional, Scientific, and Technical Services	Senior Secured	October 1, 2022	Fixed interest rate 11.8%; EOT 5.0%	7,000	6,511	6,720

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
December 31, 2018
(audited, in thousands)

Portfolio Company (1)	Industry (2)	Type of Investment (4)	Maturity Date	Interest Rate (10)	Principal Amount (5)	Cost	Fair Value (3)
Debt Investments continued
Matterport, Inc.	Professional, Scientific, and Technical Services	Senior Secured	May 1, 2022	Fixed interest rate 11.5%; EOT 5.0%	8,000	7,799	7,812
Utility Associates, Inc.	Professional, Scientific, and Technical Services	Senior Secured	September 30, 2023	Fixed interest rate 11.0%; EOT 0.0%	600	—	—
Sub-total: 1 – 5 Years Maturity					$32,185	$31,472	$31,691
Sub-total: Professional, Scientific, and Technical Services (47.1%)*					$37,754	$38,377	$38,397
Real Estate and Rental and Leasing
1 – 5 Years Maturity
Egomotion Corporation	Real Estate and Rental and Leasing	Senior Secured	January 1, 2022	Fixed interest rate 11.0%; EOT 5.0%	$3,000	$2,834	$2,834
	Real Estate and Rental and Leasing	Senior Secured	May 1, 2022	Fixed interest rate 11.3%; EOT 5.0%	1,000	1,004	1,004
Total Egomotion Corporation					4,000	3,838	3,838
Sub-total: 1-5 Years Maturity					$4,000	$3,838	$3,838
Sub-total: Real Estate and Rental and Leasing (4.7%)*					$4,000	$3,838	$3,838
Retail Trade
1 – 5 Years Maturity
Birchbox, Inc.	Retail Trade	Senior Secured	October 1, 2022	Fixed interest rate 11.8%; EOT 5.0%	$12,000	$12,082	$12,034
Sub-total: 1 – 5 Years Maturity					$12,000	$12,082	$12,034
Sub-total: Retail Trade (14.8%)*					$12,000	$12,082	$12,034
Wholesale Trade
1 – 5 Years Maturity
BaubleBar, Inc.	Wholesale Trade	Senior Secured	April 1, 2021	Fixed interest rate 11.5%; EOT 6.0%	$10,568	$10,542	$10,551
Sub-total: 1 – 5 Years Maturity					$10,568	$10,542	$10,551
Sub-total: Wholesale Trade (12.9%)*					$10,568	$10,542	$10,551

Total: Debt Investments (162.0%)*					$129,045	$133,175	$132,072

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
December 31, 2018
(audited, in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments
Construction
Project Frog, Inc. (7)	Construction	Warrant	July 26, 2026	Preferred Series AA	391,990	$0.19	$14	$15
Sub-Total: Construction (0.0%)*							$14	$15
Educational Services
Qubed, Inc. dba Yellowbrick	Educational Services	Warrant	September 28, 2028	Common Stock	526,316	$0.38	$349	$349
Sub-Total: Educational Services (0.4%)*							$349	$349
Health Care and Social Assistance
Galvanize, Inc.	Health Care and Social Assistance	Warrant	May 17, 2026	Preferred Series B	508,420	$1.57	$459	$311
Sub-Total: Health Care and Social Assistance (0.4%)*							$459	$311
Information
Convercent, Inc.	Information	Warrant	November 30, 2025	Preferred Series 1	2,825,621	$0.16	$588	$706
Everalbum, Inc.	Information	Warrant	July 29, 2026	Preferred Series A	680,850	$0.47	29	14
Gtxcel, Inc.	Information	Warrant	September 24, 2025	Preferred Series C	800,000	$0.21	170	—
Hytrust, Inc.	Information	Warrant	June 23, 2026	Preferred Series D-2	339,846	$0.82	53	92
Integrate.com, Inc.	Information	Warrant	October 20, 2024	Preferred Series B	973,017	$0.13	61	87
	Information	Warrant	October 20, 2024	Preferred Series C	300,000	$0.13	32	48
	Information	Warrant	October 20, 2024	Preferred Series D	1,372,222	$0.15	140	212
Total Integrate, Inc.							233	347
Lucidworks, Inc.	Information	Warrant	June 27, 2026	Preferred Series D	495,548	$0.77	373	445
STS Media, Inc.	Information	Warrant	March 15, 2028	Preferred Series C	10,105	$24.74	1	1
Sub-Total: Information (2.0%)*							$1,447	$1,605
Manufacturing
Altierre Corporation	Manufacturing	Warrant	December 30, 2026	Preferred Series F	792,000	$0.35	$554	$554
	Manufacturing	Warrant	February 12, 2028	Preferred Series F	264,000	$0.35	$185	185
Total Altierre Corporation							739	739
Atieva, Inc.	Manufacturing	Warrant	March 31, 2027	Preferred Series D	253,510	$5.13	2,102	2,104
Ay Dee Kay LLC	Manufacturing	Warrant	March 30, 2028	Preferred Series G	5,000	$35.42	9	9
SBG Labs, Inc.	Manufacturing	Warrant	June 29, 2023	Preferred Series A-1	42,857	$0.70	20	15
	Manufacturing	Warrant	October 10, 2023	Preferred Series A-1	11,150	$0.70	5	4
	Manufacturing	Warrant	January 14, 2024	Preferred Series A-1	21,492	$0.70	10	8
	Manufacturing	Warrant	May 6, 2024	Preferred Series A-1	11,145	$0.70	5	4
	Manufacturing	Warrant	June 9, 2024	Preferred Series A-1	7,085	$0.70	3	3
	Manufacturing	Warrant	September 18, 2024	Preferred Series A-1	25,714	$0.70	12	9
	Manufacturing	Warrant	March 24, 2025	Preferred Series A-1	12,155	$0.70	6	4
	Manufacturing	Warrant	May 20, 2024	Preferred Series A-1	342,857	$0.70	156	121
	Manufacturing	Warrant	March 26, 2025	Preferred Series A-1	200,000	$0.70	91	71
Total SBG Labs, Inc.							308	239
Vertical Communications, Inc.	Manufacturing	Warrant	July 11, 2026	Preferred Series A	544,000	$1.00	—	—
Soraa, Inc.	Manufacturing	Warrant	August 21, 2023	Preferred Series 2	192,000	$5.00	596	405
	Manufacturing	Warrant	February 18, 2024	Preferred Series 2	60,000	$5.00	200	133
Total Soraa, Inc.							796	538
Sub-Total: Manufacturing (4.5%)*							$3,954	$3,629
Professional, Scientific, and Technical Services
Continuity, Inc.	Professional, Scientific, and Technical Services	Warrant	March 29, 2026	Preferred Series C	1,429,925	$0.25	$25	$17
Crowdtap, Inc.	Professional, Scientific, and Technical Services	Warrant	December 16, 2025	Preferred Series B	442,233	$1.09	57	53
	Professional, Scientific, and Technical Services	Warrant	December 11, 2027	Preferred Series B	100,000	$1.09	13	12
Total Crowdtap, Inc.							70	65
Dynamics, Inc.	Professional, Scientific, and Technical Services	Warrant	March 10, 2024	Common Stock Options	17,000	$10.59	73	140

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
December 31, 2018
(audited, in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments continued
E La Carte, Inc.	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Common Stock	83,430	$9.36	3	9
	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Preferred Series A	397,746	$0.30	33	127
	Professional, Scientific, and Technical Services	Warrant	July 28, 2027	Preferred Series AA-1	85,473	$9.36	3	5
Total E La Carte, Inc.							39	141
Edeniq, Inc.	Professional, Scientific, and Technical Services	Warrant	December 23, 2026	Preferred Series B	2,685,501	$0.22	969	—
	Professional, Scientific, and Technical Services	Warrant	December 23, 2026	Preferred Series B	1,868,111	$0.01	711	—
	Professional, Scientific, and Technical Services	Warrant	March 12, 2028	Preferred Series C	5,106,972	$0.44	—	—
	Professional, Scientific, and Technical Services	Warrant	October 15, 2028	Preferred Series C	1,925,147	$0.01	—	—
Total Edeniq, Inc. (6)							1,680	—
Fingerprint Digital, Inc.	Professional, Scientific, and Technical Services	Warrant	April 29, 2026	Preferred Series B	38,482	$10.39	169	175
Hospitalists Now, Inc.	Professional, Scientific, and Technical Services	Warrant	March 30, 2026	Preferred Series D2	108,646	$5.89	1,014	200
	Professional, Scientific, and Technical Services	Warrant	December 6, 2026	Preferred Series D2	300,000	$5.89	507	100
Total Hospitalists Now, Inc.							1,521	300
Incontext Solutions, Inc.	Professional, Scientific, and Technical Services	Warrant	September 28, 2028	Preferred Series AA-1	332,858	$1.47	511	511
Matterport, Inc.	Professional, Scientific, and Technical Services	Warrant	April 20, 2028	Common Stock	115,050	$1.43	332	332
Resilinc, Inc.	Professional, Scientific, and Technical Services	Warrant	December 15, 2025	Preferred Series A	589,275	$0.51	60	21
Utility Associates, Inc.	Professional, Scientific, and Technical Services	Warrant	June 30, 2025	Preferred Series A	74,009	$4.54	28	16
	Professional, Scientific, and Technical Services	Warrant	May 1, 2026	Preferred Series A	48,000	$4.54	18	10
	Professional, Scientific, and Technical Services	Warrant	May 22, 2027	Preferred Series A	160,000	$4.54	60	34
Total Utility Associates, Inc.							106	60
Sub-Total: Professional, Scientific, and Technical Services (2.2%)*							$4,586	$1,762
Real Estate and Rental and Leasing
Egomotion Corporation	Real Estate and Rental and Leasing	Warrant	November 29, 2028	Preferred Series A	121,571	$1.32	$223	$223
Sub-Total: Real Estate and Rental and Leasing (0.3%)*							$223	$223
Retail Trade
Birchbox, Inc.	Retail Trade	Warrant	August 14, 2028	Preferred Series A	74,806	$1.25	$91	$20
Trendly, Inc.	Retail Trade	Warrant	August 10, 2026	Preferred Series A	245,506	$1.14	237	305
Sub-Total: Retail Trade (0.4%)*							$328	$325

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
December 31, 2018
(audited, in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments continued
Wholesale Trade
BaubleBar, Inc.	Wholesale Trade	Warrant	March 29, 2027	Preferred Series C	478,625	$1.96	$455	$540
	Wholesale Trade	Warrant	April 20, 2028	Preferred Series C	54,000	$1.96	51	61
Total BaubleBar, Inc.							506	601
Char Software, Inc.	Wholesale Trade	Warrant	September 8, 2026	Preferred Series D	125,000	$3.96	262	319
Sub-Total: Wholesale Trade (1.1%)*							$768	$920

Total: Warrant Investments (11.2%)*							$12,128	$9,139

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
December 31, 2018
(audited, in thousands)

Portfolio Company (1)	Industry (2)	Type of Investment (4)	Shares	Series	Cost	Fair Value (3)
Equity Investments
Construction
Project Frog, Inc.	Construction	Equity	6,495,980	Preferred Series AA	$1,040	$560
	Construction	Equity	6,300,134	Preferred Series BB	2,708	2,521
Total Project Frog, Inc. (7)					3,748	3,081
Sub-Total: Construction (3.8%)*					$3,748	$3,081
Health Care and Social Assistance
WorkWell Prevention & Care	Health Care and Social Assistance	Equity	3,450	Preferred Series P	$—	$3,450
	Health Care and Social Assistance	Equity	7,003,450	Common	1,000	100
Total Workwell Prevention & Care (6)					1,000	3,550
Sub-Total: Health Care and SocialAssistance (4.4%)*					$1,000	$3,550
Information
Integrate, Inc.	Information	Equity	3,853,327	Preferred Series C	$500	$829
Sub-Total: Information (1.0%)*					$500	$829
Manufacturing
Nanotherapeutics, Inc.	Manufacturing	Equity	305,822	Common	$3	$1,505
Vertical Communications, Inc. (6)	Manufacturing	Equity	330,105,396	Preferred Series 1	2,550	—
	Manufacturing	Senior Secured	—	Convertible Note(8)(11)	4,825	600
Total Vertical Communications, Inc.					7,375	600
Sub-Total: Manufacturing (2.6%)*					$7,378	$2,105
Professional, Scientific, and TechnicalServices
Dynamics, Inc.	Professional, Scientific, and Technical Services	Equity	15,000	Common	$27	$186
	Professional, Scientific, and Technical Services	Equity	17,726	Preferred Series A	27	260
Total Dynamics, Inc.					54	446
Edeniq, Inc.	Professional, Scientific, and Technical Services	Equity	2,135,947	Preferred Series C	944	776
	Professional, Scientific, and Technical Services	Equity	7,060,353	Preferred Series B	2,350	—
	Professional, Scientific, and Technical Services	Senior Secured	—	Convertible Note(8)(12)	920	753
Total Edeniq, Inc. (6)					4,214	1,529
Sub-Total: Professional, Scientific, and Technical Services (2.4%)*					$4,268	$1,975
Total: Equity Investments (14.2%)*					$16,894	$11,540

Total Investments in Securities (187.3%)*					$162,197	$152,751

*
Value as a percent of Members’ Equity and Partners’ Capital, as applicable.

(1)
All portfolio companies are located in North America.

(2)
Trinity uses the North American Industry Classification System (NAICS) code for classifying the industry grouping of its portfolio companies.

(3)
All investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by Trinity.

(4)
All debt investments are income producing unless otherwise noted. Warrant investments are associated with funded debt and equipment lease financing instruments. All equity investments are non-income producing unless otherwise noted.

(5)
Principal is net of repayments

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND II, LLP
December 31, 2018
(audited, in thousands)

(6)
This issuer is deemed to be a “Control Investment. “Control Investments are defined by the Investment Company Act of 1940 as investments in companies in which the Company owns more than 25% of the voting securities or maintains greater than 50% of the board representation. As defined in the Investment Company Act, Trinity is deemed to be an “Affiliated Person” of this portfolio company. See schedule 12-14 “Investments in and advances to affiliates” in the accompanying notes to the Financial Statements.

(7)
This issuer is deemed to be a “Affiliate Investment.” Affiliate Investments are defined by the Investment Company Act of 1940 as investments in companies in which the Company owns between 5% and 25% of the voting securities. As defined in the Investment Company Act, Trinity is deemed to be an “Affiliated Person” of this portfolio company. See schedule 12-14 “Investments in and advances to affiliates” in the accompanying notes to the Financial Statements.

(8)
Convertible notes represent investments through which the Fund will participate in future equity rounds at preferential rates. There are no principal or interest payments made against the note unless conversion does not take place.

(9)
This investment is on non-accrual status as of the period end.

(10)
Interest rate is the fixed rate of the senior secured debt investment and does not include any origianal issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed amount determined at the inception of the loan. At the end of the term of certain equipment leases, the lessee has the option to purchase the underlying assets at fair market value in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed asets have been estimatged as a percentage of original cost for purposes of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or lease prior to its payment.

(11)
Principal balance of  $4.8 million at period end.

(12)
Principal balance of  $0.9 million at period end.

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND III, LLP
December 31, 2018
(audited, in thousands)
Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments
Administrative and Support and Waste Management and Remediation
1 – 5 Years Maturity
CleanPlanet Chemical, Inc.	Administrative and Support and Waste Management and Remediation Services	Equipment Lease	January 1, 2022	Fixed interest rate 9.2%; EOT 9.0%	$3,390	$3,352	$3,559
Sub-total: 1 – 5 Years Maturity					$3,390	$3,352	$3,559
Sub-total: Administrative and Support and Waste Management and Remediation (4.1%)*					$3,390	$3,352	$3,559
Educational Services
1 – 5 Years Maturity
Examity, Inc.	Educational Services	Senior Secured	February 1, 2022	Fixed interest rate 11.5%; EOT 8.0%	$5,600	$5,863	$5,656
	Educational Services	Senior Secured	February 1, 2022	Fixed interest rate 11.5%; EOT 4.0%	2,640	2,595	2,606
Total Examity, Inc.					8,240	8,458	8,262
Sub-total: 1 – 5 Years Maturity					$8,240	$8,458	$8,262
Sub-total: Education Services (9.4%)*					$8,240	$8,458	$8,262
Finance and Insurance
1 – 5 Years Maturity
Handle Financial, Inc.	Finance and Insurance	Senior Secured	January 1, 2021	Fixed interest rate 12.0%; EOT 8.0%	$10,000	$10,434	$10,350
RM Technologies, Inc.	Finance and Insurance	Senior Secured	January 1, 2022	Fixed interest rate 11.8%; EOT 4.0%	13,000	12,965	12,965
Tipalti Solutions, Ltd.	Finance and Insurance	Senior Secured	February 1, 2023	Fixed interest rate 11.0%; EOT 4.0%	—	(50)	(50)
Sub-total: 1 – 5 Years Maturity					$23,000	$23,349	$23,265
Sub-total: Finance and Insurance (26.5%)*					$23,000	$23,349	$23,265
Information
Less than a Year
Rim Tec, Inc.	Information	Senior Secured	July 1, 2022	Fixed interest rate 12.0%; EOT 5.0%	$4,000	$3,752	$3,752
Sub-total: Less than a Year					$4,000	$3,752	$3,752
Information
1 – 5 Years Maturity
EMPYR Inc.	Information	Senior Secured	January 1, 2022	Fixed interest rate 12.0%; EOT 5.0%	$3,000	$3,026	$3,020
Nexus Systems, LLC.	Information	Senior Secured	July 1, 2023	Fixed interest rate 12.3%; EOT 5.0%	5,000	4,957	4,957
Oto Analytics, Inc.	Information	Senior Secured	March 1, 2023	Fixed interest rate 11.5%; EOT 6.0%	10,000	9,765	9,650
Smule, Inc.	Information	Equipment Lease	June 1, 2020	Fixed interest rate 19.1%; EOT 19.0%	1,288	1,654	1,380
	Information	Equipment Lease	June 1, 2020	Fixed interest rate 6.3%; EOT 20.0%	6	8	7
Total Smule, Inc.					1,294	1,662	1,387
STS Media, Inc.	Information	Senior Secured	April 1, 2022	Fixed interest rate 11.9%; EOT 4.0%	5,000	5,020	5,018
Unitas Global, Inc.	Information	Equipment Lease	August 1, 2021	Fixed interest rate 9.0%; EOT 12.0%	2,658	2,773	2,769
Sub-total: 1 – 5 Years Maturity					$26,952	$27,203	$26,801
Sub-total: Information (34.8%)*					$30,952	$30,955	$30,553
Manufacturing
Less than a Year
Impossible Foods, Inc.	Manufacturing	Senior Secured	October 1, 2019	Fixed interest rate 11.0%; EOT 9.5%	$779	$999	$973
Sub-total: Less than a Year					$779	$999	$973

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND III, LLP
December 31, 2018
(audited, in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments continued
Manufacturing
1 – 5 Years Maturity
Altierre Corporation	Manufacturing	Senior Secured	January 1, 2022	Fixed interest rate 12.0%; EOT 3.0%	$3,780	$3,699	$3,704
Exela Pharma Sciences, LLC	Manufacturing	Equipment Lease	October 1, 2021	Fixed interest rate 11.4%; EOT 11.0%	6,487	6,643	6,628
	Manufacturing	Equipment Lease	January 1, 2022	Fixed interest rate 11.6%; EOT 11.0%	901	881	874
Total Exela Pharma Sciences, LLC					7,388	7,524	7,502
Health-Ade, LLC	Manufacturing	Equipment Lease	January 1, 2022	Fixed interest rate 9.4%; EOT 15.0%	3,540	3,786	3,786
	Manufacturing	Equipment Lease	April 1, 2022	Fixed interest rate 8.6%; EOT 15.0%	1,876	1,909	1,909
	Manufacturing	Equipment Lease	July 1, 2022	Fixed interest rate 9.1%; EOT 15.0%	3,280	3,259	3,259
Total Health-Ade, Inc.					8,696	8,954	8,954
Impossible Foods, Inc.	Manufacturing	Senior Secured	March 1, 2020	Fixed interest rate 11.0%; EOT 9.5%	274	322	312
	Manufacturing	Senior Secured	October 1, 2021	Fixed interest rate 11.0%; EOT 9.5%	4,096	4,095	4,095
Total Impossible Foods, Inc.					4,370	4,417	4,407
Zosano Pharma Corporation	Manufacturing	Equipment Lease	October 1, 2021	Fixed interest rate 9.4%; EOT 12.0%	4,635	4,540	4,538
	Manufacturing	Equipment Lease	January 1, 2022	Fixed interest rate 9.7%; EOT 12.0%	2,800	2,806	2,804
Total Zosano Pharma Corporation					7,435	7,346	7,342
Sub-total: 1 – 5 Years Maturity					$31,669	$31,940	$31,909
Sub-total: Manufacturing (37.4%)*					$32,448	$32,939	$32,882
Professional, Scientific, and Technical Services
Less than a Year
Saylent Technologies, Inc.	Professional, Scientific, and Technical Services	Senior Secured	July 1, 2020	Fixed interest rate 11.5%; EOT 5.0%	$1,998	$2,066	$2,066
Sub-total: Less than a Year Maturity					$1,998	$2,066	$2,066
Professional, Scientific, and Technical Services
1 – 5 Years Maturity
Augmedix, Inc.	Professional, Scientific, and Technical Services	Senior Secured	December 1, 2021	Fixed interest rate 12.0%; EOT 6.0%	$10,000	$10,229	$10,100
BackBlaze, Inc.	Professional, Scientific, and Technical Services	Equipment Lease	January 1, 2023	Fixed interest rate 7.2%; EOT 11.5%	1,693	1,706	1,706
Instart Logic, Inc.	Professional, Scientific, and Technical Services	Senior Secured	November 1, 2022	Fixed interest rate 11.3%; EOT 2.5%	15,000	14,944	14,944
SQL Sentry, LLC	Professional, Scientific, and Technical Services	Senior Secured	February 1, 2023	Fixed interest rate 11.5%; EOT 3.5%	10,000	10,009	9,950
Sun Basket, Inc.	Professional, Scientific, and Technical Services	Senior Secured	November 1, 2021	Fixed interest rate 11.7%; EOT 4.0%	14,650	14,692	14,692
Vidsys, Inc.	Professional, Scientific, and Technical Services	Senior Secured	November 1, 2020	Fixed interest rate 10.5%; EOT 6.0%	6,325	6,481	6,070
Sub-total: 1 – 5 Years Maturity					$57,668	$58,061	$57,462
Sub-total: Professional, Scientific, and Technical Services (67.7%)*					$59,666	$60,127	$59,528

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND III, LLP
December 31, 2018
(audited, in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments continued
Real Estate and Rental and Leasing
Less than a Year
Knotel, Inc.	Real Estate and Rental and Leasing	Senior Secured	February 15, 2019	Fixed interest rate 12.0%; EOT 6.5%	$3,258	$3,393	$3,393
Sub-total: Less than a Year					$3,258	$3,393	$3,393
Real Estate and Rental and Leasing
1 – 5 Years Maturity
Egomotion Corporation	Real Estate and Rental and Leasing	Senior Secured	July 1, 2022	Fixed interest rate 11.3%; EOT 5.0%	$2,000	$2,002	$1,980
Sub-total: 1 – 5 Years Maturity					$2,000	$2,002	$1,980
Sub-total: Real Estate and Rental and Leasing (6.1%)*					$5,258	$5,395	$5,373
Retail Trade
1 – 5 Years Maturity
Birchbox, Inc.	Retail Trade	Senior Secured	October 1, 2022	Fixed interest rate 11.8%; EOT 5.0%	$9,000	$9,061	$9,023
Filld, Inc.	Retail Trade	Equipment Lease	April 1, 2022	Fixed interest rate 10.2%; EOT 12.0%	375	382	382
Gobble, Inc.	Retail Trade	Senior Secured	December 1, 2022	Fixed interest rate 11.3%; EOT 6.0%	4,000	3,715	3,715
	Retail Trade	Senior Secured	January 1, 2023	Fixed interest rate 11.5%; EOT 6.0%	2,000	2,021	2,021
Total Gobble, Inc.					6,000	5,736	5,736
Le Tote, Inc.	Retail Trade	Senior Secured	April 1, 2022	Fixed interest rate 12.0%; EOT 6.0%	12,000	11,793	11,793
Madison Reed, Inc.	Retail Trade	Senior Secured	December 1, 2021	Fixed interest rate 12.0%; EOT 5.0%	9,000	9,122	9,045
Sub-total: 1 – 5 Years Maturity					$36,375	$36,094	$35,979
Sub-total: Retail Trade (40.9%)*					$36,375	$36,094	$35,979
Utilities
1 – 5 Years Maturity
OhmConnect, Inc.	Utilities	Senior Secured	March 1, 2020	Fixed interest rate 12.0%; EOT 7.0%	$1,958	$2,074	$2,074
Sub-total: 1 – 5 Years Maturity					$1,958	$2,074	$2,074
Sub-total: Utilities (2.4%)*					$1,958	$2,074	$2,074
Wholesale Trade
1 – 5 Years Maturity
GrubMarket, Inc.	Wholesale Trade	Senior Secured	July 1, 2022	Fixed interest rate 11.2%; EOT 6.0%	$10,000	$10,025	$10,050
Sub-total: 1 – 5 Years Maturity					$10,000	$10,025	$10,050
Sub-total: Wholesale Trade (11.4%)*					$10,000	$10,025	$10,050

Total: Debt Investments (240.8%)*					$211,287	$212,768	$211,525

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND III, LLP
December 31, 2018
(audited, in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments
Educational Services
Examity, Inc.	Educational Services	Warrant	February 3, 2027	Common Stock	52,000	$2.00	$23	$23
Sub-Total: Educational Services (0%)*							$23	$23
Finance and Insurance
RM Technologies, Inc.	Finance and Insurance	Warrant	December 18, 2027	Preferred Series B	234,421	$3.88	$329	$358
Sub-Total: Finance and Insurance (0.4%)*							$329	$358
Information
Oto Analytics, Inc.	Information	Warrant	August 31, 2028	Preferred Series B	1,018,718	$0.79	$235	$235
Rim Tec, Inc.	Information	Warrant	June 28, 2028	Preferred Series B	315,831	$0.76	316	316
EMPYR, Inc.	Information	Warrant	March 31, 2028	Common Stock	935,198	$0.07	—	—
STS Media, Inc.	Information	Warrant	March 15, 2028	Preferred Series C	10,105	$24.74	1	1
Sub-Total: Information (0.6%)*							$552	$552
Manufacturing
Altierre Corporation	Manufacturing	Warrant	December 30, 2026	Preferred Series F	324,000	$0.35	$227	$227
		Warrant	February 12, 2028	Preferred Series F	108,000	$0.35	74	74
Total Altierre Corporation							301	301
Atieva, Inc.	Manufacturing	Warrant	March 31, 2027	Preferred Series D	120,905	$5.13	1,002	1,004
	Manufacturing	Warrant	September 8, 2027	Preferred Series D	156,006	$5.13	1,293	1,295
Total Atieva, Inc.							2,295	2,299
Zosano Pharma Corporation	Manufacturing	Warrant	September 25, 2025	Common Stock	75,000	$3.59	118	118
Sub-Total: Manufacturing (3.1%)*							$2,714	$2,718
Professional, Scientific, and Technical Services
Augmedix, Inc.	Professional, Scientific, and Technical Services	Warrant	May 31, 2027	Preferred Series A-1	2,393,000	$0.20	$114	$99
Hospitalists Now, Inc.	Professional, Scientific, and Technical Services	Warrant	December 6, 2026	January 0, 1900	375,000	$5.89	634	125
Saylent Technologies, Inc.	Professional, Scientific, and Technical Services	Warrant	March 31, 2027	Preferred Series C	24,096	$9.96	100	102
Sun Basket, Inc.	Professional, Scientific, and Technical Services	Warrant	October 5, 2027	Preferred Series C-2	249,306	$6.02	240	95
Vidsys, Inc.	Professional, Scientific, and Technical Services	Warrant	March 17, 2027	Preferred Series B	229,155	$1.93	57	—
	Professional, Scientific, and Technical Services	Warrant	February 8, 2028	Preferred Series B	45,000	$1.93	11	—
	Professional, Scientific, and Technical Services	Warrant	May 24, 2028	Preferred Series B	32,000	$1.93	8	—
Total Vidsys, Inc.							76	—
Sub-Total: Professional, Scientific, and Technical Services (0.5%)*							$1,164	$421

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND III, LLP
December 31, 2018
(audited, in thousands)

Portfolio Company(1)	Industry(2)	Type of Investment(4)	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value(3)
Warrant Investments continued
Retail Trade
Birchbox, Inc.	Retail Trade	Warrant	August 14, 2028	Preferred Series A	56,104	$1.25	$68	$15
Gobble, Inc.	Retail Trade	Warrant	May 9, 2028	Common Stock	74,635	$1.20	356	356
Le Tote, Inc.	Retail Trade	Warrant	March 7, 2028	Common Stock	216,312	$1.46	477	477
Madison Reed, Inc.	Retail Trade	Warrant	March 23, 2027	Preferred Series C	175,098	$2.57	192	156
	Retail Trade	Warrant	July 18, 2028	Common Stock	38,842	$0.99	52	52
Total Madison Reed, Inc.							244	208
Sub-Total: Retail Trade (1.2%)*							$1,145	$1,056
Wholesale Trade
Char Software, Inc.	Wholesale Trade	Warrant	September 8, 2026	Preferred Series D	53,030	$3.96	$111	$135
Sub-Total: Wholesale Trade (0.2%)*							$111	$135

Total: Warrant Investments (6.0%)*							$6,038	$5,263

Total Investment in Securities (246.8%)*							$218,806	$216,788

*
Value as a percent of Members’ Equity and Partners’ Capital, as applicable.

(1)
All portfolio companies are located in North America.

(2)
Trinity uses the North American Industry Classification System (NAICS) code for classifying the industry grouping of its portfolio companies.

(3)
All investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by Trinity.

(4)
All debt investments are income producing unless otherwise noted. Warrant investments are associated with funded debt and equipment lease financing instruments. All equity investments are non-income producing unless otherwise noted.

(5)
Principal is net of repayments.

(6)
Interest rate is the fixed rate of the senior secured debt investment and does not include any origianal issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed amount determined at the inception of the loan. At the end of the term of certain equipment leases, the lessee has the option to purchase the underlying assets at fair market value in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed asets have been estimatged as a percentage of original cost for purposes of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or lease prior to its payment.

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND IV, LLP
December 31, 2018
(audited, in thousands)
Portfolio Company(1)	Industry(2)	Type of Investment(4)	Maturity Date	Interest Rate(6)	Principal Amount(5)	Cost	Fair Value(3)
Debt Investments
Utilities
Less than a Year
Invenia, Inc.	Utilities	Senior Secured	January 1, 2023	Fixed interest rate 11.5%;5.0% EOT	$7,000	$6,848	$6,884
Sub-total: Less than a Year					$7,000	$6,848	$6,884
Sub-total: Utilities (65.9%)*					$7,000	$6,848	$6,884
Total: Debt Investments (65.9%)*					$7,000	$6,848	$6,884
Total: Investments in Securities (65.9%)*					$7,000	$6,848	$6,884

*
Value as a percent of Members’ Equity and Partners’ Capital, as applicable.

(1)
All portfolio companies are located in North America.

(2)
Trinity uses the North American Industry Classification System (NAICS) code for classifying the industry grouping of its portfolio companies.

(3)
All investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by Trinity.

(4)
All debt investments are income producing unless otherwise noted. Warrant investments are associated with funded debt and equipment lease financing instruments. All equity investments are non-income producing unless otherwise noted.

(5)
Principal is net of repayments.

(5)
Principal is net of repayments.

(6)
Interest rate is the fixed rate of the senior secured debt investment and does not include any origianal issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed amount determined at the inception of the loan. The EOT payment is amortized and recognized as non-cash income over the loan prior to its payment.

TRINITY CAPITAL INVESTMENT, LLC
TRINITY CAPITAL FUND II, L.P.
TRINITY CAPITAL FUND III, L.P.
TRINITY CAPITAL FUND IV, L.P.
TRINITY SIDECAR INCOME FUND, L.P.
NOTES TO FINANCIAL STATEMENTS
1.
Description of Business and Basis of Presentation

Trinity Capital Investment, LLC ( “TCI”), Trinity Capital Fund II, L.P. (“Capital Fund II”), Trinity Capital Fund III, L.P. (“Capital Fund III”), Trinity Capital Fund IV, L.P. (“Capital Fund IV”) and Trinity Sidecar Income Fund, L.P. (“Sidecar Income Fund”) (each individually, the “Fund” and collectively, the “Funds” or the “Trinity Funds”), are providers of debt and equipment lease financing to growth stage companies, including venture capital-backed companies and companies with institutional equity investors, primarily in the United States. Unless otherwise noted or the context otherwise indicates, the terms “we,” “us,” “our,” refers to the Funds. The Funds define “growth stage companies” as companies that have significant ownership and active participation by sponsors and annual revenues of up to $100 million. The major industries in our portfolio include professional, scientific, and technical services, manufacturing, retail trade and information. The Funds’ investment objective is to generate current income and, to a lesser extent, capital appreciation through our investments. The Funds’ investment strategy includes making investments consisting primarily of term debt and equipment lease financing, and, to a lesser extent, working capital loans, equity and equity-related investments. In addition, we may obtain warrants or contingent exit fees at funding from many of our portfolio companies, providing an additional potential source of investment returns.
The following table lists each Fund and its respective formation and organizational information:
Fund	Formation State and Date	Managing Member / General Partner	Management Agreement Date	Limited Partnership Effective Date	Limited Partnership Termination Date
TCI	Arizona 1/17/2008	TCI Management V, LLC	2/1/2008	(1)	(1)
Capital Fund II	Delaware 10/28/2010	Trinity SBIC Management, LLC	9/17/2012	9/17/2012	9/17/2022
Capital Fund III	Delaware 3/23/2016	Trinity SBIC Management, LLC	8/17/2016	3/23/2016	12/31/2026
Capital Fund IV	Delaware 5/1/2018	Trinity Management IV, LLC	11/21/2018	11/21/2018	12/31/2028
Sidecar Income Fund	Delaware 4/5/2019	Trinity Sidecar Management, LLC	(2)	4/5/2019	12/31/2026

(1)
TCI is an indefinite limited liability company (“LLC”). As such, the LLC’s operating agreement functions as a management agreement. Effective date for the LLC is the same as the formation date.

(2)
Sidecar Income Fund is not subject to management fees.

As noted in the table above, the Funds are affiliated with a management entity, and each management entity has an investment committee (the “Investment Committee”). Trinity SBIC Management, LLC is the investment manager to Capital Fund II and Capital Fund III, and Trinity Management IV, LLC is the investment manager to Capital Fund IV. Trinity Sidecar Management, LLC is the investment manager to the Sidecar Fund. TCI Management V, LLC is the investment manager to TCI. The Investment Committees are comprised of certain officers as designated by the general partners/managing member, and have common controlling officers across the Funds. (see Note 2. Summary of Significant Accounting Policies, Note 7. Equity, Allocations and Distributions, and Note 9. Related Party Transactions).

Trinity Capital Inc. (“Trinity Capital”), a Maryland corporation, was formed in August 2019 to acquire the Trinity Funds through a series of transactions (collectively, the “Formation Transactions”) with the proceeds of a proposed private offering by Trinity Capital. In the proposed Formation Transactions, the Funds will be merged with and into Trinity Capital and Trinity Capital will issue shares of its common stock and/or pay cash to the limited partners and members of the Funds and noteholders of TCI (collectively, the “Legacy Investors”) to acquire the Funds. The Legacy Investors were given an option to receive shares of Trinity Capital common stock and/or cash in exchange for their limited partnership interests and/or membership interests in, and promissory notes issued by, the Legacy Funds. As of November 15, 2019, the requisite number of the limited partners of Capital Fund II and Capital Fund III consented to consummating the merger between Trinity Capital and such funds. Immediately following the consummation of the Formation Transactions, Trinity Capital intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended. Trinity Capital also intends to elect to be treated, and intends to qualify annually thereafter, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes. The Formation Transactions are expected to be completed in December 2019.
Commitments and Unfunded Commitments
The commitments, including amounts unfunded from the general partners/managing member and limited partners/non-managing members to each of the Trinity Funds were as follows as of September 30, 2019, and December 31, 2018. During the nine months ended September 30, 2019, Capital Fund IV had received an additional $6.8 million of commitments from limited partners. TCI, Capital Fund II or Capital Fund III did not accept additional commitments during the nine months ended September 30, 2019.
	September 30, 2019 (unaudited, in thousands)
	TCI	Capital Fund II	Capital Fund III	Capital Fund IV	Sidecar Income Fund
Commitments
General Partner	$—	$4	$—	$1,000	$—
Limited Partners/Non-Managing Members
Affiliated Investors	900	5,538	7,734	4,200	375
Non-Affiliated Investors	7,100	48,126	67,266	31,330	10,564
Total Commitments	$8,000	$53,668	$75,000	$36,530	$10,939
Unfunded Commitments
General Partner	—	—	—	(1,000)	—
Limited Partners/Non-Managing Members Affiliated Investors	—	—	—	—	—
Non-Affiliated Investors	—	—	—	—	—
Total Unfunded Commitments	$—	$—	$—	$(1,000)	$—
Net Funded Commitments	$8,000	$53,668	$75,000	$35,530	$10,939

	December 31, 2018 (audited, in thousands)
	TCI	Capital Fund II	Capital Fund III	Capital Fund IV
Commitments
General Partner	$—	$4	$—	$1,000
Limited Partners/Non-Managing Members
Affiliated Investors	900	5,538	7,734	4,200
Non-Affiliated Investors	7,100	48,126	67,266	24,481
Total Commitments	$8,000	$53,668	$75,000	$29,681
Unfunded Commitments
General Partner	—	—	—	(1,000)
Limited Partners/Non-Managing Members
Affiliated Investors	—	—	—	(2,063)
Non-Affiliated Investors	—	—	—	(15,807)
Total Unfunded Commitments	$—	$—	$—	$(18,870)
Net Funded Commitments	$8,000	$53,668	$75,000	$10,811
Contributed capital returned to the partners from disposition proceeds received by the Trinity Funds during the commitment period is recallable. As of September 30, 2019, and December 31, 2018, there were no recallable capital distributions by the Trinity Funds.
The Trinity Funds are treated as partnerships for federal and state income tax purposes. As a result, the Trinity Funds are generally not subject to federal or state income taxes. The partners/members of the Trinity Funds generally are liable for their share of all federal and state taxes, if any, imposed on the net investment income and realized gains of the Funds.
Basis of Presentation
The Trinity Funds’ financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to Regulation S-X. The Funds follow accounting and reporting guidance as determined by the Financial Accounting Standards Board (“FASB”), in FASB ASC 946, Financial Services — Investments Companies (“ASC 946”).
Under ASC 946, the Funds are precluded from consolidating other entities in which a Fund has equity investments, including those in which it has a controlling interest, unless the other entity is another investment company. An exception to this general principle in ASC 946 occurs if a Fund holds a controlling interest in an operating company that provides all or substantially all of its services directly to the Fund or to its portfolio companies. None of the Trinity Funds’ portfolio investments qualify for this exception. Therefore, the Funds’ financial statements do not include any operations of entities in which any of the Trinity Funds’ has equity investments. Each Fund’s investment portfolio is carried on the Statement of Assets and Liabilities as investments at fair value, as discussed further in Note 2 and Note 4, with any adjustments to fair value recognized as “net unrealized appreciation (depreciation) on investments” in each Fund’s Statement of Operations until the investment is realized, usually upon exit, resulting in any gain or loss being recognized as a “net realized gain (loss)”.
References to information as of and for the periods ended September 30, 2019, represents unaudited information. References to information as of and for the periods ended December 31, 2018, represents audited information.

2.
Summary of Significant Accounting Policies

Valuation of Investments
The Funds’ investment strategy involves an underwriting process used for investing primarily in in debt and equipment lease financings to U.S growth stage companies. Often the Funds are issued warrants or common equity securities by issuers as yield enhancements. Pursuant to each Fund’s partnership or limited liability agreements, the general partners/managing member are responsible for making all significant decisions through each Fund’s respective Investment Committee.
Each Fund accounts for its investment portfolio at fair value, following the provisions of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the observability of inputs used to measure fair value, and provides disclosure requirements for fair value measurements. ASC 820 requires the Funds to assume that each of the portfolio investments is sold in a hypothetical transaction in the principal or, as applicable, most advantageous market using market participant assumptions as of the measurement date. Market participants are defined as buyers and sellers in the principal market that are independent, knowledgeable and willing and able to transact.
For portfolio investments in both debt and equipment lease financing securities for which a Fund has determined that third-party quotes or other independent pricing are not available, the Fund generally estimates the fair value based on the assumptions that hypothetical market participants would use to value the investment in a current hypothetical sale using an income approach.
In its application of the income approach to determine the fair value of debt and equipment lease financing securities, the Fund bases its assessment of fair value on projections of the discounted future free cash flows that the security will likely generate, including analyzing the discounted cash flows of interest and principal amounts for the security, as set forth in the associated loan and equipment lease agreements, as well as market yields and the financial position and credit risk of the portfolio company (the “Hypothetical Market Yield Method”). The discount rate applied to the future cash flows of the security is based on the calibrated yield implied by the terms of each Fund’s investment adjusted for changes in market yields and performance of the subject company. Each Fund’s estimate of the expected repayment date of its debt and equipment lease financing securities is either the maturity date of the instrument or the anticipated pre-payment date, depending on the facts and circumstances. The Hypothetical Market Yield Method analysis also considers changes in leverage levels, credit quality, portfolio company performance, market yield movements, and other factors. If there is deterioration in credit quality or if a security is in workout status, the Fund may consider other factors in determining the fair value of the security, including, but not limited to, the value attributable to the security from the enterprise value of the portfolio company or the proceeds that would most likely be received in a liquidation analysis.
For warrants or other equity securities typically issued in conjunction with its underwriting of debt and equipment lease financing securities, each Fund, depending on the facts and circumstances, usually utilizes a combination of one or several forms of the market approach as well as contingent claim analyses (a form of option analysis) to estimate the fair value of the securities as of measurement date. As part of its application of the market approach, the Fund estimates the enterprise value of a portfolio company utilizing customary pricing multiples, based on the development stage of the underlying issuers, or other appropriate valuation methods, such as considering recent transactions in the equity securities of the portfolio company or third-party valuations that are assessed to be indicative of fair value of the respective portfolio company, and, if appropriate based on the facts and circumstances performs an allocation of the enterprise value to the equity securities utilizing a contingent claim analysis and/or other waterfall calculation by which it allocates the enterprise value across the portfolio company’s securities in order of their preference relative to one another.
While each Fund is ultimately and solely responsible for determining fair value of its investments, the Fund, among other things, consults with a nationally recognized independent financial advisory services firm to assist with performing valuation procedures on each of its portfolio investments as of each measurement date.

The Investment Committees of the Trinity Funds have the final responsibility for overseeing, reviewing and approving, in good faith, the determination of the fair value for the investment portfolio, as well as the valuation procedures. We believe our investment portfolio as of September 30, 2019, and December 31, 2018 approximates fair value as of those dates based on the markets in which we operate and other conditions in existence on those reporting dates.
Investments recorded on the Funds’ Statements of Assets and Liabilities are categorized based on the inputs to the valuation techniques as follows:
Level 1 —
Investments whose values are based on unadjusted quoted prices for identical assets in an active market that the Fund has the ability to access (examples include investments in active exchange-traded equity securities and investments in most U.S. government and agency securities).

Level 2 —
Investments whose values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the investment.

Level 3 —
Investments whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement (for example, investments in illiquid securities issued by privately held companies). These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the investment.

Fair value estimates are made at discrete points in time based on relevant information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. The carrying amounts of each Fund’s financial instruments, consisting of cash, investments, receivables, payables and other liabilities approximate the fair values of such items due to the short-term nature of these instruments. See also Note 4 — Fair Value of Financial Instruments.
Cash
As of September 30, 2019, and December 31, 2018, the following cash balances, by Fund, exceeded Federal Deposit Insurance Corporation insurance protection levels, subjecting the Funds to risk related to the uninsured balance (in thousands):
Fund	September 30, 2019	December 31, 2018
	(unaudited)	(audited)
TCI	$240	$2,197
Capital Fund II	$5,674	$19,336
Capital Fund III	$15,977	$17,354
Capital Fund IV	$6,817	$3,328
Sidecar Income Fund	$175	$—
All of the Funds’ cash deposits are held at large established high credit quality financial institutions and management believes the risk of loss associated with any uninsured balances is remote.
Income Recognition
The Funds record interest income on an accrual basis and recognize it as earned in accordance with the contractual terms of the loan agreement to the extent that such amounts are expected to be collected. Original issue discount (OID) initially includes the estimated fair value of detachable equity warrants obtained in conjunction with the origination of debt and lease securities and is accreted into interest income over the term of the loan as a yield enhancement. When a loan becomes 90 days or more past due, or if management otherwise does not expect that principal, interest, and other obligations due will be collected in full, the respective Fund will generally place the loan on non-accrual status and cease recognizing interest income on that loan until all principal and interest due has been paid or the Fund believes the portfolio company has demonstrated the ability to repay the Fund’s current and future contractual obligations. Any uncollected interest related to prior periods is reversed from income in the period that collection of the interest receivable is determined to be doubtful. However, the Funds may make exceptions to this policy if the investment has sufficient collateral value and is in the process of collection.
At September 30, 2019, investments in two portfolio company were on non-accrual status held within both TCI and Capital Fund II with cumulative investment cost of approximately $3.7 million and $29.0 million, respectively, and a fair value of approximately $2.3 million and $14.7 million, respectively. At December 31, 2018, investments in two portfolio companies were on non-accrual status held within both TCI and Capital Fund II with cumulative investment cost of approximately $3.0 million and $16.1 million, respectively, and a fair value of approximately $1.9 million and $9.1 million, respectively.
Income related to application or origination payments, generally collected in advance, includes loan commitment and facility fees for due diligence and structuring, as well as fees for transaction services rendered by each Fund to portfolio companies. Loan and commitment fees are amortized into interest income over the contractual life of the loan for all Funds, except TCI. For TCI, loan and commitment fees are recognized into interest income when received. In certain loan arrangements, warrants or other equity interests are received from the borrower as additional origination fees. Each Fund recognizes nonrecurring fees amortized over the remaining term of the loan commencing in the quarter relating to specific loan modifications.
In addition, a Fund may also be entitled to an end of term (“EOT”) fee that is amortized into income over the life of the loan. Loan EOT fees to be paid at the termination of the loan are accreted into interest income over the contractual life of the loan. At September 30, 2019 and December 31, 2018, each Fund had an EOT payment receivable as follows (in thousands) which is accreted in the cost basis over the life of our debt and equipment lease financing investments:
	September 30, 2019	December 31, 2018
	(unaudited)	(audited)
TCI	$1,794	$1,874
Capital Fund II	8,516	11,246
Capital Fund III	16,636	9,815
Capital Fund IV	1,602	350
Sidecar Income Fund	512	—
Certain fees are recognized as one-time realized gains, including prepayment penalties, fees related to select covenant default waiver fees and acceleration of previously deferred loan fees and OID related to early loan pay-off or material modification of the specific debt outstanding. For the nine months ended September 30, 2019, and the year ended December 31, 2018, one-time fee income recognized as realized gain was as follows (in thousands):
	September 30, 2019	December 31, 2018
	(unaudited)	(audited)
TCI	$19	$315
Capital Fund II	80	1,473
Capital Fund III	1,460	627
During the nine months ended September 30, 2019 and for the period from November 21, 2018 (commencement of operations) to December 31, 2018, there were no such fees for Capital Fund IV. For the period from April 9, 2019 (commencement of operations) to September 30, 2019, there were no such fees for Sidecar Income Fund.

Investment Transactions
Investments purchased on a secondary market are recorded on the trade date. Investment originations are recorded on the date of the binding commitment. Realized gains or losses are recorded using the specific identification method as the difference between the new proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized, and include investments written off during the period, net of recoveries. Net unrealized appreciation or depreciation reflects the net change in the fair value of the investment portfolio and financial instruments and the reclassification of any prior period unrealized appreciation or depreciation on exited investments and financial instruments to realized gains or losses.
Organizational and Offering Costs
Capital Fund IV repaid SBIC Management, LLC for $0.3 million of offering costs incurred in 2018, prior to the commencement of its operations. There were no such repayments during the nine months ended September 30, 2019. To the extent such costs relate to equity offerings, these costs are charged as a reduction of capital. To the extent such costs relate to organization costs, these costs are expensed in the Statements of Operations.
Due to/from Affiliate Funds
The Investment Committees of the Funds may co-invest an investment across several of the Funds. As a result, timing of investment funding or repayment on investments may result in amounts being due to/from certain related Funds at period end. As of December 31, 2018, $0.2 million was due from Capital Fund II to TCI related to payments received by Capital Fund II for which TCI is part of the investment co-investment. There were no amounts due to/from related Funds as of September 30, 2019.
Deferred Financing Costs
The Funds incur fees associated with obtaining debt financing, which are deferred and amortized into interest expense on the Statement of Operations. Net unamortized deferred financing costs are presented net against the associated debt balance. See Note 5 for further discussion and disclosure regarding deferred financing costs.
Income Taxes
The Funds account for income taxes and consider uncertain tax positions in accordance with FASB ASC 740-10, Accounting for Income Taxes. U.S. GAAP provisions on accounting for uncertainty in income taxes establish consistent thresholds as it relates to accounting for income taxes. It defines the threshold for recognition of tax positions in the financial statement as “more-likely-than-not” to be sustained upon review by the relevant taxing authority and requires measurement of a tax position meeting the more-likely-than-not criterion. The Funds, as partnerships, are not subject to federal or state income taxes and, consequently, no income tax provision has been made in the accompanying financial statements. Each Fund reviews and evaluates tax positions in its major jurisdictions and determines whether or not there are uncertain tax positions that require financial statement recognition. No provision for income tax is currently required in any of the Funds’ financial statements.
The Funds recognize interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the accompanying Statements of Operations. During the period or nine months ended September 30, 2019 and the period or year ended December 31, 2018, none of the Funds accrued any penalties and interest. At September 30, 2019 and December 31, 2018, none of the Funds had any recognized tax benefits. The Funds file income tax returns in the federal jurisdiction and various state and local jurisdictions. Generally, the Funds are subject to examination by federal and state income tax authorities for three years from the filing of a tax return.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results may differ from these estimates under different conditions or assumptions. Additionally, as explained in Note 4, the financial statements include investments whose values have been reviewed and approved by the Funds’ Managing Member or General Partner, as applicable, in the absence of readily ascertainable market values. Because of the inherent uncertainty of its investment portfolio valuations, those estimated values may differ materially from the values that would have been determined had a ready market for the securities existed.
3.
Portfolio Composition

The Funds provide debt and equipment lease financing to growth stage companies, including venture capital-backed-companies and companies with institutional equity investors, primarily in the United States. The Funds’ investment strategy includes making investments consisting primarily of term debt and equipment lease financing, and, to a lesser extent, working capital loans, equity and equity-related investments. In addition, the Funds may obtain warrants or contingent exit fees at funding from many of their portfolio companies.
Debt and Equipment Lease Investments
Our debt investments primarily consist of direct investments in interest-bearing debt securities in privately held companies based in the United States. Our debt investments are generally secured by either a first or second priority lien on the assets of the portfolio company and typically have a term of between three and five years from the original investment date. The debt investments have rights and protections such as affirmative and negative covenants, default penalties, lien protection, change of control provisions, guarantees and equity pledges. The debt investments generally have fixed interest.
Our equipment lease financing investments are structured as fully amortizing over a period of up to five years. The equipment lease financings are secured by the underlying equipment and second lien on the assets of the portfolio company. The specific terms of each lease depend on the creditworthiness of the portfolio company and the projected value of the leased assets. Occasionally, we will offer an initial period of lower lease factor to companies with stronger creditworthiness, which is analogous to an interest-only period on a term loan. Equipment lease financings may include upfront interim rent security deposits. Equipment lease financing arrangements have various structural protections, including customary default penalties, information and reporting rights, material adverse change or investor abandonment provisions, consent rights for any additions or changes to senior debt, and, as needed, intercreditor agreements with cross-default provisions to protect the Funds’ second lien positions.
Warrants
In connection with our debt investments, we occasionally receive equity warrants in the portfolio company. Warrants received in connection with a debt investment typically require only a nominal cost to exercise, and thus, as a portfolio company appreciates in value, we may achieve additional investment return from this equity interest. We typically structure the warrants to provide provisions protecting our rights as a minority-interest holder, as well as secured or unsecured put rights, or rights to sell such securities back to the portfolio company, upon the occurrence of specified events. In certain cases, we also may obtain follow-up rights in connection with these equity interests, that allow us to participate in future financing rounds.
Direct Equity Investments
In limited instances, we also will seek to make direct equity investments in situations where it is appropriate to align our interests with key management and stockholders of our portfolio companies, and to allow for participation in the appreciation in the equity values of portfolio companies. We usually make our direct equity investments in connection with debt investments. In addition, we may have both equity warrants and direct equity positions in some of our portfolio companies. We seek to maintain fully diluted equity positions in our portfolio companies of 5% to 50% and may have controlling equity interests in some instances.

Portfolio Investment Classification
The Funds classify their investment portfolio in accordance with the requirements of the 1940 Act. Under the 1940 Act, (a) “Control Investments” are defined as investments in which the Fund owns more than 25% of the voting securities or has rights to maintain greater than 50% of the board representation, (b) “Affiliate Investments” are defined as investments in which the Fund owns between 5% and 25% of the voting securities and does not have rights to maintain greater than 50% of the board representation, and (c) “Non-Control/Non-Affiliate Investments” are defined as investments that are neither Control Investments nor Affiliate Investments.
Portfolio Industry Classification
The Funds’ portfolio investments are in companies conducting business in a variety of industries. The following tables summarize the composition of each Fund’s portfolio investments by industry at cost and fair value as of September 30, 2019, and December 31, 2018 (in thousands).
	TCI
	As of September 30, 2019 (unaudited)		As of December 31, 2018 (audited)
Industry	Cost	Fair Value	Cost	Fair Value
Construction	$260	$100	$260	$140
Educational Services	2,325	2,331	2,140	2,071
Health Care and Social Assistance	993	951	978	938
Information	670	723	1,498	1,426
Manufacturing	7,861	9,365	9,280	8,566
Professional, Scientific, and Technical Services	6,339	5,667	6,585	5,788
Retail Trade	5,182	5,123	5,130	5,045
Utilities	2,037	2,057	2,000	1,964
Wholesale Trade	1,016	1,051	1,259	1,269
	$26,683	$27,368	$29,130	$27,207

	Capital Fund II
	As of September 30, 2019 (unaudited)		As of December 31, 2018 (audited)
Industry	Cost	Fair Value	Cost	Fair Value
Construction	$7,413	$6,677	$7,594	$6,744
Educational Services	2,649	2,583	2,020	1,989
Health Care and Social Assistance	14,226	16,973	14,070	16,214
Information	7,327	7,007	12,352	12,622
Manufacturing	42,819	43,966	51,149	45,158
Professional, Scientific, and Technical Services	39,150	29,234	47,231	42,135
Real Estate and Rental and Leasing	4,023	4,147	4,061	4,061
Retail Trade	12,555	12,431	12,410	12,356
Wholesale Trade	9,149	9,529	11,310	11,472
	$139,311	$132,547	$162,197	$152,751

	Capital Fund III
	As of September 30, 2019 (unaudited)		As of December 31, 2018 (audited)
Industry	Cost	Fair Value	Cost	Fair Value
Administrative and Support and Waste
Management and Remediation Services	$4,036	$4,073	$3,352	$3,559
Agriculture, Forestry, Fishing and Hunting	12,315	12,773	—	—
Educational Services	9,245	9,324	8,481	8,285
Finance and Insurance	7,887	7,931	23,678	23,622
Information	26,433	25,669	31,507	31,105
Manufacturing	39,446	39,073	35,653	35,600
Professional, Scientific, and Technical Services	64,116	62,357	61,290	59,949
Real Estate and Rental and Leasing	13,235	13,342	5,395	5,373
Retail Trade	50,446	51,583	37,240	37,035
Utilities	976	1,007	2,074	2,075
Wholesale Trade	5,177	5,674	10,136	10,185
	$233,312	$232,806	$218,806	$216,788

	Capital Fund IV
	As of September 30, 2019 (unaudited)		As of December 31, 2018 (audited)
Industry	Cost	Fair Value	Cost	Fair Value
Administrative and Support and Waste
Management and Remediation Services	$1,645	$1,724	$—	$—
Agriculture, Forestry, Fishing and Hunting	2,850	2,926	—	—
Information	10,017	10,113	—	—
Manufacturing	2,224	2,299	—	—
Professional, Scientific, and Technical Services	336	353	—	—
Real Estate and Rental and Leasing	1,239	1,252	—	—
Retail Trade	3,995	4,199	—	—
Utilities	11,018	11,371	6,848	6,884
	$33,324	$34,237	$6,848	$6,884

	Sidecar Income Fund
	As of September 30, 2019 (unaudited)
Industry	Cost	Fair Value
Administrative and Support and Waste
Management and Remediation Services	$1,644	$1,725
Agriculture, Forestry, Fishing and Hunting	1,911	1,974
Manufacturing	1,130	1,168
Professional, Scientific, and Technical Services	336	353
Real Estate and Rental and Leasing	2,480	2,498
Retail Trade	3,511	3,674
	$11,012	$11,392

The following table represents the Schedule of Investments in and advances to affiliates, summarizing each Fund’s realized gains and losses and changes in unrealized appreciation and depreciation on control and affiliate investments for the nine months ended September 30, 2019, and the year ended December 31, 2018 (in thousands, except share data):
		TCI (unaudited)
		As of September 30, 2019			For the Nine Months Ended September 30, 2019
Portfolio Company	Investment(1)	Fair Value	Principal	Shares	Interest Income	Net change in Unrealized (Depreciation)/ Appreciation	Realized Gain/(Loss)
Control Investments
Edeniq, Inc.	Senior Secured, June 1, 2020 Fixed Interest Rate 13.0%; 9.5% Exit Fee	$124	$250	n/a	$43	$(261)	$—
	Warrants December 23, 2026 Preferred Series B	—	n/a	273,084	—	(117)	—
	Warrants March 12, 2028 Preferred Series C	—	n/a	638,372	—	—	—
	Preferred Series B	—	n/a	631,862	—	—	—
	Preferred Series C	—	n/a	305,135	—	(110)	—
Vertical Communications, Inc.	Senior Secured, December 1, 2020 Fixed Interest Rate 11.7%; 6.5% Exit Fee	1,205	1,200		126	(52)	—
	Senior Secured, December 1, 2021 Fixed Interest Rate 12.3%; 6.5% Exit Fee	481	500	n/a	50	(37)	—
	Warrants July 11, 2026 Preferred Series A	—	n/a	96,000	—	—	—
	Preferred Series 1	—	n/a	58,253,893	—	—	—
	Senior Secured Convertible Notes	520	675	n/a	—	436	—
Total Control Investments		$2,330			$219	$93	$—
Affiliate Investments
Project Frog, Inc.	Preferred Series AA	99	n/a	1,148,225	—	(40)	—
Total Affiliate Investments		$99			$—	$(40)	$—
Total Control and Affiliate Investments		$2,429			$219	$53	$—

(1)
This schedule should be read in conjunction with the schedule of investments and notes to the financial statements. Supplemental information can be located within the schedule of investments including cost of investments and if the investments are income producing.

		TCI (audited)
		As of December 31, 2018			For the Year Ended December 31, 2018
Portfolio Company	Investment(1)	Fair Value	Principal	Shares	Interest Income	Net change in Unrealized (Depreciation)/ Appreciation	Realized Gain/(Loss)
Control Investments
Edeniq, Inc.	Senior Secured, December 1, 2020 Fixed Interest Rate 13.0%; 9.5% Exit Fee	$257	$259	n/a	$61	$(36)	$—
	Warrants December 23, 2026 Preferred Series B	—	n/a	316,561	—	(117)	—
	Preferred Series B	—	n/a	747,146	—	(261)	—
	Preferred Series C	110	n/a	305,135	—	(23)	—
Vertical Communications, Inc.	Senior Secured, December 1, 2020 Fixed Interest Rate 11.7%; 6.5% Exit Fee	1,205	1,200	n/a	—	(1)	—
	Senior Secured, December 1, 2021 Fixed Interest Rate 12.3%; 6.5% Exit Fee	504	500	n/a	—	4	—
	Warrants July 11, 2026 Preferred Series A	—	n/a	96,000	—	—	—
	Preferred Series 1	—	n/a	58,253,893	—	—	—
	Senior Secured Convertible Notes	84	675	n/a	—	(369)	—
Total Control Investments		$2,160			$61	$(803)	$—
Affiliate Investments
Project Frog, Inc.	Preferred Series AA	140	n/a	1,622,547	—	(91)	—
Total Affiliate Investments		$140			$—	$(91)	$—
Total Control and Affiliate Investments		$2,300			$61	$(894)	$—

(1)
This schedule should be read in conjunction with the schedule of investments and notes to the financial statements. Supplemental information can be located within the schedule of investments including cost of investments and if the investments are income producing.

		Capital Fund II (unaudited)
		As of September 30, 2019			For the Nine Months Ended September 30, 2019
Portfolio Company	Investment(1)	Fair Value	Principal	Shares	Interest Income	Net change in Unrealized (Depreciation)/ Appreciation	Realized Gain/(Loss)
Control Investments
Edeniq, Inc.	Senior Secured, December 1, 2020 Fixed Interest Rate 13.0%; 9.5% Exit Fee	$1,784	$3,596	n/a	$568	$(3,753)	$—
	Senior Secured, June 1, 2021 Fixed Interest Rate 13.0%; 9.5% Exit Fee	1,370	2,890	n/a	289	(1,715)	—
	Warrants December 23, 2026 Preferred Series B	—	n/a	4,597,089	—	1,680	—
	Warrants March 12, 2028 Preferred Series C	—	n/a	4,468,600	—	—	—
	Warrants October 15, 2028 Preferred Series C	—	n/a	3,850,294	—	—	—
	Preferred Series B	—	n/a	7,175,637	—	—	—
	Preferred Series C	—	n/a	2,135,947	—	(776)	—
	Convertible Note	—	1,301	n/a	—	(1,159)	—
Vertical Communications, Inc.	Senior Secured, December 1, 2020 Fixed Interest Rate 11.7%; 6.5% Exit Fee	6,830	6,800	n/a	709	(297)	—
	Senior Secured, December 1, 2021 Fixed Interest Rate 12.3%; 6.5% Exit Fee	988	1,000	n/a	106	(36)	—
	Warrants July 11, 2026 Preferred Series A	—	n/a	544,000	—	—	—
	Preferred Series 1	—	n/a	330,105,396	—	—	—
	Senior Secured Convertible Notes	3,719	4,825	n/a	—	3,118	—
Workwell Prevention and Care	Senior Secured, March 1, 2022 Fixed Interest Rate 8.1%; 10.0% Exit Fee	3,509	3,364	n/a	238	70	—
	Senior Secured, March 1, 2022 Fixed Interest Rate 8.0%; 10.0% Exit Fee	702	701	n/a	61	(19)	—
	Common Stock	596	n/a	7,003,450	—	496	—
	Preferred Series P	3,450	n/a	3,450	—	—	—
Total Control Investments		$22,948			$1,971	$(2,391)	$—
Affiliate Investments
Project Frog, Inc.	Senior Secured July 1, 202 Fixed Interest Rate 13.4%; Exit Fee 6.0%	3,395	3,272	n/a	374	(72)	—
	Warrants July 26, 2026 Preferred Series AA	14	n/a	391,990	—	(1)	—
	Preferred Series AA	602	n/a	6,970,302	—	42	—
	Preferred Series BB	2,667	n/a	6,300,134	—	146	—
Total Affiliate Investments		$6,678			$374	$115	$—
Total Control and Affiliate Investments		$29,626			$2,345	$(2,276)	$—

(1)
This schedule should be read in conjunction with the schedule of investments and notes to the financial statements. Supplemental information can be located within the schedule of investments including cost of investments and if the investments are income producing.

		Capital Fund II (audited)
		As of December 31, 2018			For the Year Ended December 31, 2018
Portfolio Company	Investment(1)	Fair Value	Principal	Shares	Interest Income	Net change in Unrealized (Depreciation)/ Appreciation	Realized Gain/(Loss)
Control Investments
Edeniq, Inc.	Senior Secured, December 1, 2020 Fixed Interest Rate 13.0%; 9.5% Exit Fee	$3,699	$3,733	n/a	$882	$(531)	$—
	Senior Secured, June 1, 2021 Fixed Interest Rate 13.0%; 9.5% Exit Fee	3,125	3,000	n/a	420	—	—
	Warrants December 23, 2026 Preferred Series B	—	n/a	4,553,612	—	(1,680)	—
	Warrants March 12, 2028 Preferred Series C	—	n/a	5,106,972	—	—	—
	Warrants October 15, 2028 Preferred Series C	—	n/a	1,925,147	—	—	—
	Preferred Series B	—	n/a	7,060,353	—	(2,455)	—
	Preferred Series C	776	n/a	2,135,947	—	(161)	—
	Convertible Note	753	1,303	n/a	—	(164)	—
Vertical Communications, Inc.	Senior Secured, December 1, 2020 Fixed Interest Rate 11.7%; 6.5% Exit Fee	6,826	6,800	n/a	—	(5)	—
	Senior Secured, December 1, 2021 Fixed Interest Rate 12.3%; 6.5% Exit Fee	965	1,000	n/a	—	(8)	—
	Warrants July 11, 2026 Preferred Series A	—	n/a	544,000	—	—	—
	Preferred Series 1	—	n/a	330,105,396	—	—	—
	Senior Secured Convertible Notes	600	4,825	n/a	—	(1,488)	—
Workwell Prevention and Care	Senior Secured, March 1, 2022 Fixed Interest Rate 8.1%; 10.0% Exit Fee	3,404	3,362	n/a	336	(57)	—
	Senior Secured, March 1, 2022 Fixed Interest Rate 8.0%; 10.0% Exit Fee	703	700	n/a	19	(3)	—
	Common Stock	100	n/a	7,003,450	—	9	—
	Preferred Series P	3,450	n/a	3,450	—	—	—
Total Control Investments		$24,401			$1,657	$(6,543)	$—
Affiliate Investments
Project Frog, Inc.	Senior Secured July 1, 202 Fixed Interest Rate 13.4%; Exit Fee 6.0%	3,647	3,433	n/a	497	(137)	—
	Warrants July 26, 2026 Preferred Series AA	15	n/a	391,990	—	1	—
	Preferred Series AA	560	n/a	6,495,980	—	(366)	—
	Preferred Series BB	2,521	n/a	6,300,134	—	112	—
Total Affiliate Investments		$6,743			$497	$(390)	$—
Total Control and Affiliate Investments		$31,144			$2,154	$(6,933)	$—

(1)
This schedule should be read in conjunction with the schedule of investments and notes to the financial statements. Supplemental information can be located within the schedule of investments including cost of investments and if the investments are income producing.

4.
Fair Value of Financial Instruments

ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. The Funds account for their investments at fair value.
In accordance with ASC 820, the Funds have categorized their investments based on the priority of the inputs to the valuation technique into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical investments (Level 1) and the lowest priority to unobservable inputs (Level 3). See Note 2 — Summary of Significant Accounting Policies.
As required by ASC 820, when the inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement in its entirety. For example, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Therefore, unrealized appreciation and depreciation related to such investments categorized within the Level 3 tables below may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3).
As of September 30, 2019, and December 31, 2018, the Funds’ portfolio investments consisted primarily of investments in secured and unsecured debt and equipment lease financing investments. The fair value determination for these investments consisted of a combination of observable inputs in non-active markets for which sufficient observable inputs were not available to determine the fair value of these investments and unobservable inputs. As a result, all of the Funds’ portfolio investments were categorized as Level 3 as of September 30, 2019, and December 31, 2018.
The fair value determination of each portfolio investment categorized as Level 3 required one or more of the following unobservable inputs:
•
Financial information obtained from each portfolio company, including unaudited statements of operations and balance sheets for the most recent period available as compared to budgeted numbers;

•
Current and projected financial condition of the portfolio company;

•
Current and projected ability of the portfolio company to service its debt obligations;

•
Type and amount of collateral, if any, underlying the investment;

•
Current financial ratios (e.g., fixed charge coverage ratio, interest coverage ratio and net debt/EBITDA ratio) applicable to the investment;

•
Current liquidity of the investment and related financial ratios (e.g., current ratio and quick ratio);

•
Pending debt or capital restructuring of the portfolio company;

•
Projected operating results of the portfolio company;

•
Current information regarding any offers to purchase the investment;

•
Current ability of the portfolio company to raise any additional financing as needed;

•
Changes in the economic environment, which may have a material impact on the operating results of the portfolio company;

•
Internal occurrences that may have an impact (both positive and negative) on the operating performance of the portfolio company;

•
Qualitative assessment of key management;

•
Contractual rights, obligations or restrictions associated with the investment; and

•
Time to exit

The use of significant unobservable inputs creates uncertainty in the measurement of fair value as of the reporting date. The significant unobservable inputs used in the fair value measurement of a Fund’s investments, are (i) earnings before interest, tax, depreciation, and amortization (“EBITDA”) and revenue multiples (both projected and historic), and (ii) volatility assumptions. Significant increases (decreases) in EBITDA and revenue multiple inputs in isolation would result in a significantly higher (lower) fair value measurement. Similarly, significant increases (decreases) in volatility inputs in isolation would result in a significantly higher (lower) fair value assessment. On the contrary, significant increases (decreases) in weighted average cost of capital (“WACC”) inputs in isolation would result in a significantly lower (higher) fair value measurement. However, due to the nature of certain investments, fair value measurements may be based on other criteria, such as third-party appraisals of collateral and fair values as determined by independent third parties, which are not presented in the tables below. During the nine months ended September 30, 2019, and the year ended December 31, 2018, all of the Funds’ portfolio investments were Level 3. Debt investments include both debt securities and equipment lease financings. The following tables provide a summary of the significant unobservable inputs used to fair value each Fund’s Level 3 portfolio investments as of September 30, 2019 (unaudited) and December 31, 2018 (audited) (in thousands):
Investment Type – Level Three Investments	Fair Value as of September 30, 2019	Valuation Techniques/ Methodologies	Unobservable Inputs(1)	Range	Weighted Average(2)
	(unaudited)
TCI
Debt investments	$21,224	Discounted Cash Flows	Hypothetical Market Yield	10.4% – 106.9%	14.9%
	1,686	Market Comparable Companies	Probability Weighting of Alternative Outcomes	40.0%	40.0%
Equity investments	1,958	Market Comparable Companies	Revenue Multiple(3)	0.8x – 2.9x	2.7x
			Company Specific Adjustment(4)	(10.0)%	(10.0)%
			Probability Weighting of Alternative Outcomes	40.0%	40.0%
			Weighted Average Cost of Capital	16.0%	16.0%
		Option Pricing Model	Volatility(5)	45.0%	45.0%
			Risk-Free Interest Rate	1.9%	1.9%
			Estimated Time to Exit (in years)	5.0	5.0
Warrants	2,500	Market Comparable Companies	Revenue Multiple(3)	1.2x – 9.5x	3.5x
			Company Specific Adjustment(4)	(80.0)% – 225.0%	138.8%
		Option Pricing Model	Volatility(5)	25.0% – 200.0%	52.1%
			Risk-Free Interest Rate	1.5% – 2.0%	1.8%
			Estimated Time to Exit (in years)	0.5 – 8.8	3.0
Total Level Three
Investments	$27,368
Capital Fund II
Debt investments	$99,038	Discounted Cash Flows	Hypothetical Market Yield	8.0% – 106.9%	16.7%
	7,818	Market Comparable Companies	Probability Weighting of Alternative Outcomes	40.0%	40.0%
Equity investments	4,478	Market Comparable Companies	Revenue Multiple(3)	1.1x – 11.8x	2.0x
			Company Specific Adjustment(4)	(70.0)%	(70.0)%
	12,299	Market Comparable Companies	Revenue Multiple(3)	0.8x – 2.9x	2.2x
			Company Specific Adjustment(4)	(10)%	(10)%
			Probability Weighting of Alternative Outcomes	40.0%	40.0%
			Weighted Average Cost of Capital	16.0%	16.0%
		Option Pricing Model	Volatility(5)	45.0% – 50.0%	45.5%
			Risk-Free Interest Rate	1.8% – 1.9%	1.9%
			Estimated Time to Exit (in years)	4.8 – 5.0	5.0
Warrants	8,914	Market Comparable Companies	Revenue Multiple(3)	0.8x – 9.5x	3.9x
			Company Specific Adjustment(4)	(80.0)% – 55.0%	(25.2)%
		Option Pricing Model	Volatility(5)	25.0% – 200.0%	48.5%
			Risk-Free Interest Rate	1.5% – 2.0%	1.7%
			Estimated Time to Exit (in years)	0.3 – 8.8	4.6
Total Level Three
Investments	$132,547

Investment Type – Level Three Investments	Fair Value as of September 30, 2019	Valuation Techniques/ Methodologies	Unobservable Inputs(1)	Range	Weighted Average(2)
	(unaudited)
Capital Fund III
Debt investments	$226,744	Discounted Cash Flows	Hypothetical Market Yield	10.8% – 70.5%	18.9%
Warrants	6,062	Market Comparable Companies	Revenue Multiple(3)	0.9x – 9.6x	3.2x
			Company Specific Adjustment(4)	(80.0)% – 55.0%	(10.4)%
		Option Pricing Model	Volatility(5)	25.0% – 95.0%	38.9%
			Risk-Free Interest Rate	1.6% – 3.0%	1.8%
			Estimated Time to Exit (in years)	1.5 – 10.0	6.1
Total Level Three
Investments	$232,806
Capital Fund IV
Debt investments	$33,559	Discounted Cash Flows	Hypothetical Market Yield	10.8% – 23.8%	16.8%
Warrants	678	Market Comparable Companies	Revenue Multiple(3)	4.3x – 12.0x	11.4x
			Company Specific Adjustment(4)	(15.0)% – (5.0)%	(13.8)%
		Option Pricing Model	Volatility(5)	30.0% – 60.0%	38.0%
			Risk-Free Interest Rate	1.6% – 1.9%	1.7%
			Estimated Time to Exit (in years)	2.8 – 4.5	3.2
Total Level Three
Investments	$34,237
Sidecar Income Fund
Debt investments	$11,223	Discounted Cash Flows	Hypothetical Market Yield	10.8% – 23.8%	16.1%
Warrants	169	Market Comparable Companies	Revenue Multiple(3)	4.3x	4.3x
		Option Pricing Model	Volatility(5)	30.0% – 60.0%	39.6%
			Risk-Free Interest Rate	1.7% – 1.9%	1.8%
			Estimated Time to Exit (in years)	3.3 – 4.5	4.1
Total Level Three
Investments	$11,392

(1)
The significant unobservable inputs used in the fair value measurement of the Funds’ debt securities are hypothetical market yields and premiums/(discounts). The hypothetical market yield is defined as the exit price of an investment in a hypothetical market to hypothetical market participants where buyers and sellers are willing participants. The significant unobservable inputs used in the fair value measurement of the Funds’ equity and warrant securities are revenue multiples and portfolio company specific adjustment factors. Additional inputs used in the option pricing model (“OPM”) include industry volatility, risk free interest rate and estimated time to exit. Significant increases (decreases) in the inputs in isolation would result in a significantly higher (lower) fair value measurement, depending on the materiality of the investment. For some investments, additional consideration may be given to data from the last round of financing or merger/acquisition events near the measurement date.

(2)
Weighted averages are calculated based on the fair market value of each investment.

(3)
Represents amounts used when the Funds’ have determined that market participants would use such multiples when pricing the investments.

(4)
Represents amounts used when the Funds’ have determined market participants would take into account these discounts when pricing the investments.

(5)
Represents the range of industry volatility used by market participants when pricing the investment.

Investment Type – Level Three Investments	Fair Value as of December 31, 2018	Valuation Techniques/ Methodologies	Unobservable Inputs(1)	Range	Weighted Average(2)
	(audited)
TCI
Debt investments	$22,751	Discounted Cash Flows	Hypothetical Market Yield	13.3% –24.8%	16.5%
	2,196	Market Comparable Companies	Revenue Multiple(3)	0.5x – 2.0x	0.8x
Equity investments	710	Market Comparable Companies	Revenue Multiple(3)	0.4x – 1.3x	1.0x
			Company Specific Adjustment(4)	5.0%	5.0%
Warrants	1,550	Market Comparable Companies	Revenue Multiple(3)	0.2x – 8.3x	3.9x
			Company Specific Adjustment(4)	(75.0)% – 80.0%	(15.0)%
		Option Pricing Model	Volatility(5)	9.8% – 165.0%	37.8%
			Risk-Free Interest Rate	1.7% – 2.9%	2.6%
			Estimated Time to Exit (in years)	1.0 – 9.3	4.8
Total Level Three
Investments	$27,207
Capital Fund II
Debt investments	$121,961	Discounted Cash Flows	Hypothetical Market Yield	8.4% – 28.4%	17.4%
	10,111	Market Comparable Companies	Revenue Multiple(3)	0.5x – 2.0x	0.8x
Equity investments	10,714	Market Comparable Companies	Revenue Multiple(3)	0.4x – 14.4x	1.5x
			Company Specific Adjustment(4)	(70.0)% – 5.0%	(4.5)%
	826	Market Comparable Companies	Revenue Multiple(3)	2.4x	2.4x
			Company Specific Adjustment(4)	(15.0)%	(15.0)%
		Option Pricing Model	Volatility(5)	45.0% – 50.0%	46.5%
			Risk-Free Interest Rate	1.9% – 2.8%	2.1%
			Estimated Time to Exit (in years)	5.0 – 5.3	5.0
Warrants	9,139	Market Comparable Companies	Revenue Multiple(3)	0.2x – 8.3x	3.4x
			Company Specific Adjustment(4)	(75.0)% – 80.0%	(16.7)%
		Option Pricing Model	Volatility(5)	15.0% – 165.0%	46.5%
			Risk-Free Interest Rate	1.7% – 2.9%	2.5%
			Estimated Time to Exit (in years)	0.8 – 9.3	5.1
Total Level Three
Investments	$152,751
Capital Fund III
Debt investments	$211,525	Discounted Cash Flows	Hypothetical Market Yield	11.8% – 22.8%	16.9%
Warrants	5,263	Market Comparable Companies	Revenue Multiple(3)	0.2x – 8.3x	2.7x
			Company Specific Adjustment(4)	(75.0)% – 80.0%	0.0%
		Option Pricing Model	Volatility(5)	15.0% – 100.0%	45.3%
			Risk-Free Interest Rate	2.5% – 2.9%	2.7%
			Estimated Time to Exit (in years)	2.0 – 9.3	6.2
Total Level Three
Investments	$216,788
Capital Fund IV
Debt investments	$6,884	Discounted Cash Flows	Hypothetical Market Yield	17.1%	17.1%
Total Level Three
Investments	$6,884

(1)
The significant unobservable inputs used in the fair value measurement of the Funds’ debt securities are hypothetical market yields and premiums/(discounts). The hypothetical market yield is defined as the exit price of an investment in a hypothetical market to hypothetical market participants where buyers and sellers are willing participants. The significant unobservable inputs used in the fair value measurement of the Funds’ equity and warrant securities are revenue multiples and portfolio company specific adjustment factors. Additional inputs used in the option pricing model (“OPM”) include industry volatility, risk free interest rate and estimated time to exit. Significant increases (decreases) in the inputs in isolation would result in a significantly higher (lower) fair value measurement, depending on the materiality of the investment. For some investments, additional consideration may be given to data from the last round of financing or merger/acquisition events near the measurement date.

(2)
Weighted averages are calculated based on the fair market value of each investment.

(3)
Represents amounts used when the Funds’ have determined that market participants would use such multiples when pricing the investments.

(4)
Represents amounts used when the Funds’ have determined market participants would take into account these discounts when pricing the investments.

(5)
Represents the range of industry volatility used by market participants when pricing the investment.

The following tables provide a summary of changes in the debt and equipment lease financings (collectively “Debt” in the tables), equity and equity warrants fair value of the Fund’s Level 3 portfolio investments for the period or nine months ended September 30, 2019 (unaudited, in thousands):
	TCI Type of Investment
	Debt	Equity	Equity Warrants	Total
Fair Value at January 1, 2019	$24,947	$710	$1,550	$27,207
Amortization and Accretion	755	—	—	755
Net Realized Gain (Loss)	(73)	—	90	17
Change in Unrealized Appreciation (Depreciation)	(15)	1,248	1,154	2,387
Purchases	1,721	—	6	1,727
Proceeds from Paydowns and Sale	(4,425)	—	(300)	(4,725)
Fair Value at September 30, 2019	$22,910	$1,958	$2,500	$27,368

	Capital Fund II Type of Investment
	Debt	Equity	Equity Warrants	Total
Fair Value at January 1, 2019	$132,072	$11,540	$9,139	$152,751
Amortization and Accretion	4,907	—	—	4,907
Net Realized Gain (Loss)	(126)	1,076	540	1,490
Change in Unrealized Appreciation (Depreciation)	(4,712)	5,350	2,044	2,682
Purchases	500	383	—	883
Proceeds from Paydowns and Sale	(25,785)	(1,572)	(2,809)	(30,166)
Fair Value at September 30, 2019	$106,856	$16,777	$8,914	$132,547

	Capital Fund III Type of Investment
	Debt	Equity Warrants	Total
Fair Value at January 1, 2019	$211,525	$5,263	$216,788
Amortization and Accretion	5,691	—	5,691
Net Realized Gain (Loss)	1,545	358	1,903
Change in Unrealized Appreciation (Depreciation)	1,721	(208)	1,513
Purchases	60,466	908	61,374
Proceeds from Paydowns and Sale	(54,204)	(259)	(54,463)
Fair Value at September 30, 2019	$226,744	$6,062	$232,806

	Capital Fund IV Type of Investment
	Debt	Equity Warrants	Total
Fair Value at January 1, 2019	$6,884	$—	$6,884
Amortization and Accretion	381	—	381
Change in Unrealized Appreciation (Depreciation)	815	62	877
Purchases	25,826	616	26,442
Proceeds from Paydowns and Sale	(347)	—	(347)
Fair Value at September 30, 2019	$33,559	$678	$34,237

	Sidecar Income Fund Type of Investment
	Debt	Equity Warrants	Total
Fair Value at April 9, 2019 (commencement of operations)	$—	$—	$—
Amortization and Accretion	146	—	146
Change in Unrealized Appreciation (Depreciation)	380		380
Purchases	11,097	169	11,266
Proceeds from Paydowns and Sale	(400)	—	(400)
Fair Value at September 30, 2019	$11,223	$169	$11,392
The following tables provide a summary of changes in fair value of the Fund’s Level 3 portfolio investments for the period or year ended December 31, 2018 (audited, in thousands):
	TCI Type of Investment
	Debt	Equity	Equity Warrants	Total
Fair Value at January 1, 2018	$27,487	$963	$1,823	$30,273
Amortization and Accretion	1,017	—	—	1,017
Net Realized Gain (Loss)	(9)	—	58	49
Change in Unrealized Appreciation (Depreciation)	380	(703)	(403)	(726)
Purchases	8,030	450	130	8,610
Proceeds from Paydowns and Sale	(11,958)	—	(58)	(12,016)
Fair Value at December 31, 2018	$24,947	$710	$1,550	$27,207

	Capital Fund II Type of Investment
	Debt	Equity	Equity Warrants	Total
Fair Value at January 1, 2018	$151,337	$12,616	$10,292	$174,245
Amortization and Accretion	5,809	—	—	5,809
Net Realized Gain (Loss)	(142)	(250)	—	(392)
Change in Unrealized Appreciation (Depreciation)	688	(3,796)	(2,845)	(5,953)
Purchases	43,648	2,970	1,692	48,310
Proceeds from Paydowns and Sale	(69,268)	—	—	(69,268)
Fair Value at December 31, 2018	$132,072	$11,540	$9,139	$152,751

	Capital Fund III Type of Investment
	Debt	Equity Warrants	Total
Fair Value at January 1, 2018	$112,532	$4,284	$116,815
Amortization and Accretion	5,311	—	5,311
Net Realized Gain (Loss)	3,147	—	3,147
Change in Unrealized Appreciation (Depreciation)	(1,160)	(777)	(1,936)
Purchases	119,707	1,756	121,464
Proceeds from Paydowns and Sale	(28,012)	—	(28,012)
Fair Value at December 31, 2018	$211,525	$5,263	$216,788

	Capital Fund IV Type of Investment
	Debt	Equity Warrants	Total
Fair Value at November 21, 2018 (commencement of operations)	$—	$—	$—
Amortization and Accretion	4	—	4
Change in Unrealized Appreciation (Depreciation)	36	—	36
Purchases	6,844	—	6,844
Fair Value at December 31, 2018	$6,884	$—	$6,884
Financial Instruments Disclosed, But Not Carried at Fair Value
As discussed in Note 5, the SBA notes carry a fixed interest rate. In order to determine the fair value of these debentures, for disclosure purposes only, we calculated based on the net present value of payments over the term of the notes using comparative SBIC interest rates, and determined the fair value as of September 30, 2019 and December 31, 2018 to be as follows (in thousands):
	September 30, 2019 (unaudited)		December 31, 2018 (audited)
	Cost	Fair Value	Cost	Fair Value
Capital Fund II	$64,180	$66,937	$92,835	$93,834
Capital Fund III	$150,000	$161,913	$150,000	$153,551
5.
Notes Payable, SBA Debentures and Credit Facility

Notes Payable
TCI
TCI issued promissory notes (the “TCI Notes”) totaling $32.7 million to three special purpose financing vehicles, Trinity Capital Investment Income Fund, LLC (“Income Fund I”), Trinity Capital Investment Income Fund II, LLC (“Income Fund II”) and Trinity Capital Investment Income Fund III, LLC (“Income Fund III”) for the purpose of funding investments. The TCI Notes are secured by: (a) certain loan interests and (b) certain equipment lease financing schedules or undivided interests. Such collateral (which will include the equipment and other related assets and collateral underlying each loan and equipment lease financing interests) is the sole security for obligations under the TCI Notes. At all times, collateral for obligations under the TCI Notes is required to be valued in an amount equal to or greater than 120% of the aggregate outstanding principal balance of the TCI Notes (“Minimum Collateral”). The collateral constituting the Minimum Collateral generally will be composed of  (i) lease payments and residual amounts due under TCI leases, and (ii) principal, interest, and final amounts due under the TCI loans. As of September 30, 2019, and December 31, 2018, TCI was in compliance with its collateral agreements. TCI repaid $5.3 million and $2.7 million of outstanding principal on the TCI Notes during the nine months ended September 30, 2019, and the year ended December 31, 2018, respectively. As of September 30, 2019, and December 31, 2018 the total outstanding principal due on the TCI Notes was $22.7 million, and $28.2 million, respectively.
The maturities and fixed interest rates for TCI Notes as of September 30, 2019, and December 31, 2018, are summarized in the following table (in thousands):
Payee	Maturity	Interest Rate	September 30, 2019	December 31, 2018
			(unaudited)	(audited)
Income Fund I	2019	8.5%	$66	$457
Income Fund I	2020	8.5%	1,568	2,829
Income Fund I	2021	8.5%	5,772	7,853
Income Fund I	2022	8.5%	3,299	3,782
Income Fund II	2022	10.0%	3,590	7,350
Income Fund II	2023	10.0%	3,000	—
Income Fund III	2020	8.5%	22	35
Income Fund III	2021	8.5%	139	205
Income Fund III	2022	8.5%	875	1,375
Income Fund III	2023	8.5%	3,733	3,733
Income Fund III	2024	8.5%	625	625
			$22,689	$28,244
Included in the notes payable of TCI is an additional liability of  $0.4 million and $0.2 million as of September 30, 2019, and December 31, 2018, respectively, resulting from the following provisions included in the terms of the TCI Notes:
•
All holders of the Income Fund II Notes are to be allocated fifty percent of the total proceeds from warrants that are exercised and underlying securities that are sold, multiplied by the percentage of the outstanding principal of the TCI Notes over the total TCI debt and lease investment principal balances. TCI has recorded a liability of  $0.1 million and $0.1 million as of September 30, 2019, and December 31, 2018, respectively, associated with this provision.

•
Certain holders of the Income Fund I Notes have rights to 17,485 shares of Nanotherapeutics, Inc. common stock at a fair value of approximately $0.3 million and $0.1 million as of September 30, 2019 and December 31, 2018 respectively.

SBA Guaranteed Debentures
A small business investment company (“SBIC”) is designed to stimulate the flow of private equity capital to eligible small businesses. Under present United States Small Business Administration (“SBA”) regulations, eligible small businesses include businesses that have a tangible net worth not exceeding $19.5 million and have average after tax net income not exceeding $6.5 million for the two most recent fiscal years. In addition, SBICs must devote 25.0% of the investment activity to “smaller” enterprises as defined by the SBA regulations. A smaller enterprise is one that has a tangible net worth not exceeding $6.0 million and has after tax income not exceeding $2.0 million for the two most recent fiscal years. SBA regulations also provide alternative size standard criteria to determine eligibility, which depend on the industry in which the business is engaged and are based on such factors as the number of employees and gross sales. According to SBA regulations, SBICs may make long-term loans to small businesses, invest in the equity securities of such businesses and provide them with consulting and advisory services. Capital Fund II and Capital Fund III provide long-term loans to qualifying small businesses, and in connection therewith, make equity investments using the proceeds of SBA guaranteed debentures.
Capital Fund II
On September 28, 2012, Capital Fund II received a license to operate as a SBIC under the SBIC program and was able to borrow funds from the SBA in the form of long-term debentures. Under existing SBA regulations, SBICs under common control have the ability to issue government guaranteed debentures up to a regulatory maximum amount of  $350.0 million. As of December 31, 2017, Capital Fund II had

$107.3 million of SBA guaranteed debentures outstanding. For the periods ended September 30, 2019, and December 31, 2018, Capital Fund II made $28.7 million and $14.5 million in principal repayments to the SBA, respectively. As of September 30, 2019, and December 31, 2018 the outstanding principal of the SBA guaranteed debentures issued to Capital Fund II was $64.2 million and $92.8 million, respectively. As Capital Fund II is past its investment period, it is no longer making any future commitments to new portfolio companies. Capital Fund II will only advance contractually agreed follow-on funds to existing portfolio companies, subject to Capital Fund II’s Investment Committee approval.
Capital Fund II is periodically examined by the SBA to determine its compliance with SBA regulations. If an SBIC fails to comply with applicable SBA regulations, the SBA could, depending on the severity of the violation, limit or prohibit that SBIC’s use of SBA guaranteed debentures, declare outstanding SBA guaranteed debentures immediately due and payable, and/or limit that SBIC from making new investments. In addition, SBICs may be limited in their ability to make profit distributions to investors if they do not have sufficient positive income calculated in accordance with SBA regulations. Capital Fund II was in material compliance with the terms of the SBA’s leverage requirements as of September 30, 2019 and December 31, 2018.
The interest rate of debenture borrowings by SBICs are set semiannually in March and September each year. For the period beginning in September 2013 to September 30, 2019, interest rates have ranged from 2.51% to 3.19%, excluding annual charges. Interest payments on SBA guaranteed debentures are payable semiannually. There are no principal payments required on debentures prior to maturity and no prepayment penalties, except that Capital Fund II will be required to pay interest through February 2020 even if a prepayment occurs prior to such date. SBA guaranteed debentures generally mature ten years after being borrowed. Based on the initial draw down date of February 2014 for Capital Fund II, the initial maturity of the SBA guaranteed debentures that remain outstanding will occur in March 2024. In addition, the SBA charges a fee that is set annually, depending on the Federal fiscal year the leverage commitment was issued by the SBA, regardless of the date that the leverage was drawn by the SBIC. The annual fees associated with Capital Fund II SBA guaranteed debentures range from 0.36% to 0.76%. The rates of borrowing on the Capital Fund II’s outstanding SBA guaranteed debentures range from 2.87% to 3.57% when including these annual fees.
As of September 30, 2019, and December 31, 2018, the total outstanding principal and the related unamortized loan fees for the SBA guaranteed debentures are as follows (in thousands):
	Capital Fund II
	September 30, 2019	December 31, 2018
	(unaudited)	(audited)
SBA guaranteed debentures	$64,180	$92,835
Unamortized loan fees	(1,086)	(1,847)
SBA guaranteed debentures, net	$63,094	$90,988
Interest expense associated with the loan fees was $0.8 million and $0.6 million for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively.
The maturity dates and fixed interest rates for Capital Fund II’s SBIC guaranteed debentures as of September 30, 2019 and December 31, 2018 are as follows (in thousands except for interest rates):
Maturity Date	Long-Term Interest Rate	Annual Charge	Total Long-Term Interest Rate	September 30, 2019	December 31, 2018
				(unaudited)	(audited)
3/1/2024	3.191%	0.355%	3.546%	$—	$10,000
9/1/2024	3.015%	0.355%	3.370%	29,080	35,400
3/1/2025	2.517%	0.355%	2.872%	14,100	14,100
9/1/2025	2.829%	0.742%	3.571%	—	12,335
3/1/2026	2.507%	0.742%	3.249%	21,000	21,000
				$64,180	$92,835

Capital Fund III
On September 27, 2017, Capital Fund III received a license to operate as an SBIC under the SBIC program and was able to borrow funds from the SBA in the form of guaranteed debentures. Under existing SBA regulations, SBICs under common control have the ability to issue SBA guaranteed debentures up to a regulatory maximum amount of  $350.0 million. During the year ended December 31, 2018, Capital Fund III drew an $83.0 million of SBA guaranteed debentures from the SBA. In connection with the draw, Capital Fund III incurred $2.8 million in financing costs. As of September 30, 2019, and December 31, 2018, the outstanding principal due on the SBA guaranteed debentures was $150.0 million.
Capital Fund III is periodically examined by the SBA to determine its compliance with SBA regulations. If an SBIC fails to comply with applicable SBA regulations, the SBA could, depending on the severity of the violation, limit or prohibit that SBIC’s draw down of additional SBA guaranteed debentures, declare outstanding SBA guaranteed debentures immediately due and payable, and/or limit the SBIC from making new investments. In addition, an SBIC may also be limited in its ability to make distributions to partners if the SBIC does not have sufficient profits calculated in accordance with SBA regulations. Capital Fund III was in compliance with the terms of the SBA’s leverage requirements as of September 30, 2019 and December 31, 2018.
The interest rate on borrowings by Capital Fund III under various draws from the SBA beginning in March 2017 ranged from 2.52% to 3.55%, excluding annual charges. Interest payments by SBICs guaranteed debentures are payable semiannually. There are no principal payments required on these issues prior to maturity and no prepayment penalties, except that Capital Fund III will be required to pay interest through February 2020 even if a prepayment occurs prior to such date. SBA guaranteed debentures generally mature ten years after being borrowed. The SBA charges a fee that is set annually, depending on the Federal fiscal year the leverage commitment was issued to the SBIC by the SBA, regardless of the date that the leverage was drawn by the SBIC. The annual fees related to Capital Fund III’s SBA guaranteed debentures ranged from 0.35% to 0.22%. The rates of borrowing on Capital Fund III’s outstanding SBA guaranteed debentures range from 2.87% to 3.77% when including these annual fees.
As of September 30, 2019, and December 31, 2018, the total outstanding principal and the related unamortized loan fees for the SBA guaranteed debentures are as follows (in thousands):
	Capital Fund III
	September 30, 2019	December 31, 2018
	(unaudited)	(audited)
SBA guaranteed debentures	$150,000	$150,000
Unamortized loan fees	(4,212)	(4,597)
SBA guaranteed debentures, net	$145,788	$145,403
Interest expense associated with the loan fees was $0.4 million for the nine months ended September 30, 2019 and the year ended December 31, 2018.
The maturity dates and fixed interest rates for Capital Fund III’s SBA guaranteed debentures as of September 30, 2019 and December 31, 2018 are summarized in the following tables (amounts in thousands except for interest rates):
Maturity Date	Long-Term Interest Rate	Annual Charge	Total Long-Term Interest Rate	September 30, 2019	December 31, 2018
				(unaudited)	(audited)
3/1/2027	2.845%	0.347%	3.192%	$40,000	$40,000
9/1/2027	2.518%	0.347%	2.865%	4,000	4,000
3/1/2028	3.187%	0.347%	3.534%	23,000	23,000
9/1/2028	3.548%	0.222%	3.770%	30,000	30,000
3/1/2029	3.113%	0.222%	3.335%	53,000	53,000
				$150,000	$150,000

There were no principal repayments against the Capital Fund III SBA guaranteed debenture during the nine months ended September 30, 2019, and the year ended December 31, 2018, respectively.
Credit Facility
Capital Fund IV
Capital Fund IV entered into a loan and security agreement with MUFG Union Bank, N.A., dated as of March 29, 2019 and as amended on June 3, 2019 and September 9, 2019 (the “Credit Facility”), to obtain a line of credit to bridge capital calls from limited partners and to meet short-term cash needs as determined by the general partner. The Credit Facility allows the Capital Fund IV to borrow up to $10.0 million in the aggregate. If the relevant borrowing is a London Interbank Offered Rate (“LIBOR”) rate loan, the outstanding borrowing will bear interest at a per annum rate equal to (i) the 1-month LIBOR rate plus (ii) the LIBOR rate margin (as such terms are defined in the Credit Facility). All other borrowings under the Credit Facility will bear interest at a per annum rate equal to (i) the base rate plus (ii) the base rate margin (as such terms are defined in the Credit Facility). The LIBOR rate margin on the 2019 draw was 3.25%. The Credit Facility is generally secured by the assets of Capital Fund IV, including Capital Fund IV’s commitments from the general partner and limited partners, and has a term ending on December 31, 2019, unless extended or earlier terminated pursuant to the terms of the Credit Facility. As of September 30, 2019, the outstanding principal balance of the Credit Facility was $4.2 million. Capital Fund IV paid $0.3 million in debt financing costs to obtain the credit facility, which is amortized on a straight-line basis over term of the Credit Facility. Accumulated amortization of these fees totaled $0.2 million as of September 30, 2019.
6.
Financial Highlights

The following presents financial highlights for the Limited Partners/Non-Managing Members of the Funds as a percentage of the Limited Partner’s capital and the respective Internal Rate of Return (“IRR”):
For the Period Ended September 30, 2019 (unaudited)	TCI(1)	Capital Fund II	Capital Fund III	Capital Fund IV	Sidecar Income Fund
Net investment income(2)	21.2%	9.9%	18.7%	4.5%	5.2%
Interest expense	58.2%	3.5%	4.6%	0.8%	0.0%
Management fee	0.0%	2.8%	3.7%	2.4%	0.0%
General and administrative	1.8%	0.5%	0.1%	1.3%	0.5%
Total operating expenses	60.0%	6.8%	8.4%	4.5%	0.5%
Carried interest allocation	0.0%	3.0%	4.5%	0.7%	1.4%
Total operating expenses and carried interest	60.0%	9.8%	12.9%	5.2%	1.9%
Internal Rate of Return (ITD)(4)	4.8%	16.5%	18.8%	9.7%(3)	20.4%(3)

(1)
Interest expense for TCI is a result of the limited partner notes. See Note 5.

(2)
Net investment income does not consider the carried interest allocation.

(3)
Capital Fund IV and Sidecar Income Fund are recent funds that have not been operating long enough to generate a meaningful IRR.

(4)
The IRR is represented as Inception to Date (ITD).

For the Period Ended December 31, 2018 (audited)	TCI(1)	Capital Fund II	Capital Fund III	Capital Fund IV
Net investment income(2)	49.3%	15.9%	18.7%	-1.7%
Interest expense	134.6%	4.0%	3.9%	0.0%
Management fee	0.0%	3.8%	5.8%	1.5%
General and administrative	1.6%	0.9%	0.6%	0.1%
Total operating expenses	136.2%	8.7%	10.3%	1.6%
Carried interest allocation	0.0%	1.6%	4.1%	0.0%
Total operating expenses and carried interest	136.2%	10.3%	14.4%	1.6%
Internal Rate of Return December 31, 2018 (ITD)(4)	0.4%	16.2%	15.1%	0.0%(3)
Internal Rate of Return December 31, 2017 (ITD)(4)	-0.2%	18.2%	11.2%	N/A

(1)
Interest expense for TCI is a result of the limited partner notes. See Note 5.

(2)
Net investment income does not consider the carried interest allocation.

(3)
Capital Fund IV was formed in the fourth quarter of fiscal 2018 and has not been operating long enough to generate a meaningful IRR.

(4)
The IRR is represented as Inception to Date (ITD).

As a result of the structure under which the TCI was formed and the primary source of funding being obtained through the issuance of the TCI Notes, as described Note 5, the IRR disclosed above does not contemplate the interest earned by the TCI Note Holders. The TCI Note Holders receive between 8.5% and 10.0% interest annually.
The net investment income, operating expense and general partner’s carried interest allocation ratios are calculated for the limited partners taken as a whole. The ratios for each limited partner vary based on different management fee and carried interest arrangements.
IRR is a measure of discounted cash flows (inflows and outflows). Specifically, IRR is the discount rate at which the net present value of all cash flows is equal to zero. This means IRR is the discount rate at which the present value of total capital invested in each investment is equal to the present value of all realized returns from that investment. The IRR for each limited partner varies based on different management fee and carried interest arrangements.
The IRR is calculated based on the fair value of investments using principles and methods in accordance with U.S. GAAP and does not necessarily represent the amounts that may be realized from sales or other dispositions. Accordingly, the returns may vary upon realizations.
7.
Equity, Allocations and Distributions

TCI
TCI is authorized to offer and sell up to 160 Class A Units in exchange for a capital contribution of $50,000 per Unit ($10,000 in cash and $40,000 in commitments), to “accredited investors,” as that term is defined in Rule 501 of Regulation D pursuant to the Securities Act of 1933, as amended, pursuant to a subscription agreement to purchase Units acceptable in form and substance to the investment manager.
Once the Class A Members have received distributions in an amount sufficient to provide the Class A Members with a twenty percent (20%) IRR on their capital contributions, the investment manager shall have the option to acquire additional Class B Units at an exercise price of  $100 in the aggregate so that the managing member owns a total of forty percent (40%) of the total number of outstanding Units as of such date. As of September 30, 2019 and December 31, 2018, the Class A Members had not received distributions in an amount sufficient to trigger the option to acquire additional Class B Units.

As each Member in TCI is issued a separate class of the TCI’s equity, per share information is not presented as such information is not considered meaningful to the TCI’s members.
The amount apportioned to a member shall be divided between such member and the managing member as described below:
•
First, to make tax advances to the Members, if and to the extent required;

•
Second, to pay 8% simple annual interest on the capital contributions contributed to TCI by the Class A Members, and will not begin to accrue until the date the Class A Member’s capital contribution is received by the manager;

•
Third, 20% to the Class B Members pro rata and 80% to the Class A Member’s in proportion to their respective unreturned capital contributions, until the unreturned capital contributions of all Class A Members have been reduced to zero; and

•
Fourth, to the Members in proportion to their Units.

Capital Fund II, Capital Fund III, Capital Fund IV and Sidecar Fund
Under the terms of Capital Fund II, Capital Fund III, Capital Fund IV, and Sidecar Fund’s partnership agreements, upon admittance to the applicable Fund, any new partners were required to contribute to such Fund their pro rata shares of all capital contributions made to such Fund prior to such time based upon their capital commitments.
Items of partnership income, gain, loss, expense or deduction are allocated to the partners in a manner such that the capital account of each partner is equal (proportionately) to the amount equal to the distributions that would be made to such partner if the Funds were dissolved and terminated and were to liquidate its assets and distribute the proceeds in liquidation under the terms of the agreement.
The amount apportioned to the limited partner shall be divided between such limited partner and the general partner for Capital Fund II and Capital Fund III as follows:
•
First, 100% to the partners until such partners (general partners and limited partners) have received aggregate distributions equal to 100% of their capital contributions to the partnership.

•
Second, 100% to the limited partners until the limited partners have received aggregate distributions equal to an 8% return on their capital contributions to the partnership.

•
Third, 50% to the limited partners and fifty percent to the general partner until the general partner has received, in the aggregate, 20%1 of the sum of the distributions.

•
Thereafter, 80% to the limited partners and 20%1 to the general partner.

•
The General Partner has the ability to lower the carry percentage for certain investors.

Upon such liquidation of the Capital Fund IV, the remaining proceeds, if any, shall be distributed as follows:
•
First, 100% to the partners until such partners have received aggregate distributions equal to 100% of their capital contributions to the partnership.

•
Second, 100% to the partners until the partners have received aggregate distributions equal to an 8% return on their capital contributions to the partnership.

•
Third, 100% to the general partner until the general partner has received, in the aggregate, 20% of the sum of the distributions.

•
Thereafter, 80% to the limited partners and 20% to the general partner.

1
There are side-letters with certain limited partners of Capital Fund II that provide for a 15% carried interest allocation.

Upon such liquidation of the Sidecar Income Fund, the remaining proceeds, if any, shall be distributed as follows:
•
First, as pertains to fees paid by third party lessees or borrowers under the leases and loans, interest paid by third party lessees or borrowers under the eases and loans, and any amounts received by the Sidecar Income Fund upon the exercise of warrants issued by third party lessees or borrowers under the leases and loans and allocated to the Sidecar Income Fund will be paid 85% to limited partners in proportion to their percentage interest in the Sidecar Income Fund and 15% to the general partner.

•
Second, amounts arising from the repayment of principal paid by third party lessees or borrowers under leases and loans, will be paid 100% to limited partners in proportion to their percentage interest in the Sidecar Income Fund. The general partner has the ability to lower the carry percentage for certain investors.

The total carried interest balances as of September 30, 2019 and December 31, 2018 for Capital Fund II, Capital Fund III, Capital Fund IV and Sidecar Income Fund is noted in the table below (in thousands). TCI did not have carried interests as of September 30, 2019 or December 31, 2018. Capital Fund IV and Sidecar Income Fund did not have carried interests as of December 31, 2018.
	Capital Fund II		Capital Fund III		Capital Fund IV	Sidecar Income Fund
	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019	September 30, 2019
	(unaudited)	(audited)	(unaudited)	(audited)	(unaudited)	(unaudited)
Carried profits interests	$13,639	$11,416	$8,420	$4,317	$195	$128
8.
Commitments and Contingencies

The Funds may, from time to time, be involved in litigation arising out of its operations in the normal course of business or otherwise. Furthermore, third parties may try to impose liability on the Funds in connection with the activities of its portfolio companies. While the outcome of any current legal proceedings cannot at this time be predicted with certainty, the Funds do not expect any current matters will materially affect its financial condition or results of operations; however, there can be no assurance whether any pending legal proceedings will have a material adverse effect on the Funds’ financial condition or results of operations in any future reporting period.
The limited partners of each Fund are not liable for the expenses, liabilities or obligations of such Fund and the liability of each limited partner and non-managing members shall be limited solely to the amount of its capital account as provided under the applicable partnership agreement.
An investment in any of the Funds involves various risks, including the risk of a partial or total loss of capital. The Funds are intended for long term investors who can accept the risks associated with investing in securities that generally have an illiquid market. While the general partner and managing member will attempt to attain the investment objective of the Funds through its research and portfolio management skills, there is no guarantee of successful performance or that the Funds’ investment objective or a positive return can be reached. As a general rule, investors can expect that investments with higher return potential will also have higher potential risk of loss of capital. The Funds are not balanced investment programs for an investor’s portfolio diversification needs. Each Fund may be deemed to be a speculative investment and is not intended as a complete investment program. The Funds’ governing documents provide a complete summary of all the risks involved.
The Funds enter into various securities transactions and other arrangements some of which contain certain indemnifications. The maximum exposure under these arrangements is not known as the Funds have not had a history of claims or losses and believes any risk of loss to be unlikely.
TCI, Capital Fund II, Capital Fund IV and Sidecar Fund did not have any unfunded commitments to their respective portfolio companies as of September 30, 2019 and December 31, 2018. Capital Fund III had total unfunded commitments to certain of its portfolio companies of  $1.7 million and $6.0 million as of September 30, 2019 and December 31, 2018, respectively.

9.
Related Party Transactions

The general partners and managing member are entitled to their respective carried interest in the profits and losses of the Funds. See Note 7 for the carried interest allocations as of September 30, 2019, and December 31, 2018. Capital Fund II and Capital Fund III have distributed $5.7 million and $2.6 million, respectively, to general partners since commencement of the Funds as of September 30, 2019. Capital Fund II and Capital Fund III distributed $5.0 million and $1.3 million, respectively, to general partners since commencement of the Funds as of December 31, 2018. There has been no carried interest distributed from TCI, Capital Fund IV and Sidecar Income Fund to the managing member/general partner from the commencement of each Fund through September 30, 2019.
The Funds will pay or reimburse the managing member/general partner for all Fund expenses incurred in connection with the applicable Fund’s activities, investments and business. Fund expenses generally include custodial, legal, audit and tax preparation, accounting, consulting, and expenses associated with maintaining each Fund’s financial books and records, calculating net asset value and preparing each Fund’s financial statements, tax returns and forms K-1.
The following management fee structure was in place for each Fund as of September 30, 2019, and December 31, 2018:
Management Fees
Fund	Rate	Description
TCI	(1)
Capital Fund II	2%	Assets under management as of the start of each quarter
Capital Fund III	2%	Regulatory capital plus assumed leverage(2)
Capital Fund IV	2%	Committed capital plus debt drawn as of the end of each quarter
Sidecar Income Fund	(1)

(1)
TCI and Sidecar Income Fund are not subject to management fees.

(2)
Regulatory capital equals two times contributed capital. Assumed leverage is the outstanding obligation on the SBA guaranteed debentures.

In October 2019, Capital Fund II and Capital Fund III, their respective general partners, and Trinity SBIC Management, LLC (the “Manager”), entered into a Sub-Advisory Agreement (the “Agreement”) with Trinity Management IV, LLC (the “Sub-Advisor”). Under the Agreement, the Manager has engaged the Sub-Advisor to perform duties including all day-to-day managerial duties, on behalf of the Manager. To compensate the Sub-Advisor, the Manager will pay the Sub-Advisor a fee for an amount that is equal to the net management fees received by the Manager from Capital Fund II and Capital Fund III.
As of September 30, 2019, and December 31, 2018 there are no amounts payable under the management agreements noted above.
As disclosed in Note 5, TCI issued promissory notes totaling $32.7 million to related parties for the purpose of funding investments. The TCI Notes are secured by collateral agreements assigning interests in TCI’s loan and lease interests. As of September 30, 2019, and December 31, 2018, TCI was in compliance with its collateral agreements.
As of September 30, 2019, and December 31, 2018, Capital Fund III had a deposit of  $1.0 million at a financial institution that has a limited partner investment of  $2.0 million in Capital Fund II. Capital Fund II and Capital Fund III maintain operating deposit accounts at a financial institution that is also a limited partner of  $4.2 and $2.0 million, respectively, as of September 30, 2019, and December 31, 2018.
As of December 31, 2018, $0.2 million was due from Capital Fund II to TCI related to payments received by Capitals Fund II for which TCI is part of the co-investment. There were no amounts due to/from affiliated Funds as of September 30, 2019.
10.
Recently Issued or Adopted Accounting Standards

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 supersedes the revenue recognition requirements under ASC 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the ASC. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. Under the guidance, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The guidance will significantly enhance comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets. Additionally, the guidance requires improved disclosures as to the nature, amount, timing and uncertainty of revenue that is recognized. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which clarified the implementation guidance on principal versus agent considerations. In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarified the implementation guidance regarding performance obligations and licensing arrangements. In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606) — Narrow-Scope Improvements and Practical Expedients, which clarified guidance on assessing collectability, presenting sales tax, measuring noncash consideration, and certain transition matters. In December 2016, the FASB issued ASU No. 2016-20, Revenue from Contracts with Customers (Topic 606) — Technical Corrections and Improvements, which provided disclosure relief, and clarified the scope and application of the new revenue standard and related cost guidance. The guidance is effective for the annual reporting period beginning after December 15, 2017, including interim periods within that reporting period. Substantially all of the Funds’ income is not within the scope of ASU 2014-09. For those income items that are within the scope (primarily fee income), the Funds have similar performance obligations as compared with deliverables and separate units of account previously identified. As a result, the Fund’s timing of its income recognition remains the same and the adoption of the standard was not material.
In February 2016, the FASB issued ASU 2016-02, Leases, which requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The guidance also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. The standard requires the use of a modified retrospective transition approach, which includes a number of optional practical expedients that entities may elect to apply. The guidance is effective for annual periods beginning after December 15, 2018, and interim periods therein. Early application is permitted. The Funds are not party to lease arrangements in the capacity of a lessee and therefore there will be no impact of this standard to the Funds.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), which is intended to reduce the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The guidance is effective for annual periods beginning after December 15, 2017, and interim periods therein. The Funds have adopted ASU 2016-15 and the impact of the adoption of this accounting standard on the Funds’ financial statements was not material.
In March 2017, the FASB issued ASU 2017-08, Premium Amortization and Purchased Callable Debt Securities, or ASU 2017-08, which shortens the amortization period for the premium on certain purchased callable debt securities to the earliest call date. ASU 2017-08 is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, including adoption of during the interim periods. If the Funds early adopt the amendments during the interim period, any adjustments will be reflected as of the beginning of the fiscal year that includes such interim period. The Funds are in the process of evaluating the impact that this guidance will have on the financial statements.
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820), which is intended to improve fair value and defined benefit disclosure requirements by removing disclosures that are not cost beneficial, clarifying disclosures’ specific requirements, and adding relevant disclosure requirements. The amendments take effect for all organizations for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. The Funds elected to early adopt ASU 2018-13 in the current annual period. Fair value disclosures included in these notes to the financial statements have been prepared in compliance with ASU 2018-13.
From time to time, new accounting pronouncements are issued by the FASB or other standards setting bodies that are adopted by the Funds as of the specified effective date. We believe that the impact of recently issued standards and any that are not yet effective will not have a material impact on its combined financial statements upon adoption.
11.
Subsequent Events

The general partners/managing member evaluated the activity of the Funds through December 2, 2019 issuance. Other than the items below, there have been no subsequent events that occurred during the period that would require recognition or disclosure.
In October 2019, Capital Fund II and Capital Fund III, and their respective general partners, and Trinity SBIC Management, LLC (the “Manager”), entered into a Sub-Advisory Agreement (the “Agreement”) with Trinity Management IV, LLC (the “Sub-Advisor”). Under the Agreement, the Manager has engaged the Sub-Advisor to perform duties including day-to-day managerial duties, on behalf of the Manager. To compensate the Sub-Advisor, the Manager will pay the Sub-Advisor a fee for an amount that is equal to the net management fees received by the Manager from Capital Fund II and Capital Fund III.